                             Filed Pursuant to Rule 424(b)(3) File No. 333-58931
                    [Tappan Zee Financial, Inc. Letterhead]
                                                                   July 15, 1998
Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Tappan Zee Financial, Inc. ("Tappan Zee"), the holding company for Tarrytowns Bank, FSB, Tarrytown, New York, which will be held on August 19, 1998 at 5:00 p.m., Eastern Time, at the office of Tarrytowns Bank, FSB, 75 North Broadway, Tarrytown, New York 10591.

    At the Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, dated as of March 6, 1998 (the "Merger Agreement"), whereby Tappan Zee will be merged with and into U.S.B. Holding Co., Inc. ("USB"), with USB as the surviving corporation operating under the name "U.S.B. Holding Co., Inc" (the "Merger"). Upon consummation of the Merger, each share of Tappan Zee common stock, par value $0.01 per share ("Tappan Zee Common Stock"), outstanding immediately prior to consummation of the Merger shall be converted into and represent the right to receive a number of shares of USB common stock, par value $0.01 per share ("USB Common Stock"), based upon an exchange ratio, and subject to the terms, conditions, limitations and procedures, set forth in the Merger Agreement. The minimum exchange ratio will be 0.88 shares of USB Common Stock for each share of Tappan Zee Common Stock if the USB Common Stock has an average closing price (as defined in the Merger Agreement) of greater than $25.00 per share, and subject to certain provisions of the Merger Agreement, the maximum exchange ratio will be 1.24 shares of USB Common Stock for each share of Tappan Zee Common Stock if the USB Common Stock has an average closing price of less than $17.75 per share. If the USB Common Stock has an average closing price greater than or equal to $17.75 and less than or equal to $25.00 per share, the exchange ratio will be established to provide a value to Tappan Zee's shareholders of $22.00 per share.

    As a result of the Merger, the separate corporate existence of Tappan Zee will cease and its wholly-owned financial institution subsidiary, Tarrytowns Bank, FSB, will become a wholly-owned subsidiary of USB. Approval by Tappan Zee's shareholders of the Merger Agreement is a condition to consummation of the Merger. Consummation of the Merger also is subject to certain other conditions, including the approval of the Merger Agreement by various regulatory agencies. The terms of the proposed Merger are explained in detail in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/ Prospectus, which we urge you to read carefully.

    THE MERGER AGREEMENT HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD OF DIRECTORS OF TAPPAN ZEE. YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF TAPPAN ZEE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    The affirmative vote of a majority of the issued and outstanding shares of Tappan Zee common stock is required for approval of the Merger Agreement. Accordingly, a failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement. Your vote is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the envelope provided. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy. On behalf of the Board, I thank you for your support and urge you to vote FOR approval and adoption of the Merger Agreement.
                                          Very truly yours,

                                          /s/ Stephen C. Byelick
                                          ----------------------
                                          Stephen C. Byelick
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           TAPPAN ZEE FINANCIAL, INC.
                               75 NORTH BROADWAY
                           TARRYTOWN, NEW YORK 10591
                                 (914) 631-0344

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 19, 1998

    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Tappan Zee Financial, Inc. ("Tappan Zee") will be held at the office of Tarrytowns Bank, FSB, located at 75 North Broadway, Tarrytown, New York 10591, on August 19, 1998 at 5:00 p.m., Eastern Time, to consider and vote upon:

1. The approval and adoption of the Agreement and Plan of Merger between U.S.B. Holding Co., Inc. ("USB") and Tappan Zee, dated as of March 6, 1998 (the "Merger Agreement") which provides, among other things, for (i) the merger of Tappan Zee with and into USB (the "Merger") and (ii) the conversion of each share of common stock of Tappan Zee outstanding immediately prior to the Merger into the right to receive a number of shares of USB common stock, plus cash in lieu of any fractional share interest, determined pursuant to the terms, conditions, limitations and procedures set forth in the Merger Agreement;

2. The authorization of the Tappan Zee Board of Directors, in its discretion, to direct the vote of the proxies upon such other business as may properly be presented incident to the conduct of the Special Meeting, and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the transactions contemplated by the Merger Agreement or otherwise.

    The Board of Directors has fixed July 2, 1998 as the record date for the determination of Tappan Zee shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. A list of shareholders entitled to vote at the Special Meeting will be available at Tappan Zee Financial, Inc., 75 North Broadway, Tarrytown, New York 10591 for a period of at least ten days prior to the Special Meeting and also will be available at the Special Meeting itself.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Harry G. Murphy

                                          -------------------

                                          Harry G. Murphy
                                          VICE PRESIDENT AND SECRETARY

Tarrytown, New York
July 15, 1998

    YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           TAPPAN ZEE FINANCIAL, INC.

                                PROXY STATEMENT

                                      FOR

                        SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 19, 1998

      -------------------------------------------------------------------

                            U.S.B. HOLDING CO., INC.

                                   PROSPECTUS

                                      FOR

                     UP TO 1,832,797 SHARES OF COMMON STOCK OF
          U.S.B. HOLDING CO., INC. TO BE ISSUED IN CONNECTION WITH THE ACQUISITION OF TAPPAN ZEE FINANCIAL, INC. BY U.S.B. HOLDING CO., INC.

      -------------------------------------------------------------------

    This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Tappan Zee Financial, Inc. ("Tappan Zee") to be used at a special meeting of its shareholders to be held on August 19, 1998 (the "Special Meeting"). The purpose of the Special Meeting is to consider and vote upon the Agreement and Plan of Merger between U.S.B. Holding Co., Inc. ("USB") and Tappan Zee, dated as of March 6, 1998 (the "Merger Agreement"), a copy of which is attached as Appendix A to this Proxy Statement/Prospectus. See "The Merger."

    In accordance with the terms of the Merger Agreement, upon approval of the Merger Agreement by the shareholders of Tappan Zee and the satisfaction or waiver of all conditions, Tappan Zee shall be merged with and into USB (the "Merger"), with USB as the surviving corporation of the Merger operating under the name "U.S.B. Holding Co., Inc." As a result of the Merger, the separate corporate existence of Tappan Zee will cease and its wholly-owned financial institution subsidiary, Tarrytowns Bank, FSB (the "Savings Bank"), will become a direct, wholly-owned subsidiary of USB. In connection with the Merger, each share of common stock of Tappan Zee, par value $0.01 per share (the "Tappan Zee Common Stock"), outstanding immediately prior to consummation of the Merger (excluding shares held, otherwise than in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted, by USB or any of its subsidiaries) shall be converted into and represent the right to receive a number of shares of USB common stock, par value $0.01 per share (the "USB Common Stock"), based on an exchange ratio (the "Exchange Ratio") which will be determined based on the average of the last reported sale prices for a share of USB Common Stock for the 20 consecutive full trading days on the American Stock Exchange ending on the date on which the last of the regulatory approvals required for consummation of the Merger is obtained (the "Average Closing Price"). The Merger Agreement provides that the Exchange Ratio will be equal to
(i) if the Average Closing Price is greater than or equal to $17.75 and less than or equal to $25.00, the quotient (rounded to the nearest hundredth) determined by dividing (A) $22.00 by (B) the Average Closing Price, (ii) if the Average Closing Price is less than $17.75, 1.24 shares or (iii) if the Average Closing Price is greater than $25.00, 0.88 shares. If, however, the Average Closing Price is less than $15.00, Tappan Zee shall have the right to terminate the Merger Agreement by giving written notice of such termination to USB, subject to USB's option to increase the Exchange Ratio, within a specified period, to a number (rounded to the nearest hundredth) obtained by dividing $18.60 by the Average Closing Price, thereby eliminating Tappan Zee's right to terminate the Merger Agreement. If the last regulatory approval had been obtained on July 7, 1998, the Average Closing Price would have been $20.45 and the Exchange Ratio would have been 1.08.

    Each of the shareholders of Tappan Zee entitled to vote at the Special Meeting will also consider and vote upon a proposal to authorize the Board of Directors to vote upon such other business as may properly be presented incident to the conduct of the Special Meeting, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the transactions contemplated by the Merger Agreement or otherwise (the "Additional Proposal"). See "Additional Proposal."

    The outstanding USB Common Stock is, and the USB Common Stock offered hereby will be, included for quotation on the American Stock Exchange. The outstanding Tappan Zee Common Stock is currently included for quotation on the Nasdaq National Market System of the Nasdaq Stock Market. The closing sales prices of USB Common Stock and Tappan Zee Common Stock on March 5, 1998, were $22.25 per share and $19.00 per share, respectively, the closing sales price of USB common stock on July 9, 1998, was $20.875 per share and the closing sales price of Tappan Zee Common Stock on July 7, 1998 (there were no trades in such stock on July 8th or 9th) was $19.875 per share.

    USB has filed a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 1,832,797 shares of USB Common Stock. In addition to being the Proxy Statement for the Special Meeting, this document constitutes a prospectus of USB with respect to the USB Common Stock to be issued in connection with the Merger.

    TAPPAN ZEE STOCK CERTIFICATES SHOULD NOT BE RETURNED TO TAPPAN ZEE WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED UNTIL AFTER RECEIPT OF A LETTER OF TRANSMITTAL, WHICH WILL BE PROVIDED TO TAPPAN ZEE SHAREHOLDERS PROMPTLY FOLLOWING CONSUMMATION OF THE MERGER.

    This Proxy Statement/Prospectus does not cover resales of USB Common Stock following consummation of the Merger, and no person may make use of this Proxy Statement/Prospectus in connection with any such resale.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of Tappan Zee on or about July 17, 1998.

    THE SHARES OF USB COMMON STOCK TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF USB COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                  -------------------------------------------

           The date of this Proxy Statement/Prospectus is July 15, 1998.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                             -----------
AVAILABLE INFORMATION......................................................................................          iv

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          iv

FORWARD-LOOKING STATEMENTS.................................................................................           v

SUMMARY....................................................................................................           1
  Parties to the Merger....................................................................................           1
  Special Meeting of Tappan Zee Shareholders...............................................................           2
  Merger Consideration and Exchange Procedures.............................................................           2
  Opinion of Tappan Zee's Financial Advisor................................................................           4
  Recommendation of the Board of Directors of Tappan Zee...................................................           4
  Affiliate Agreements.....................................................................................           4
  Effective Time of the Merger.............................................................................           4
  Termination of the Merger Agreement......................................................................           5
  Termination Fees.........................................................................................           5
  Conditions to the Merger.................................................................................           5
  Regulatory Approvals.....................................................................................           5
  Certain Federal Income Tax Consequences..................................................................           6
  Accounting Treatment of the Merger.......................................................................           6
  Absence of Dissenters' Rights of Appraisal...............................................................           6
  Interests of Certain Persons in the Merger...............................................................           6
  Directors of USB after the Merger........................................................................           7
  Stock Option Agreement...................................................................................           7

COMPARATIVE PER SHARE DATA.................................................................................           8

COMPARATIVE MARKET VALUES..................................................................................          10

USB SELECTED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)................................................          11

TAPPAN ZEE SELECTED CONSOLIDATED FINANCIAL INFORMATION
  (UNAUDITED)..............................................................................................          13

SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)....................................          15

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)..............................................          18

SHAREHOLDER MEETING........................................................................................          28
  Special Meeting of Tappan Zee Shareholders...............................................................          28
  Costs....................................................................................................          30

THE MERGER.................................................................................................          30
  General..................................................................................................          30
  Merger Consideration.....................................................................................          30
  Background of and Reasons for the Merger.................................................................          31
  Opinion of Tappan Zee's Financial Advisor................................................................          34
  Shareholders' Rights.....................................................................................          39
  Cash in Lieu of Fractional Shares........................................................................          39
  Treatment of Tappan Zee Stock Options....................................................................          39
  Conditions to the Merger.................................................................................          40
  Procedures for Exchange of Tappan Zee Stock Certificates.................................................          41

                                                                                                                PAGE
                                                                                                             -----------
  Regulatory Approvals.....................................................................................          42
  Business Pending the Merger..............................................................................          43
  No Solicitation..........................................................................................          46
  Representations and Warranties...........................................................................          47
  Effective Time of the Merger; Termination and Amendment..................................................          47
  Termination Fees.........................................................................................          49
  Interests of Certain Persons in the Merger...............................................................          49
  Resale Considerations With Respect to the USB Common Stock...............................................          54
  Certain Federal Income Tax Consequences..................................................................          54
  Accounting Treatment of the Merger.......................................................................          55
  Absence of Dissenters' Rights of Appraisal...............................................................          56
  Expenses of the Merger...................................................................................          56
  Stock Option Agreement...................................................................................          56
  Affiliate Agreements.....................................................................................          58

MANAGEMENT AND OPERATIONS AFTER THE MERGER.................................................................          59
  Directors and Executive Officers.........................................................................          59
  Consolidation of Operations..............................................................................          59
  Information Regarding Director to be Added to USB's Board of Directors...................................          59

ADDITIONAL PROPOSAL........................................................................................          61

OWNERSHIP OF TAPPAN ZEE COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TAPPAN ZEE.............          62

MARKET PRICE AND DIVIDEND INFORMATION FOR USB AND TAPPAN ZEE...............................................          66

TAPPAN ZEE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........          67
  General..................................................................................................          67
  Liquidity and Capital Resources..........................................................................          67
  Analysis of Net Interest Income..........................................................................          69
  Comparison of Financial Condition at March 31, 1998 and 1997.............................................          70
  Comparison of Operating Results for the Fiscal Years Ended March 31, 1998 and 1997.......................          71
  Comparison of Operating Results for the Fiscal Years Ended March 31, 1997 and 1996.......................          72
  Impact of Inflation and Changing Prices..................................................................          73
  Year 2000 Compliance.....................................................................................          74
  Quantitative and Qualitative Disclosures About Market Risk...............................................          74

BUSINESS OF TAPPAN ZEE.....................................................................................          76
  Market Area and Competition..............................................................................          76
  Lending Activities.......................................................................................          77
  Asset Quality............................................................................................          83
  Investment Activities....................................................................................          88
  Sources of Funds.........................................................................................          91
  Subsidiary Activities....................................................................................          93
  Personnel................................................................................................          93

REGULATION AND SUPERVISION OF TAPPAN ZEE AND THE SAVINGS BANK..............................................          93
  General..................................................................................................          93
  Regulation of Federal Savings Association................................................................          93
  Holding Company Regulation...............................................................................         101
  Federal Taxation.........................................................................................         102
  State Taxation...........................................................................................         103

                                                                                                                PAGE
                                                                                                             -----------
DESCRIPTION OF USB COMMON STOCK.......................................................         104
  General.............................................................................         104
  Voting Rights.......................................................................         104
  Nomination Procedures; Number of Directors; Classified Board of Directors; Removal
    of Directors......................................................................         105
  Pre-Emptive Rights..................................................................         106
  Dividend Rights.....................................................................         106
  Liquidation Rights..................................................................         106
  Antitakeover Provisions in USB Certificate, USB Bylaws and State Law................         106

COMPARISON OF RIGHTS OF HOLDERS OF USB COMMON STOCK AND HOLDERS OF TAPPAN ZEE COMMON
  STOCK...............................................................................         107
  General.............................................................................         107
  Authorized Capital Stock............................................................         108
  Board of Directors..................................................................         108
  Voting Rights.......................................................................         110
  Payment of Dividends................................................................         110
  Special Meetings of Shareholders....................................................         110
  Shareholder Action Without a Meeting................................................         110
  Pre-Emptive Rights..................................................................         110
  Amendment of Certificate of Incorporation...........................................         111
  Liquidation Rights..................................................................         111
  Antitakeover Provisions and Statutes................................................         112
  Director and Officer Liability and Indemnification..................................         114

CERTAIN REGULATORY CONSIDERATIONS.....................................................         115

SHAREHOLDER PROPOSALS.................................................................         116

LEGAL MATTERS.........................................................................         116

EXPERTS...............................................................................         116

INDEX TO TAPPAN ZEE CONSOLIDATED FINANCIAL STATEMENTS.................................         117

APPENDIX A:...  Agreement and Plan of Merger, dated as of March 6, 1998, between
                U.S.B Holding Co., Inc. and Tappan Zee Financial, Inc.................        A-1

APPENDIX B:...  Stock Option Agreement, dated as of March 6, 1998, between
                Tappan Zee Financial, Inc. and U.S.B. Holding Co., Inc................        B-1

APPENDIX C:...  Opinion of Sandler O'Neill & Partners L.P.............................        C-1

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY USB OR TAPPAN ZEE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF USB OR TAPPAN ZEE OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                             AVAILABLE INFORMATION

    USB and Tappan Zee are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by USB and Tappan Zee with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Office at 7 World Trade Center, Suite 1300, New York, New York 10048, or from the Web Site maintained by the Commission at "http://www.sec.gov." Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. Copies of such reports, proxy statements and other information with respect to Tappan Zee, also may be inspected, at the National Association of Securities Dealers, Inc. (the "NASD"), located at 1735 K Street, N.W., Washington, D.C. 20006, and, with respect to USB, at the American Stock Exchange ("AMEX"), located at 86 Trinity Place, New York, New York 10006.

    USB has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act, with respect to the USB Common Stock to be issued pursuant to the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. by the means described above for obtaining reports, proxy statements and other information filed pursuant to the Exchange Act. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document, each such statement being qualified in all respects by such reference.

    All information contained in this Proxy Statement/Prospectus relating to USB and its subsidiaries has been supplied by USB, and all information contained in this Proxy Statement/Prospectus relating to Tappan Zee and its subsidiaries has been supplied by Tappan Zee.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by USB (File No. 1-12811) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    1. USB's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    2. USB's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

    3. USB's Current Report on Form 8-K dated as of March 6, 1998 and filed on March 12, 1998; and

    4. The description of USB Common Stock contained in the Registration Statement on Form 8-A filed by USB on March 17, 1997.

    All documents subsequently filed by USB pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof.

    The Merger Agreement is included herewith as Appendix A and is incorporated by reference herein. Discussion of the terms and conditions of the Merger Agreement is summary in nature, and reference is made to the Merger Agreement for a more complete discussion of the terms and conditions of the Merger, the Merger Agreement and related transactions.

    Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus or any supplement hereto.

    Also incorporated herein by reference are the documents attached hereto as Appendix B and Appendix C to this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS FILED BY USB WITH THE COMMISSION WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. ALL OF SUCH DOCUMENTS WITH RESPECT TO USB ARE AVAILABLE, UPON WRITTEN OR ORAL REQUEST, FROM STEVEN T. SABATINI, SENIOR EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY, U.S.B. HOLDING CO., INC., 100 DUTCH HILL ROAD, ORANGEBURG, NEW YORK 10962; TELEPHONE NUMBER (914) 365-4600. COPIES WILL BE FURNISHED (WITHOUT EXHIBITS UNLESS THE EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE) FREE OF CHARGE. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 9, 1998.

                           FORWARD-LOOKING STATEMENTS

    THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF USB UPON CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO (A) THE ESTIMATED EXPENSE SAVINGS AND ACCRETION TO REPORTED EARNINGS THAT WILL BE REALIZED FROM THE MERGER, (B) THE ESTIMATED IMPACT ON REVENUES OF THE MERGER, AND (C) THE RESTRUCTURING CHARGES EXPECTED TO BE INCURRED IN CONNECTION WITH THE MERGER. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "SELECTED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (UNAUDITED)," "PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)" AND "MANAGEMENT AND OPERATIONS AFTER THE MERGER." FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) ESTIMATED EXPENSE SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED WITHIN THE EXPECTED TIME FRAME; (2) REVENUES FOLLOWING THE MERGER ARE LOWER THAN EXPECTED; (3) COMPETITIVE PRESSURE AMONG DEPOSITORY INSTITUTIONS INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF USB AND TAPPAN ZEE ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE INTEREST MARGINS; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE MARKETS IN WHICH USB WILL BE DOING BUSINESS, ARE LESS FAVORABLE THAN EXPECTED; OR (7) LEGISLATION OR CHANGES IN REGULATORY REQUIREMENTS ADVERSELY AFFECT THE BUSINESSES IN WHICH USB WOULD BE ENGAGED. USB'S FORWARD-LOOKING STATEMENTS SPEAK ONLY AS TO THE DATE ON WHICH SUCH STATEMENTS ARE MADE, AND BY MAKING FORWARD-LOOKING STATEMENTS USB ASSUMES NO DUTY TO UPDATE THEM TO REFLECT NEW, CHANGING OR UNANTICIPATED EVENTS OR CIRCUMSTANCES. NEITHER DELOITTE & TOUCHE LLP NOR KPMG PEAT MARWICK LLP HAS COMPILED, EXAMINED OR PERFORMED ANY PROCEDURES WITH RESPECT TO ANY FORWARD-LOOKING STATEMENTS, NOR HAVE THEY EXPRESSED ANY OPINION OR ANY FORM OF ASSURANCE ON SUCH INFORMATION OR ITS ACHIEVABILITY, AND THEY ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH, THE FORWARD-LOOKING STATEMENTS.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE AND IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE MATTERS DESCRIBED HEREIN. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT/PROSPECTUS AND IN THE APPENDICES ATTACHED HERETO. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO IN THEIR ENTIRETY.

    EXCEPT AS OTHERWISE SPECIFICALLY INDICATED, ALL RATIOS AND SHARE DATA RELATING TO USB AND ALL SHARE PRICE INFORMATION RELATING TO THE MERGER AGREEMENT HAVE BEEN ADJUSTED TO REFLECT USB'S STOCK SPLITS AND DIVIDENDS. SEE "MARKET PRICE AND DIVIDEND INFORMATION FOR USB AND TAPPAN ZEE."

PARTIES TO THE MERGER

    USB. USB, a Delaware corporation and registered bank holding company, is the holding company for Union State Bank, a New York-chartered commercial bank (the "Bank"). Currently, the business of USB consists of the business of the Bank. As of or for the fiscal year ended December 31, 1997 and the three months ended March 31, 1998, respectively, USB had net income of $10.4 million and $3.0 million, total assets of $1.0 billion and $1.0 billion, total deposits of $797.8 million and $852.9 million, and stockholders' equity of $62.6 million and $64.6 million, and was in compliance with all regulatory capital requirements applicable to bank holding companies.

    The Bank offers banking services through its 20 retail banking facilities (as well as a limited purpose branch office) in Rockland and Westchester Counties in the State of New York. The Bank attracts retail deposits from the general public and the business community through a variety of deposit products. Deposits are insured by the Bank Insurance Fund ("BIF") which is administered by the Federal Deposit Insurance Corporation ("FDIC"), within applicable limits. The Bank has a wholly-owned subsidiary, U.S.B. Realty Corp., which was formed in November 1996 for the purpose of acquiring and managing a portfolio of loans secured by real estate and other investment securities previously owned by the Bank. USB has recently announced that U.S.B. Realty Corp. will be dissolved and liquidated, with any remaining assets to be transferred to the Bank. Dissolution of U.S.B. Realty Corp., subject to a number of conditions and factors, will have a significant positive effect on USB's 1998 tax provision, but may increase its effective tax rate slightly in future years. The Bank also has two other wholly-owned subsidiaries, U.S.B. Financial Services, Inc., a New York corporation formed in November 1997, which will provide customers with access to insurance agency and brokerage services, as well as mutual funds and other securities transactions, and Dutch Hill Realty Corp., formed in October 1997, which owns real estate foreclosed by the Bank.

    USB and the Bank are subject to examination and supervision by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Superintendent of Banks and the Banking Board of the State of New York, and the FDIC.

    The principal executive offices of USB are located at 100 Dutch Hill Road, Orangeburg, New York 10962, and the telephone number is (914) 365-4600. For additional information concerning USB, its business, financial condition and results of operations, see "Available Information," "Incorporation of Certain Documents By Reference" and "USB Selected Consolidated Financial Information (Unaudited)."

    TAPPAN ZEE. Tappan Zee is the unitary savings bank holding company for the Savings Bank, a federally chartered savings bank. The Savings Bank converted from a mutual savings bank to a stock savings bank and became a wholly-owned subsidiary of Tappan Zee on October 5, 1995. Concurrent with the Savings Bank's conversion to the stock form and reorganization into a holding company structure, Tappan Zee sold shares of its common stock in a subscription and community offering.

    The Savings Bank's primary market area consists of the Village of Tarrytown and its neighboring communities in Westchester County, New York, with business conducted from one office located in Tarrytown, New York. The Savings Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers within its market area and investing those funds in mortgage loans secured by one-to four-family residences. To a significantly lesser extent, funds are invested in multi-family, commercial real estate, construction, commercial business and consumer loans. The Savings Bank also invests in mortgage-backed and other securities. The Savings Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") which is administered by the FDIC, within applicable limits. Tappan Zee has no significant business activities other than its ownership of the Savings Bank. At or for the year ended March 31, 1998, Tappan Zee had net income of $1.1 million, total assets of $129.3 million, total deposits of $105.0 million and shareholders' equity of $21.8 million.

    Tappan Zee and the Savings Bank are subject to supervision and examination by the Office of Thrift Supervision ("OTS"). The Savings Bank also is subject to the jurisdiction of the FDIC in its capacity as administrator of the SAIF.

    The principal executive offices of Tappan Zee are located at 75 North Broadway, Tarrytown, New York 10591, and the telephone number is (914) 631-0344. For additional information concerning Tappan Zee, see "Available Information," "Tappan Zee Selected Consolidated Financial Information (Unaudited)," "Tappan Zee Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Tappan Zee," "Regulation and Supervision of Tappan Zee and the Savings Bank," and the Tappan Zee Consolidated Financial Statements contained elsewhere herein.

SPECIAL MEETING OF TAPPAN ZEE SHAREHOLDERS

    The Special Meeting will be held at the office of the Savings Bank located at 75 North Broadway, Tarrytown, New York 10591, on August 19, 1998 at 5:00 p.m., Eastern Time. The purpose of the Special Meeting is to consider and vote upon the proposal to approve and adopt the Merger Agreement and to authorize the Tappan Zee Board of Directors to vote upon the Additional Proposal. Only holders of shares of Tappan Zee Common Stock outstanding at the close of business on July 2, 1998 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. At the Record Date, 1,478,062 shares of Tappan Zee Common Stock were outstanding and entitled to vote. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Tappan Zee Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum. Each share of Tappan Zee Common Stock held of record entitles the holder thereof to one vote on each matter properly submitted at the Special Meeting and at any adjournment or postponement thereof.

    The affirmative vote of the holders of a majority of the outstanding shares of Tappan Zee Common Stock entitled to vote at the meeting is required in order to approve and adopt the Merger Agreement. The Additional Proposal requires the affirmative vote of a majority of the outstanding shares of Tappan Zee Common Stock represented, in person or by proxy, and entitled to vote thereon at the Special Meeting.

    The directors and certain officers of Tappan Zee have agreed and intend to vote or cause to be voted all shares of Tappan Zee Common Stock in which they have the right to vote for approval and adoption of the Merger Agreement. At May 31, 1998, directors and those certain officers of Tappan Zee and their affiliates in the aggregate beneficially owned 200,458 shares, or 13.6%, of the outstanding Tappan Zee Common Stock, excluding shares subject to stock options under Tappan Zee's stock option plans. See "Ownership of Tappan Zee Common Stock by Certain Beneficial Owners and Management of Tappan Zee."

MERGER CONSIDERATION AND EXCHANGE PROCEDURES

    GENERAL. In accordance with the terms of the Merger Agreement, Tappan Zee will be merged with and into USB, with USB as the surviving corporation operating under the name "U.S.B. Holding Co., Inc." As a result of the Merger, the separate corporate existence of Tappan Zee will cease and its subsidiaries, including its only significant wholly-owned subsidiary, the Savings Bank, will become direct, wholly-owned subsidiaries of USB.

    MERGER CONSIDERATION. The Merger Agreement provides that at the Effective Time (as defined in "--Effective Time of the Merger") of the Merger, each share of Tappan Zee Common Stock outstanding immediately prior to consummation of the Merger (excluding shares held, otherwise than in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted, by USB or any of its subsidiaries, which shares will be cancelled and retired) will be converted into and represent the right to receive a number of shares of USB Common Stock (the "Merger Consideration") based on an exchange ratio which will be determined based on the average of the last reported sale prices for a share of USB Common Stock for the 20 consecutive full trading days on the American Stock Exchange ending on the date on which the last of the regulatory approvals required for consummation of the Merger is obtained. The Merger Agreement provides that the Exchange Ratio will be equal to (i) if the Average Closing Price is greater than or equal to $17.75 and less than or equal to $25.00, the quotient (rounded to the nearest hundredth) determined by dividing (A) $22.00 by
(B) the Average Closing Price, (ii) if the Average Closing Price is less than $17.75, 1.24 shares or (iii) if the Average Closing Price is greater than $25.00, 0.88 shares. If, however, the Average Closing Price is less than $15.00, Tappan Zee shall have the right to terminate the Merger Agreement by giving written notice of such termination to USB, subject to USB's option to increase the Exchange Ratio, within a specified period, to a number (rounded to the nearest hundredth) obtained by dividing $18.60 by the Average Closing Price, thereby eliminating Tappan Zee's right to terminate the Merger Agreement. The number of shares of USB Common Stock issuable in exchange for shares of Tappan Zee Common Stock are subject to further adjustment to prevent dilution in the event of stock splits, reclassifications or other similar events. See "The Merger--Merger Consideration." The last reported sale price of USB Common Stock on July 9, 1998 was $20.875 per share.

    No fractional USB Common Stock will be issued in the Merger to holders of Tappan Zee Common Stock. Each holder of Tappan Zee Common Stock who otherwise would have been entitled to a fraction of a share of USB Common Stock will receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of Tappan Zee Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $22.00.

    The Merger Agreement also provides that each option to purchase shares of Tappan Zee Common Stock under Tappan Zee's stock option plans which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right to purchase shares of USB Common Stock in accordance with the terms of the Tappan Zee stock option plan and the Tappan Zee option agreement by which it is evidenced, except that from and after the Effective Time, among other things, (i) the number of shares of USB Common Stock subject to each Tappan Zee option shall be equal to the number of shares of Tappan Zee Common Stock subject to such option prior to the Effective Time multiplied by the Exchange Ratio (with fractional shares rounded down to the nearest share) and (ii) the exercise price per share of USB Common Stock purchasable thereunder shall be that specified in the Tappan Zee option divided by the Exchange Ratio (rounded up to the nearest cent).

    EXCHANGE PROCEDURES. The conversion of Tappan Zee Common Stock into USB Common Stock will occur automatically at the Effective Time. Within ten days after the Effective Time, an agent of USB (the "Exchange Agent") will send a letter of transmittal ("Letter of Transmittal") to each holder of record of certificates representing shares of Tappan Zee Common Stock, advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering such certificates in exchange for certificates representing shares of USB Common Stock (plus cash in lieu of any fractional share interest). The Exchange Agent shall accept certificates representing shares of Tappan Zee Common Stock upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.

    TAPPAN ZEE SHAREHOLDERS SHOULD NOT FORWARD TAPPAN ZEE COMMON STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THEIR LETTERS OF TRANSMITTAL. TAPPAN ZEE SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

OPINION OF TAPPAN ZEE'S FINANCIAL ADVISOR

    Sandler O'Neill & Partners L.P. ("Sandler O'Neill") has served as the financial advisor to Tappan Zee in connection with the Merger and has rendered a written opinion to the Board of Directors of Tappan Zee, dated as of the date of the Merger Agreement and updated as of the date of this Proxy Statement/ Prospectus, to the effect that, based on the factors stated therein, the consideration to be received by Tappan Zee's shareholders pursuant to the Merger Agreement is fair from a financial point of view to the shareholders of Tappan Zee. A copy of the fairness opinion of Sandler O'Neill is attached hereto as Appendix C and should be read in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications of the review undertaken by Sandler O'Neill in connection therewith. See "The Merger--Opinion of Tappan Zee's Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF TAPPAN ZEE

    The Board of Directors of Tappan Zee has determined that the Merger is in the best interests of the shareholders and, accordingly, has unanimously approved the Merger. THE BOARD OF DIRECTORS OF TAPPAN ZEE UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. SEE "THE MERGER--BACKGROUND OF AND REASONS FOR THE MERGER."

AFFILIATE AGREEMENTS

    In conjunction with the Merger Agreement, USB has entered into an agreement, dated as of March 6, 1998, with the directors and executive officers of Tappan Zee (the "Tappan Zee Affiliate Agreement"). Pursuant to the Tappan Zee Affiliate Agreement, each such director and executive officer of Tappan Zee has agreed in his personal capacity, among other things, (i) to vote the shares of Tappan Zee Common Stock beneficially owned by him in favor of the Merger Agreement and (ii) to not transfer such shares of Tappan Zee Common Stock or shares of USB Common Stock acquired upon consummation of the Merger or otherwise during specified periods and to not enter into any transactions with respect to any shares of USB Common Stock during specified periods.

    Also in conjunction with the Merger Agreement, the directors and executive officers of USB have entered into an agreement with Tappan Zee, dated as of March 6, 1998 (the "USB Affiliate Agreement"). Pursuant to the USB Affiliate Agreement, each such director and executive officer of USB has agreed in his personal capacity to not transfer any shares of USB Common Stock during specified periods. (The Tappan Zee Affiliate Agreement and the USB Affiliate Agreement are collectively referred to as the "Affiliate Agreements").

EFFECTIVE TIME OF THE MERGER

    The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"), unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). Such filings will occur on the fifth business day following the receipt of all requisite regulatory approvals, approval of the Merger Agreement by the requisite vote of Tappan Zee's shareholders, the expiration of all applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the Merger, or on such other date as USB and Tappan Zee may mutually agree. See "The Merger--Effective Time of the Merger; Termination and Amendment."

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated, either before or after its approval by the shareholders of Tappan Zee, (i) at any time on or prior to the Effective Time by (a) mutual written consent of the parties or (b) by either party if the other party materially breaches certain terms of the Merger Agreement and such breach is not cured within a specified time period; (ii) at any time by either party in writing if (a) the required regulatory approvals are denied or withdrawn at the request or recommendation of the governmental entity which must grant such approval and a petition for rehearing or the filing of an amended application, if permitted, with the applicable governmental entity has not occurred, provided that a party may not terminate the Merger Agreement pursuant to this provision if such denial or request or recommendation for withdrawal is due to the failure of such party to perform or observe certain terms of the Merger Agreement, or (b) the Tappan Zee shareholders do not approve the Merger Agreement, provided that a party may not terminate if the failure of such approval is due to such party's failure to perform or observe certain terms of the Merger Agreement at or before the Effective Time; (iii) by either party if the Effective Time has not occurred by close of business on December 31, 1998, provided that a party may not terminate if the failure of such occurrence was caused by the failure of such party to perform its obligations under the Merger Agreement; and (iv) by Tappan Zee if the Average Closing Price is less than $15.00, subject to USB's right to adjust the Exchange Ratio to equal a number obtained by dividing (A) $18.60 by (B) the Average Closing Price. See "The Merger--Effective Time of the Merger; Termination and Amendment."

    Prior to making any decision to terminate (or allow the termination of) the Merger Agreement, each of the Tappan Zee Board and the USB Board would consult with its respective financial and other advisors and would consider all financial and other information it deemed relevant to its decision. Approval and adoption of the Merger Agreement by the shareholders of Tappan Zee at the Special Meeting will confer on the Tappan Zee Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event a termination right is triggered, whether or not there is any increase in the Exchange Ratio and without any further action by, or resolicitation of, the shareholders of Tappan Zee.

TERMINATION FEES

    In order to increase the likelihood that the transactions contemplated by the Merger Agreement will be consummated, the Merger Agreement provides that certain fees will be payable by USB or Tappan Zee to the other party if the Merger Agreement is terminated under certain specified circumstances. See "The Merger--Termination Fees."

CONDITIONS TO THE MERGER

    Consummation of the Merger is subject to various conditions, including, without limitation, obtaining the requisite approval of the Merger Agreement by the shareholders of Tappan Zee solicited hereby, receipt of all necessary regulatory approvals pertaining to the Merger and certain other closing conditions. See "The Merger--Conditions to the Merger" and "The Merger--Regulatory Approvals." Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Merger Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Merger Agreement by Tappan Zee's shareholders shall modify either the amount or the form of the Merger Consideration.

REGULATORY APPROVALS

    The regulatory approvals and consents necessary to consummate the Merger include the approval of the OTS and the Federal Reserve Board. Applications for approval of the transactions contemplated by the Merger Agreement were filed with the Federal Reserve Board and the OTS on June 30, 1998 and April 18, 1998, respectively. Such applications are currently under review. There can be no assurance that such regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurance as to the date of any such approval. THERE ALSO CAN BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT AND DESCRIBED UNDER "THE MERGER--REGULATORY APPROVALS" AND "THE MERGER--CONDITIONS TO THE MERGER."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger is conditioned upon receipt by both USB and Tappan Zee of an opinion issued by either USB's independent accountants or by Elias, Matz, Tiernan & Herrick L.L.P. to the effect that the Merger will constitute such a reorganization for federal income tax purposes, and that no gain or loss will be recognized by (i) USB, the Bank, Tappan Zee and the Savings Bank, and (ii) the shareholders of Tappan Zee upon the exchange of their shares of Tappan Zee Common Stock for shares of USB Common Stock, except for cash received in lieu of fractional shares. The opinion is summarized under "The Merger--Certain Federal Income Tax Consequences" and is filed as an exhibit to the Registration Statement of which this Proxy Statement/ Prospectus is a part.

ACCOUNTING TREATMENT OF THE MERGER

    It is anticipated that the Merger will be accounted for as a pooling-of-interests. In this regard, consummation of the Merger is conditioned upon USB's receipt from its independent auditors and Tappan Zee's receipt from its independent certified public accountants of letters dated as of the Effective Time, to the effect that, based on a review of the Merger Agreement and related agreements and the facts and circumstances then known to the respective independent auditors or accountants, the Merger shall be accounted for as a pooling-of-interests under Generally Accepted Accounting Principles ("GAAP"). See "The Merger--Accounting Treatment of the Merger."

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

    Under the DGCL, holders of shares of Tappan Zee Common Stock are not entitled to dissenters' rights of appraisal in connection with the Merger. See "The Merger--Absence of Dissenters' Rights of Appraisal."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Tappan Zee's management and Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests, if any, as shareholders of Tappan Zee generally, including the interests described below. The Tappan Zee Board of Directors was aware of these interests and considered them, among other things, in approving the Merger Agreement and the transactions described below.

    The directors and executive officers of Tappan Zee hold stock options to acquire Tappan Zee Common Stock, which will be converted into options to acquire USB Common Stock as a result of the Merger. As of the Record Date, the directors and executive officers of Tappan Zee beneficially owned stock options issued under Tappan Zee's stock option plans to purchase in the aggregate 121,500 shares of Tappan Zee Common Stock. Based on an Exchange Ratio of 1.08 assuming an Average Closing Price of $20.45 such Tappan Zee stock options will be converted into options to purchase approximately 131,220 shares of USB Common Stock. See "The Merger--Treatment of Tappan Zee Stock Options" and "The Merger--Interests of Certain Persons in the Merger--Tappan Zee Stock Options."

    The Savings Bank will enter into, as of the Effective Time, a consulting agreement ("Consulting Agreement") with Stephen C. Byelick, Tappan Zee's current President and Chief Executive Officer and a director of Tappan Zee, and an employment agreement ("Employment Agreement") with Harry G.

Murphy, Tappan Zee's current Vice President and Secretary and a director of Tappan Zee. The Consulting Agreement and the Employment Agreement will supersede the respective current employment agreements of Messrs. Byelick and Murphy with Tappan Zee and the Savings Bank. USB also has agreed to appoint Kevin J. Plunkett, who currently serves as a director of Tappan Zee and the Savings Bank, to the Board of Directors of USB effective as of the Effective Time. In addition, USB will appoint those directors of Tappan Zee who so desire, other than Mr. Plunkett and Mr. Murphy, to serve on USB's Chairman's Council. USB's Chairman's Council advises the Bank of community needs and opportunities and membership thereon is voluntary and without remuneration. Following consummation of the Merger, the Board of Directors of the Savings Bank will consist of John
T. Cooney, Gerald L. Logan, Harry G. Murphy and Kevin J. Plunkett, each of whom is a member of the Savings Bank's current Board of Directors, and the remaining vacancies will be filled by USB, as the sole shareholder of the Savings Bank. Stephen C. Byelick will be Director Emeritus of the Savings Bank. See "The Merger--Interests of Certain Persons in the Merger--Consulting Agreement and Employment Agreement."

    USB has agreed in the Merger Agreement to indemnify each present and former director, officer and employee of Tappan Zee or its subsidiaries and each officer or employee of Tappan Zee or its subsidiaries that is serving or has served as a director or trustee of another entity expressly at Tappan Zee's request or direction, from and after the Effective Time through the sixth anniversary thereof. Also, USB has agreed to maintain Tappan Zee's existing directors' and officers' liability insurance policy (or purchase an insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by Tappan Zee, for a period of six years therefrom, subject to certain conditions and restrictions. See "The Merger--Interests of Certain Persons in the Merger--Indemnification and Insurance."

DIRECTORS OF USB AFTER THE MERGER

    The Merger Agreement provides that, at the Effective Time, the directors of USB will consist of (i) the directors of USB immediately prior to the Effective Time and (ii) Mr. Kevin J. Plunkett who is currently a member of the Tappan Zee Board and who is willing to so serve. The directors of USB will appoint Mr. Plunkett to the Board of Directors of USB effective as of the Effective Time. See "The Merger--Interests of Certain Persons in the Merger" and "Management and Operations after the Merger."

STOCK OPTION AGREEMENT

    As a condition to USB entering into the Merger Agreement, Tappan Zee and USB entered into a stock option agreement, dated as of March 6, 1998 (the "Stock Option Agreement), a copy of which is attached hereto as Appendix B, pursuant to which Tappan Zee granted to USB an option to purchase, under certain circumstances (none of which has occurred, to the best of USB's and Tappan Zee's knowledge, as of the date hereof), up to 294,134 shares of Tappan Zee Common Stock (representing 19.9% of the shares of Tappan Zee Common Stock outstanding on March 6, 1998) at a price of $18.50 per share (the "Option"). Under certain circumstances, Tappan Zee may be required to repurchase the Option or the shares acquired pursuant to the exercise thereof. See "The Merger--Stock Option Agreement."

    The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons other than USB who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in Tappan Zee from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Tappan Zee Common Stock than the value per share contemplated by the Merger Agreement.

                           COMPARATIVE PER SHARE DATA

    The following table sets forth certain historical per share, pro forma combined per share and pro forma equivalent per share information with respect to USB Common Stock and Tappan Zee Common Stock at the dates and for the periods presented, giving effect to the Merger using the pooling-of-interests method of accounting, based on an Exchange Ratio of 1.08 and assuming that 1,596,199 shares of USB Common Stock are issued in the Merger based upon the assumptions described in the Notes to Pro Forma Condensed Combined Financial Statements (Unaudited) included elsewhere herein. See "The Merger - Accounting Treatment of the Merger" and "Pro Forma Condensed Combined Financial Statements (Unaudited)."

    The selected per share data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of USB, including the related notes, incorporated herein by reference, and the historical consolidated financial statements of Tappan Zee, including the related notes, and the Pro Forma Condensed Combined Financial Statements (Unaudited) included elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference," the historical consolidated financial statements of Tappan Zee, and "Pro Forma Condensed Combined Financial Statements (Unaudited)" included elsewhere herein. The data set forth below is not necessarily indicative of the results of the future operations of USB upon consummation of the Merger or the actual results that would have been achieved had the Merger been consummated prior to the periods presented.

                                                                                           TAPPAN ZEE COMMON STOCK
                                                                USB COMMON STOCK
                                                        --------------------------------
                                                                          PRO FORMA                  (2)
                                                                          COMBINED        --------------------------
                                                                         CONTINUING                      PRO FORMA
                                                                         CORPORATION                    EQUIVALENT
                                                        HISTORICAL        (1)(2)(3)       HISTORICAL        (3)
                                                        -----------  -------------------  -----------  -------------
Basic earnings per share (4)(5):
  Three months ended March 31, 1998...................   $   0.24         $ 0.24           $    0.24     $  0.26
  Year ended December 31, 1997........................       0.84           0.83                0.80        0.90
  Year ended December 31, 1996........................       0.74           0.72                0.60        0.78
  Year ended December 31, 1995........................       0.74           0.72                0.31        0.78

Diluted earnings per share (4)(5):
  Three months ended March 31, 1998...................       0.22           0.22                0.23        0.24
  Year ended December 31, 1997........................       0.77           0.76                0.77        0.82
  Year ended December 31, 1996........................       0.70           0.68                0.59        0.73
  Year ended December 31, 1995........................       0.71           0.69                0.31        0.75

Cash dividends declared per common share(5)(6):
  Three months ended March 31, 1998...................       0.0550         0.0550              0.07        0.0594
  Year ended December 31, 1997........................       0.1900         0.1900              0.28        0.2052
  Year ended December 31, 1996........................       0.1490         0.1490              0.20        0.1609
  Year ended December 31, 1995........................       0.1365         0.1365              0.05        0.1474

Book value per common share at:
  March 31, 1998......................................       5.19           6.15               14.75        6.64
  December 31, 1997...................................       5.04           6.02               14.56        6.50

------------------------

(1) Reflects the assumed issuance of 1,596,199 shares of USB Common Stock in the Merger based upon an Exchange Ratio of 1.08 assuming the Average Closing Price is $20.45. See "Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)."

                                                  (NOTES CONTINUED ON NEXT PAGE)

(2) The information above reflects Tappan Zee's historical financial data at and for the three months ended March 31, 1998, and at and for the years ended March 31, 1998, 1997 and 1996.

(3) Pro forma book value per share of USB Common Stock was calculated by dividing total pro forma combined stockholders' equity amounts as of the applicable date by the sum of (i) the total shares of USB Common Stock outstanding as of the applicable date and (ii) the total shares of Tappan Zee Common Stock outstanding as of the applicable date, 1,478,062 at March 31, 1998 and December 31, 1997, less shares previously acquired by USB, multiplied by the Exchange Ratio of 1.08 shares of USB Common Stock for each share of Tappan Zee Common Stock. Equivalent pro forma combined book value per share of Tappan Zee Common Stock represents the pro forma combined book value per share of USB Common Stock multiplied by the Exchange Ratio of
    1.08. Assuming that the actual Average Closing Price was the $20.875 closing per share price of USB Common Stock on July 9, 1998, the Exchange Ratio would be 1.05 and the pro forma equivalent data set forth above would be reduced accordingly. The Exchange Ratio is subject to adjustment based on the actual Average Closing Price.

(4) USB pro forma combined basic and diluted earnings per share represents historical net income available to common stockholders for USB and Tappan Zee combined on the assumption that USB and Tappan Zee had been combined for the periods presented on a pooling-of-interests basis, divided by the number of weighted average shares (for basic earnings per share) and adjusted weighted average shares, which includes the effect of potentially dilutive securities such as stock options (for diluted earnings per share), as applicable, of USB Common Stock which would have been issued and outstanding assuming the Merger had been completed at the beginning of the period based on an Exchange Ratio of 1.08 shares of USB Common Stock for each share of Tappan Zee Common Stock, less shares previously acquired by USB. Per common share amounts assuming dilution were computed assuming the exercise of stock options and repurchase of common stock with the proceeds resulting from such exercise using the average market price per share of USB Common Stock or Tappan Zee Common Stock, as appropriate, for the applicable period. The pro forma combined income information does not reflect Merger costs, expense savings or revenue enhancements that may occur as a result of the Merger. See "Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)." Tappan Zee equivalent pro forma earnings per common share amounts represent "Pro Forma Combined Continuing Corporation" amounts multiplied by an Exchange Ratio of 1.08 shares of USB Common Stock for each share of Tappan Zee Common Stock, less shares previously acquired by USB. Assuming that the actual Average Closing Price was the $20.875 closing per share price of USB Common Stock on July 9, 1998, the Exchange Ratio would be
    1.05 and the pro forma equivalent data set forth above would be reduced accordingly. The Exchange Ratio is subject to adjustment based on the actual Average Closing Price.

(5) Earnings per share and cash dividends declared per common share information reflects USB and Tappan Zee for their years ended December 31 and March 31, respectively, and for the three months ended March 31, 1998.

(6) USB pro forma combined dividends declared per common share represent historical dividends paid by USB. USB, as the resulting corporation from the Merger (the "Continuing Corporation"), will pay dividends at a rate to be determined by USB's Board of Directors; it is anticipated that the initial dividend will be at the most recent rate paid by USB. Tappan Zee pro forma equivalent dividends declared per common share represent USB pro forma dividends declared per common share multiplied by an Exchange Ratio of 1.08. Assuming that the actual Average Closing Price was the $20.875 closing per share price of USB Common Stock on July 9, 1998, the Exchange Ratio would be
    1.05 and the pro forma equivalent data set forth above would be reduced accordingly. The Exchange Ratio is subject to adjustment based on the actual Average Closing Price.

                           COMPARATIVE MARKET VALUES

    The following table sets forth the market value per share of USB Common Stock, and the market value per share and the equivalent market value per share of Tappan Zee Common Stock, on March 5, 1998 (the last business day preceding public announcement of the Merger) and July 9, 1998 (the latest practicable trading day before the printing of this Proxy Statement/Prospectus). The equivalent market value per share of Tappan Zee Common Stock indicated in the table (i) at March 5, 1998 is based on an Exchange Ratio of 0.99 (the applicable Exchange Ratio assuming the Average Closing Price equaled the market value per share of USB Common Stock on March 5, 1998) and (ii) at July 9, 1998 is based on an Exchange Ratio of 1.05, (the applicable Exchange Ratio assuming the Average Closing Price equaled the market value per share of USB Common Stock on July 9,
1998). See "Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)."

    The historical market values per share of USB Common Stock and Tappan Zee Common Stock and the historical market value per share of USB Common Stock used to determine the equivalent market value per share of Tappan Zee Common Stock are the per share last sale prices on March 5, 1998 and July 9, 1998, respectively, as reported on the American Stock Exchange with respect to USB Common Stock and on The Nasdaq National Market with respect to Tappan Zee Common Stock. See "Market Price and Dividend Information for USB and Tappan Zee."

                                                                             TAPPAN ZEE
                                                          USB      ------------------------------
                                                      -----------               EQUIVALENT MARKET
                                                      HISTORICAL   HISTORICAL    VALUE PER SHARE
                                                      -----------  -----------  -----------------
March 5, 1998.......................................   $   22.250   $   19.000      $  22.000
July 9, 1998........................................   $   20.875   $   19.875*     $  21.919

------------------------

* Tappan Zee's historical per share closing sales price reflects the closing sales price on July 7, 1998. There were no trades of Tappan Zee Common Stock reported on The Nasdaq National Market on July 8, 1998 and July 9, 1998.

          USB SELECTED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

    The following table sets forth certain consolidated financial and other data of USB at the dates and for the periods indicated. For additional financial information about USB, reference is made to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of USB and related notes incorporated by reference herein.

                                       AS OF OR FOR THE THREE
                                            MONTHS ENDED                   AS OF OR FOR THE FISCAL YEAR ENDED
                                             MARCH 31,                                DECEMBER 31,
                                       ----------------------  ----------------------------------------------------------
                                          1998        1997        1997        1996        1995        1994        1993
                                       ----------  ----------  ----------  ----------  ----------  ----------  ----------
SELECTED FINANCIAL CONDITION DATA:
Total assets.........................  $1,031,280    $891,360  $1,023,400    $803,451    $678,783    $602,603    $508,638
Securities...........................     369,803     306,103     380,900     249,775     231,155     225,524     200,006
Loans, net...........................     580,507     522,310     556,109     497,769     387,437     330,250     272,971
Deposits.............................     852,890     742,056     797,795     682,280     610,635     543,862     469,016
Borrowings...........................      83,653      68,471     133,803      59,692      10,000      15,900          --
Long-term debt qualifying as
  regulatory capital.................          --          --          --          --          --       1,800       1,800
Corporation-Obligated mandatory
  redeemable capital securities of
  subsidiary trust...................      20,000      20,000      20,000          --          --          --          --
Preferred stock......................          --          --          --       3,250       3,750       3,750       3,750
Common stockholders' equity..........      64,606      54,259      62,639      53,616      47,583      34,569      30,685
Stockholders' equity.................      64,606      54,259      62,639      56,866      51,333      38,319      34,435

SELECTED OPERATING DATA (1):
Interest income......................     $19,337     $15,953     $70,912     $57,216     $49,692     $39,601     $34,544
Interest expense.....................      10,310       7,950      37,106      27,601      24,318      15,933      13,138
Net interest income..................       9,027       8,003      33,806      29,615      25,374      23,668      21,406
Provision for loan losses............         300         630       2,320       2,275       1,200         993         763
Non-interest income..................       1,192         871       4,535       5,027       7,315       3,155       3,903
Non-interest expenses................       5,709       4,899      21,388      18,179      17,851      15,704      14,741
Income before income tax expense.....       4,210       3,345      14,633      14,188      13,638      10,126       9,805
Net income...........................       2,951       2,332      10,402       9,414       9,327       7,000       6,200
Preferred dividends..................          --          34          45         294         315         315         328
Income available to common
  stockholders.......................       2,951       2,298      10,357       9,120       9,012       6,685       5,872

SELECTED FINANCIAL RATIOS(1)(2):
Return on average total assets(3)....        1.16%       1.11%       1.12%       1.25%       1.42%       1.23%       1.25%
Return on average total common
  stockholders' equity(3)............       18.50       16.93       17.95       18.60       22.17       19.66       21.08
Net interest margin(3)(4)............        3.89        4.23        4.10        4.40        4.50        4.80        5.10
Average interest rate spread(3)(5)...        3.16        3.51        3.40        3.80        3.80        4.30        4.70
Equity to total assets at end of
  period.............................        6.26        6.09        6.12        7.08        7.56        6.36        6.77
Average total equity to average total
  assets.............................        6.25        6.65        6.27        6.99        6.78        6.65        6.42
Efficiency ratio (6).................       55.21       52.71       54.64       50.94       57.61       54.12       56.19
Non-interest expenses to average
  assets(3)..........................        2.24        2.33        2.30        2.42        2.72        2.76        2.98
Non-performing loans to total
  loans..............................         .92        1.46        1.03        1.61        1.03        1.77        1.44
Allowance for loan losses to non-
  performing loans...................      145.06       81.36      130.00       70.98       96.73       56.23       71.91
Allowance for loan losses to total
  loans..............................        1.33        1.19        1.34        1.14        1.00        1.00        1.03
Non-performing assets to total
  assets.............................         .70         .94         .77        1.09         .73        1.07         .96
Net charge-offs to average net
  loans(3)...........................         .02         .09         .10         .10         .17         .17         .17
Leverage capital ratio...............        8.22        9.03        8.26        7.06        7.43        7.21        6.90
Tier I risk-based capital ratio......       13.03       12.86       12.63       10.45       11.37       10.58       10.33
Total risk-based capital ratio.......       14.24       13.93       13.80       11.50       12.26       11.82       11.74
Dividend payout ratio (7)............       23.18       24.19       22.76       20.15       18.41       19.54       15.36

PER COMMON SHARE(1)(8):
Basic earnings(9)....................       $ .24       $ .19       $ .84       $ .74       $ .74       $ .57       $ .52
Diluted earnings(9)..................         .22         .17         .77         .70         .71         .55         .51
Book value at end of period(10)......        5.19        4.38        5.04        4.34        3.87        2.92        2.65
Cash dividends declared..............        .055        .045         .19        .149       .1365         .11         .08
Weighted average shares..............  12,438,109  12,374,610  12,401,562  12,330,222  12,117,283  11,709,900  11,374,224
Adjusted weighted average shares.....  13,722,487  13,265,184  13,523,182  13,025,994  12,609,516  12,161,784  11,571,057

                                                       (NOTES ON FOLLOWING PAGE)

------------------------

(1) Net income for the years ended December 31, 1996 and 1995, excluding net income from the sale of a branch, which was previously part of the Royal Oak Savings Bank, F.S.B. ("Royal") branch system, in 1996 of $300,000, and the nonrecurring gain on the sale of Royal in 1995 of $2.1 million, as well as Royal's 1995 net income, would have been approximately $9.1 million, or $0.68 per diluted common share, and $7.0 million or $0.53 per diluted common share, respectively. Return on average total assets and return on average total common stockholders' equity, excluding the effect of the Royal transactions discussed above, was 1.21% and 1.07%, and 17.99% and 16.48% for the years ended December 31, 1996 and 1995, respectively.

(2) With the exception of end-of-period ratios, all ratios are based on average daily balances.

(3) Selected financial ratios for the three month periods ended March 31, 1998 and 1997, are presented on an annualized basis.

(4) Net interest income on a tax equivalent basis divided by average interest-earning assets. Net interest income on a tax equivalent basis is based on the federal statutory rate of 35% and applicable state tax rates.

(5) The difference between the weighted average yield on interest-earning assets on a tax equivalent basis and the weighted average cost of interest-bearing liabilities.

(6) Non-interest expense, divided by net interest income on a tax equivalent basis plus non-interest income, excluding gains/losses on securities and loans held for sale and gains from the sale of Royal and a branch facility.

(7) Dividends paid on common shares as a percentage of income available to common stockholders.

(8) Adjusted for the two-for-one stock splits distributed in December 1997 and 1996, and the 10% stock dividends distributed in June 1996, June 1995 and June 1993.

(9) Reflects the adoption in 1998 of SFAS No. 128, "Earnings Per Share." Prior periods have been restated.

(10) Common stockholders' equity divided by total shares of common stock outstanding.

                        TAPPAN ZEE SELECTED CONSOLIDATED
                       FINANCIAL INFORMATION (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

    The following table sets forth certain consolidated financial and other data of Tappan Zee at the dates and for the periods indicated. The table has been derived from, and should be read in conjunction with the historical financial statements of Tappan Zee, including the notes related thereto. For additional financial information about Tappan Zee, reference is made to "Index to Tappan Zee Consolidated Financial Statements" and the more detailed financial information contained elsewhere herein.

                                                                 AS OF OR FOR THE FISCAL YEAR ENDED MARCH 31,
                                                             -----------------------------------------------------
                                                               1998       1997       1996       1995       1994
                                                             ---------  ---------  ---------  ---------  ---------
SELECTED FINANCIAL CONDITION DATA:
Total assets...............................................   $129,345   $121,841   $114,790    $91,149    $86,388
Securities.................................................     58,399     54,507     50,980     30,381     30,794
Loans, net.................................................     57,623     55,110     51,174     50,233     45,026
Deposits...................................................    104,993     98,327     89,908     81,813     77,510
Shareholders' equity (1)...................................     21,800     21,228     22,360      7,818      7,201

SELECTED OPERATING DATA:
Interest income............................................     $9,393     $8,591     $7,624     $6,547     $6,346
Interest expense...........................................      4,721      4,106      4,002      2,912      2,766
Net interest income........................................      4,672      4,485      3,622      3,635      3,580
Provision for loan losses..................................         42         69         90        171        151
Non-interest income........................................        268        152        211         67        158
Non-interest expense (excluding SAIF special assessment)...      3,010      2,849      2,297      2,087      1,832
SAIF special assessment(2).................................         --        538         --         --         --
Income before income taxes(4)..............................      1,888      1,181      1,446      1,444      1,755
Net income(3)(4)(5)........................................      1,097        855        837        834      1,014

SELECTED FINANCIAL RATIOS: (6)
Return on average total assets (5).........................       0.88%      0.74%      0.81%      0.93%      1.18%
Return on average total common stockholders' equity (5)....       5.12       3.97       6.04      10.81      15.25
Net interest margin (7)....................................       3.79       3.98       3.59       4.16       4.26
Average interest rate spread (8)...........................       2.90       3.07       2.91       3.80       3.94
Equity to total assets at end of period....................      16.85      17.42      19.48       8.58       8.34
Average total equity to average total assets...............      17.10      18.57      13.34       8.65       7.74
Efficiency ratio (9).......................................      62.16      72.11      60.75      50.80      47.51
Non-interest expenses to average total assets (5)..........       2.40       2.92       2.21       2.34       2.13
Non-performing loans to total loans........................       2.67       2.97       3.15       5.20       4.18
Allowance for loan losses to non-performing loans..........      45.03      39.81      40.07      24.58      28.38
Allowance for loan losses to total loans...................       1.20       1.18       1.26       1.28       1.19
Non-performing assets to total assets......................       1.21       1.46       1.77       3.40       2.63
Net charge-offs to average net loans.......................         --        .11        .17        .13        .20
Leverage capital ratio.....................................      16.77      17.63      19.49       8.80       8.32
Tier 1 risk-based capital ratio............................      53.69      49.56      50.76      20.80      18.70
Total risk-based capital ratio.............................      54.94      50.81      52.01      22.00      20.10
Dividend payout ratio (10)(11).............................      35.73      34.04      17.23         --         --

PER COMMON SHARE (11):
Basic earnings(12).........................................     $ 0.80     $ 0.60     $ 0.31         --         --
Diluted earnings(12).......................................       0.77       0.59       0.31         --         --
Book value at end of period(13)............................      14.75      13.84      13.80         --         --
Cash dividends declared....................................       0.28       0.20       0.05         --         --
Weighted average shares....................................  1,372,051  1,426,735  1,495,086         --         --
Adjusted weighted average shares...........................  1,423,299  1,449,400  1,495,086         --         --

                                                       (NOTES ON FOLLOWING PAGE)

------------------------

(1) For 1998, 1997 and 1996, includes net proceeds of $14.9 million from the sale of Tappan Zee's common stock in connection with the Savings Bank's conversion from the mutual to stock form.

(2) Represents the Savings Bank's share of a special assessment imposed on all financial institutions with deposits insured by SAIF.

(3) The cumulative effect of changes in accounting principles for the year ended March 31, 1994, resulted in an increase to net income of $100,000 from the adoption of Financial Accounting Standard No. 109, "Accounting for Income Taxes," and a decrease to net income of $100,000 for the adoption of Financial Accounting Standards No. 106, "Employers Accounting for Post Retirement Benefits Other than Pensions."

(4) Income tax expense for fiscal 1997 has been reduced by a tax benefit of $166,000 resulting from a change in New York State tax law.

(5) If the after-tax SAIF charge and the state tax benefit described in notes
    (2) and (4) above were excluded, the net income for fiscal 1997 would have been $1,018,000, resulting in a return on average total assets of 0.88% and a return on average equity of 4.72%. The ratio of non-interest expense to average total assets would have been 2.45% without the SAIF charge.

(6) With the exception of end-of-period ratios, all ratios are based on month-end balances which produce results which approximate average daily balances.

(7) Net interest income divided by average interest-earning assets.

(8) The difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(9) Non-interest expense, excluding real estate owned gains and expenses, divided by net interest income plus non-interest income, excluding securities gains/losses. Excluding the SAIF special assessment the efficiency ratio for fiscal 1997 would have been 60.45%.

(10) Dividends paid as a percentage of net income. Ratio for fiscal 1996 is based on dividends paid in the fourth quarter ended March 31, 1996 as a percentage of net income for the six-month period following the Savings Bank's conversion from the mutual to stock form. If based on net income for the fourth quarter, the ratio would have been 32.93%.

(11) No information is applicable to Tappan Zee for the periods prior to Tappan Zee's initial public offering on October 5, 1995.

(12) Reflects the adoption in 1998 of SFAS No. 128, "Earnings Per Share." Prior periods have been restated. Earnings per share amounts for fiscal 1996 are stated from the date of the Savings Bank's conversion from mutual to stock form. There were no potentially dilutive securities in fiscal 1996.

(13) Shareholders' equity divided by total shares of common stock outstanding at March 31 (1,478,062 in 1998, 1,534,062 in 1997 and 1,620,062 in 1996).

                     SELECTED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

    The unaudited selected pro forma condensed combined financial information set forth below gives effect to the Merger under the pooling-of-interests accounting method. The selected pro forma condensed combined operating data treats the Merger as if it had been consummated at the beginning of the respective periods indicated, and the selected pro forma condensed combined balance sheet data treats the Merger as if it had been consummated on the dates indicated. The pro forma condensed combined per common share data gives effect to the assumed issuance of 1,596,199 shares of USB Common Stock based on an Exchange Ratio of 1.08. The unaudited pro forma historical condensed combined year-end statement of financial condition information reflects USB and Tappan Zee at their year-end reporting periods of December 31 and March 31, respectively, and for the annual periods then ended for the statement of operations information. Financial information for the three months ended March 31, 1998 and 1997 combine USB and Tappan Zee with interim results presented to coincide with the reporting periods for USB. Following the Merger, the Continuing Corporation's fiscal year, like that of USB, will end on December 31. See "Pro Forma Condensed Combined Financial Statements (Unaudited)."

    The selected pro forma condensed combined financial information set forth below is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates assumed herein, nor is it necessarily indicative of future operating results or financial position. The selected pro forma condensed combined financial information does not give effect to the anticipated merger costs, expense savings and revenue enhancement opportunities that could result from the Merger or any other items of income or expense which may result from the Merger. See "Pro Forma Condensed Combined Financial Statements (Unaudited)." As a result, the pro forma combined financial information of the continuing corporation at the Effective Time and thereafter may be significantly different from the pro forma financial information presented herein.

                     SELECTED PRO FORMA CONDENSED COMBINED
                       FINANCIAL INFORMATION (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    AS OF OR FOR THE THREE
                                                                    MONTHS ENDED MARCH 31,       AS OF OR FOR THE FISCAL YEAR
                                                                                                      ENDED DECEMBER 31,
                                                                   ------------------------  -------------------------------------
                                                                      1998         1997         1997         1996         1995
                                                                   -----------  -----------  -----------  -----------  -----------
SELECTED FINANCIAL DATA(1):
Total assets.....................................................   $1,160,623   $1,013,199   $1,152,743     $925,290     $793,573
Securities.......................................................      428,200      360,608      439,297      304,280      282,135
Loans, net.......................................................      638,130      577,420      613,732      552,879      438,611
Total deposits...................................................      957,883      840,383      902,788      780,607      700,543
Borrowings.......................................................       83,653       68,471      133,803       59,692       10,000
Corporation-Obligated mandatory redeemable capital securities of
  subsidiary trust...............................................       20,000       20,000       20,000           --           --
Preferred stock..................................................           --           --           --        3,250        3,750
Common stockholders' equity......................................       86,404       75,485       84,437       74,842       69,943
Stockholders' equity.............................................       86,404       75,485       84,437       78,092       73,693

SELECTED OPERATING DATA (1)(2):
Interest income..................................................      $21,790      $18,149      $80,305      $65,807      $57,316
Interest expense.................................................       11,519        9,012       41,827       31,707       28,320
Net interest income..............................................       10,271        9,137       38,478       34,100       28,996
Provision for loan losses........................................          310          653        2,362        2,344        1,290
Non-interest income..............................................        1,283          918        4,803        5,179        7,526
Non-interest expenses(3).........................................        6,461        5,595       24,398       21,566       20,148
Income before income taxes.......................................        4,783        3,807       16,521       15,369       15,084
Net income(4)....................................................        3,285        2,601       11,499       10,269       10,164
Preferred dividends..............................................           --           34           45          294          315
Income available to common stockholders..........................        3,285        2,567       11,454        9,975        9,849

SELECTED FINANCIAL RATIOS(1)(2)(5):
Return on average total assets(6)................................         1.14%        1.08%        1.09%        1.18%        1.34%
Return on average total common stockholders' equity(6)...........        15.38        13.59        14.47        14.13        18.07
Net interest margin(6)(7)........................................         3.89         4.19         4.03         4.35         4.11
Average interest rate spread(6)(8)...............................         3.16         3.45         3.38         3.86         3.72
Equity to total assets at end of period..........................         7.44         7.45         7.33         8.44         9.29
Average total equity to average total assets.....................         7.44         8.04         7.56         8.54         7.68
Efficiency ratio(9)..............................................        56.94        53.40        55.46        53.35        55.55
Non-interest expenses to average total assets....................         2.25         2.33         2.31         2.49         2.65
Non-performing loans to total loans..............................         1.34         1.71         1.49         1.85         1.43
Allowance for loan losses to non-performing loans................       124.78        74.46       113.87        66.91        90.65
Allowance for loan losses to total loans.........................         1.32         1.30         1.33         1.14         1.03
Non-performing assets to total assets                                      .75          .93          .80         1.12          .80
Net charge-offs to average net loans(6)..........................          .02          .08          .09          .10          .17
Leverage capital ratio...........................................         9.18        10.11         9.24         8.45         9.60
Tier I risk-based capital ratio..................................        15.42        15.38        15.05        13.32        15.20
Total risk-based capital ratio...................................        16.64        16.45        16.23        14.38        15.89
Dividend payout ratio(10)........................................        22.98        25.44        24.00        21.34        17.67

PER COMMON SHARE(1)(2):
Basic earnings(11)(12)...........................................        $ .24        $ .18        $ .83        $ .72        $ .71
Diluted earnings(11)(12).........................................          .22          .17          .76          .68          .69
Book value at end of period(13)..................................         6.15         5.37         6.02         5.34         4.98
Cash dividends declared(14)......................................         .055         .045          .19         .149        .1365
Weighted average shares(15)......................................   13,911,653   13,883,374   13,883,269   13,870,988   13,866,950
Adjusted weighted average shares(15).............................   15,263,362   14,810,953   15,060,237   14,591,238   14,359,183

                                                       (NOTES ON FOLLOWING PAGE)

------------------------

(1) The information above reflects Tappan Zee's historical financial data at and for the three months ended March 31, 1998 and 1997, and at and for the years ended March 31, 1998, 1997 and 1996.

(2) Net income for the years ended December 31, 1996 and 1995, excluding net income from the sale of a branch, which was previously part of the Royal branch system, in 1996 of $300,000, and the nonrecurring gain on the sale of Royal in 1995 of $2.1 million, as well as Royal's 1995 net income, would have been approximately $10.0 million, or $.67 per diluted share, and $7.9 million, or $.53 per diluted share, respectively. Excluding the effect of the Royal transactions discussed above, return on average total assets was 1.15% and 1.03%, and return on average total common stockholders' equity was 13.71% and 13.83% for the years ended December 31, 1996 and 1995, respectively.

(3) Includes the Savings Bank's share of a special assessment imposed on all financial institutions with deposits insured by SAIF of $538,000 in 1996.

(4) Income tax expense for fiscal 1997 has been reduced by a tax benefit of $166,000 resulting from a change in New York State tax law for savings institutions.

(5) With the exception of end-of-period ratios, all ratios are based on average daily balances.

(6) Selected financial ratios for the three month periods ended March 31, 1998 and 1997, are presented on an annualized basis.

(7) Net interest income, on a tax equivalent basis, divided by average interest earning assets. Net interest income on a tax equivalent basis is based on the federal statutory rate of 35% and applicable state tax rates.

(8) The difference between the weighted average yield on interest-earning assets on a tax equivalent basis and the weighted average cost of interest-bearing liabilities.

(9) Non-interest expense, divided by net interest income on a tax equivalent basis plus non-interest income, excluding gains/losses on securities and loans held for sale and gains from the sale of Royal and a branch facility.

(10) Dividends paid on common shares as a percentage of net income available to common stockholders.

(11) USB pro forma combined basic and diluted earnings per share represents historical net income available to common stockholders for USB and Tappan Zee combined on the assumption that USB and Tappan Zee had been combined for the periods presented on a pooling-of-interests basis, divided by the number of weighted average shares (for basic earnings per share) and adjusted weighted average shares, which includes the effect of potentially dilutive securities such as stock options (for diluted earnings per share), as applicable, of USB Common Stock which would have been issued and outstanding assuming the Merger had been completed at the beginning of the period based on an Exchange Ratio of 1.08 shares of USB Common Stock for each share of Tappan Zee Common Stock, less shares previously acquired by USB.

(12) Reflects the adoption in 1998 of SFAS No. 128, "Earnings Per Share." Prior periods have been restated.

(13) Common stockholders' equity divided by total shares of common stock outstanding.

(14) USB pro forma combined dividends per share represent historical dividends paid by USB. The Continuing Corporation will pay dividends at a rate to be determined by USB's Board of Directors; it is anticipated that the initial dividend will be at the current rate paid by USB.

(15) Weighted average shares and adjusted weighted average shares for the year ended December 31, 1995 assume issuance of Tappan Zee shares at the beginning of the period.

                     PRO FORMA CONDENSED COMBINED FINANCIAL
                             STATEMENTS (UNAUDITED)

    The pro forma condensed combined balance sheet as of March 31, 1998, and the related pro forma condensed combined statements of income for the three months ended March 31, 1998 and 1997, and for the years ended December 31, 1997, 1996 and 1995 give effect to the acquisition of 100% of the outstanding Tappan Zee Common Stock by USB. The pro forma information is based on the historical consolidated financial statements, including the notes thereto, of USB that are incorporated by reference into this Proxy Statement/Prospectus (see "Incorporation of Certain Documents by Reference" and "USB Selected Consolidated Financial Information") and the historical consolidated financial statements of Tappan Zee, including the notes thereto, included elsewhere herein (see "Index to Tappan Zee Consolidated Financial Statements" and "Tappan Zee Selected Consolidated Financial Information"). The unaudited pro forma historical combined income statement information for the periods presented reflects USB for its year ended December 31, combined with Tappan Zee income statement information for its fiscal year ended March 31, immediately succeeding the applicable USB year end. Financial information for the three months ended March 31, 1998 and 1997 combine USB and Tappan Zee interim results for the quarter then ended. Unaudited pro forma combined basic and diluted earnings per share for the period ended December 31, 1995 is based upon the weighted average and adjusted weighted average shares outstanding, respectively, for Tappan Zee as if common shares were outstanding for the entire fiscal year ended March 31, 1996. This assumption has been made to facilitate the presentation of pro forma combined earnings and earnings per share amounts because Tappan Zee operated as a mutual savings bank prior to October 1995 and in fact had no equity shares outstanding prior to that time.

    The pro forma information set forth below gives effect to the Merger under the pooling-of-interests method of accounting. See "The Merger--Accounting Treatment of the Merger." The pro forma condensed combined statements of income give effect to the Merger as if it had occurred at the beginning of each period presented. The pro forma combined per share data gives effect to the assumed issuance of 1,596,199 shares of USB Common Stock, based on an Exchange Ratio of 1.08, which would result in 14,046,288 shares of USB Common Stock outstanding as of March 31, 1998 following the Merger. See "Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)."

    This pro forma information may not necessarily be indicative of the operating results or financial position that would have actually occurred if the Merger had been consummated at the beginning of each period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma information does not give effect to the anticipated merger costs or to the anticipated expense savings and revenue enhancements that could result from the Merger or any other items of income or expense which may result from the Merger. See "Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)."

             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                              AS OF MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                       USB AND
                                                             PRO FORMA                 TAPPAN
                                                            ADJUSTMENTS                  ZEE
                                   USB       TAPPAN ZEE    DEBIT/(CREDIT)             COMBINED
                                ----------   ----------   ----------------           -----------
ASSETS
Cash and amounts due from
  banks.......................  $   21,114    $    783        $   --                 $   21,897
Federal funds sold............      18,300       6,200            --                     24,500
                                ----------   ----------       ------                 -----------
  Cash and cash equivalents...      39,414       6,983            --                     46,397
Interest bearing deposits in
  other banks.................          --       2,401            --                      2,401
Securities:
  Available for sale, at fair
  value.......................     299,043      22,868            (2)(4(A))             321,909
  Held to maturity, at
  amortized cost..............      70,760      35,531            --                    106,291

Loans, net of deferred fees...     588,340      58,325            --                    646,665
Allowance for loan losses.....      (7,833)       (702)           --                     (8,535)
                                ----------   ----------       ------                 -----------
  Net loans...................     580,507      57,623            --                    638,130
Other real estate owned.......       1,816          --            --                      1,816
Federal Home Loan Bank of New
  York stock..................      13,723         943            --                     14,666
Other assets..................      26,017       2,996            --                     29,013
                                ----------   ----------       ------                 -----------
    TOTAL ASSETS..............  $1,031,280    $129,345        $   (2)                $1,160,623
                                ----------   ----------       ------                 -----------
                                ----------   ----------       ------                 -----------
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Liabilities:
Total deposits................  $  852,890    $104,993        $   --                 $  957,883
Securities sold under
  agreements to repurchase....      59,780          --            --                     59,780
Federal Home Loan Bank
  advances....................      23,873          --            --                     23,873
Other Liabilities.............       9,994       2,552            --                     12,546
                                ----------   ----------       ------                 -----------
    TOTAL LIABILITIES.........     946,537     107,545            --                  1,054,082
                                ----------   ----------       ------                 -----------

Corporation-Obligated
  mandatory redeemable capital
  securities of subsidiary
  trust.......................      20,000          --            --                     20,000
Minority interest-junior
  preferred stock of
  consolidated subsidiary.....         137          --            --                        137

Stockholders' equity(5)(6):
Common stock..................      62,896          16        (7,965)(4(C))              70,877
Additional paid-in capital....         186      15,086        10,027(4(A)(B)(C))          5,245
Retained earnings.............       2,912       9,974            --                     12,886
Treasury stock................        (885)     (2,060)       (2,060)(4(B))                (885)
Common stock held by employee
  benefit plans(7)............      (1,152)     (1,305)           --                     (2,457)
Net unrealized gain on
  available for sale
  securities, net of tax......         649          89            --                        738
                                ----------   ----------       ------                 -----------
    TOTAL STOCKHOLDERS'
      EQUITY..................      64,606      21,800             2                     86,404
                                ----------   ----------       ------                 -----------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY....  $1,031,280    $129,345        $    2                 $1,160,623
                                ----------   ----------       ------                 -----------
                                ----------   ----------       ------                 -----------
Leverage capital ratio........        8.22%      16.77%                                    9.18%
Tier 1 risk-based capital
  ratio.......................       13.03       53.69                                    15.42
Total risk-based capital
  ratio.......................       14.24       54.94                                    16.64

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited).

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    THREE MONTHS ENDED MARCH 31, 1998
                                                                       ------------------------------------------------------------
                                                                                                                 USB AND TAPPAN ZEE
                                                                              USB               TAPPAN ZEE            COMBINED
                                                                       ------------------   ------------------   ------------------
INTEREST INCOME:
  Interest and fees on loans.........................................           $12,768               $1,305              $14,073
  Interest on federal funds sold.....................................               280                   82                  362
  Interest and dividends on securities...............................             6,039                1,038                7,077
  Interest on deposits in other banks................................                --                   13                   13
  Dividends on Federal Home Loan
    Bank of New York stock...........................................               250                   15                  265
                                                                               --------             --------             --------
    TOTAL INTEREST INCOME............................................            19,337                2,453               21,790
INTEREST EXPENSE:
  Interest on deposits...............................................             8,338                1,209                9,547
  Interest on borrowings.............................................             1,484                   --                1,484
  Interest on Corporation-Obligated mandatory redeemable capital
    securities of subsidiary trust...................................               488                   --                  488
                                                                               --------             --------             --------
    TOTAL INTEREST EXPENSE...........................................            10,310                1,209               11,519
                                                                               --------             --------             --------
      NET INTEREST INCOME............................................             9,027                1,244               10,271
  Provision for loan losses..........................................               300                   10                  310
                                                                               --------             --------             --------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES............             8,727                1,234                9,961
NON-INTEREST INCOME:
  Gain on securities transactions-net................................               318                   55                  373
  Service charges and fees...........................................               622                   32                  654
  Other income.......................................................               252                    4                  256
                                                                               --------             --------             --------
    TOTAL NON-INTEREST INCOME........................................             1,192                   91                1,283
NON-INTEREST EXPENSES:
  Salaries and employee benefits.....................................             3,122                  451                3,573
  Occupancy and equipment expense....................................             1,115                   88                1,203
  Advertising and business development...............................               277                    9                  286
  Professional fees..................................................               282                   87                  369
  Communications.....................................................               202                    6                  208
  Stationery and printing............................................               161                    8                  169
  FDIC insurance.....................................................                26                   16                   42
  Other expenses.....................................................               524                   87                  611
                                                                               --------             --------             --------
    TOTAL NON-INTEREST EXPENSES......................................             5,709                  752                6,461
                                                                               --------             --------             --------
  Income before income taxes.........................................             4,210                  573                4,783
  Provision for income taxes.........................................             1,259                  239                1,498
                                                                               --------             --------             --------
      NET INCOME(3)(8)...............................................             2,951                  334                3,285
Preferred dividends..................................................                --                   --                   --
                                                                               --------             --------             --------
Income available to common stockholders..............................           $ 2,951                $ 334              $ 3,285
                                                                               --------             --------             --------
                                                                               --------             --------             --------
Basic earnings per share(2)..........................................             $0.24                $0.24                $0.24
Diluted earnings per share(2)........................................              0.22                 0.23                 0.22

Weighted average shares(2)...........................................        12,438,109            1,364,493           13,911,653
Adjusted weighted average shares(2)..................................        13,722,487            1,426,836           15,263,362

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited).

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    THREE MONTHS ENDED MARCH 31, 1997
                                                                       ------------------------------------------------------------
                                                                                                                 USB AND TAPPAN ZEE
                                                                              USB               TAPPAN ZEE            COMBINED
                                                                       ------------------   ------------------   ------------------
INTEREST INCOME:
  Interest and fees on loans.........................................           $11,317               $1,206              $12,523
  Interest on federal funds sold.....................................               179                  114                  293
  Interest and dividends on securities...............................             4,388                  853                5,241
  Interest on deposits in other banks................................                --                   13                   13
  Dividends on Federal Home Loan
    Bank of New York stock...........................................                69                   10                   79
                                                                               --------             --------             --------
    TOTAL INTEREST INCOME............................................            15,953                2,196               18,149
INTEREST EXPENSE:
  Interest on deposits...............................................             6,760                1,062                7,822
  Interest on borrowings.............................................               902                   --                  902
  Interest on Corporation-Obligated mandatory redeemable capital
    securities of subsidiary trust...................................               288                   --                  288
                                                                               --------             --------             --------
    TOTAL INTEREST EXPENSE...........................................             7,950                1,062                9,012
                                                                               --------             --------             --------
      NET INTEREST INCOME............................................             8,003                1,134                9,137
  Provision for loan losses..........................................               630                   23                  653
                                                                               --------             --------             --------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES............             7,373                1,111                8,484
NON-INTEREST INCOME:
  Gain (loss) on securities transactions-net.........................                (3)                  12                    9
  Gain on loans held for sale-net....................................                 7                   --                    7
  Service charges and fees...........................................               569                   32                  601
  Other income.......................................................               298                    3                  301
                                                                               --------             --------             --------
    TOTAL NON-INTEREST INCOME........................................               871                   47                  918
NON-INTEREST EXPENSES:
  Salaries and employee benefits.....................................             2,665                  354                3,019
  Occupancy and equipment expense....................................               944                   92                1,036
  Advertising and business development...............................               190                   16                  206
  Professional fees..................................................               354                   62                  416
  Communications.....................................................               194                    7                  201
  Stationery and printing............................................               118                   29                  147
  FDIC insurance.....................................................                22                   15                   37
  Other expenses.....................................................               412                  121                  533
                                                                               --------             --------             --------
    TOTAL NON-INTEREST EXPENSES......................................             4,899                  696                5,595
                                                                               --------             --------             --------
  Income before income taxes.........................................             3,345                  462                3,807
  Provision for income taxes.........................................             1,013                  193                1,206
                                                                               --------             --------             --------
      NET INCOME(3)(8)...............................................             2,332                  269                2,601
Preferred dividends..................................................                34                   --                   34
                                                                               --------             --------             --------
Income available to common stockholders..............................           $ 2,298                $ 269              $ 2,567
                                                                               --------             --------             --------
                                                                               --------             --------             --------
Basic earnings per share(2)..........................................             $0.19                $0.19                $0.18
Diluted earnings per share(2)........................................              0.17                 0.19                 0.17

Weighted average shares(2)...........................................        12,374,610            1,397,104           13,883,374
Adjusted weighted average shares(2)..................................        13,265,184            1,431,368           14,810,953

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited).

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                        FOR YEAR ENDED DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                                 USB AND TAPPAN ZEE
                                                                              USB             TAPPAN ZEE(*)           COMBINED
                                                                       ------------------   ------------------   ------------------
INTEREST INCOME:
  Interest and fees on loans.........................................           $47,897               $5,004              $52,901
  Interest on federal funds sold.....................................               597                  505                1,102
  Interest and dividends on securities...............................            21,894                3,780               25,674
  Interest on deposits in other banks................................                 1                   55                   56
  Dividends on Federal Home Loan
    Bank of New York stock...........................................               523                   49                  572
                                                                               --------             --------             --------
    TOTAL INTEREST INCOME............................................            70,912                9,393               80,305
INTEREST EXPENSE:
  Interest on deposits...............................................            30,521                4,721               35,242
  Interest on borrowings.............................................             4,814                   --                4,814
  Interest on Corporation-Obligated mandatory redeemable capital
    securities of subsidiary trust...................................             1,771                   --                1,771
                                                                               --------             --------             --------
    TOTAL INTEREST EXPENSE...........................................            37,106                4,721               41,827
                                                                               --------             --------             --------
      NET INTEREST INCOME............................................            33,806                4,672               38,478
  Provision for loan losses..........................................             2,320                   42                2,362
                                                                               --------             --------             --------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES............            31,486                4,630               36,116
NON-INTEREST INCOME:
  Gain on securities transactions-net................................             1,004                  109                1,113
  Gain on loans held for sale-net....................................                28                   --                   28
  Service charges and fees...........................................             2,236                  140                2,376
  Other income.......................................................             1,267                   19                1,286
                                                                               --------             --------             --------
    TOTAL NON-INTEREST INCOME........................................             4,535                  268                4,803
NON-INTEREST EXPENSES:
  Salaries and employee benefits.....................................            11,483                1,720               13,203
  Occupancy and equipment expense....................................             3,994                  357                4,351
  Advertising and business development...............................             1,056                   58                1,114
  Professional fees..................................................             1,270                  371                1,641
  Communications.....................................................               708                   25                  733
  Stationery and printing............................................               450                   52                  502
  FDIC insurance.....................................................                90                   62                  152
  Other expenses.....................................................             2,337                  365                2,702
                                                                               --------             --------             --------
    TOTAL NON-INTEREST EXPENSES......................................            21,388                3,010               24,398
                                                                               --------             --------             --------
  Income before income taxes.........................................            14,633                1,888               16,521
  Provision for income taxes.........................................             4,231                  791                5,022
                                                                               --------             --------             --------
      NET INCOME(3)(8)...............................................            10,402                1,097               11,499
Preferred dividends..................................................                45                   --                   45
                                                                               --------             --------             --------
Income available to common stockholders..............................           $10,357               $1,097              $11,454
                                                                               --------             --------             --------
                                                                               --------             --------             --------
Basic earnings per share(2)..........................................             $0.84                $0.80                $0.83
Diluted earnings per share(2)........................................              0.77                 0.77                 0.76

Weighted average shares(2)...........................................        12,401,562            1,372,051           13,883,269
Adjusted weighted average shares(2)..................................        13,523,182            1,423,299           15,060,237

------------------------
(*) Year ended March 31, 1998.

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited).

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                        FOR YEAR ENDED DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                                 USB AND TAPPAN ZEE
                                                                              USB             TAPPAN ZEE(*)           COMBINED
                                                                       ------------------   ------------------   ------------------
INTEREST INCOME:
  Interest and fees on loans.........................................           $40,652               $4,721              $45,373
  Interest on federal funds sold.....................................               693                  234                  927
  Interest and dividends on securities...............................            15,670                3,513               19,183
  Interest on deposits in other banks................................                39                   86                  125
  Dividends on Federal Home Loan
    Bank of New York stock...........................................               162                   37                  199
                                                                               --------             --------             --------
    TOTAL INTEREST INCOME............................................            57,216                8,591               65,807
INTEREST EXPENSE:
  Interest on deposits...............................................            25,774                4,094               29,868
  Interest on borrowings.............................................             1,827                   12                1,839
                                                                               --------             --------             --------
    TOTAL INTEREST EXPENSE...........................................            27,601                4,106               31,707
                                                                               --------             --------             --------
      NET INTEREST INCOME............................................            29,615                4,485               34,100
  Provision for loan losses..........................................             2,275                   69                2,344
                                                                               --------             --------             --------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES............            27,340                4,416               31,756
NON-INTEREST INCOME:
  Gain on securities transactions-net................................               819                   23                  842
  Loss on loans held for sale-net....................................               (54)                  --                  (54)
  Net gain on sale of branch facility................................               600                   --                  600
  Service charges and fees...........................................             2,419                  119                2,538
  Other income.......................................................             1,243                   10                1,253
                                                                               --------             --------             --------
    TOTAL NON-INTEREST INCOME........................................             5,027                  152                5,179
NON-INTEREST EXPENSES:
  Salaries and employee benefits.....................................            10,322                1,477               11,799
  Occupancy and equipment expense....................................             3,419                  351                3,770
  Advertising and business development...............................               867                   73                  940
  Professional fees..................................................             1,033                  316                1,349
  Communications.....................................................               625                   25                  650
  Stationery and printing............................................               387                   52                  439
  FDIC insurance.....................................................                 2                  693                  695
  Other expenses.....................................................             1,524                  400                1,924
                                                                               --------             --------             --------
    TOTAL NON-INTEREST EXPENSES......................................            18,179                3,387               21,566
                                                                               --------             --------             --------
  Income before income taxes.........................................            14,188                1,181               15,369
  Provision for income taxes.........................................             4,774                  326                5,100
                                                                               --------             --------             --------
      NET INCOME(3)(8)...............................................             9,414                  855               10,269
Preferred dividend...................................................               294                   --                  294
                                                                               --------             --------             --------
Income available to common stockholders..............................           $ 9,120                $ 855              $ 9,975
                                                                               --------             --------             --------
                                                                               --------             --------             --------
Basic earnings per share(2)..........................................             $0.74                $0.60                $0.72
Diluted earnings per share(2)........................................              0.70                 0.59                 0.68

Weighted average shares(2)...........................................        12,330,222            1,426,735           13,870,988
Adjusted weighted average shares(2)..................................        13,025,994            1,449,400           14,591,238

------------------------
(*) Year ended March 31, 1997.

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited).

          PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
                        FOR YEAR ENDED DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                                 USB AND TAPPAN ZEE
                                                                              USB             TAPPAN ZEE(*)           COMBINED
                                                                       ------------------   ------------------   ------------------
INTEREST INCOME:
  Interest and fees on loans.........................................           $33,216               $4,465              $37,681
  Interest on federal funds sold.....................................             1,013                  639                1,652
  Interest and dividends on securities...............................            15,166                2,387               17,553
  Interest on deposits in other banks................................               137                   96                  233
  Dividends on Federal Home Loan
    Bank of New York stock...........................................               160                   37                  197
                                                                               --------             --------             --------
    TOTAL INTEREST INCOME............................................            49,692                7,624               57,316
INTEREST EXPENSE:
  Interest on deposits...............................................            23,438                4,002               27,440
  Interest on borrowings.............................................               880                   --                  880
                                                                               --------             --------             --------
    TOTAL INTEREST EXPENSE...........................................            24,318                4,002               28,320
                                                                               --------             --------             --------
      NET INTEREST INCOME............................................            25,374                3,622               28,996
  Provision for loan losses..........................................             1,200                   90                1,290
                                                                               --------             --------             --------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES............            24,174                3,532               27,706
NON-INTEREST INCOME:
  Gain on securities transactions-net................................               167                   88                  255
  Gain on loans held for sale-net....................................                57                   --                   57
  Net gain on sale of Royal Oak Savings Bank, F.S.B..................             3,520                   --                3,520
  Service charges and fees...........................................             2,599                  109                2,708
  Other income.......................................................               972                   14                  986
                                                                               --------             --------             --------
    TOTAL NON-INTEREST INCOME........................................             7,315                  211                7,526
NON-INTEREST EXPENSES:
  Salaries and employee benefits.....................................             8,993                1,185               10,178
  Occupancy and equipment expense....................................             3,288                  371                3,659
  Advertising and business development...............................               905                   51                  956
  Professional fees..................................................               929                  149                1,078
  Communications.....................................................               577                   28                  605
  Stationery and printing............................................               380                   35                  415
  FDIC insurance.....................................................               688                  202                  890
  Other expenses.....................................................             2,091                  276                2,367
                                                                               --------             --------             --------
    TOTAL NON-INTEREST EXPENSES......................................            17,851                2,297               20,148
                                                                               --------             --------             --------
  Income before income taxes.........................................            13,638                1,446               15,084
  Provision for income taxes.........................................             4,311                  609                4,920
                                                                               --------             --------             --------
      NET INCOME(3)(8)...............................................             9,327                  837               10,164
Preferred dividend...................................................               315                   --                  315
                                                                               --------             --------             --------
Income available to common stockholders..............................           $ 9,012                $ 837              $ 9,849
                                                                               --------             --------             --------
                                                                               --------             --------             --------
Basic earnings per share(2)..........................................             $0.74                $0.31                $0.71
Diluted earnings per share(2)........................................              0.71                 0.31                 0.69

Weighted average shares(2)...........................................        12,117,283            1,495,086           13,866,950
Adjusted weighted average shares(2)..................................        12,609,516            1,495,086           14,359,183

------------------------
(*) Year ended March 31, 1996.

  See accompanying Notes to Pro Forma Condensed Combined Financial Statements
                                  (Unaudited).

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

(1) The unaudited pro forma condensed combined balance sheet was prepared assuming that the Merger had been consummated as of March 31, 1998, and the pooling-of-interests method had been applied in accounting for the Merger. Pro forma condensed combined income statement information has been prepared assuming that the Merger had been consummated as of the beginning of each period presented. The unaudited pro forma historical combined income statement information for the periods presented reflects USB's income statement information for its fiscal year ended December 31, combined with Tappan Zee's income statement information for its fiscal year ended March 31, immediately succeeding the applicable USB year-end. Financial information for the three months ended March 31, 1998 and 1997 combine USB and Tappan Zee interim results for the quarter then ended. An adjustment is recorded to pro forma combined retained earnings to eliminate the duplication of recording Tappan Zee income for the three month period ended March 31, 1998, that would have otherwise occurred as a result of preparing the combined pro forma income statement information in this manner (which is customary when fiscal year ends of the companies are within 93 days of each other).

(2) Pro forma shares of common stock are based on the number of shares outstanding plus additional shares assumed to be issued in the Merger in exchange for outstanding Tappan Zee Common Stock based on an Exchange Ratio of
1.08 based on the 20 day average closing sales price of USB Common Stock on the American Stock Exchange from June 9, 1998 to July 7, 1998 of $20.45.

    USB pro forma combined basic and diluted earnings per share represents historical net income available to common stockholders for USB and Tappan Zee combined on the assumption that USB and Tappan Zee had been combined for the periods presented on a pooling-of-interests basis, divided by the number of weighted average shares (for basic earnings per share) and adjusted weighted average shares, which includes the effect of potentially dilutive securities such as stock options (for diluted earnings per share), as applicable, of USB Common Stock which would have been issued and outstanding assuming the Merger had been completed at the beginning of the period based on an Exchange Ratio of
1.08 shares of USB Common Stock for each share of Tappan Zee Common Stock, less shares previously acquired by USB. Per common share amounts assuming dilution were computed assuming the exercise of stock options and repurchase by the respective companies of common stock with the proceeds resulting from such exercise using the average market price per share of USB Common Stock or Tappan Zee Common Stock, as appropriate, for the applicable period.

    To the extent cash is paid to Tappan Zee stockholders in lieu of fractional shares, cash, common stock outstanding and common stockholders' equity would be reduced. The respective managements of the parties expect that the cash to be issued at the time of surrender of certificates for an amount (without interest) equal to the fractional shares multiplied by $22.00 will be less than $10,000 and, therefore, will not be considered significant. Accordingly, all shares of Tappan Zee Common Stock have been included in the pro forma share data.

(3) The pro forma financial statements do not reflect payments for anticipated merger costs (legal, accounting, tax, regulatory and severance) and integration costs (conversion, promotional material, forms, etc.), which are estimated to be $3.0 million to $3.5 million, net of taxes. The pro forma information also does not reflect potential expense savings or revenue enhancements expected to be realized subsequent to the consummation of the Merger. See "Management and Operations After the Merger."

(4) The following are pro forma adjustments reflected in the "Pro Forma Adjustments" column of the Pro Forma Condensed Combined Balance Sheet (Unaudited). (Dollar amounts are in thousands.)

    (A) Represents the cancellation of USB's investment in 100 shares of Tappan Zee Common Stock.

Additional paid-in capital...............         $2
    Securities-available for sale........                    $2

    (B) Represents the retirement of Tappan Zee's treasury stock.

Additional paid-in capital...............     $2,060
    Treasury stock-at cost...............                $2,060

    (C) Represents the issuance of shares of USB Common Stock in exchange for outstanding Tappan Zee Common Stock based on an assumed exchange ratio of 1.06.

Additional paid-in capital...............     $7,965
    Common stock.........................                $7,965

(5) Summary of Transaction

    A summary of the pro forma entries above follows (dollar amounts are in thousands):

                                                    SHARES                          AMOUNT
                                                  ----------                       ---------
USB Common Stock exchanged for outstanding
  Tappan Zee Common Stock, excluding 100 shares
  previously acquired by USB....................   1,596,199  @$5.00-par value(a)  $   7,981
Less par value of Tappan Zee Common Stock.......                                         (16)
                                                                                   ---------
    Subtotal....................................                                       7,965
Cancellation/retirement of:
  Tappan Zee treasury stock.....................     142,000        @-cost             2,060
  Investment in Tappan Zee Common Stock.........         100        @-cost                 2
                                                                                   ---------
Total decrease in additional paid-in capital....                                   $  10,027
                                                                                   ---------
                                                                                   ---------

       -------------------------------------

       (a) On May 20, 1998, the stockholders of USB authorized an amendment to USB's Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares and reduce the par value to $0.01 per share.

(6) The authorized, issued and outstanding share information at March 31, 1998 of USB and Tappan Zee, and on a combined basis assuming consummation of the Merger, is as follows:

                                                                      TAPPAN ZEE
COMMON SHARES                     USB             TAPPAN ZEE           ADJUSTED         COMBINED
---------------------------  --------------     ---------------     --------------     ----------
Par value..................           $5.00(a)        $0.01                 --              $5.00
Authorized.................      20,000,000(a)    5,000,000                 --         20,000,000
Issued.....................      12,579,120       1,620,062(b)       1,596,199(c)      14,175,319
Outstanding................      12,450,089       1,478,062          1,596,199(c)      14,046,288

                                                        TAPPAN ZEE
PREFERRED SHARES                 USB       TAPPAN ZEE    ADJUSTED      COMBINED
---------------------------  ------------  -----------  -----------  ------------
Par value..................            --       $0.01           --             --
Authorized.................       100,000   1,000,000           --        100,000
Issued.....................            --          --           --             --
Outstanding................            --          --           --             --

---------------------------
(a) On May 20, 1998, the stockholders of USB authorized an amendment to USB's
    Certificate of Incorporation to increase the number of authorized shares of common stock to 30,000,000 shares and reduce the par value to $0.01 per share.

                                              (NOTES CONTINUED ON FOLLOWING PAGE)

(b) Prior to the cancellation/retirement of 142,000 common shares of Tappan Zee treasury stock and USB's 100 share investment in Tappan Zee.

(c) Assumes an Exchange Ratio of 1.08.

(7) The following summarizes common stock held for employee benefit plans of USB at March 31, 1998, after consummation of the Merger. (Dollar amounts are in thousands).

                                                                            SHARES     AMOUNT
                                                                           ---------  ---------
Common stock held in trust for deferred compensation.....................     56,217  $   1,152
Common stock held by employee stock ownership plan.......................     97,587        904
Common stock awarded under recognition and retention plans ("RRP")(a)....     37,098        401
                                                                           ---------  ---------
Total                                                                        190,902  $   2,457
                                                                           ---------  ---------
                                                                           ---------  ---------

------------------------------
(a) Does not reflect acceleration of stock awarded under RRP as a result of change in control, since such amount is not considered material.

(8) Also see Notes 2, 3 and 4 of "Selected Pro Forma Condensed Combined Financial Information (Unaudited)" for a discussion of non-recurring items affecting pro forma combined net income.

                              SHAREHOLDER MEETING

    This Proxy Statement/Prospectus is being furnished to Tappan Zee shareholders in connection with the solicitation of proxies by the Board of Directors of Tappan Zee for use at the Special Meeting to be held on August 19, 1998, and at any adjournment or postponement thereof. This Proxy Statement/ Prospectus also serves as a prospectus of USB in connection with the issuance of USB Common Stock to holders of Tappan Zee Common Stock upon consummation of the Merger.

    HOLDERS OF TAPPAN ZEE COMMON STOCK ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT TO TAPPAN ZEE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

    TAPPAN ZEE SHAREHOLDERS SHOULD NOT FORWARD ANY TAPPAN ZEE STOCK CERTIFICATES WITH THEIR PROXY CARDS.

    This Proxy Statement/Prospectus, the Notice of 1998 Special Meeting of Shareholders of Tappan Zee and the accompanying proxy solicited by the Board of Directors of Tappan Zee, are first being mailed to the shareholders of Tappan Zee on or about July 17, 1998.

    The principal executive offices of Tappan Zee are located at 75 North Broadway, Tarrytown, New York 10591, and its telephone number is (914) 631-0344.

SPECIAL MEETING OF TAPPAN ZEE SHAREHOLDERS

    The Special Meeting will be held on August 19, 1998, commencing at 5:00 p.m., Eastern Time, at the office of Tarrytowns Bank, FSB, 75 North Broadway, Tarrytown, New York 10591.

    PURPOSE OF MEETING. The purposes of the Special Meeting are to consider and vote upon: (i) a proposal to approve and adopt the Merger Agreement and (ii) a proposal to authorize the Tappan Zee Board of Directors to vote upon such other business as may properly be presented incident to the conduct of the Special Meeting, including, without limitation, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the transactions contemplated by the Merger Agreement or otherwise. The Bylaws of Tappan Zee require that no business be transacted and no corporate action be taken at a special meeting of shareholders other than that stated in the Notice of Meeting. Tappan Zee's Board of Directors is not aware of any other business that my properly come before the Special Meeting.

    RECORD DATE AND VOTING RIGHTS. The Board of Directors of Tappan Zee has fixed the close of business on July 2, 1998 as the record date for the determination of Tappan Zee's shareholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Tappan Zee Common Stock at the close of business on such date will be entitled to vote at the Special Meeting. On the Record Date, there were 1,478,062 shares of Tappan Zee Common Stock outstanding and entitled to vote, held by approximately 400 holders of record.

    Each holder of shares of Tappan Zee Common Stock outstanding on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted at the Special Meeting and at any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Tappan Zee Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum.

    Tappan Zee's Certificate of Incorporation requires that no person (as defined therein, other than Tappan Zee or any compensation plan maintained by Tappan Zee) may directly or indirectly hold beneficial ownership of more than 10% of the issued and outstanding Tappan Zee Common Stock (the "Limit"). As provided in Tappan Zee's Certificate of Incorporation, record holders of Tappan Zee Common Stock who beneficially own in excess of the Limit shall be entitled to one hundredth (1/100) of one vote per share for each share in excess of the Limit. A person or entity is deemed to beneficially own shares by an affiliate as well as person acting in concert with such person or entity. Tappan Zee's Certificate of Incorporation authorizes its Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own Tappan Zee Common Stock in excess of the Limit supply information to Tappan Zee to enable its Board of Directors to implement and apply the Limit.

    All properly executed proxies received by Tappan Zee will be voted in accordance with the instructions indicated thereon. IF NO INSTRUCTIONS ARE GIVEN, EXECUTED PROXIES WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" EACH OTHER PROPOSAL IDENTIFIED IN THE NOTICE OF SPECIAL MEETING. Management of Tappan Zee is not aware of any matters other than those set forth in the Notice of Special Meeting of Shareholders that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying Proxy Card will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors of Tappan Zee.

    IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORD HOLDER TO ATTEND AND TO VOTE PERSONALLY AT THE SPECIAL MEETING. Examples of such documentation include a broker's statement, letter or other document confirming your ownership of shares of Tappan Zee.

    VOTE REQUIRED. The affirmative vote of the holders of a majority of outstanding shares of Tappan Zee Common Stock entitled to vote at the meeting (after giving effect to the Limit) is required in order to approve and adopt the Merger Agreement. The proposal to adjourn the Special Meeting, if necessary, and to transact any other business requires the affirmative vote of a majority of the outstanding shares of Tappan Zee Common Stock represented, in person or by proxy, and entitled to vote thereon at the Special Meeting.

    A failure to return a properly executed proxy card or to vote in person, or abstaining from voting, will have the same effect as a vote against the Merger Agreement. Shares as to which the "ABSTAIN" box has been selected on the Proxy Card with respect to all matters will be counted as present and entitled to vote and will have the effect of a vote against that proposal. Broker non-votes will not be counted as having been voted in person or by proxy and will have the same effect as a vote against the Merger Agreement. In contrast, since shares underlying broker non-votes will not be counted as present and entitled to vote, broker non-votes will have no effect on the vote on the proposals to adjourn the Special Meeting and to transact any other business.

    As of the Record Date, the directors and executive officers of Tappan Zee and their affiliates in the aggregate beneficially owned and are entitled to vote 200,458 shares or 13.6% of the outstanding Tappan Zee Common Stock (exclusive of shares of Tappan Zee Common Stock which may be acquired upon the exercise of outstanding stock options). The directors and executive officers of Tappan Zee have signed the Tappan Zee Affiliate Agreement which provides, among other things, that they will vote any shares of Tappan Zee Common Stock over which they have voting power in favor of the Merger Agreement. See "Ownership of Tappan Zee Common Stock by Certain Beneficial Owners and Management of Tappan Zee."

    REVOCABILITY OF PROXIES. A proxy may be revoked at any time before it is voted by filing a written revocation of the proxy with the Secretary of Tappan Zee or by submitting a duly executed proxy bearing a later date. A proxy also may be revoked by attending and voting at the Special Meeting, only if a written revocation is filed with the Secretary of the Special Meeting prior to the voting of such proxy.

COSTS

    USB and Tappan Zee will share the costs of printing this Proxy Statement/Prospectus and the accompanying proxy, as well as the registration fee paid to the Commission. Each party will otherwise bear its own costs in the transaction. Accordingly, Tappan Zee will bear the costs of soliciting proxies from its shareholders. Proxies will be solicited by mail and may be further solicited, for no additional compensation by officers, directors or employees of Tappan Zee, by further mailing, by telephone or by other forms of communication. Tappan Zee also will request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for reasonable expenses incurred in connection therewith. In addition, Tappan Zee has retained Morrow & Co. to assist in the solicitation of proxies. The estimated cost of such solicitation is $5,000 plus expenses.

                                   THE MERGER

    THE FOLLOWING DESCRIPTION OF THE MATERIAL TERMS OF THE MERGER DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT AND STOCK OPTION AGREEMENT, COPIES OF WHICH ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDIX A AND APPENDIX B, RESPECTIVELY. ALL SHAREHOLDERS OF TAPPAN ZEE ARE URGED TO READ SUCH DOCUMENTS CAREFULLY.

GENERAL

    Tappan Zee will be merged with and into USB, pursuant to the Merger Agreement, with USB being the surviving corporation operating under the name "U.S.B. Holding Co., Inc." The Boards of Directors of USB and Tappan Zee have determined that the acquisition of Tappan Zee by USB is desirable and in the best interests of USB's and Tappan Zee's respective shareholders, and Tappan Zee's Board has unanimously approved the Merger and each of the members of USB's Board also has approved the Merger, except for Mr. Kenneth J. Torsoe who was not present for such vote. Mr. Torsoe has indicated his agreement with such action taken by USB's Board, prior and subsequent to the Board's vote. THE BOARD OF DIRECTORS OF TAPPAN ZEE UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Upon consummation of the Merger, each share of Tappan Zee Common Stock outstanding at the Effective Time will be converted into and represent the right to receive a number of shares of USB Common Stock, as described under "--Merger Consideration."

MERGER CONSIDERATION

    The Merger Agreement provides that at the Effective Time of the Merger, each share of USB Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and each share of Tappan Zee Common Stock outstanding immediately prior to the Effective Time (excluding shares held, otherwise than in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted, by USB or any of its subsidiaries, which shares shall be cancelled and retired) shall become and be converted into the right to receive that number of shares of USB Common Stock equal to (i) if the Average Closing Price is greater than or equal to $17.75 and less than or equal to $25.00, the quotient (rounded to the nearest hundredth) determined by dividing (A) $22.00 by (B) the Average Closing Price, (ii) if the Average Closing Price is less than $17.75, 1.24 shares, or
(iii) if the Average Closing Price is greater than $25.00, 0.88 shares. If, however, the Average Closing Price is less than $15.00, Tappan Zee shall have the right to terminate the Merger Agreement by giving written notice of such termination to USB, subject to USB's option to increase the Exchange Ratio, within a specified period, to a number (rounded to the nearest hundredth) obtained by dividing $18.60 by the Average Closing Price, thereby eliminating Tappan Zee's right to terminate the Merger Agreement. The number of shares of USB Common Stock issuable in exchange for shares of Tappan Zee Common Stock is subject to further adjustment to prevent dilution in the event of stock splits, stock dividends, reclassifications or other similar events.

BACKGROUND OF AND REASONS FOR THE MERGER

    BACKGROUND OF THE MERGER. In June, 1997, the Board of Directors of Tappan Zee directed management to update the Tappan Zee business plan which was adopted in connection with the conversion of the Savings Bank from mutual to stock form and concurrent initial public offering by Tappan Zee. Over the course of the summer of 1997, management prepared the updated business plan which was to be presented to the Board of Directors for review and approval at an early autumn Board of Directors meeting. In early August, Mr. Stephen C. Byelick, President and Chief Executive Officer of Tappan Zee, and Mr. Kevin J. Plunkett, a director of Tappan Zee, were contacted by a shareholder of Tappan Zee regarding the possibility of a negotiated transaction wherein the shareholder would acquire all of the outstanding common stock of Tappan Zee. At a regularly scheduled meeting of the Board of Directors held on August 25, 1997, the Board of Directors considered whether to pursue discussions with this shareholder and whether to pursue other strategic alternatives, including continuing under the Tappan Zee business plan, as updated. At this meeting, management also presented a draft of the updated business plan. At the conclusion of the meeting, it was the consensus of the Board of Directors that the Board of Directors should obtain a more detailed description of the suggested transaction from the shareholder.

    Mr. Byelick then met with the interested shareholder on September 3, 1997 to clarify certain aspects of the shareholder's suggestion to allow for further discussion among the Board of Directors. The shareholder presented Mr. Byelick with a letter setting forth some of these clarifications. Upon receipt of this letter, Mr. Byelick met with legal counsel and representatives of Tappan Zee's financial advisor, Sandler O'Neill, to discuss the matter and Tappan Zee's alternatives. Mr. Byelick reported these events to the Board of Directors at a regularly scheduled meeting held on September 18, 1997. At a special meeting of the Board of Directors held on September 29, 1997, presentations were made by Sandler O'Neill and legal counsel concerning the matters discussed with the shareholder. After discussing the presentations, the Board of Directors determined that pursuing further discussions with the shareholder was not likely to be the most attractive strategic alternative for Tappan Zee and its shareholders. In order to determine what alternatives would most enhance shareholder value and to allow the Board to better evaluate the business plan being prepared by management, the Board engaged Sandler O'Neill to present various strategic alternatives to the Board of Directors.

    During the course of the next two months, Sandler O'Neill contacted 17 entities that were believed to be attractive partners for a possible business combination with Tappan Zee (including the aforementioned shareholder), and provided certain confidential information regarding Tappan Zee to 11 institutions who executed confidentiality agreements. During the same time, management completed work on the updated business plan, which was approved at a regularly scheduled meeting of the Board of Directors held on October 27, 1997. The business plan did not alter any significant operating assumptions from the business plan previously being followed, other than updates for the existing interest rate environment. After the business plan was adopted, management worked with Sandler O'Neill to prepare an alternative set of projected financial results showing the potential impact of revising several of the significant operating assumptions set forth in the business plan. These revisions to the projected financial results were intended to provide the Board of Directors with a full comparison of strategic alternatives to consider along with the receipt of indications of interest gathered in connection with Sandler O'Neill's engagement.

    A deadline of November 21, 1997 was established for all interested parties to submit written indications of interest for a possible transaction with Tappan Zee. Two institutions submitted proposals on that date, one of which was USB. The shareholder who had previously contacted Tappan Zee did not submit a proposal. At a regularly scheduled Board of Directors meeting held on November 24, 1997, the Board considered the two proposals and received further presentations from both Sandler O'Neill and legal counsel. Sandler O'Neill noted to the Board that, although the USB proposal contemplated consideration in the form of USB Common Stock and the other proposal contemplated a combination of cash and common stock of that proponent, the financial value of the two proposals was approximately the same. As a result, the Board determined that more time was needed to evaluate the two proposals and requested Sandler O'Neill to obtain more detailed information from the proponents.

    At a special meeting of the Board of Directors held on December 15, 1997, Sandler O'Neill reported that USB had revised its proposal. The revised proposal provided for stock consideration at a lower exchange ratio than previously proposed, but did not contain any price protection features. Sandler O'Neill also reported that the second proponent was holding a Board meeting the next day to consider whether to revise its proposal.

    At a special meeting of the Board of Directors held on December 22, 1997, the Board of Directors considered the revised proposal from the second proponent. The second proponent's revised proposal provided for an increase in the overall proposed consideration and a willingness to include a mechanism for protecting the price within certain parameters. Sandler O'Neill reported that it had received no further contacts from USB. The Board considered the two revised proposals and considered a presentation by management of the potential impact of certain revisions to the business plan. The Board determined to adjourn the meeting to the next day to further consider the proposals. At the reconvened meeting held on December 23, 1997, the Board determined to continue to explore the possibility of a business combination and to allow the second proponent to conduct a due diligence review of Tappan Zee with the goal of working toward a proposed definitive agreement that the Board would be able to consider in the future.

    During the month of January 1998, the management of Tappan Zee, its legal counsel and financial advisors met with their counterparts at the second proponent several times in order to work out the details of a definitive agreement. In addition, each party conducted a due diligence review of the other during this time. However, as the end of the month of January approached, the management of Tappan Zee believed that little progress was being made on many substantive issues. This was reported by management to the Board at a regularly scheduled meeting held on January 30, 1998. The Board went on to consider the possibility of again contacting USB to determine if they would be willing to revise their proposal. Mr. Plunkett informed the Board that he had recently received a phone call from Mr. Thomas E. Hales, President, Chief Executive Officer and Chairman of the Board of USB, and that Mr. Byelick had received a letter from Mr. Hales, in each case indicating that he was still interested in discussing a possible transaction. The Board then authorized Sandler O'Neill to contact USB to determine if USB was willing to revise its earlier proposal to structure a transaction that included price protection for the Tappan Zee shareholders.

    Sandler O'Neill contacted USB on February 6, 1998 and USB responded in writing on February 10, 1998. At a special Board meeting held on February 12, 1998, the Board considered the revised proposal of USB which contained a mechanism to protect the price to be received by the Tappan Zee shareholders. After hearing and discussing a presentation by Sandler O'Neill on the revised USB proposal and the status of discussions on the existing proposal from the second proponent, noting in particular the substantial delay in progress of the discussions with the second proponent, the Board authorized management to engage in discussions with USB, including the performance of due diligence reviews by each party, while at the same time continuing its efforts with the second proponent. Due diligence reviews were conducted from February 17, 1998 through February 21, 1998 with discussions occurring during that time among the management, legal counsel and financial advisors of Tappan Zee and USB. The progress of these discussions and the discussions with the second proponent were reported to the Board at a regularly scheduled meeting held on February 23, 1998.

    During the course of the next 10 days, a draft of a definitive agreement was prepared and circulated by counsel for USB and was negotiated by the parties. A fully negotiated agreement was then presented to the Board of Directors of each of Tappan Zee and USB on March 6, 1998, at which time the Board of Directors of each institution approved the proposed transaction. A press release announcing the transaction was issued after the close of business on March 6, 1998.

    TAPPAN ZEE'S REASONS FOR THE MERGER. The Tappan Zee Board of Directors has unanimously approved the Merger Agreement and has determined that the Merger is in the best interests of Tappan Zee and its shareholders. The Tappan Zee Board of Directors therefore unanimously recommends that holders of Tappan Zee Common Stock vote FOR the adoption and approval of the Merger Agreement. The Tappan

Zee Board of Directors believes that the Merger will enable holders of Tappan Zee Common Stock to realize significant value on a tax-free basis.

    In reaching its determination that the Merger and the Merger Agreement are in the best interests of Tappan Zee and the holders of Tappan Zee Common Stock, the Tappan Zee Board of Directors considered during the course of its strategic deliberations a number of factors, both from a short-term and a long-term perspective, including, without limitation, the following:

        (i) The Tappan Zee Board's familiarity with and review of Tappan Zee's business, financial condition, results of operations and prospects, including, but not limited to, the quality of its loan portfolio and its potential growth, development, productivity and profitability;

        (ii) The current and prospective environment in which Tappan Zee operates, including national and local economic conditions, the competitive environment for banks and other financial institutions generally, the increased regulatory burden on financial institutions generally and the trend toward consolidation in the financial services industry;

       (iii) The Tappan Zee Board's review with its legal and financial advisors of alternatives to the Merger (including its review of and negotiations over the proposals made by other proponents and the possibility of remaining independent and growing internally);

        (iv) The Tappan Zee Board's review, based in part on presentations by Tappan Zee management and advisors, of USB's business, financial condition, results of operations, management and the performance of the USB Common Stock on both an historical and prospective basis, the strategic fit between the parties, the enhanced opportunities for operating efficiencies that could result from the Merger and the respective contributions the parties would bring to a combined institution;

        (v) The expectation that the Merger will provide holders of Tappan Zee Common Stock with the opportunity to receive a substantial premium over the historical trading prices for their shares and that the consideration received will be tax-free for federal income tax purposes (except with respect to cash received in lieu of fractional share interests in USB Common Stock);

        (vi) The review by the Tappan Zee Board with its legal and financial advisors of the provisions of the Merger Agreement and the Stock Option Agreement;

       (vii) The review by the Tappan Zee Board with its legal and financial advisors of the termination fee provided for in the Merger Agreement;

      (viii) The oral presentation by Sandler O'Neill and the written opinion of Sandler O'Neill that the consideration to be received by holders of Tappan Zee Common Stock is fair to the holders thereof from a financial point of view. See "-- Opinion of Tappan Zee's Financial Advisor;"

        (ix) The similarity between USB's and Tappan Zee's views, approaches and commitments to the communities and customers they each serve and their respective employees;

        (x) The expectation that USB will continue to provide quality service to the communities and customers served by Tappan Zee; and

        (xi) The expectation that USB will continue to operate the Savings Bank as a separate savings bank.

    The foregoing discussion of the information and factors discussed by the Tappan Zee Board of Directors is not meant to be exhaustive, but includes all material factors considered by the Tappan Zee Board of Directors. In reaching its determination to approve and recommend the Merger, the Tappan Zee Board of Directors did not assign relative or specific weights to the foregoing factors and individual directors may have given differing weights to different factors.

    The directors of Tappan Zee believe that the Merger is in the best interests of their organization and their shareholders. THE TAPPAN ZEE DIRECTORS UNANIMOUSLY RECOMMEND THAT TAPPAN ZEE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

    USB'S REASONS FOR THE MERGER. USB historically has grown primarily through building its franchise internally without the acquisition of other financial institutions. USB expects to continue to expand by opening new retail branches, enhancing computerized and telephonic delivery channels, and expanding loan originations in the Bank's market area. USB recognizes, however, that opportunities also exist to enhance the value of USB's franchise by the acquisition of other financial institutions. USB's Board of Directors believes that potential acquisitions of other financial institutions and branch and deposit acquisitions to augment USB's growth in present and contiguous markets should be considered carefully.

    USB's acquisition strategy consists of identifying financial institutions which have business philosophies which are similar to those of USB, operate in strong markets that are geographically compatible with the markets in which USB operates, are financially sound and can be acquired with reasonable cost. Acquisitions also are evaluated in terms of asset quality, interest rate risk, potential operating efficiencies and revenue enhancements and management capabilities.

    In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the USB Board of Directors considered a number of factors, including:

        (i) The USB Board of Directors' review, with the assistance of senior management and of Keefe, Bruyette & Woods, Inc. ("KBW"), financial advisor to USB, of the financial condition, results of operations, business and overall prospects of Tappan Zee;

        (ii) The fact that Tappan Zee is located in Tarrytown, New York, an attractive market located in Westchester County, New York, which is an existing market of USB's;

       (iii) The enhanced ability of the combined entity to compete against larger competitors and provide quality service to its customers;

        (iv) The financial presentations of senior management and KBW and the opinion of KBW as to the fairness of the Exchange Ratio, from a financial point of view, to the USB shareholders;

        (v) The anticipated expense savings, operating synergies and revenue enhancements available to the combined institution subsequent to consummation of the Merger. See "Management and Operations after the Merger;"

        (vi) The expectation that the Merger will be a tax-free transaction to USB and its subsidiaries. See "--Certain Federal Income Tax Consequences;"

       (vii) The expectation that the Merger will qualify for pooling-of-interests accounting treatment. See "--Accounting Treatment of the Merger;" and

      (viii) The nature of, and likelihood of obtaining, the regulatory approvals that would be required in order to consummate the Merger. See "--Regulatory Approvals."

    The foregoing discussion of the information and factors discussed by the USB Board of Directors is not meant to be exhaustive, but includes all material factors considered by the USB Board of Directors. In reaching its determination to approve and recommend the Merger, the USB Board of Directors did not assign relative or specific weights to the foregoing factors and individual directors may have given differing weights to different factors.

OPINION OF TAPPAN ZEE'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated as of September 30, 1997 (the "Sandler O'Neill Agreement"), Tappan Zee retained Sandler O'Neill as an independent financial advisor in connection with Tappan Zee's consideration of a possible business combination with a second party. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions, and as part of its investment banking business, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

    Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to Tappan Zee in connection with the Merger. In connection therewith, the Tappan Zee Board requested

Sandler O'Neill to render its opinion as to the fairness, from a financial point of view, of the Merger consideration to the holders of Tappan Zee Common Stock. At the March 6, 1998 meeting at which Tappan Zee's Board approved and adopted the Merger Agreement, Sandler O'Neill delivered to the Tappan Zee Board its oral opinion, subsequently confirmed in writing, that, as of such date, the consideration to be received by the holders of shares of Tappan Zee Common Stock in the Merger was fair, from a financial point of view, to such shareholders. Sandler O'Neill has also delivered to the Tappan Zee Board a written opinion dated as of the date of this Joint Proxy Statement/Prospectus (the "Sandler O'Neill Fairness Opinion") which is substantially identical to the March 6, 1998 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX C. HOLDERS OF SHARES OF TAPPAN ZEE COMMON STOCK ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.

    THE SANDLER O'NEILL FAIRNESS OPINION WAS PROVIDED TO TAPPAN ZEE'S BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF SHARES OF TAPPAN ZEE COMMON STOCK IN THE MERGER. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF TAPPAN ZEE TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF TAPPAN ZEE COMMON STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE TAPPAN ZEE SPECIAL MEETING WITH RESPECT TO THE MERGER AGREEMENT OR ANY OTHER MATTER RELATED THERETO.

    In connection with rendering its March 6, 1998 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but does not purport to be a complete description of all the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Accordingly, Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all factors and analyses, could create an incomplete view of the evaluation processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Tappan Zee, USB and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither Tappan Zee, USB or Sandler O'Neill assumes responsibility for their accuracy.

    SUMMARY OF PROPOSAL. Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon a transaction value per share of Tappan Zee Common Stock of $22.00 and Tappan Zee's December 31, 1997 financial information, Sandler O'Neill calculated the price to tangible book value and price to last twelve months' earnings. This analysis yielded a price to tangible book value multiple of 151% and a price to last twelve months' earnings multiple of 30.56x.

    STOCK TRADING HISTORY. Sandler O'Neill reviewed the history of the reported trading prices and volume of the Tappan Zee Common Stock and the USB Common Stock, and the relationship between the movements in the prices of the Tappan Zee Common Stock and the USB Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Banking Index and composite groups of publicly traded savings institutions (in the case of Tappan Zee) and publicly traded commercial banks (in the case of USB), identified below. During the one-year period ended March 2, 1998, Tappan Zee Common Stock performed on a par with the Standard & Poor's 500 Index and the composite group and underperformed the NASDAQ Banking Index. During the one-year period ended March 2, 1998, USB Common Stock outperformed each of the indices to which it was compared.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples, for Tappan Zee and two different groups of savings institutions. The first group consisted of Tappan Zee and the following 8 publicly-traded regional savings institutions (the "Regional Group"): Peekskill Financial Corp., SFS Bancorp Inc., AFSALA Bancorp Inc., Prestige Bancorp Inc., WHG Bancshares Corp., Albion Banc Corp., USABancshares, Inc. and Pennwood Bancorp Inc. Sandler O'Neill also compared Tappan Zee to a group of 9 publicly-traded savings institutions which had a return on average equity (based on last twelve months' earnings) of greater than 14.5% and a price to tangible book value of greater than 205% (the "Highly Valued Group"). The Highly Valued Group consisted of the following institutions: Coastal Financial Corp., First Mutual Savings Bank, PVF Capital Corp., Warren Bancorp Inc., First Citizens Corp., Winton Financial Corp., Ipswich Savings Bank, Home Port Bancorp Inc. and KSB Bancorp Inc. The analysis compared publicly available financial information for Tappan Zee and each of the groups as of and for each of the years ended December 31, 1992 through December 31, 1997 (or in some cases, through the twelve months ended September 30, 1997).

    Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for USB and two different groups of commercial banks. The first group consisted of USB and the following 16 publicly-traded commercial banks (the "Peer Group"):
JeffBanks Inc., United National Bancorp, NBT Bancorp Inc., Commercial Bank of New York, Merchants New York Bancorp, Harleysville National Corp., Sandy Spring Bancorp, Inc., F&M Bancorp, Sterling Bancorp, Omega Financial Corp., Evergreen Bancorp Inc., Mason-Dixon Bancshares Inc., Prime Bancorp Inc., FCNB Corp., Suffolk Bancorp and Arrow Financial Corp. Sandler O'Neill also compared USB to a group of 15 publicly-traded commercial banks which had a return on average equity (based on last twelve months' earnings) of greater than 16.0% and a price to tangible book value of greater than 256% (the "Commercial Highly Valued Group"). The Commercial Highly Valued Group consisted of USB and the following institutions: Independent Bank Corp., Heritage Financial Services, Mississippi Valley Bancshares, CVB Financial Corp., Sterling Bancshares Inc., Citizens Bancshares Inc., Harleysville National Corp., Cape Cod Bank and Trust Co., West Coast Bancorp, Suffolk Bancorp, Lakeland Financial Corp., Tompkins County Trustco Inc., Premier Bancshares Inc. and Anchor Financial Corp. The analysis compared publicly available financial information for USB and each of the groups as of and for each of the years ended December 31, 1992 through December 31, 1997 (or in some cases, through the twelve months ended September 30, 1997).

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 78 transactions announced from January 1, 1997 through February 25, 1998 involving public savings institutions nationwide as acquired institutions with transaction values greater than $15 million ("Nationwide Transactions"), 16 transactions announced from January 1, 1997 through February 25, 1998 involving public savings institutions in the Mid-Atlantic Region (Delaware, District of Columbia, Pennsylvania, Maryland, New Jersey and New York) as acquired institutions with transaction values greater than $15 million ("Mid-Atlantic Transactions"), and 10 transactions announced from January 1, 1996 through February 25, 1998 involving public savings institutions nationwide as acquired institutions with transaction values greater than $15 million and less than $100 million and where the acquired institution had a tangible equity to assets ratio of greater than 15.0% and a return on average equity of less than 10.0% ("Selected Transactions"). Sandler O'Neill reviewed the ratios of price to last twelve months' earnings, price to book value, price to tangible book value, price to deposits, price to assets and deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. These multiples were applied to Tappan Zee's financial information as of and for the twelve months ended December 31, 1997. Based upon the median multiples for Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of the Tappan Zee Common Stock of $14.94 to $29.59. Based upon the median multiples for Mid-Atlantic Transactions, Sandler O'Neill derived an imputed range of values per share of the Tappan Zee Common Stock of $13.74 to $29.86. Based upon the median multiples for Selected Transactions, Sandler O'Neill derived an imputed range of values per share of the Tappan Zee Common Stock of $18.39 to $27.18.

    No company involved in the transactions included in the above analysis is identical to Tappan Zee and no transaction included in the above analysis is identical to the Merger. Accordingly, an analysis of the results of the foregoing analysis is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of Tappan Zee and USB and the companies to which they are being compared.

    DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Tappan Zee through March 31, 2002 under various circumstances, assuming Tappan Zee performed in accordance with information regarding potential future earnings provided by its management and certain variations thereof (including variations with respect to the levels of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of the Tappan Zee Common Stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 14x to 32x and applied multiples of tangible book value ranging from 120% to 210%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9% to 14%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of the Tappan Zee Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of the Tappan Zee Common Stock of between $8.12 and $20.57 when applying the price to earnings multiples, and an imputed range of values per share of the Tappan Zee Common Stock of between $12.97 and $26.32 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the Tappan Zee Board. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or actual future results.

    PRO FORMA MERGER ANALYSIS. Based upon earnings projections of Tappan Zee and USB, expected one-time merger related charges, projected expense savings, projected revenue enhancements and certain other assumptions discussed with Tappan Zee's and USB's respective managements, Sandler O'Neill analyzed certain potential pro forma effects of the Merger on USB over a five year period. This analysis indicated that the Merger would be accretive to earnings per share in all periods analyzed and accretive to tangible book value per share for all periods analyzed. From the perspective of a shareholder of Tappan Zee, as compared to the projected stand-alone performance of Tappan Zee, the Merger would be accretive to earnings per share for all periods analyzed and dilutive to tangible book value per share for all periods analyzed. The Merger would be dilutive to dividends per share in the periods 1999 through 2001 and accretive thereafter. The actual results achieved by USB may vary from projected results and the variations may be material.

    CONTRIBUTION ANALYSIS. Sandler O'Neill reviewed the relative contributions to, among other things, total assets, total net loans, total deposits, total equity, last twelve months' ("LTM") net income and market capitalization to be made by Tappan Zee and USB to the combined institution based on data at and for the twelve months ended December 31, 1997. This analysis indicated that Tappan Zee's implied contribution was 11.0% of total assets, 9.5% of total net loans, 11.5% of total deposits, 25.6% of total equity, 9.0% of normalized LTM net income and 9.2% of market capitalization. On a fully diluted basis, based upon an Exchange Ratio of 0.99, holders of the Tappan Zee Common Stock would own approximately 9.6% of the outstanding shares of the combined institution.

    In connection with rendering its March 6, 1998 opinion, Sandler O'Neill reviewed, among other things: (i) the Merger Agreement and exhibits thereto;
(ii) the Stock Option Agreement, dated as of

March 6, 1998, by and between Tappan Zee and USB; (iii) Tappan Zee's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its Annual Report on Form 10-K for the year ended March 31, 1997; (iv) USB's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996; (v) Tappan Zee's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1997, respectively; (vi) USB's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, respectively; (vii) summary financial information contained in USB's press release dated January 27, 1998 concerning USB's financial condition and results of operations for the year ended December 31, 1997; (viii) certain financial analyses and forecasts of Tappan Zee prepared by and reviewed with management of Tappan Zee and the views of senior management of Tappan Zee regarding Tappan Zee's past and current business operations, results thereof, financial condition and future prospects;
(ix) certain financial analyses and forecasts of USB prepared by and reviewed with management of USB and the views of senior management of USB regarding USB's past and current business operations, results thereof, financial condition and future prospects; (x) the pro forma impact of the Merger on USB; (xi) the publicly reported historical price and trading activity for Tappan Zee's and USB's common stock, including a comparison of certain financial and stock market information for Tappan Zee and USB with similar publicly available information for certain other companies the securities of which are publicly traded; (xii) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (xiii) the current market environment generally and the banking environment in particular; and (xiv) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

    In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render the March 6, 1998 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

    In performing its reviews and analyses and preparing its opinion, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Tappan Zee or USB or any of their respective subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Tappan Zee and USB). Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it has not made an independent evaluation of the adequacy of the allowance for loan loses of Tappan Zee or USB, nor has it reviewed any individual credit files relating to Tappan Zee or USB. With Tappan Zee's consent, Sandler O'Neill has assumed that the respective aggregate allowances for loan losses for both Tappan Zee and USB are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill has not conducted any physical inspection of the properties or facilities of Tappan Zee or USB. With respect to the information regarding potential future financial performance provided by each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Tappan Zee and USB and that such performances will be achieved. Sandler O'Neill expressed no opinion as to such financial forecasts or the assumptions on which they were based.

    Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. For purposes of rendering its opinion, Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained the Merger Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Merger Agreement are not waived. Sandler O'Neill also assumed that there has been no material change in Tappan Zee's or USB's assets, financial condition, results of operations, business or prospects since the dates of the last financial statements made available to them, that the Merger will be accounted for as a pooling-of-interests, that Tappan Zee and USB will remain as going concerns for all periods relevant to its analyses and that the Merger will qualify as a tax-free reorganization for federal income tax purposes.

    Under the Sandler O'Neill Agreement, Tappan Zee has agreed to pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, Tappan Zee has agreed to pay Sandler O'Neill a transaction fee equal to $100,000 plus 1% of the aggregate transaction value, of which approximately 25% has been paid and the remainder is payable upon closing of the transaction. Sandler O'Neill has also received a fee of $50,000 for rendering its fairness opinion, which shall be credited against that portion of the transaction fee payable at closing. Tappan Zee has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

    Sandler O'Neill has in the past provided other financial advisory services to Tappan Zee and has received compensation for such services. In the ordinary course of its business, Sandler O'Neill may actively trade the equity securities of Tappan Zee and USB and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

SHAREHOLDERS' RIGHTS

    At the Effective Time, holders of Tappan Zee Common Stock shall cease to be and shall have no rights as shareholders of Tappan Zee, other than to receive the consideration as set forth above. See "-- Merger Consideration." After the Effective Time, there shall be no transfers on the transfer books of Tappan Zee or USB of shares of Tappan Zee Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled against delivery of certificates for whole shares of USB Common Stock (plus cash in lieu of any fractional share interest) as herein provided. See "--Procedures of Exchange of Tappan Zee Stock Certificates."

CASH IN LIEU OF FRACTIONAL SHARES

    Notwithstanding any other provision hereof, no fractional shares of USB Common Stock shall be issued to holders of Tappan Zee Common Stock. In lieu thereof, each holder of shares of Tappan Zee Common Stock entitled to a fraction of a share of USB Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of USB Common Stock by $22.00. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

TREATMENT OF TAPPAN ZEE STOCK OPTIONS

    The Merger Agreement also provides that each option to purchase shares of Tappan Zee Common Stock under Tappan Zee's stock option plans which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right to purchase shares of USB Common Stock in accordance with the terms of the Tappan Zee stock option plan and Tappan Zee option agreement by which it is evidenced, except that from and after the Effective Time, among other things, (i) the number of shares of USB Common Stock subject to each Tappan Zee option shall be equal to the number of shares of Tappan Zee Common Stock subject to such option prior to the Effective Time multiplied by the Exchange Ratio (with fractional shares rounded down to the nearest share) and (ii) the exercise price per share of USB Common Stock purchasable thereunder shall be that specified in the Tappan Zee option divided by the Exchange Ratio (rounded up to the nearest cent). Notwithstanding the foregoing, each Tappan Zee option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code, and all Tappan Zee options shall be adjusted, if necessary, so as not to impair the eligibility of the Merger for pooling-of-interests accounting treatment.

    USB has agreed to file, within thirty (30) days after the Effective Time, a registration statement on Form S-3 or Form S-8 with respect to the shares of USB Common Stock subject to Tappan Zee options which have been converted into the right to purchase shares of USB Common Stock pursuant to the Merger Agreement. USB also has agreed to use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained in such registration statement for so long as such options remain outstanding.

CONDITIONS TO THE MERGER

    The Merger Agreement provides that consummation of the proposed transaction is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Merger Agreement is subject to the following conditions, among others:

        (a) approval by the requisite vote of the shareholders of Tappan Zee of the Merger Agreement;

        (b) receipt of all approvals and consents for the transactions contemplated by the Merger Agreement from the Federal Reserve Board, the OTS and any other governmental entity, the approval or consent of which is required for the consummation of the Merger, and the other transactions contemplated thereby and the expiration of all applicable statutory waiting periods;

        (c) none of USB, Tappan Zee or their respective subsidiaries is subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or any of the other transactions contemplated thereby;

        (d) the Registration Statement has become effective under the Securities Act, and USB shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the USB Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority;

        (e) the USB Common Stock to be issued in connection with the Merger shall have been approved for listing on the AMEX;

        (f) USB and Tappan Zee shall have received an opinion issued by either USB's independent accountants or by Elias, Matz, Tiernan & Herrick L.L.P., to the effect that, among other things: (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
    Section 368 of the Code; (ii) no gain or loss will be recognized by the shareholders of Tappan Zee who exchange their Tappan Zee Common Stock solely for USB Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in USB Common Stock). See "--Certain Federal Income Tax Consequences;"

        (g) KPMG Peat Marwick LLP shall have issued a letter dated as of the Effective Time to Tappan Zee and Deloitte & Touche LLP shall have issued a letter dated as of the Effective Time to USB, to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP;

        (h) the representations and warranties of the other party set forth in the Merger Agreement being true and correct as of the date specified therein;

        (i) performance in all material respects by the other party of all obligations and compliance with the covenants required to be performed by it pursuant to the Merger Agreement on or prior to the Effective Time;

        (j) USB shall have received the written opinion of Thacher Proffitt & Wood, counsel to Tappan Zee and Tappan Zee shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel to USB, dated the Closing Date, with respect to certain legal matters;

        (k) the delivery to each of USB and Tappan Zee of various letters, certificates and other documents; and

        (l) no order, injunction or decree shall have been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

PROCEDURES FOR EXCHANGE OF TAPPAN ZEE STOCK CERTIFICATES

    On the Closing Date, USB shall issue to ChaseMellon Shareholder Services L.L.C. (the "Exchange Agent") the number of shares of USB Common Stock issuable and the amount of cash payable, in the case of fractional shares, to holders of Tappan Zee Common Stock (which shall be held by the Exchange Agent in trust for such holders of Tappan Zee Common Stock). Promptly after the Effective Time, the Exchange Agent shall distribute USB Common Stock and cash as set forth below. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of USB Common Stock held by it from time to time in accordance with the Merger Agreement.

    As promptly as practicable after the Effective Time, and in no event later than ten days thereafter, the Exchange Agent shall mail to each holder of record of Tappan Zee Common Stock as of the Effective Time, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing USB Common Stock (plus cash in lieu of any fractional share interest) ("Letter of Transmittal"). The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.

    Each outstanding certificate that prior to the Effective Time represented Tappan Zee Common Stock and that is not surrendered to the Exchange Agent, in accordance with the aforementioned shall, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of whole shares of USB Common Stock (plus cash in lieu of any fractional share interest) into which such Tappan Zee Common Stock shall have been converted by virtue of the Merger. No holder of a certificate theretofore representing shares of Tappan Zee Common Stock shall be entitled to receive any dividends in respect of USB Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing whole shares of USB Common Stock (plus cash in lieu of any fractional share interest). In the event that dividends are declared and paid by USB in respect of USB Common Stock after the Effective Time but prior to any holder's surrender of certificates representing shares of Tappan Zee Common Stock, dividends payable to such holder in respect of whole shares of USB Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Tappan Zee Common Stock.

    USB shall not be obligated to deliver a certificate or certificates representing shares of USB Common Stock (plus cash in lieu of any fractional share interest) until such holder surrenders the certificate or certificates representing the shares of Tappan Zee Common Stock for exchange in accordance with the aforementioned exchange procedures. In the event any certificate representing Tappan Zee Common Stock has been lost, stolen or destroyed, the holder will be required to tender an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by USB. If any certificate evidencing shares of USB Common Stock is to be issued in a name other than that in which the certificate evidencing Tappan Zee Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that any such certificate shall be endorsed properly and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of USB Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    Any portion of the shares of USB Common Stock and cash delivered to the Exchange Agent by USB that remains unclaimed by Tappan Zee's shareholders by the second anniversary of the Effective Time shall be delivered to USB by the Exchange Agent. Any shareholders of Tappan Zee who have not complied with the exchange procedure described above shall look only to USB for the consideration deliverable in respect of each share of Tappan Zee Common Stock such shareholder holds as determined pursuant to the Merger Agreement without any interest thereon. If outstanding certificates for shares of Tappan Zee Common Stock are not surrendered or the payment for them is not claimed prior to the second anniversary of the Effective Time (the "Old Certificates"), then USB may at any time thereafter, with or without notice to the holders of record of the Old Certificates which were converted into whole shares of USB Common Stock (plus cash in lieu of any fractional share interest), sell for the accounts of such holders any or all of the shares of USB Common Stock which such holders are entitled to receive (the "Unclaimed Shares"); provided, however, that USB shall not be obligated to make any sale of Unclaimed Shares (even if notice of sale of the Unclaimed Shares has been given) and instead may issue to the holder of any Old Certificates properly delivered to USB in accordance with the terms thereof a certificate evidencing the number of whole shares of USB Common Stock (plus cash in lieu of any fractional share interest) to which such holder is entitled. In the event that USB elects to sell Unclaimed Shares, it may do so in a registered public offering under the Securities Act and applicable state securities laws, by private sale or by sale at any broker's board or in any securities exchange, in each case in such manner and at such times as USB shall determine. The net proceeds of any such sale of Unclaimed Shares shall be held for the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of their Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by USB for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by USB.

    USB and the Exchange Agent shall be entitled to rely upon the stock transfer books of Tappan Zee to establish the identity of those persons entitled to receive the consideration specified in the Merger Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, USB and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

REGULATORY APPROVALS

    Consummation of the Merger is subject to, among other things, prior receipt of all requisite approvals from the Federal Reserve Board, the OTS and any other regulatory agency of competent jurisdiction necessary to consummate the Merger and expiration of all regulatory waiting periods applicable to the Merger. Consummation of the acquisition of the Savings Bank by USB pursuant to the Merger requires approval by the Federal Reserve Board under the Bank Holding Company Act of 1956 (the "BHCA"), which requires the Federal Reserve Board to take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The BHCA prohibits the Federal Reserve Board from approving the acquisition of a savings association, such as the Savings Bank, (1) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; (2) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served; or (3) if the applicant has failed to provide the Federal Reserve Board with adequate assurances that it will make available such information on the operations or activities of the applicant and its affiliates that the Federal Reserve Board deems appropriate to determine and enforce compliance with the BHCA and other applicable federal banking laws and regulations. The Federal Reserve Board considers the financial condition and managerial resources of the applicant, its subsidiaries and the savings association to be acquired, and also has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position. The Federal Reserve Board also considers the convenience and needs of the communities and whether the acquiring organization meets the requirements of the Community Reinvestment Act of 1977 (the "CRA"). The Federal Reserve Board also will consider an assessment of each party's Year 2000 compliance efforts and the impact of the Merger on such efforts. An application for approval was filed with the Federal Reserve Board on June 30, 1998. While USB and Tappan Zee anticipate receiving such approval, there can be no assurance that it will be granted, or that it will be granted on a timely basis or that it will be granted without conditions unacceptable to USB or Tappan Zee.

    Since the conversion of the Savings Bank from the mutual to stock form was completed less than three years prior to the date of the Merger Agreement, pursuant to the provisions of 12 C.F.R. Section 563b.3(i)(3), approval by the OTS for USB to acquire beneficial ownership of 100% of the outstanding shares of Tappan Zee Common Stock and thereby acquire control of the Savings Bank is required. USB applied to the OTS on April 18, 1998 for approval to acquire Tappan Zee and the Savings Bank. The OTS may approve the transaction provided it finds that neither the offer to acquire, nor the acquisition of, all the outstanding shares of Tappan Zee by USB (i) would frustrate the purposes of the provisions of 12 C.F.R. Part 563b governing conversions from mutual to stock form; (ii) would be manipulative or deceptive; (iii) would subvert the fairness of the Savings Bank's conversion; (iv) would be likely to result in injury to the Savings Bank; (v) would not be consistent with economical home financing;
(vi) would otherwise be violative of law or regulation; or (vii) would not contribute to the prudent deployment of the Savings Bank's conversion proceeds. While USB and Tappan Zee anticipate receiving such approval, there can be no assurance that it will be granted, or that it will be granted on a timely basis or that it will be granted without conditions unacceptable to USB or Tappan Zee. No other regulatory approvals are necessary in connection with the transactions contemplated by the Merger Agreement.

BUSINESS PENDING THE MERGER

    Pursuant to the Merger Agreement, each of Tappan Zee and USB has agreed that during the period from the date of the Merger Agreement and continuing until the Effective time, except as expressly contemplated or permitted by the Merger Agreement or with the prior written consent of the other party, each of Tappan Zee and USB and their respective subsidiaries will carry on their respective businesses in the ordinary course consistent with past practice. During such period, each of Tappan Zee and USB also will use all commercially reasonable efforts to (a) preserve their respective business organizations and that of the Savings Bank and the Bank, (b) keep available the present services of the employees of each of USB and Tappan Zee and the Bank and the Savings Bank and
(c) preserve the good will of the customers of each of USB and Tappan Zee and the Bank and the Savings Bank and others with whom business relationships exist.

    Under the terms of the Merger Agreement, Tappan Zee has agreed not to take certain actions, nor permit its subsidiaries to take certain actions, prior to the Effective Time without the prior written consent of USB, including, among other things, the following:

        (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Tappan Zee Common Stock, except for regular quarterly cash dividends at a rate per share of Tappan Zee Common Stock not in excess of $0.07 per share, which shall be declared and paid at approximately the same time as dividends on USB Common Stock, it being the intention of the parties that the shareholders of Tappan Zee receive dividends for any particular calendar quarter on either Tappan Zee Common Stock or USB Common Stock acquired in exchange therefor pursuant to the terms of the Merger Agreement but not both, provided, however, that no terms of the Merger Agreement shall be deemed to affect the ability of its subsidiaries to pay dividends on its capital stock to Tappan Zee;

        (ii) issue any shares of its capital stock, except for the issuance of Tappan Zee Common Stock pursuant to the terms of outstanding stock option agreements and upon exercise of outstanding stock options of Tappan Zee, or issue, grant, modify or authorize any rights, other than in accordance with the Stock Option Agreement; purchase any shares of Tappan Zee Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

       (iii) amend its Certificate of Incorporation, Charter, Bylaws or similar organizational documents; impose, or knowingly suffer the imposition, on any share of stock or other ownership interest held by Tappan Zee in its subsidiaries of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

        (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (a) as may have been otherwise disclosed in the Merger Agreement, (b) as may be required pursuant to binding commitments existing on the date on which the Merger Agreement was executed, (c) as may be required by law, and (d) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities;

        (v) except as may have been otherwise disclosed in the Merger Agreement, enter into or, except as may be required by law, modify any pension, retirement, stock option, restricted stock, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; make any contributions to Tappan Zee's pension plan, except as required by the presently existing terms of Tappan Zee's pension plan or the policies under which it is operated as of the date on which the Merger Agreement was executed; or make any contributions to Tappan Zee's Employee Stock Ownership Plan, other than necessary to enable Tappan Zee's ESOP to make required payments on its indebtedness as of the date on which the Merger Agreement was executed;

        (vi) enter into (a) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (b) any agreement, indenture or other instrument relating to the borrowing of money by Tappan Zee or its subsidiaries or guarantee by Tappan Zee or any of its subsidiaries of any such obligation, except in the case of the Savings Bank for deposits, Federal Home Loan Bank ("FHLB") advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (c) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Tappan Zee and the Savings

    Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by Tappan Zee or the Savings Bank at will without liability, other than as required by law; or (d) any contract, agreement or understanding with a labor union;

       (vii) change its method of accounting in effect for the fiscal year ended March 31, 1997, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the fiscal year ended March 31, 1997, except as required by changes in laws or regulations;

      (viii) make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date on which the Merger Agreement was executed, and other than expenditures necessary to maintain existing assets in good repair; or enter into as lessee any new lease of real property or any new lease of personal property providing for annual payments in excess of $5,000;

        (ix) file any applications or make any contract with respect to branching or site location or relocation;

        (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 2% of the outstanding shares of any class;

        (xi) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest (other than forward commitments to sell loans in the ordinary course of business);

       (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

      (xiii) change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

       (xiv) take any action that would prevent or impede the Merger from qualifying (a) for pooling-of-interests accounting treatment under GAAP or
    (b) as a reorganization within the meaning of Section 368 of the Code, provided, however, that nothing contained in the Merger Agreement shall limit the ability of Tappan Zee to comply with its obligations under its stock option agreements;

       (xv) take any action that would result in any of the representations and warranties of Tappan Zee contained in the Merger Agreement not to be true and correct in any material respect at the Effective Time;

       (xvi) terminate the employment of Mr. Byelick or Mr. Murphy without cause; or

      (xvii) agree to do any of the foregoing.

    Under the terms of the Merger Agreement, USB has agreed not to take certain actions, nor permit its subsidiaries to take certain actions, prior to the Effective Time without the prior written consent of Tappan Zee, including, among other things, the following:

        (i) amend its Certificate of Incorporation or Bylaws in a manner which would adversely affect in any manner the terms of the USB Common Stock or the ability of USB to consummate the transactions contemplated by the Merger Agreement; or impose, or knowingly suffer the imposition, on any share of stock or other ownership interest held by USB in its subsidiaries of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist;

        (ii) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of USB to consummate the transactions contemplated by the Merger Agreement, or enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which USB or any surviving corporation may be required not to consummate the Merger or any of the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement;

       (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the USB Common Stock, except for regular quarterly cash dividends in an amount determined by the Board of Directors of USB in the ordinary course of business and consistent with past practice, provided, however, that nothing contained in the Merger Agreement shall be deemed to affect the ability of
    (x) a subsidiary of USB to pay dividends on its capital stock to USB or (y) USB to repurchase shares of USB Common Stock, unless otherwise prohibited by the following clause;

        (iv) take any action that would prevent or impede the Merger from qualifying (a) for pooling-of-interests accounting treatment under GAAP or
    (b) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained in the Merger Agreement shall limit the ability of USB to exercise its rights under the Stock Option Agreement;

        (v) take any action that would result in any of the representations and warranties of USB contained in the Merger Agreement not to be true and correct in any material respect at the Effective Time;

        (vi) enter into an agreement with respect to an Acquisition Transaction with a third party which is conditioned (explicitly or implicitly) on USB not completing the Merger; provided, that the foregoing shall not prevent USB or any of its subsidiaries from acquiring any other assets or businesses or from discontinuing or disposing of any of its assets or business if such action is, in the reasonable judgment of USB, desirable in the conduct of the business of USB and its subsidiaries and would not, in the reasonable judgment of USB, likely delay the Effective Time to a date subsequent to December 31, 1998 ("Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving USB, (y) a purchase, lease or other acquisition of all or substantially all of the assets of USB or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of USB); or

       (vii) agree to do any of the foregoing.

NO SOLICITATION

    Tappan Zee has agreed not to and to cause each of its subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, Tappan Zee or its subsidiaries (other than with USB or an affiliate thereof), provided, however, that the Board of Directors of Tappan Zee may furnish such information or participate in such negotiations or discussions if Tappan Zee's Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. Under the Merger Agreement, Tappan Zee is required to promptly inform USB orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its subsidiaries' directors, officers, representatives and agents to refrain from taking any action described in this paragraph.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains representations and warranties of USB and Tappan Zee that are customary in transactions of this type, including, but not limited to, representations and warranties concerning: (a) the organization and capitalization of USB and its subsidiaries and Tappan Zee and its subsidiaries;
(b) the authorization, execution, delivery and enforceability of the Merger Agreement; (c) consents or approvals required, and the lack of conflicts or violations under applicable articles of incorporation, bylaws, instruments and laws, with respect to the transactions contemplated by the Merger Agreement; (d) the documents to be filed by USB and Tappan Zee with the Commission and other regulatory agencies; (e) financial statements; (f) the conduct of the respective businesses of the parties and their subsidiaries in the ordinary and usual course (excluding the incurrence of expenses related to the Merger Agreement) and the absence of events that, individually or in the aggregate, have had or may have a Material Adverse Effect (as defined in the Merger Agreement) on USB or Tappan Zee; (g) the absence of material environmental violations, actions or liabilities; (h) the filing of tax returns, payment of taxes and other tax matters; (i) the absence of undisclosed material or pending litigation; (j) compliance with laws; (k) the accuracy of the information provided by USB and Tappan Zee in connection with the Registration Statement on Form S-4 filed with the Commission in connection with the issuance of the USB Common Stock in the Merger and this Proxy Statement/Prospectus; (l) retirement and other employee plans and matters relating to the Employment Retirement Income Security Act of 1974 ("ERISA"); (m) the absence of certain undisclosed contractual obligations by the respective parties and their subsidiaries relating to, among other things, (i) the borrowing of money, (ii) employment, (iii) payments related to the execution of the Merger Agreement and consummation of the Merger, and (iv) indemnification of officers and directors of the parties; (n) the absence of undisclosed brokers' or finders' fees; (o) the maintenance of adequate insurance; (p) the quality of title to and the condition of assets and properties; (q) the consistency of the allowance for loan losses with GAAP;
(r) the absence of certain undisclosed transactions by USB or Tappan Zee with their respective affiliates; (s) the validity and binding nature of loans reflected as assets in the financial statements of USB and Tappan Zee; and (t) the accounting treatment of the Merger.

EFFECTIVE TIME OF THE MERGER; TERMINATION AND AMENDMENT

    The Effective Time of the Merger will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, unless a later date and time is specified as the effective time in such Certificate of Merger. Such a filing will occur only after the approval of the Merger Agreement by the requisite vote of Tappan Zee's shareholders, receipt of all requisite regulatory approvals, the expiration of all applicable regulatory waiting periods and the satisfaction or waiver of all other conditions to the Merger.

    A closing (the "Closing") will take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger, or on such other date as the parties may mutually agree upon (the "Closing Date"). The parties expect the Closing will take place during the third quarter of calendar 1998.

    The Merger Agreement may be terminated, either before or after approval by the shareholders of Tappan Zee, as follows:

        (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties if the Board of Directors of each so determines by a vote of a majority thereof;

        (b) at any time on or prior to the Effective Time, by either party in writing, if the Board of Directors of such party so determines by a vote of a majority thereof, if the other party has, in any material respect, breached (i) any material covenant or undertaking contained in the Merger Agreement or (ii) any representation or warranty contained in the Merger Agreement, in any case if such breach would have a Material Adverse Effect (as defined in the Merger Agreement) on the non-breaching party and has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

        (c) at any time, by either party in writing, (i) if any application for prior approval of a governmental entity which is necessary to consummate the Merger is denied or withdrawn at the request or recommendation of the governmental entity which must grant such approval, unless within the twenty-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate the Merger Agreement pursuant to this provision if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth therein, or (ii) if any governmental entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the Merger Agreement;

        (d) at any time, by either party in writing, if the shareholders of Tappan Zee do not approve the Merger Agreement, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth in the Merger Agreement to be performed or observed by such party at or before the Effective Time;

        (e) by either party in writing if the Effective Time has not occurred by the close of business on December 31, 1998, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under the Merger Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date; and

        (f) by Tappan Zee if the Average Closing Price is less than $15.00, subject to the following: (i) if Tappan Zee elects to exercise its termination right pursuant to this section, it shall give written notice to USB (provided that such notice of election to terminate may be withdrawn at any time); (ii) during the five-day period commencing with its receipt of such notice, USB shall have the option to increase the consideration to be received by the holders of the Tappan Zee Common Stock hereunder by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-hundredth) obtained by dividing (A) $18.60 by (B) the Average Closing Price; and (iii) if USB so elects within such five-day period, it shall give prompt written notice to Tappan Zee of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this section and the Merger Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

    In the event of termination of the Merger Agreement, the Merger Agreement shall thereafter become void and, subject to certain specified provisions of the Merger Agreement dealing with termination fees, there will not be any liability on the part of any party thereto or their respective officers or directors, except that (a) any such termination shall be without prejudice to the rights of such party arising out of the breach by any other party of any covenant, representation or obligation contained in the Merger Agreement, (b) in certain limited circumstances, a termination fee may become payable as described under "-- Termination Fees" and (c) USB and Tappan Zee each will bear its respective expenses in connection with the Merger Agreement and the transactions contemplated thereby, except that USB and Tappan Zee will share all printing expenses and Commission filing fees.

    To the extent permitted under applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the shareholders of Tappan Zee, the parties may by written agreement (a) amend the Merger Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (c) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto, or (d) waive compliance with any of the agreements or conditions contained therein. However, after any approval of the Merger Agreement by the shareholders of Tappan Zee, there may not be, without further approval of such shareholders, any amendment or waiver of the Merger Agreement that modifies either the amount or the form of the Merger Consideration to be delivered to the shareholders of Tappan Zee.

TERMINATION FEES

    In order to increase the likelihood that the transactions contemplated by the Merger Agreement will be consummated, the Merger Agreement provides that in the event that the Merger Agreement is terminated by USB because of a material breach of the Merger Agreement, as set forth therein, by Tappan Zee, and the triggering events contemplated by the Stock Option Agreement have not occurred, Tappan Zee will be required to pay USB a termination fee of $500,000. If certain triggering events occur pursuant to the Stock Option Agreement within a 12 month period specified in the Stock Option Agreement and USB elects to exercise its right to exercise the Option granted thereunder, then USB will, concurrent with exercise of such Option return to Tappan Zee the $500,000, referred to in the previous sentence, together with interest earned thereon at the federal funds rate. In the event Tappan Zee terminates the Merger Agreement because of a material breach of its terms, as set forth therein, by USB, USB will be required to pay Tappan Zee a termination fee of $250,000.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Tappan Zee Board of Directors, shareholders should be aware that members of Tappan Zee's management and the Tappan Zee Board of Directors have interests in the Merger that are in addition to the interests of shareholders generally. The Tappan Zee Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    TAPPAN ZEE STOCK OPTIONS. The directors and executive officers of Tappan Zee hold stock options to acquire Tappan Zee Common Stock, under Tappan Zee's 1996 Stock Option Plan for Officers and Employees and its 1996 Stock Option Plan for Outside Directors, which become vested and exercisable as to 20% of the optioned shares on July 10, 1997, 1998, 1999, 2000 and 2001, assuming a continuation of the option holder's service through the relevant vesting date, with an acceleration of vesting upon death, disability, retirement or a change in control. Approval of the Merger by the holders of Tappan Zee Common Stock will constitute a change in control of Tappan Zee that will result in the accelerated vesting of all options to acquire Tappan Zee Common Stock outstanding to directors and executive officers. In consideration for entering into a Consulting Agreement and an Employment Agreement, Mr. Byelick and Mr. Murphy, respectively, have waived this acceleration. See "--Consulting Agreement and Employment Agreement".

    Outstanding options to purchase Tappan Zee Common Stock that are not exercised prior to the consummation of the Merger will be converted into options to acquire USB Common Stock as a result of the Merger. As of the Record Date, the directors and executive officers of Tappan Zee beneficially own stock options issued under Tappan Zee's stock option plans to purchase in the aggregate 121,500 shares of Tappan Zee Common Stock. Based on an Exchange Ratio of 1.08 assuming the Average Closing Price is $20.45, such Tappan Zee stock options will be converted into options to purchase 131,220 shares of USB Common Stock. See "--Treatment of Tappan Zee Stock Options."

    TAPPAN ZEE RESTRICTED STOCK. The directors and executive officers of Tappan Zee have received restricted stock awards under Tappan Zee's 1996 Recognition and Retention Plan for Officers and Employees and its 1996 Recognition and Retention Plan for Outside Directors, the balance of which will become vested in equal installments on July 10, 1999, 2000 and 2001, with an acceleration of vesting upon death, disability, retirement or a change in control. Approval of the Merger by the holders of Tappan Zee Common Stock will constitute a change in control of Tappan Zee that will result in the accelerated vesting of all unvested restricted stock awards outstanding to directors and executive officers. In consideration of the Consulting Agreement and the Employment Agreement, Mr. Byelick and Mr. Murphy, respectively, have waived this acceleration. See "--Consulting Agreement and Employment Agreement." An aggregate of 12,264 shares of Tappan Zee restricted stock will become vested with respect to all officers and directors, except Mr. Byelick and Mr. Murphy as a consequence of the approval of the Merger by the holders of Tappan Zee Common Stock. Based on an Exchange Ratio of 1.08 assuming the Average Closing Price is $20.45, unvested Tappan Zee restricted stock awards outstanding to Messrs. Byelick and Murphy aggregating 19,440 shares will be converted into restricted stock awards for 20,995 shares of USB Common Stock.

    CONSULTING AGREEMENT AND EMPLOYMENT AGREEMENT. The Savings Bank will enter into, as of the Effective Time, a Consulting Agreement with Stephen C. Byelick, Tappan Zee's current President and Chief Executive Officer and a director of Tappan Zee, and an Employment Agreement with Harry G. Murphy, Tappan Zee's current Vice President and Secretary and a director of Tappan Zee. The Consulting Agreement and the Employment Agreement will supersede the respective current employment agreements of Messrs. Byelick and Murphy with Tappan Zee and the Savings Bank.

    CONSULTING AGREEMENT. The Consulting Agreement to be entered into by Mr. Byelick and the Savings Bank provides that (i) Mr. Byelick's current employment agreement with Tappan Zee, dated June 23, 1997 and a separate employment agreement with the Savings Bank, also dated June 23, 1997, each will be terminated concurrent with the execution of the Consulting Agreement, (ii) Mr. Byelick will serve as a director emeritus of the Savings Bank and will provide his personal advice and counsel to the Savings Bank in connection with the business of banking and financial services for a period of three years from the date of the Consulting Agreement, (iii) during the term of the Consulting Agreement, Mr. Byelick's services shall be rendered at such times as shall be mutually agreeable to the Savings Bank and Mr. Byelick and that Mr. Byelick shall work a minimum of 10 hours per week not in accordance with any fixed schedule, and (iv) Mr. Byelick agrees not to retire (as defined in the Consulting Agreement) during the first 12 months following the date of the Consulting Agreement.

    Pursuant to the Consulting Agreement, the Savings Bank shall compensate Mr. Byelick at a minimum rate of $77,000 per year, as may be increased from time to time by the Board of Directors of the Savings Bank. In addition, in consideration of Mr. Byelick's waiving all of his rights under his current employment agreements referred to in the preceding paragraph and entering into the Consulting Agreement, the Savings Bank will pay Mr. Byelick a lump sum cash amount equal to $472,000 concurrent with the execution and delivery of the Consulting Agreement. Mr. Byelick also shall be entitled to participate in the Savings Bank's post-retirement health care and life insurance plans in accordance with the terms of such plans and will also continue to vest in his pre-existing stock option grants and restricted stock awards in accordance with the vesting schedule in effect therefor.

    The Consulting Agreement may be terminated by the Savings Bank or Mr. Byelick for any reason, however, if such termination (i) by the Savings Bank is other than for Cause (as defined in the Consulting Agreement), (ii) by Mr. Byelick (a) due to a material breach of the Consulting Agreement by the Savings Bank which has not been cured in accordance therewith, or (b) for Good Reason (as defined in the Consulting Agreement), or (iii) due to Mr. Byelick's Retirement, Disability (each as defined in the Consulting Agreement) or death, then the Savings Bank shall, subject to limitations contained in the Consulting Agreement, pay Mr. Byelick cash severance equal to Mr. Byelick's consulting fee for the then remaining term of the Consulting Agreement, with such amount to be paid in equal monthly installments over the then remaining term of the Consulting Agreement, and unvested stock options to purchase USB Common Stock and unvested restricted stock awards held by Mr. Byelick as of the date of termination will become fully vested as of such date.

    The Consulting Agreement provides for a limitation of benefits thereunder under certain circumstances. If the payments and benefits payable under the Consulting Agreement by the Savings Bank, USB or any affiliate of either of them would constitute a "parachute payment" under
Section 280G of the Code, then the payments and benefits payable by the Savings Bank shall be reduced by the amount, if any, which is the minimum necessary to result in no portion of such payments and benefits being non-deductible to the Savings Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. However, if any reduction in the payments or benefits payable by the Savings Bank occurs, the Consulting Agreement requires USB to provide the payments and benefits to Mr. Byelick that may not be paid by the Savings Bank pursuant to the foregoing limitations in subsequent years. In addition, the Consulting Agreement obligates USB to indemnify Mr. Byelick for the amount of any excise taxes that may otherwise be imposed under Section 4999 as a result of such payments and for the amount of any income and employment taxes triggered by such indemnification.

    The Consulting Agreement also provides for (i) Mr. Byelick's covenant and agreement to not compete with the Savings Bank by employment or affiliation with other financial institutions (as described in the Consulting Agreement) under certain circumstances for a specified period, (ii) his agreement to keep certain information concerning the Savings Bank, USB or any affiliates of either of them confidential, and (iii) his covenant and agreement to not solicit (as defined therein) any officers or employees of the Savings Bank, USB or any affiliates of either of them for employment with other financial institutions (as described in the Consulting Agreement) for a specific period, in each instance without the written consent of the Savings Bank. Further, the Consulting Agreement contains provisions relating to regulatory restrictions with respect to certain agreements entered into by the Savings Bank under 12 C.F.R. Section563.39(b) and 12 U.S.C. Section1828(k). USB has guaranteed the Savings Bank's performance under the Consulting Agreement.

    EMPLOYMENT AGREEMENT. The Employment Agreement to be entered into by Mr. Murphy and the Savings Bank provides that (i) Mr. Murphy's current employment agreement with Tappan Zee, dated June 23, 1997, and a separate employment agreement with the Savings Bank, also dated June 23, 1997, each will be terminated concurrent with execution of the Employment Agreement and (ii) Mr. Murphy will be employed by the Savings Bank as its Executive Vice President and Secretary for a period of three years from the date of the Employment Agreement.

    The Savings Bank shall compensate Mr. Murphy at a minimum base salary of $165,000 per year, which may be increased from time to time by the Savings Bank's Board of Directors. In addition to such base salary, Mr. Murphy shall be entitled to receive during the term of the Employment Agreement such bonus payments as may be determined by the Board of Directors of the Savings Bank. During the term of the Employment Agreement, Mr. Murphy shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing plan, stock option plan, employee stock ownership plan, or other plans, benefits and privileges given to employees and executives of the Savings Bank, to the extent commensurate with Mr. Murphy's then duties and responsibilities, as fixed by the Savings Bank and will also continue to vest in his pre-existing stock option grants and restricted stock awards in accordance with the vesting schedule in effect therefor. In consideration of Mr. Murphy's entering into the Employment Agreement and waiving all of his rights under his current employment agreements referred to above, the Savings Bank will pay Mr. Murphy a signing bonus in a lump sum cash amount equal to $336,000 concurrent with the execution and delivery of the Employment Agreement.

    The Employment Agreement may be terminated by the Savings Bank or Mr. Murphy for any reason, however, if such termination (i) by the Savings Bank is for other than Cause (as defined in the Employment Agreement), (ii) by Mr. Murphy
(a) due to a material breach of the Employment Agreement which has not been cured in accordance therewith or (b) for Good Reason (as defined in the Employment Agreement), or (iii) due to Mr. Murphy's Disability (as defined in the Employment Agreement) or death, then the Savings Bank shall, subject to limitations contained in the Employment Agreement, pay Mr. Murphy a cash severance amount equal to his base salary for the then remaining term of the Employment Agreement, with such amount to be paid in equal monthly installments over the then remaining term of the Employment Agreement, and unvested stock options to purchase USB Common

Stock and unvested restricted stock awards held by Mr. Murphy as of the date of termination will become fully vested as of such date.

    The Employment Agreement provides for a limitation of benefits under certain circumstances. If the payments and benefits payable under the Employment Agreement by the Savings Bank, USB or any affiliate of either of them would constitute a "parachute payment" under Section 280G of the Code, then the payments and benefits payable by the Savings Bank shall be reduced by the amount, if any, which is the minimum necessary to result in no portions of such payments and benefits being non-deductible to the Savings Bank pursuant to
Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. However, if any reduction in the payments or benefits payable by the Savings Bank occurs, the Employment Agreement requires USB to provide the payments and benefits to Mr. Murphy that may not be paid by the Savings Bank pursuant to the foregoing limitations in subsequent years. In addition, the Employment Agreement obligates USB to indemnify Mr. Murphy for the amount of any excise taxes that may otherwise be imposed under Section 4999 of the Code as a result of such payments and for the amount of any income and employment taxes triggered by such indemnification.

    The Employment Agreement also provides for (i) Mr. Murphy's covenant and agreement to not compete with the Savings Bank by employment or affiliation with other financial institutions (as defined in the Employment Agreement) under certain circumstances for a specified period, (ii) his agreement to keep certain information concerning the Savings Bank, USB or any affiliates of either of them confidential, and (iii) his covenant and agreement to not solicit (as defined in the Employment Agreement) any officers or employees of the Savings Bank, USB or any affiliates of either of them for employment with other financial institutions (as described therein) for a specified period, in each instance without the written consent of the Savings Bank. In addition, the Employment Agreement contains provisions relating to regulatory restrictions with respect to certain agreements entered into by the Savings Bank under 12 C.F.R. Section563.39(b) and 12 U.S.C Section1828(k). USB has guaranteed the Savings Bank's performance under the Employment Agreement.

    DEFERRED COMPENSATION PLAN FOR DIRECTORS AND OFFICERS. The Savings Bank maintains a Deferred Compensation Plan for Directors and Officers in which all directors, other than Messrs. Logan and Plunkett, are participants. Participants defer receipt of all or a portion of their compensation for services to the Savings Bank. Amounts deferred are invested in Tappan Zee Common Stock or in designated mutual funds or are used to pay premiums on a life insurance policy on the life of the participant. Benefit payments are based on the ultimate value of the investments made with deferred amounts and on the insurance coverage provided by any applicable life insurance policy. Upon a change in control, any life insurance policies purchased with deferred amounts must be fully paid up by Tappan Zee in order that the level of insurance coverage (and, therefore, the benefit payments derived therefrom) is maintained. Approval of the Merger by the holders of Tappan Zee Common Stock will constitute a change in control for purposes of the Deferred Compensation Plan for Directors and Officers and will result in a requirement that Tappan Zee cause all insurance policies purchased thereunder to be fully paid up.

    BOARD AND CHAIRMAN'S COUNCIL MEMBERSHIP. USB has agreed to appoint Kevin J. Plunkett, who currently serves a Director of Tappan Zee and the Savings Bank, to the Board of Directors of USB effective as of the Effective Time. In addition, USB will appoint those Directors of Tappan Zee who so desire, other than Mr. Plunkett and Mr. Murphy, to serve on USB's Chairman's Council. USB's Chairman's Council advises the Bank of community needs and opportunities and membership thereon is at the discretion of USB's Chairman and without remuneration. Following consummation of the Merger, the Board of Directors of the Savings Bank will consist of John T. Cooney, Gerald L. Logan, Harry G. Murphy and Kevin J. Plunkett, each of whom is a member of the Savings Bank's current Board of Directors, and the remaining vacancies will be filled by USB, as the sole shareholder of the Savings Bank. Stephen C. Byelick will be Director Emeritus of the Savings Bank.

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
    INDEMNIFICATION AND INSURANCE. USB has agreed in the Merger Agreement to indemnify each present and former director, officer or employee of Tappan Zee or its subsidiaries and each officer or employee of Tappan Zee or its subsidiaries that is serving or has served as a director or trustee of another entity expressly at Tappan Zee's request or direction, from and after the Effective Time through the sixth anniversary thereof. Such indemnification will be applicable with respect to any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement, including the entering into of the Stock Option Agreement), if first asserted or claimed prior to the date of the Merger Agreement and previously disclosed in accordance therewith, if first asserted or claimed between the date of the Merger Agreement and the Effective Time and disclosed in accordance with Section 5.13 thereof or if first asserted or claimed after the Effective Time, to the fullest extent, if any, that such indemnified party, would have been entitled to indemnification or the advancement of expenses by Tappan Zee under Article X of its Certificate of Incorporation on the one hand or by the Savings Bank under Article XII of its Bylaws on the other hand (the "Indemnification Rights"), as in effect on the date of the Merger Agreement and previously disclosed in accordance therewith, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition thereof, and provided, further, that nothing contained in this provision shall enlarge the rights to indemnification contained in the Indemnification Rights or extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification. Without limiting the foregoing, USB also has agreed that all limitations of liability existing in favor of persons indemnified in Article IX of the Tappan Zee Certificate of Incorporation, as on the date of the Merger Agreement and previously disclosed in accordance therewith, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.

    USB has agreed to maintain Tappan Zee's existing directors' and officers' liability insurance policy (or purchase an insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by Tappan Zee for a period of six years following the Effective Time, provided, however, that in no event shall USB be required to expend on an annual basis more than 125% of the amount paid by Tappan Zee as of the date of the Merger Agreement for such insurance coverage (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if USB is unable to maintain or obtain the insurance called for pursuant to this provision, USB shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. At the request of USB, Tappan Zee shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time on the terms set forth in such sentence.

    In the event that USB or any of its respective successors or assigns (i) consolidates with or merges into any other Person (as defined in the Merger Agreement) and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in Section 5.9 of the Merger Agreement relating to indemnification and insurance, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

RESALE CONSIDERATIONS WITH RESPECT TO THE USB COMMON STOCK

    The shares of USB Common Stock that will be issued in the Merger have been registered under the Securities Act and listed on AMEX and will be freely transferable, except for USB Common Stock received by persons, including directors and executive officers of Tappan Zee, who may be deemed to be "affiliates" of Tappan Zee for purposes of Rule 145, promulgated under the Securities Act, and any Tappan Zee shareholder who may be deemed to be an "affiliate" of USB for purposes of Rule 144 promulgated under the Securities Act (each an "Affiliate"). Affiliates may not sell their shares of USB Common Stock acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering such USB Common Stock or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Tappan Zee generally include individuals or entities that control, are controlled by, or are under common control with, Tappan Zee and may include certain officers and directors of Tappan Zee as well as any shareholders who own more than 10% of the Tappan Zee Common Stock.

    Rules 144 and 145 restrict the sale of USB Common Stock received in the merger by Affiliates and certain of their family members and related interests. Generally, during the year following the Effective Time, those persons who are Affiliates of Tappan Zee at the time of the Special Meeting, provided they are not Affiliates of USB at or following the Effective Time, may publicly resell any USB Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of USB Common Stock sold by them in any three-month period and as to the manner of sale. After the one year period, such Affiliates may resell their shares without such restriction so long as there is adequate current public information with respect to USB as required by Rule 144. Persons who are Affiliates of USB after the Effective Time may publicly resell the USB Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

    The ability of Affiliates to resell shares of USB Common Stock received in the Merger under Rule 144 or Rule 145 as summarized herein generally will be subject to USB's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell USB Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an exemption therefrom. This Proxy Statement/Prospectus does not cover any resales of USB Common Stock received by persons who may be deemed to be Affiliates of USB or Tappan Zee.

    Each director and executive officer of Tappan Zee and USB has entered into an agreement with USB and Tappan Zee, respectively, providing that, among other things, as an affiliate, he will not transfer any USB Common Stock received in the Merger except in compliance with the Securities Act and will make no dispositions of any USB Common Stock or Tappan Zee Common Stock during the period commencing 30 days prior to the Effective Time through the date on which financial results covering at least 30 days of combined operations of USB and Tappan Zee after the Merger have been published within the meaning of Section
201.01 of the Commission's Codification of Financial Reporting Policies.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Elias, Matz, Tiernan & Herrick L.L.P., special counsel to USB, has rendered an opinion to USB and Tappan Zee as to the principal federal income tax consequences expected to result from the Merger. Such opinion is included as an exhibit to the Registration Statement. Neither the opinion nor this summary thereof addresses any tax considerations under foreign, state or local laws, or the tax considerations to certain shareholders in light of their particular circumstances, including persons who are not United States citizens, or who are resident aliens, life insurance companies, dealers in securities, tax exempt entities, shareholders who received their shares through the exercise of employee stock options or through other compensation arrangements, and shareholders who do not hold their shares as "capital assets" within the meaning of Section 1221 of the Code.

    No rulings have been requested from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the Merger. Shareholders should be aware that the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is not binding on the IRS. Shareholders also should be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. The opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon the federal income tax laws as in effect on the date of such opinion and as those laws are currently interpreted. There can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained therein.

    The federal income tax consequences discussed below are conditioned upon, and the opinion of Elias, Matz, Tiernan & Herrick L.L.P. is based upon, the accuracy as of the date hereof and thereof and at, as of and after the Effective Time of the Merger of certain assumptions, including, but not limited to, the following (taking into account for purposes hereof all of the events which are contemplated under the Merger Agreement) that (A) pursuant to the Merger, the holders of Tappan Zee Common Stock receive USB Common Stock having a value as of the Effective Time of the Merger of not less than fifty percent (50%) of the value of the Tappan Zee Common Stock as of the same date; (B) following the Merger, USB will continue the historic business of Tappan Zee or use a significant portion of Tappan Zee's historic business assets in a business; and
(C) A BONA FIDE corporate business purpose exists for the Merger.

    USB and Tappan Zee believe that all of the foregoing assumptions are accurate as of the date hereof, and will be accurate at, as of and after the Effective Time of the Merger. If either USB or Tappan Zee learns before the Effective Time of the Merger that such assumptions are false and that its counsel therefore believes that the Merger is unlikely to be treated as a tax-free reorganization, then additional shareholder approval will be obtained before consummation of the Merger.

    Elias, Matz, Tiernan & Herrick L.L.P. has rendered an opinion to USB and Tappan Zee, based upon the assumptions set forth therein and herein, that the Merger will be treated as a reorganization within the meaning of Section 368 of the Code and will have the following federal income tax consequences: (i) no gain or loss will be recognized by USB or Tappan Zee as a result of the Merger;
(ii) no gain or loss will be recognized by the shareholders of Tappan Zee who exchange their Tappan Zee Common Stock solely for shares of USB Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in USB Common Stock); (iii) the tax basis of the shares of USB Common Stock received by shareholders who exchange all of their Tappan Zee Common Stock solely for USB Common Stock in the Merger will be the same as the tax basis of the Tappan Zee Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) the holding period of such shares of USB Common Stock will include the holding period of the Tappan Zee Common Stock for which it is exchanged.

ACCOUNTING TREATMENT OF THE MERGER

    The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of USB and Tappan Zee will be carried forward to the combined corporation at their recorded amounts; income of the combined corporation will include income of both USB and Tappan Zee for the entire fiscal year of USB in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined corporation as if the Merger had taken place prior to the periods covered by such financial statements. Expenses incurred in connection with the Merger will constitute expenses for the accounting periods to which such expenses relate.

    It is a condition to completion of the Merger that USB and Tappan Zee each receive an opinion from its respective independent accountants confirming that the Merger will qualify as a pooling-of-interests for financial accounting purposes. As of the date of this Proxy Statement/Prospectus, neither USB nor Tappan

Zee has any reason to believe that their respective independent accountants will be unable to deliver an opinion that the Merger will qualify as a pooling-of-interests for financial accounting purposes. See "Pro Forma Condensed Combined Financial Statements (Unaudited)."

ABSENCE OF DISSENTERS' RIGHTS OF APPRAISAL

    In connection with the Merger, holders of shares of Tappan Zee Common Stock will not have the right to dissent under the DGCL and demand payment of the fair market value of such shares of Tappan Zee Common Stock.

    Under the DGCL, stockholders of a Delaware corporation who dissent from a merger or consolidation of the corporation may be entitled to appraisal rights, unless such corporation's shares are (a) either (i) listed on a national securities exchange or designated as a national market system security of an inter-dealer quotation system by the National Association of Securities Dealers, Inc. ("NASD"), or (ii) held of record by more than 2,000 stockholders, and (b) such stockholders receive only shares of stock or depository receipts of the corporation surviving or resulting from the merger or consolidation, or shares of stock or depository receipts of any other corporation, which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the NASD or held of record by more than 2,000 stockholders. Since the Tappan Zee Common Stock is presently listed on the NASDAQ/NMS and the USB Common Stock to be received pursuant to the Merger is presently listed on the AMEX, the holders of Tappan Zee Common Stock are not entitled to appraisal rights.

EXPENSES OF THE MERGER

    The Merger Agreement provides that USB and Tappan Zee each will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including legal, accounting, and financial consulting expenses. Printing expenses and filing fees related to the Proxy Statement/Prospectus and the Registration Statement, however, will be shared equally by USB and Tappan Zee.

STOCK OPTION AGREEMENT

    As a condition to USB entering into the Merger Agreement, USB and Tappan Zee entered into a Stock Option Agreement, dated as of March 6, 1998, a copy of which is attached to this Proxy Statement/ Prospectus as Appendix B and is incorporated by reference herein. The following summary is qualified in its entirety to the full text of the Stock Option Agreement.

    Pursuant to the Stock Option Agreement, Tappan Zee granted to USB an option to purchase, under certain circumstances, up to 294,134 shares of Tappan Zee Common Stock (representing 19.9% of the outstanding shares of Tappan Zee Common Stock as of March 6, 1998) at a price of $18.50 per share (the "Option").

    The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the Merger be interested in acquiring all of or a significant interest in Tappan Zee from considering or proposing such an acquisition, even if such person were prepared to pay a higher price per share for Tappan Zee Common Stock than the value per share contemplated by the Merger Agreement. The acquisition of Tappan Zee, a significant portion of its consolidated assets or an interest in Tappan Zee, or an agreement to do so, could cause the Option to become exercisable. The existence of such Option could significantly increase the cost to a potential acquiror of acquiring Tappan Zee compared to its cost had the Stock Option Agreement not been executed. Such increased costs might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower price per share to acquire Tappan Zee than it might otherwise have proposed to pay.

    Pursuant to the Stock Option Agreement, USB may exercise the Option, in whole or in part, at any time and from time to time, provided that (i) USB shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Merger Agreement or the Stock Option Agreement, and
(ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Purchase Event (as such term is hereinafter defined); and provided further that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, as provided in the Merger Agreement, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as such term is hereinafter defined), other than a termination of the Merger Agreement by USB pursuant to Section 7.1(b) thereof (a "Default Termination"), (C) 12 months after the termination of the Merger Agreement by USB pursuant to a Default Termination, and (D) 12 months after termination of the Merger Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws, including without limitation the BHCA, and the Home Owners' Loan Act, as amended ("HOLA").

    The term "Purchase Event" means the occurrence of any of the following events:

    (i) Without USB's prior written consent, Tappan Zee shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than USB or any subsidiary of USB) to effect (A) a merger, consolidation or similar transaction involving Tappan Zee or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Tappan Zee or any of its subsidiaries representing in either case 25% or more of the consolidated assets of Tappan Zee and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Tappan Zee or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

    (ii) any person (other than USB or any subsidiary of USB) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of Tappan Zee Common Stock.

    The term "Preliminary Purchase Event" means the occurrence of any of the following events:

    (i) any person (other than USB or any subsidiary of USB) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Tappan Zee Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Tappan Zee Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

    (ii) (A) the holders of Tappan Zee Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or (C) Tappan Zee's Board of Directors shall have withdrawn or modified in a manner adverse to USB the recommendation of Tappan Zee's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than USB or any subsidiary of USB) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHCA, the HOLA, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

    (iii) Tappan Zee shall have breached any representation, warranty, covenant or obligation contained in the Merger Agreement and such breach would entitle USB to terminate the Merger Agreement under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Merger Agreement) after (x) a bona fide proposal is made by any person (other than USB or any subsidiary of USB) to Tappan Zee or its shareholders to engage in an Acquisition Transaction, (y) any person (other than USB or any subsidiary of USB) states its intention to Tappan Zee or its shareholders to make a proposal to engage in an Acquisition Transaction if the Merger Agreement terminates or (z) any person (other than USB or any subsidiary of USB) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

    As used in the Stock Option Agreement, the term "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    The Stock Option Agreement provides that USB may require, under certain circumstances, Tappan Zee to repurchase the Option and all shares of Tappan Zee Common Stock purchased by USB pursuant to the Option on the terms and conditions set forth in the Stock Option Agreement.

    The Stock Option Agreement provides that it will terminate upon completion of the transactions contemplated by the Merger Agreement.

    The Stock Option Agreement, together with (i) Tappan Zee's agreement to not solicit other transactions relating to the acquisition of Tappan Zee by a third party (See "--No Solicitation") and (ii) the agreement of Tappan Zee's directors to vote their shares of Tappan Zee Common Stock in favor of the Merger Agreement, are intended to increase the likelihood that the Merger will be completed in accordance with the terms of the Merger Agreement and may have the effect of discouraging competing offers to the Merger.

AFFILIATE AGREEMENTS

    In conjunction with the Merger Agreement, USB has entered into the Tappan Zee Affiliate Agreement, dated as of March 6, 1998, with the directors of Tappan Zee. Pursuant to the Tappan Zee Affiliate Agreement, each director of Tappan Zee has agreed in his personal capacity, among other things, (i) to vote the shares of Tappan Zee Common Stock beneficially owned by him in favor of the Merger Agreement and (ii) to not transfer such shares of Tappan Zee Common Stock or shares of USB Common Stock acquired upon consummation of the Merger or otherwise during specified periods and to not enter into any transactions with respect to any shares of USB Common Stock during specified periods.

    Also in conjunction with the Merger Agreement, the directors and executive officers of USB have entered into the USB Affiliate Agreement with Tappan Zee, dated March 6, 1998. Pursuant to the USB Affiliate Agreement, each director and executive officer of USB has agreed in his personal capacity to not transfer any shares of USB Common Stock during specified periods.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS

    The Board of Directors and executive officers of USB in office immediately prior to the Effective Time of the Merger will constitute USB's Board of Directors and executive officers after completion of the Merger, except with respect to Kevin J. Plunkett, a current director of Tappan Zee and the Savings Bank, whom USB has agreed to appoint to USB's Board of Directors as of the Effective Time. See "-- Information Regarding Mr. Plunkett ." In addition, as discussed in "Interests of Certain Persons in the Merger--Board and Chairman's Council Memberships" above, USB will appoint those directors of Tappan Zee who so desire, other than Mr. Plunkett and Mr. Murphy, to serve on USB's Chairman's Council.

CONSOLIDATION OF OPERATIONS

    USB expects to achieve certain expense savings and operating synergies as a result of the Merger. These expense savings and operating synergies are anticipated to aggregate approximately 40% to 50% of Tappan Zee's recurring operating expenses. The rate of expected expense savings and operating synergies is expected to be achieved by the end of twelve months from the Effective Time. USB expects that such expense savings and operating synergies will be realized primarily as the result of the elimination of duplicative administrative and back office functions. Because of the uncertainties inherent in combining two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of expense savings will be realized, that any such expense savings will be realized over the time period currently anticipated or that such expense savings will not be offset to some degree by increases in other expenses, including expenses relating to integrating the two companies.

    Any such expected expense savings or synergies do not give effect to an expected one-time charge of approximately $4.0 million to $5.0 million, ($3.0 million to $3.5 million, net of taxes), relating to Merger expenses, which will be incurred upon completion of the Merger. Such expenses will be incurred principally as a result of salaries and benefits, including payments pursuant to employment and change in control agreements and other severance payments and termination/merger of employee benefit plans ($2.3 million to $3.0 million), estimated investment banking fees ($700,000 to $800,000), legal, accounting and other professional fees ($500,000 to $600,000), and system conversion, printing and other costs ($500,000 to $600,000).

INFORMATION REGARDING DIRECTOR TO BE ADDED TO USB'S BOARD OF DIRECTORS

    As discussed above, Kevin J. Plunkett, who currently serves as a Director of Tappan Zee and the Savings Bank, will be appointed to the Board of Directors of USB effective at the Effective Time. Mr. Plunkett has served as a Director of Tappan Zee since its formation in 1995 and has been a Director of the Savings Bank since 1990. Mr. Plunkett has been a practicing attorney since 1975. Mr. Plunkett was an Assistant District Attorney, Felony Trial Division, of Westchester County from 1975 to 1979 and was an Acting Village Justice for the Village of Tarrytown from 1985 to 1987. He is the Village Attorney for the Village of Irvington, N.Y. and the Village of Dobbs Ferry, N.Y. Mr. Plunkett is currently a member in the law firm of Plunkett & Jaffe, P.C., with offices in White Plains, New York City and Albany. He is a member of the Board of Trustees of Iona College, New Rochelle, New York.

    Mr. Plunkett receives fees and benefits in accordance with the fee arrangements and other benefits paid to all outside directors of Tappan Zee.

    FEE ARRANGEMENTS. Currently, each outside director of Tappan Zee receives a fee of $700 per meeting attended and, in addition to such fee, the Chairman of the Board receives a fee of $200 per month for Board service. All committee members receive a fee of $300 for attendance at each committee meeting, with the exception of members of the Examining and Audit Committee. The Chairman and members of the Examining and Audit Committee receive a fee of $250 and $100, respectively, for each committee meeting attended. When the Boards of Directors of Tappan Zee and the Savings Bank meet on the same day, only one meeting fee is paid to any director. In such a circumstance, the meeting fee is paid by the Savings Bank.

    DIRECTORS' RETIREMENT PLAN. Tappan Zee maintains a non-qualified retirement plan for eligible outside directors (the "Directors' Retirement Plan"). This Plan provides benefits to each eligible outside director of Tappan Zee commencing on his termination of Board service at or after age 65. Each outside director who served or agreed to serve on the Board of Directors of Tappan Zee or the Savings Bank subsequent to the completion of the Conversion automatically became a participant in the Plan unless prior to, or, on or after such date, the director irrevocably elected to participate in the Deferred Compensation Plan (described below) and waived benefits under the Directors' Retirement Plan. Currently, there are only two outside directors participating in the Directors' Retirement Plan. An eligible outside director retiring at or after age 65 will be paid an annual retirement benefit equal to the amount of the aggregate compensation for services as a director (excluding stock compensation) paid to him for the 12-month period immediately prior to his termination of Board service, multiplied by a fraction, the numerator of which is the number of his years of service as an outside director (including service as a director or trustee of the Savings Bank or any predecessor) and the denominator of which is
10. An individual who terminates Board service after having served as an outside director for 10 years may elect to begin collecting benefits under the Directors' Retirement Plan at or after attainment of age 50, but the annual retirement benefits payable to him will be reduced pursuant to the Plan's early retirement reduction formula to reflect the commencement of benefit payments prior to age 65. An outside director may elect to have his benefits distributed in any one of the following forms: (i) a single life annuity; (ii) a 50% or 100% joint and survivor annuity; or (iii) a single life annuity with a 5, 10, or 15 year guaranteed term. In the event an outside director dies prior to the commencement of benefit payments under the Directors' Retirement Plan, a 50% survivor annuity will automatically be paid to his surviving spouse.

    DEFERRED COMPENSATION PLAN FOR DIRECTORS. Tappan Zee also maintains a non-qualified deferred compensation plan ("Deferred Compensation Plan") pursuant to which directors may defer receipt of all or a portion of the compensation received for their services to Tappan Zee or the Savings Bank and its affiliated companies (including compensation paid to an officer-director for service as an officer). Any director who elects to participate in the Deferred Compensation Plan will be deemed to have irrevocably waived his benefits under the Directors' Retirement Plan. Compensation deferred is applied to either the purchase of investments (including shares of Tappan Zee Common Stock) for the account of the director, in which case the amount of deferred benefits payable is based on the investment performance of the investments made, or the compensation deferred is used to pay annual premiums on life insurance policies owned by the Savings Bank and covering the lives of the participants, in which case the amount of deferred benefits payable is based on the value to the Savings Bank of expected death benefit proceeds. Deferred benefits are paid in installments over a period of ten years beginning upon termination of service as a director. In the event a director dies prior to the complete distribution of his account in the Deferred Compensation Plan, the remainder will be paid in a single sum payment to his designated beneficiary. The Deferred Compensation Plan currently requires the full funding of all premiums due under the four existing life insurance contracts purchased for the Plan in the event a "change in control," such as the Merger, were to occur. A separate trust fund has been established with an independent fiduciary (the "Trustee") for the purpose of accumulating funds to be used to satisfy Tappan Zee's obligations under the Deferred Compensation Plan. The Trustee will vote any shares of Tappan Zee Common Stock purchased for a participant's account in the Deferred Compensation Plan in accordance with the directions given by such participant. See "The Merger--Interests of Certain Persons in the Merger."

    OUTSIDE DIRECTOR OPTION PLAN AND OUTSIDE DIRECTOR RRP. Tappan Zee has also established, with the approval of its shareholders obtained at the 1996 annual meeting (the "1996 Annual Meeting") the

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Outside Director Option Plan and the Outside Director Recognition and Retention
Plan. In general, only non-employee directors of Tappan Zee may participate and receive awards under these Plans. At the 1996 Annual Meeting, when the Outside Director Option Plan and Outside Director RRP first became effective, each outside director was granted a non-qualified stock option to purchase 8,100 shares of Tappan Zee Common Stock and a restricted stock award covering 3,240 shares of Common Stock. The options and restricted stock awards vest at the rate of 20% per year, on each anniversary of the award grant date, with full vesting to occur after a five consecutive year period. In addition, the Outside Director Option Plan and Outside Director RRP provide for the options granted to outside directors to become immediately exercisable and for the shares of restricted stock granted to them to become fully distributable--prior to the expiration of the five year period--upon an outside director's retirement, death, disability, or a "change in control," which, for this purpose, would include shareholder approval of the Merger Agreement. See "--The Merger--Interests of Certain Persons in the Merger."

                              ADDITIONAL PROPOSAL

    The Bylaws of Tappan Zee require that no business be transacted and no corporate action be taken at a special meeting of shareholders other than that stated in the Notice of Meeting. Tappan Zee's Board of Directors is not aware of any other business that may properly come before the Special Meeting. The Tappan Zee Board of Directors seeks the authorization of the shareholders of Tappan Zee, in the event such matters come before the meeting, including, but not limited to, consideration of whether to postpone or adjourn the Special Meeting once called to order to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the transactions contemplated by the Merger Agreement, or otherwise, to direct the manner in which those shares represented at the Special Meeting by proxies solicited pursuant to this Proxy Statement/Prospectus shall be voted as to such other matters. As to all such matters, Tappan Zee's Board of Directors intends that it would direct the voting of such shares in the manner determined, in its discretion, and in the exercise of its duties and responsibilities, to be in the best interests of Tappan Zee and its shareholders, taken as a whole.

    THE TAPPAN ZEE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AUTHORIZATION OF THE BOARD OF DIRECTORS OF TAPPAN ZEE, IN ITS DISCRETION, TO DIRECT THE VOTE OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND ANY ADJOURNMENT THEREOF, INCLUDING, WITHOUT LIMITATION, A MOTION TO ADJOURN THE MEETING.

                      OWNERSHIP OF TAPPAN ZEE COMMON STOCK
           BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF TAPPAN ZEE

    PRINCIPAL SHAREHOLDERS OF TAPPAN ZEE. The following table sets forth, as of May 31, 1998, certain information as to Tappan Zee Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of Tappan Zee Common Stock. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of Tappan Zee Common Stock as of May 31, 1998. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Commission and with Tappan Zee pursuant to the Exchange Act. Addresses provided are those listed in such filings as the address of the person authorized to receive notices and communications. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned. For purposes of the table below and the table set forth under "Stock Owned by Management," in accordance with Rule 13d-3 promulgated under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Tappan Zee Common Stock (1) over which he/she has or shares, directly or indirectly, voting or investment power, or (2) of which he/she has the right to acquire beneficial ownership at any time within 60 days after May 31, 1998. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of such shares.

                                                                         AMOUNT AND NATURE OF  PERCENT OF COMMON
NAME AND ADDRESS                                                         BENEFICIAL OWNERSHIP  STOCK OUTSTANDING
-----------------------------------------------------------------------  --------------------  ------------------
Compensation Committee of the Board of Directors of Tappan Zee              171,872 shares(1)           11.63%
Financial, Inc. in its capacity as the administrator of the Employee
Stock Ownership and Recognition and Retention Plans of Tappan Zee
Financial, Inc.
75 North Broadway
Tarrytown, NY 10591

The Employee Stock Ownership Plan Trust of Tappan Zee Financial, Inc.       129,600 shares(2)            8.77
and Certain Affiliates
250 Park Avenue
New York, NY 10177

Endeavour Capital Partners, L.P.                                            126,000 shares(3)            8.52
555 Madison Avenue
New York, NY 10022

BRT Realty Trust                                                            119,950 shares(4)            8.12
60 Cutter Mill Road Suite 303
Great Neck, NY 11201

John Hancock Advisors, Inc.                                                  87,500 shares(5)            5.92
P.O. Box 111
Boston, MA 02117

------------------------

(1) The Compensation Committee administers the Employee Stock Ownership Plan of Tappan Zee Financial, Inc., a tax-qualified employee stock ownership plan covered by the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Individual accounts are maintained in the ESOP for the accrued benefits of participating employees and their beneficiaries (see note 2 below). The Compensation Committee also administers the 1996 Recognition and Retention Plan for Officers and Employees of Tappan Zee Financial, Inc. ("Employee RRP") and the 1996 Recognition and Retention Plan for Outside Directors of Tappan Zee Financial, Inc. ("Outside

                                                  (NOTES CONTINUED ON NEXT PAGE)

    Director RRP"), two non-qualified plans (collectively, the "RRPs"). The assets of the ESOP and the RRPs are held in separate trusts (the "ESOP Trust" and "RRP Trust," respectively) by Marine Midland Bank which serves as trustee (the "Trustee") of these trusts. Since the Compensation Committee has shared "investment power" defined to mean the power to dispose (or to direct the disposition of) the assets of the ESOP and RRP Trusts, consisting of 171,872 shares of Tappan Zee Common Stock, as of May 31, 1998, the Compensation Committee may be deemed to have beneficial ownership of these shares. Any unawarded shares held in the RRP Trust are generally required to be voted by the Trustee as directed by the Compensation Committee to reflect the votes of participating employees with respect to awarded shares. The Committee has the power to direct the Trustee with respect to the disposition or restriction of all shares held in the ESOP and RRP Trusts except in the case of a tender or exchange offer and, in this case, the Compensation Committee disclaims beneficial ownership of these shares. Each member of the Compensation Committee disclaims beneficial ownership of such shares.

(2) The ESOP Trust purchased the shares of Tappan Zee Common Stock shown in the table above with funds borrowed from Tappan Zee. The shares purchased by the ESOP Trust are held in a suspense account for release and allocation to participants' accounts on an annual basis, on the last day of each calendar year, following re-payment of the principal and interest due on the ESOP's loan. As of May 31, 1997, a total of 35,537 shares purchased by the ESOP Trust had been allocated to participants' accounts and the balance, 94,063 shares, remained unallocated and were held in the ESOP Trust's suspense account. This represents the number of shares that had been allocated as of December 31, 1997, the annual ESOP allocation date. The terms of the ESOP provide that, subject to the ESOP Trustee's fiduciary responsibilities under ERISA, the ESOP Trustee will vote, tender or exchange shares of Tappan Zee Common Stock held in the ESOP Trust and allocated to participants in accordance with instructions received from such participants. The ESOP Trustee will vote allocated shares as to which no instructions are received and any shares that have not been allocated to participants' accounts in the same proportion as it votes the allocated shares with respect to which the ESOP Trustee receives instructions. The ESOP Trustee will tender or exchange any shares in the suspense account or that otherwise have not been allocated to participants' accounts in the same proportion as the allocated shares with respect to which the ESOP Trustee receives instructions are tendered or exchanged. With respect to allocated shares as to which no instructions are received, the ESOP Trustee will be deemed to have received instructions not to tender or exchange such shares. Except as described in note 1 above, the Compensation Committee has investment power, except in limited circumstances, but no voting power over all Tappan Zee Common Stock held in the ESOP Trust.

(3) Endeavour Capital Partners L.P. ("Endeavour") filed with the SEC a Schedule 13D, dated as of October 17, 1995. Based on Endeavour's Schedule 13D, it has shared voting and investment power over the 126,000 shares with Michael J. Katz and Lawrence M. Austin, the general partners of Endeavour. Endeavour is a privately-owned investment partnership.

(4) BRT Realty Trust ("BRT") filed with the Commission a Schedule 13D, dated as of June 2, 1997 and amended as of July 18, 1997 and October 31, 1997. Based on BRT's Schedule 13D, BRT has sole voting and investment power over the 119,950 shares. BRT is a privately-owned Massachusetts business trust, intended to qualify as a Real Estate Investment Trust.

(5) John Hancock Advisors, Inc. ("JHA") filed with the SEC a Schedule 13G, dated as of January 28, 1997. Based on JHA's Schedule 13G, JHA is the investment advisor for The John Hancock Bank and Thrift Opportunity Fund, a closed-end diversified management company that holds 30,000 of the shares indicated, and the John Hancock Regional Bank Fund, an open-end diversified management company that hold the remaining 57,500 shares. As investment advisor, JHA has sole voting and investment power over the 87,500 shares.

    STOCK OWNED BY MANAGEMENT. The following table sets forth information as of May 31, 1998 with respect to the shares of Tappan Zee Common Stock beneficially owned by each director of Tappan Zee, each executive officer and by all directors and executive officers as a group.

                                                                            AMOUNT AND NATURE          % OF
                                                    POSITION WITH             OF BENEFICIAL        COMMON STOCK
NAME                                               TAPPAN ZEE (1)        OWNERSHIP(2)(3)(4)(5)(6) OUTSTANDING(7)
--------------------------------------------  -------------------------  -----------------------  ---------------
Stephen C. Byelick..........................  President and Chief                   49,945(8)             3.34%
                                              Executive Officer and
                                              Director
Harry G. Murphy.............................  Vice President and                    40,923(9)             2.74
                                              Secretary and Director
John T. Cooney..............................  Director                              13,480                   *
Marvin Levy.................................  Director and                          10,832(10)               *
                                              Chairman
Gerald L. Logan.............................  Director                              10,980                   *
Kevin J. Plunkett...........................  Director                              12,580(11)               *
Paul R. Wheatley............................  Director                               9,980(12)               *
All directors and executive officers
  as a group (7 persons)....................                                       249,058               16.31

------------------------

*   Less than one percent

(1) Titles are for both Tappan Zee and the Savings Bank.

(2) See "-Principal Shareholders of Tappan Zee" for a definition of "beneficial ownership." All persons shown in the above table have sole voting and investment power, except as otherwise indicated.

(3) Includes 12,960 shares of restricted stock awarded to each of Mr. Byelick and Mr. Murphy under the Employee RRP, as to which each has sole voting power but no investment power and 2,592 shares of restricted stock awarded to each of Messrs. Cooney, Levy, Logan, Plunkett and Wheatley under the Outside Director RRP, as to which each has sole voting power but no investment power. See "Interests of Certain Persons in the Merger" for details on the impact shareholder approval of the Merger Agreement will have on the vesting of these awards.

(4) Includes 16,200 shares subject to options granted to each of Mr. Byelick and Mr. Murphy pursuant to the Employee Option Plan which may be acquired within 60 days after May 31, 1998 and 3,240 shares subject to options granted to each of Messrs. Cooney, Levy, Logan, Plunkett and Wheatley under the Outside Director Option Plan which may be acquired within 60 days from May 31, 1998. Does not include the 24,300 shares subject to options granted to each of Mr. Byelick and Mr. Murphy pursuant to the Employee Option Plan which are not currently exercisable and will not become exercisable within the next 60 days. Also does not include the 4,860 shares subject to options granted to each of Messrs. Cooney, Levy, Logan, Plunkett and Wheatley which are not currently exercisable and will not become exercisable in the next 60 days. See "Interests of Certain Persons in the Merger" for a discussion of the impact that shareholder approval of the Merger Agreement will have on the vesting and exercisability of the stock options granted to these officers and outside directors.

(5) The figures shown include shares held in trust pursuant to the ESOP that have been allocated as of May 31, 1998 to individual accounts as follows:
    Mr. Byelick, 6,545 shares, Mr. Murphy 5,423 shares and all directors and executive officers as a group, 11,968 shares. Such persons have voting power (subject to the legal duties of the Trustee) but no investment power, except in limited circumstances, as to such shares. The figures shown for Messrs. Byelick and Murphy do not include 94,063 shares held in trust pursuant to the ESOP that have not been allocated to any individual's account and as to

                                                  (NOTES CONTINUED ON NEXT PAGE)
    which Messrs. Byelick and Murphy share voting power with other ESOP participants. Also not included are 6,275 shares purchased by the Savings Bank's tax-qualified defined benefit pension plan ("Pension Plan"). The figures shown for all directors and executive officers as a group includes such 94,063 shares as to which the members of Tappan Zee's ESOP Committee (consisting of Messrs. Plunkett, Logan and Wheatley) may be deemed to have sole investment power, except in limited circumstances, thereby causing each such committee member to be deemed a beneficial owner of such shares. Each of the members of the ESOP Committee disclaims beneficial ownership of such shares. The figures shown for all directors and executive officers as a group also includes the 6,275 shares as to which the members of the Savings Bank's Pension Committee (composed of Messrs. Byelick, Murphy, Plunkett and Wheatley) may be deemed to have sole investment power except in limited circumstances, thereby causing each committee member to be deemed a beneficial owner of such shares. Each member of the Pension Committee disclaims beneficial ownership of such shares.

(6) The figures shown include shares held under the Savings Bank's Directors' Deferred Compensation Plan that have been allocated as of December 31, 1997 to individual accounts as follows: Mr. Murphy, 1,050 shares, Mr. Levy, 1,500 shares and all directors and executive officers as a group, 2,550 shares. Such persons have sole voting and investment power as to such shares.

(7) Percentages with respect to each person or group of persons have been calculated on the basis of the number of shares of Tappan Zee Common Stock outstanding as of May 31, 1998, plus the number of shares of Tappan Zee Common Stock which such person or group has the right to acquire within 60 days after May 31, 1998 by the exercise of such options.

(8) Includes 4,000 shares as to which Mr. Byelick may be deemed to share voting power, but has no investment power.

(9) Includes 550 shares as to which Mr. Murphy may be deemed to share voting power, but has no investment power.

(10) Includes 1,000 shares as to which Mr. Levy may be deemed to share voting power, but has no investment power.

(11) Includes 6,100 shares as to which Mr. Plunkett may be deemed to share voting power, but has no investment power.

(12) Includes 3,000 shares as to which Mr. Wheatley shares voting and investment power and 500 shares as to which Mr.Wheatley may be deemed to share voting power, but has no investment power.

                     MARKET PRICE AND DIVIDEND INFORMATION
                             FOR USB AND TAPPAN ZEE

    The USB Common Stock has been included for quotation on the American Stock Exchange since April 16, 1997, and trades under the symbol "UBH." Prior to April 16, 1997, shares of USB Common Stock were traded sporadically in the over-the-counter market and in private transactions. The Tappan Zee Common Stock is included for quotation on the Nasdaq National Market ("NNM") under the symbol "TPNZ." The table below sets forth, for the calendar quarters indicated, (i) the high and low sales prices for USB Common Stock subsequent to April 16, 1997, as reported by the AMEX, (ii) the high and low bid quotations for USB Common Stock prior to April 16, 1997, based on data from National Quotation Bureau, Inc., a service which accumulates security price quotations from broker-dealers, (iii) the high and low closing prices for Tappan Zee Common Stock as reported by the NNM, and (iv) the cash dividends declared per share by USB and Tappan Zee. The market price information for the USB Common Stock prior to April 16, 1997 and for the Tappan Zee Common Stock, reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The market price information and the cash dividends paid per share for the USB Common Stock have been retroactively adjusted for the two-for-one stock splits distributed in December 1997 and 1996, and the 10% stock dividend distributed in June 1996.

                                                           USB COMMON STOCK                TAPPAN ZEE COMMON STOCK
                                                   ---------------------------------  ---------------------------------
                                                                            CASH                               CASH
                                                                          DIVIDENDS                          DIVIDENDS
                                                                          PAID PER                           PAID PER
1996                                                 HIGH        LOW        SHARE       HIGH        LOW        SHARE
                                                   ---------  ---------  -----------  ---------  ---------  -----------
First Quarter....................................  $   6.534  $   5.341   $  0.0340   $  12.750  $  11.375   $    0.05
Second Quarter...................................      6.818      6.136      0.0375      12.250     11.750        0.05
Third Quarter....................................      7.500      7.000      0.0375      13.000     12.000        0.05
Fourth Quarter...................................      8.406      7.500      0.0400      14.125     13.625        0.05
1997

First Quarter....................................     13.750      8.375      0.0450      15.250     14.250        0.05
Second Quarter...................................     16.875     12.313      0.0450      17.500     14.000        0.07
Third Quarter....................................     17.125     15.250      0.0500      18.625     16.250        0.07
Fourth Quarter...................................     26.750     15.000      0.0500      22.625     18.000        0.07
1998

First Quarter....................................     26.000     19.750      0.0550      20.313     18.375        0.07
Second Quarter...................................     25.063     19.750      0.0600      20.750     19.750        0.07
Third Quarter....................................     20.875     19.938          --      19.875     19.875          --
  (through July 9, 1998)

    Since the market price of the USB Common Stock is subject to fluctuation, the market value of the USB Common Stock that holders of shares of Tappan Zee Common Stock may receive in the Merger may increase or decrease prior to and after the Merger.

    As of the Record Date, there were approximately 1,200 record holders of USB Common Stock and approximately 400 record holders of Tappan Zee Common Stock.

    On March 5, 1998, the last full trading day prior to the execution and delivery of the Merger Agreement and the public announcement thereof, the closing sales prices per share of USB Common Stock and Tappan Zee Common Stock as reported in the WALL STREET JOURNAL were $22.25 and $19.00, respectively. As of July 9, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the last reported closing sales prices per share of USB Common Stock and Tappan Zee Common Stock were $20.875 and $19.875 (as of July 7, 1998; there was no trading in Tappan Zee Common Stock on July 8th or July 9th), respectively.

    SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE USB COMMON STOCK AND TAPPAN ZEE COMMON STOCK, TO THE EXTENT POSSIBLE, PRIOR TO THE SPECIAL MEETING.

               TAPPAN ZEE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    TAPPAN ZEE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS CONSISTING OF ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF TAPPAN ZEE THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE CHANGES IN GENERAL, ECONOMIC AND MARKET, AND LEGISLATIVE AND REGULATORY CONDITIONS, AND THE DEVELOPMENT OF AN INTEREST RATE ENVIRONMENT THAT ADVERSELY AFFECTS THE INTEREST RATE SPREAD OR OTHER INCOME ANTICIPATED FROM TAPPAN ZEE'S OPERATIONS AND INVESTMENTS.

GENERAL

    Tappan Zee's results of operations are dependent primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits. Tappan Zee also generates non-interest income such as service charges and other fees. Tappan Zee's non-interest expense consists of compensation and benefits, occupancy expenses, federal deposit insurance costs, data processing service fees, net costs of real estate owned and other operating expenses. Tappan Zee's results of operations are significantly affected by general economic and competitive conditions (particularly changes in market interest rates), government policies, changes in accounting standards and actions of regulatory agencies.

LIQUIDITY AND CAPITAL RESOURCES

    Liquidity is the ability of Tappan Zee to generate sufficient cash flow to meet funding needs, depositor withdrawals and operating expenses. Tappan Zee's cash flows are derived from operating activities, investing activities and financing activities. Cash flows from operating activities consist primarily of interest income received and interest expense paid. Net cash flows from investing activities consist primarily of loan originations and payments (including amortization of principal and prepayments) and the purchase, maturity and sale of securities, including mortgage-backed securities. During the years ended March 31, 1998, 1997 and 1996, Tappan Zee's disbursements for loan originations totaled $12.8 million, $11.9 million and $9.3 million, respectively. Purchases of securities totaled $41.8 million, $29.7 million and $33.8 million for the years ended March 31, 1998, 1997 and 1996, respectively. Proceeds from the sales of available-for-sale securities totaled $27.0 million, $13.9 million and $3.8 million for the years ended March 31, 1998, 1997 and 1996, respectively.

    Financing activity cash flows are generated primarily from deposit activity. For the fiscal years ended March 31, 1998, 1997 and 1996, Tappan Zee experienced net increases in deposits (including the effect of interest credited) of $6.7 million, $8.4 million and $8.1 million, respectively, primarily relating to certificates of deposit. As a result of the flat yield curve in recent years, deposit products such as shorter term certificate of deposits have been a more attractive investment alternative for Tappan Zee's customers than longer term securities.

    Tappan Zee has other sources of liquidity if a need for additional funds arises, including borrowing capacity from the FHLB of New York of up to 25% of the Savings Bank's assets, which amounts to $31.3 million at March 31, 1998. There were no such borrowings outstanding at March 31, 1998. The utilization of particular sources of funds depends on comparative costs and availability. While maturities and scheduled amortization of loans and securities provide an indication of the timing of the receipt of funds, changes in interest rates, economic conditions, and competition strongly influence mortgage prepayment rates and deposit flows, reducing the predictability of the timing of these cash flows.

    At March 31, 1998, Tappan Zee had outstanding loan origination commitments of $1.0 million, undisbursed construction loans in process of $549,000 and unadvanced commercial lines of credit of $15,000. Tappan Zee anticipates that it will have sufficient funds available to meet its current origination and other lending commitments. Certificates of deposit scheduled to mature in one year or less from

March 31, 1998 totaled $53.4 million with a weighted average rate of 5.75%. Based upon Tappan Zee's most recent experience and pricing strategy, management believes that a significant portion of such deposits will remain with the Savings Bank.

    The main source of liquidity for Tappan Zee is dividends from the Savings Bank. Tappan Zee may access capital markets through the issuance of stock or debt for additional sources of funds. The main cash outflows are payments of dividends to shareholders and repurchases of Tappan Zee's common stock. Through March 31, 1998, Tappan Zee has repurchased for its treasury 142,000 shares of its common stock, or 8.8% of the shares issued in the Stock Offering at an aggregate cost of $2.1 million. Tappan Zee's ability to pay dividends to shareholders depends substantially on dividends received from the Savings Bank. The Savings Bank may not declare or pay cash dividends on its common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital requirements or the amount required to be maintained for the liquidation account established in connection with the Conversion. Unlike the Savings Bank, Tappan Zee is not subject to OTS regulatory restrictions on the payment of dividends to its shareholders, however, it is subject to the requirements of Delaware law. Delaware law generally limits dividends to an amount equal to the excess of the net assets of Tappan Zee (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its profits for the current and/or immediately preceding fiscal year.

    OTS regulations require minimum capital standards for savings associations, such as the Savings Bank. The Savings Bank satisfied these minimum capital standards at March 31, 1998 with tangible and Tier I (core) capital ratios of 13.8%, Tier I risk-based capital ratio of 43.3% and total risk-based capital ratio of 44.6%. These capital requirements, which are applicable to the Savings Bank only, do not consider additional capital held at the holding company level, and require certain adjustments to the Savings Bank's total equity to arrive at the various regulatory capital amounts.

ANALYSIS OF NET INTEREST INCOME

    The following table sets forth Tappan Zee's average balance sheets, average yields and costs, and certain other information for fiscal 1998, 1997 and 1996. The yields and costs were derived by dividing interest income or expense by the average balance of assets or liabilities, respectively, for the periods shown. Substantially all average balances were computed based on month-end balances, producing results which approximate average daily balances. Interest income includes the effect of deferred fees and discounts which are considered yield adjustments.

                                                                  FOR THE YEAR ENDED MARCH 31,
                                ------------------------------------------------------------------------------------------------
                                               1998                                 1997                           1996
                                -----------------------------------  -----------------------------------  ----------------------

                                 AVERAGE                  AVERAGE     AVERAGE                  AVERAGE     AVERAGE
                                 BALANCE    INTEREST       RATE       BALANCE    INTEREST       RATE       BALANCE    INTEREST
                                ---------  -----------  -----------  ---------  -----------  -----------  ---------  -----------
                                                                     (DOLLARS IN THOUSANDS)
ASSETS:
  Interest-earning assets:
    Loans (1).................  $  57,779   $   5,004         8.66%  $  55,354   $   4,721         8.53%  $  51,621   $   4,465
    Mortgage-backed
      securities (2)..........     44,566       3,175         7.12      38,141       2,719         7.13      25,660       1,811
    Other securities (2)......      9,379         605         6.45      12,500         794         6.35      10,338         576
    Federal funds sold........      9,342         505         5.41       4,538         234         5.16      10,846         639
    FHLB stock................        715          49         6.85         579          37         6.39         514          37
    Other.....................      1,400          55         3.93       1,717          86         5.01       1,963          96
                                ---------  -----------               ---------  -----------               ---------  -----------
      Total interest-earning
        assets................    123,181   $   9,393         7.63%    112,829   $   8,591         7.61%    100,942   $   7,624
                                           -----------                          -----------                          -----------
                                           -----------                          -----------                          -----------
  Allowance for loan losses...       (681)                                (657)                                (645)
  Non-interest-earning
    assets....................      2,676                                3,909                                3,579
                                ---------                            ---------                            ---------
      Total assets............  $ 125,176                            $ 116,081                            $ 103,876
                                ---------                            ---------                            ---------
                                ---------                            ---------                            ---------

LIABILITIES AND EQUITY:
  Interest-bearing
    liabilities:
    NOW and money market......  $   6,508   $     150         2.30%  $   6,491   $     160         2.46%  $   8,798   $     200
    Savings accounts..........     25,153         716         2.85      26,662         800         3.00      28,120         982
    Short term borrowings.....         --          --           --         204          12         5.61          --          --
    Certificate accounts and
      other...................     68,102       3,855         5.66      57,136       3,134         5.49      49,288       2,820
                                ---------  -----------               ---------  -----------               ---------  -----------
      Total interest-bearing
        liabilities...........     99,763   $   4,721         4.73%     90,493   $   4,106         4.54%     86,206   $   4,002
                                           -----------                          -----------                          -----------
                                           -----------                          -----------                          -----------
  Checking accounts...........      2,542                                2,255                                2,069
  Other non-interest-bearing
    liabilities...............      1,464                                1,778                                1,743
                                ---------                            ---------                            ---------
      Total liabilities.......    103,769                               94,526                               90,018
  Equity......................     21,407                               21,555                               13,858
                                ---------                            ---------                            ---------
      Total liabilities and
        equity................  $ 125,176                            $ 116,081                            $ 103,876
                                ---------                            ---------                            ---------
                                ---------                            ---------                            ---------
Net interest income...........              $   4,672                            $   4,485                            $   3,622
                                           -----------                          -----------                          -----------
                                           -----------                          -----------                          -----------
Average interest rate spread
  (3).........................                                2.90%                                3.07%
Net interest margin (4).......                                3.79                                 3.98
Ratio of interest-earning
  assets to interest-bearing
  liabilities.................     123.47%                              124.68%                              117.09%

                                  AVERAGE
                                   RATE
                                -----------
ASSETS:
  Interest-earning assets:
    Loans (1).................        8.65%
    Mortgage-backed
      securities (2)..........        7.06
    Other securities (2)......        5.57
    Federal funds sold........        5.89
    FHLB stock................        7.20
    Other.....................        4.89
      Total interest-earning
        assets................        7.55%
  Allowance for loan losses...
  Non-interest-earning
    assets....................
      Total assets............
LIABILITIES AND EQUITY:
  Interest-bearing
    liabilities:
    NOW and money market......        2.27%
    Savings accounts..........        3.49
    Short term borrowings.....          --
    Certificate accounts and
      other...................        5.72
      Total interest-bearing
        liabilities...........        4.64%
  Checking accounts...........
  Other non-interest-bearing
    liabilities...............
      Total liabilities.......
  Equity......................
      Total liabilities and
        equity................
Net interest income...........
Average interest rate spread
  (3).........................        2.91%
Net interest margin (4).......        3.59
Ratio of interest-earning
  assets to interest-bearing
  liabilities.................

------------------------

(1) Balances are net of deferred loan fees, loan discounts and premiums, and loans in process. Non-accrual loans are included in the balances.

(2) Balances represent amortized cost.

(3) Average interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

    The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected Tappan Zee's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                                    FISCAL 1998 VS. 1997           FISCAL 1997 VS. 1996
                                                             -----------------------------------  ----------------------
                                                                    INCREASE                       INCREASE (DECREASE)
                                                                   (DECREASE)
                                                                     DUE TO                               DUE TO
                                                             ----------------------      NET      ----------------------
                                                               VOLUME       RATE       CHANGE       VOLUME       RATE
                                                             -----------  ---------  -----------  -----------  ---------

                                                                                   (IN THOUSANDS)
Interest-earning assets:
  Loans....................................................   $     210   $      73   $     283    $     319   $     (63)
  Mortgage-backed securities...............................         460          (4)        456          889          19
  Other securities.........................................        (202)         13        (189)         131          87
  Federal funds sold.......................................         259          12         271         (334)        (71)
  FHLB stock...............................................           9           3          12            4          (4)
  Other....................................................         (14)        (17)        (31)         (12)          2
                                                                  -----   ---------       -----        -----   ---------
      Total................................................         722          80         802          997         (30)
                                                                  -----   ---------       -----        -----   ---------
Interest-bearing liabilities:
  NOW and money market accounts............................          --         (10)        (10)         (55)         15
  Savings accounts.........................................         (45)        (39)        (84)         (49)       (133)
  Certificate accounts and other...........................         621         100         721          432        (118)
  Short term FHLB borrowings...............................         (12)         --         (12)          12          --
                                                                  -----   ---------       -----        -----   ---------
      Total................................................         564          51         615          340        (236)
                                                                  -----   ---------       -----        -----   ---------
Net change in net interest income..........................   $     158   $      29   $     187    $     657   $     206
                                                                  -----   ---------       -----        -----   ---------
                                                                  -----   ---------       -----        -----   ---------



                                                                 NET
                                                               CHANGE
                                                             -----------

Interest-earning assets:
  Loans....................................................   $     256
  Mortgage-backed securities...............................         908
  Other securities.........................................         218
  Federal funds sold.......................................        (405)
  FHLB stock...............................................          --
  Other....................................................         (10)
                                                                  -----
      Total................................................         967
                                                                  -----
Interest-bearing liabilities:
  NOW and money market accounts............................         (40)
  Savings accounts.........................................        (182)
  Certificate accounts and other...........................         314
  Short term FHLB borrowings...............................          12
                                                                  -----
      Total................................................         104
                                                                  -----
Net change in net interest income..........................   $     863
                                                                  -----
                                                                  -----

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 1998 AND 1997

    Total assets at March 31, 1998 increased $7.5 million, to $129.3 million from $121.8 million at March 31, 1997, reflecting Tappan Zee's policy of controlled growth. This increase in total assets reflects the securities portfolio increase of $3.9 million to $58.4 million at March 31, 1998 from $54.5 million at March 31, 1997 in addition to an increase of $300,000 and $963,000 in federal funds sold and interest-bearing deposits, respectively. Within the securities portfolio, mortgage-backed securities totaled $53.1 million at March 31, 1998 compared to $38.9 million at March 31, 1997 reflecting a shift to these securities from U.S. agency securities throughout the year. As a result of management's intent to reinvest funds from deposit growth and the proceeds from maturities of securities and sales of available-from-sale securities into securities that will be held until their maturity, the available-for sale securities portfolio decreased to $22.9 million at March 31, 1998, as compared to $36.4 million at March 31, 1997. The held-to-maturity portfolio increased to $35.5 million at March 31, 1998, from $18.1 million at March 31, 1997. The shift in the securities portfolio was made principally in the third and fourth fiscal quarters to higher credit quality mortgage-backed securities (principally GNMA securities). In addition, loans, net, increased $2.5 million to $57.6 million at March 31, 1998, compared to $55.1 million at March 31, 1997, primarily due to the origination of one- to four-family mortgage loans. Deposits, which primarily funded the securities and loan growth, amounted to $105.0 million at March 31, 1998, an increase of $6.7 million from $98.3 million at March 31, 1997. The increase in deposits primarily reflects an increase of $8.2 million in certificate accounts.

    Shareholders' equity was $21.8 million at March 31, 1998, an increase of $572,000 from $21.2 million at March 31, 1997. The increase primarily reflects net earnings retained after dividends of $705,000, a $438,000 improvement in the net unrealized gain (loss) on available-for-sale securities and an increase of

$419,000 relating to the employee stock ownership plan ("ESOP") and the recognition and retention plans ("RRPs"), substantially offset by the repurchase during the year of 56,000 common shares for the treasury, at a cost of $990,000. The ratio of shareholders' equity to total assets at March 31, 1998 was 16.85%, as compared with 17.42% at March 31, 1997. Tappan Zee's tangible book value per share was $14.75 at March 31, 1998 compared to $13.84 at March 31, 1997.

COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEARS ENDED MARCH 31, 1998 AND
  1997

    GENERAL. Net income for the fiscal year ended March 31, 1998 amounted to $1,097,000 or $0.80 basic earnings per share ($0.77 diluted earnings per share), as compared to $855,000 or $0.60 basic earnings per share ($0.59 diluted earnings per share) for the fiscal year ended March 31, 1997. The results for the 1997 fiscal year include a non-recurring charge of $538,000 ($329,000 net of taxes) for a special assessment imposed to recapitalize the SAIF of the FDIC, in addition to a tax benefit of $166,000 due to a change in New York State tax law. Excluding the SAIF assessment and the change in New York State tax law, net income for the 1997 fiscal year was $1,018,000 or $0.71 basic earnings per share ($0.70 diluted earnings per share).

    NET INTEREST INCOME. Net interest income for fiscal 1998 totaled $4.7 million as compared to $4.5 million for fiscal 1997. The increase is primarily due to an overall increase in interest-earning assets, the effects of which were primarily offset by a decline in the average spread. The average interest rate spread and net interest margin decreased to 2.90% and 3.79% for fiscal 1998, compared to 3.07% and 3.98%, respectively, for fiscal 1997. The decreases in spread and margin for the fiscal year are due primarily to the increase in certificates of deposit which have higher average costs than Tappan Zee's other interest-bearing liabilities. The decrease in spread and margin for the year was partially offset by the increased volume and yield in the securities portfolio, and the increased volume and yield associated with the loan portfolio.

    INTEREST INCOME. Total interest income for fiscal 1998 amounted to $9.4 million, as compared to $8.6 million for fiscal 1997. This increase primarily reflects a $10.4 million increase in average interest-earning assets funded primarily by deposit growth. The overall increase in average interest-earning assets primarily reflects increases of $2.4 million in the average loan portfolio, $6.4 million in the average mortgage-backed securities portfolio, and a $4.8 million increase in federal funds sold, partially offset by a decline of $3.1 million in the average other securities portfolio. The average yield on interest-earning assets was 7.63% for fiscal 1998, a slight increase from 7.61% for fiscal 1997.

    The increase in the average balance of loans reflects Tappan Zee's general strategy of emphasizing loan originations. The increase in the average balance of mortgage-backed securities reflects management's efforts during the latter part of the 1998 fiscal year to invest proceeds from the payment of other securities and increased deposit flow into higher yielding mortgage-backed securities. Because this effort occurred during the latter part of fiscal 1998, such increase was not fully reflected in the average yield of such securities for the entire year, which declined slightly from the 1997 fiscal year. In addition, while the average yield of loans increased 13 basis points from 8.53% in fiscal 1997 to 8.66% in fiscal 1998, the impact of this increase on the average yield of interest-earning assets was partly offset by the increase in the average balance of lower yielding federal funds sold.

    INTEREST EXPENSE. Interest expense for the year ended March 31, 1998 totaled $4.7 million, an increase from $4.1 million for the 1997 fiscal year. The increase is attributable to a $9.3 million increase in average interest-bearing deposits coupled with the rise in the average cost of funds to 4.73%, from 4.54% for the prior year. The increases relate primarily to certificate accounts and other interest-bearing liabilities which averaged $68.1 million at an average cost of 5.66% for the 1998 fiscal year, as compared to an average balance of $57.1 million at an average cost of 5.49% for the 1997 fiscal year. The growth in certificate accounts and other interest-bearing liabilities was partially offset by a decline in savings accounts and NOW and money market accounts, which have lower average costs than certificate accounts. The overall deposit growth is consistent with management's strategy to increase retail deposits.

    PROVISION FOR LOAN LOSSES. For fiscal years 1998 and 1997, the provision for loan losses was $42,000 and $69,000, respectively. The provision reflects management's evaluation of the adequacy of the allowance for loan losses, the level and composition of non-performing loans and their collateral, and the continued growth of the loan portfolio. The allowance for loan losses was $702,000 at March 31, 1998, compared to $660,000 at March 31, 1997. There were no charge-offs for fiscal 1998 compared to $63,000 in fiscal 1997. Non-performing loans at March 31, 1998 were $1.6 million, compared to $1.7 million at March 31, 1997. The ratio of non-performing loans to total loans was 2.67% at March 31, 1998 compared to 2.97% at March 31, 1997.

    NON-INTEREST INCOME. Non-interest income totaled $268,000 for the fiscal year ended March 31, 1998 compared to $152,000 for fiscal 1997, reflecting increased gains on the sales of available-for-sale securities and an increase in service charges and other fees.

    NON-INTEREST EXPENSE. Non-interest expense totaled $3.0 million and $3.4 million, respectively for fiscal years 1998 and 1997. The decrease in non-interest expense in the current year is primarily attributable to the $538,000 FDIC special assessment recognized in fiscal 1997, reductions in the regular insurance premium assessed on deposits by the FDIC and a decrease in the net cost of real estate owned, partially offset by increases in compensation and benefits expense and professional services expenses. The increases in compensation and benefits expense primarily reflect the increased recognition of expense associated with the ESOP due to the higher average stock price of Tappan Zee in the current year as compared to the prior year, a full year's recognition of expense for Tappan Zee's RRP program in fiscal 1998 compared to nine months of expense after the program was approved by Tappan Zee's shareholders in fiscal 1997 and performance-based increases for certain staff members. Professional services expenses increased principally due to fees relating to the identification and evaluation of strategic alternatives leading to the execution of the Merger Agreement.

    INCOME TAX EXPENSE. Income tax expense for the fiscal years ended March 31, 1998 and 1997 was $791,000 and $326,000, respectively, reflecting higher income in the current year and an effective tax rate of 41.9% and 27.6%, respectively. Tax expense for the year ended March 31, 1997 reflects a benefit of $166,000 due to the reduction of a deferred tax liability caused by an amendment to the New York State tax law enacted during the year. The amendment changed the base-year for tax bad debt reserves to December 31, 1995 and eliminated the need for a deferred tax liability previously recognized for reserves in excess of the base-year amount. Without this one-time benefit, the effective tax rate would have been 41.7% for fiscal 1997.

COMPARISON OF OPERATING RESULTS FOR THE FISCAL YEARS ENDED MARCH 31, 1997 AND
  1996

    GENERAL. Net income for the fiscal year ended March 31, 1997 was $855,000, or $0.60 basic earnings per share ($0.59 diluted earnings per share), as compared to $837,000 for the fiscal year ended March 31, 1996. Basic and diluted earnings per share were $0.31 for the six-month period from Tappan Zee's initial public offering to March 31, 1996. The results for fiscal 1997 reflect a non-recurring charge of $538,000 ($329,000 net of taxes) for the special assessment to recapitalize the SAIF. Also included in net income for fiscal 1997 was a tax benefit of $166,000 due to a change in New York State tax law.

    NET INTEREST INCOME. Net interest income for fiscal 1997 totaled $4.5 million as compared to $3.6 million for fiscal 1996, an increase of 23.8%. The average interest rate spread and net interest margin increased to 3.07% and 3.98%, respectively, for fiscal 1997, compared to 2.91% and 3.59%, respectively, for fiscal 1996. These increases reflect: (i) greater average interest-earning assets in fiscal 1997 primarily attributable to the investment of Stock Offering proceeds for the entire fiscal year, compared to the investment of such funds for only six months in fiscal 1996; (ii) slightly higher yield on total interest-earning assets resulting from the shift in overall asset mix from federal funds and treasury securities into higher yielding mortgage-backed securities; and (iii) enhanced earnings from the increased volume of mortgage loans. Net income also benefited from additional net interest income realized on deposit growth.

    INTEREST INCOME. Total interest income for fiscal 1997 amounted to $8.6 million, as compared to $7.6 million for fiscal 1996. This increase primarily reflects an $11.9 million increase in average interest-earning assets principally due to the investment of funds from the Stock Offering for a full year (compared to six months in fiscal 1996) and deposit growth. The overall increase in average interest-earning assets reflects increases of $3.7 million in the average loan portfolio and $14.6 million in the average securities portfolios, partially offset by a $6.4 million decrease in other earning assets (principally federal funds sold). The increase in interest income for fiscal 1997 was also attributable to a slight increase in the average yield on interest-earning assets, to 7.61% from 7.55% for fiscal 1996, reflecting the shift from investments in short-term federal funds and treasury securities into higher yielding mortgage-backed securities.

    INTEREST EXPENSE. Interest expense for the year ended March 31, 1997 totaled $4.1 million, slightly higher than $4.0 million for the 1996 fiscal year. The increase is attributable to a $4.1 million increase in average interest-bearing deposits, primarily certificate accounts and other interest-bearing liabilities which averaged $57.1 million at an average cost of 5.49% for the 1997 fiscal year, as compared to an average balance of $49.3 million at an average cost of 5.72% for the 1996 fiscal year. The growth in certificate accounts and other interest-bearing liabilities was partially offset by a decline in savings accounts and NOW and money market accounts, which have lower average costs than certificate accounts. The overall deposit growth is consistent with management's strategy to increase retail deposits. The effect of deposit growth on interest expense was somewhat offset by the decline in the average cost of funds to 4.54% in fiscal 1997, compared to 4.64% for the previous year. The decrease in the cost of funds reflects the general decline in market interest rates at the beginning of fiscal 1997.

    PROVISION FOR LOAN LOSSES. For fiscal years 1997 and 1996, the provisions for loan losses were $69,000 and $90,000, respectively. The provision in each period reflects management's evaluation of the adequacy of the allowance for loan losses, the level and composition of non-performing loans and their collateral, and the continued growth of the loan portfolio. The allowance for loan losses was $660,000 at March 31, 1997, compared to $654,000 at March 31, 1996. Net charge-offs for fiscal 1997 amounted to $63,000 compared to $86,000 in fiscal 1996. Non-performing loans at March 31, 1997 were $1.66 million, compared to $1.63 million at March 31, 1996. The ratio of non-performing loans to total loans was 2.97% at March 31, 1997 compared to 3.15% at March 31, 1996.

    NON-INTEREST INCOME. Non-interest income for the year ended March 31, 1997 amounted to $152,000, a decrease of $59,000 from $211,000 for the 1996 fiscal year. The decrease is primarily due to the decline in the net gain on sales of available-for-sale securities to $23,000 for fiscal 1997, as compared to $88,000 for fiscal 1996.

    NON-INTEREST EXPENSE. For fiscal years 1997 and 1996, non-interest expense totaled $3.4 million and $2.3 million, respectively. The $1.1 million increase in non-interest expense in the current fiscal year is primarily attributable to the $538,000 SAIF special assessment, as well as increases of $292,000 in compensation and benefits expense, $167,000 in professional services expenses and $122,000 in other non-interest expense. The increase in compensation and benefits expense primarily reflects recognition of a full year of expense in fiscal 1997 (compared to six months of expense in fiscal 1996) for the amended deferred compensation plan for directors, the ESOP and the directors retirement plan; recognition of expense in fiscal 1997 for a portion of the shares awarded under the RRPs; and merit and performance-based increases for certain staff members. Professional services expenses and other non-interest expense increased principally due to increased professional fees, printing and other costs associated with operations as a public company for a full year in fiscal 1997 compared to six months in fiscal 1996.

    INCOME TAX EXPENSE. Income tax expense for the fiscal years ended March 31, 1997 and 1996 was $326,000 and $609,000, respectively, reflecting an effective tax rate of 27.6% and 42.1%, respectively. Tax expense for the year ended March 31, 1997 reflects a benefit of $166,000 due to the reduction of a deferred tax liability caused by an amendment to the New York State tax law enacted during the year. The amendment changed the base-year for tax bad debt reserves to December 31, 1995 and eliminated the need for a deferred tax liability previously recognized for reserves in excess of the base-year amount. Without this one-time benefit, the effective tax rate would have been 41.7% for fiscal 1997.

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated financial statements and other financial information included in this report have been prepared in conformity with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of Tappan Zee's operations. Unlike industrial companies, nearly all of the assets and liabilities of Tappan Zee are monetary in nature. As a result, interest rates have a greater impact on Tappan Zee's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

YEAR 2000 COMPLIANCE

    Tappan Zee, like all companies that utilize computer technology, is facing significant challenges associated with the inability of computer systems to recognize the year 2000 (the "Year 2000 Problem"). Many existing computer programs and systems were originally programmed with six digit dates that provided only two digits to identify the calendar year in the date field, without considering the upcoming change in the century. With the impending millennium, these programs and computers will recognize "00" as the year 1900 rather than the year 2000. Like most financial service providers, Tappan Zee and its operations may be significantly affected by the Year 2000 Problem due to the nature of financial information. Software, hardware, and equipment both within and outside Tappan Zee's direct control and with whom Tappan Zee electronically or operationally interfaces (e.g. third party vendors providing data processing, information system management, maintenance of computer systems, and credit bureau information) are likely to be affected. Furthermore, if computer systems are not adequately changed to identify the Year 2000, many computer applications could fail or create erroneous results. As a result, many calculations which rely on the date field information, such as interest, payment or due dates and other operating functions, will generate results which could be significantly misstated, and Tappan Zee could experience a temporary inability to process transactions, send invoices or engage in similar normal business activities. In addition, under certain circumstances, failure to adequately address the Year 2000 Problem could adversely affect the viability of Tappan Zee's suppliers and creditors and the creditworthiness of its borrowers. Thus, if not adequately addressed, the Year 2000 Problem could result in a significant adverse impact on Tappan Zee's products, services and competitive condition.

    Tappan Zee has initiated formal communications with all of its significant suppliers to determine the extent to which Tappan Zee is vulnerable to those third parties' failure to remediate their own Year 2000 Problem. Tappan Zee presently believes that with modifications to existing software and conversions to new software, the Year 2000 Problem will be mitigated without causing a material adverse impact on the operations of Tappan Zee. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Problem could have an impact on the operations of Tappan Zee. At this time, management does not believe that the impact and any resulting costs will be material.

    Monitoring and managing the Year 2000 Problem will result in additional direct and indirect costs to Tappan Zee. Direct costs include potential charges by third party software vendors for product enhancements, costs involved in testing software products for year 2000 compliance, and any resulting costs for developing and implementing contingency plans for critical software products which are not enhanced. Indirect costs will principally consist of the time devoted by existing employees in monitoring software vendor progress, testing enhanced software products and implementing any necessary contingency plans. Tappan Zee does not believe that such costs will have a material effect on its results of operations. Both direct and indirect costs of addressing the Year 2000 Problem will be charged to earnings as incurred. Such costs have not been material to date.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Market risk is the potential loss from adverse changes in market prices and rates. Tappan Zee's market risk arises primarily from interest rate risk inherent in its lending, investing and deposit taking activities. Tappan Zee's real estate loan portfolio, concentrated primarily in Westchester County, New York, is subject to risks associated with the local economy.

    Tappan Zee's net income is dependent to a substantial extent on its net interest income. Net interest income is derived from the "spread" between the yield on interest-earning assets and interest-bearing liabilities. The net interest income of savings institutions is significantly affected by many factors including: interest rate fluctuations; general economic conditions; product pricing; the relative mix and maturity of interest-earning assets and interest-bearing liabilities; non-interest-bearing sources of funds; and asset quality. Net interest income volatility arises because, as rates fluctuate, interest income and interest expense do not change equally. The management of interest rate risk exposure is an essential component of managing a savings institution. The extent of the movement of interest rates, higher or lower, is an uncertainty that could have a negative impact on the earnings of Tappan Zee.

    Successful management of interest rate risk requires an awareness of changes and trends in the financial marketplace and the ability to identify and assess the sources of performance variability in an institution's operations. The principal objectives of Tappan Zee's interest rate risk management activities are to (i) evaluate the interest rate risk included in certain balance sheet and off-balance sheet accounts, (ii) determine the level of risk appropriate given Tappan Zee's business focus, operating environment, capital and liquidity requirements, and performance objectives, (iii) establish prudent asset concentration guidelines and (iv) manage the risk within prudent levels approved by Tappan Zee's Board of Directors.

    Tappan Zee has taken several actions, under various market conditions, designed to manage its level of interest rate risk. These actions have included:
(i) purchasing adjustable and fixed rate mortgage-backed securities with varying average lives; (ii) undertaking an effort to lengthen the maturities of its certificates of deposit, the majority of which mature in less than one year; and
(iii) to a lesser extent, increasing the portfolio of adjustable-rate mortgage loans through originations, as market conditions permit. Tappan Zee does not currently engage in trading activities or use derivative instruments to control interest rate risk. Even though such activities may be permitted with the approval of Tappan Zee's Board of Directors, Tappan Zee does not intend to engage in such activities in the immediate future.

    One approach used by management to quantify interest rate risk is the analysis of the change in Tappan Zee's net portfolio value ("NPV") arising from movements in interest rates. This approach calculates the difference between the present value of liabilities and the present value of expected cash flows from assets and off-balance sheet items. The following table sets forth, at March 31, 1998, an analysis of Tappan Zee's interest rate risk as measured by the estimated changes in NPV resulting from instantaneous and sustained parallel shifts in the yield curve (+ or - 400 basis points, measured in 100 basis point increments).

                                ESTIMATED INCREASE
   CHANGE IN      ESTIMATED      (DECREASE) IN NPV
INTEREST RATES       NPV      -----------------------
(BASIS POINTS)     AMOUNT       AMOUNT      PERCENT
---------------  -----------  ----------  -----------
               (DOLLARS IN THOUSANDS)
        +400      $  11,500   $  (13,928)        (55)%
        +300         14,877      (10,551)        (41)
        +200         18,457       (6,971)        (27)
        +100         22,113       (3,315)        (13)
          --         25,428           --          --
        -100         27,852        2,424          10
        -200         29,068        3,640          14
        -300         30,301        4,873          19
        -400         32,124        6,696          26

    Certain assumptions utilized by the OTS in assessing the interest rate risk of thrift institutions were employed in preparing data included in the preceding table. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under the various interest rate scenarios. It was also assumed that delinquency rates will not change as a result of changes in interest rates although there can be no assurance that this will be the case. Even if interest rates change in the designated amounts, there can be no assurance that Tappan Zee's assets and liabilities would perform as set forth above. In addition, a change in U.S. Treasury rates in the designated amounts accompanied by a change in the shape of the Treasury yield curve would cause significantly different changes to the NPV than indicated above.

                             BUSINESS OF TAPPAN ZEE

    Tappan Zee is the unitary savings bank holding company for the Savings Bank, a federally chartered savings bank and wholly-owned subsidiary of Tappan Zee. On October 5, 1995, the Savings Bank converted from a mutual savings bank to a stock savings bank (the " Conversion"). Concurrent with the Conversion, Tappan Zee sold 1,620,062 shares of its common stock in a subscription and community offering at a price of $10 per share, for net proceeds of $14.9 million (the "Stock Offering"). In March 1998, Tappan Zee established TPNZ Preferred Funding Corporation ("TZPFC"), as a wholly-owned subsidiary. The purpose of TZPFC is to acquire and manage a portfolio of mortgage loans and mortgage-backed securities. TZPFC is intended to qualify as a real estate investment trust for tax purposes.

    Tappan Zee's primary market area consists of the Village of Tarrytown and its neighboring communities in Westchester County, New York with business conducted from one office located in Tarrytown, New York. The Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers within its market area and investing those funds in mortgage loans secured by one- to four-family residences. To a significantly lesser extent, funds are invested in multi-family, commercial real estate, construction, commercial business and consumer loans. Tappan Zee also invests in mortgage-backed and other securities. Tappan Zee has no significant business activities other than its ownership of the Savings Bank.

    Tappan Zee's results of operations are dependent primarily on net interest income, which is the difference between the interest income earned on its interest-earning assets, such as loans and securities, and the interest expense on its interest-bearing liabilities, such as deposits. Tappan Zee also generates non-interest income such as service charges and other fees. Tappan Zee's non-interest expense consists of compensation and benefits, professional service fees, occupancy expenses, federal deposit insurance costs, data processing service fees and other operating expenses. Tappan Zee's results of operations are significantly affected by general economic and competitive conditions (particularly changes in market interest rates), government policies, changes in accounting standards and actions of regulatory agencies.

MARKET AREA AND COMPETITION

    Tappan Zee's deposit gathering and lending markets are concentrated in the communities surrounding its office in the Village of Tarrytown located in Westchester County, New York, although Tappan Zee also lends to borrowers located in other areas of Westchester County. Westchester County borders New York City to the south, Connecticut to the east, northern New Jersey and the County of Rockland in New York to the west and the New York County of Putnam to the north. In addition to being a suburb of New York City, Westchester contains villages, towns and cities with shopping, office and industrial centers, as well as farms and rural areas. The population of Westchester County is approximately 885,000. The population of the Village of Tarrytown exceeds 10,000, with a median household income of approximately $45,000.

    Some of the nation's major corporations have Westchester operations, including IBM Corporation, Texaco Inc., AT&T, NYNEX, PepsiCo, Inc., Readers Digest, Inc., Tambrands, Inc., Kraft General Foods, Inc., Metro-North Commuter Railroad Company and Consolidated Edison of New York, Inc. Many other industrial, insurance, educational, financial and health service corporations employ significant numbers of local residents and also serve to meet the educational, cultural and social needs of the area. The labor force contains larger percentages of professional, technical and clerical workers than New York State as a whole. However, many companies have downsized their operations and staff sizes in the last few years. This downsizing has not had a material adverse effect on Tappan Zee's operations. However, there can be no assurances as to whether any further downsizing will occur and that any such event will not have a material adverse effect on Tappan Zee's operations.

    The Northeast region of the United States, which includes Tappan Zee's market area, was affected by the prolonged recession that occurred in the early 1990s, which resulted in a contraction of economic activity and a deterioration of the local real estate market. Since then, the local economy has shown signs of improvement. However, if another recession were to occur, and as a result Tappan Zee were to experience a significant increase in non-performing assets, it is likely that Tappan Zee's future operating results would be affected by (i) significant provisions for loan losses and reduced interest income, (ii) significant provisions for real estate owned losses, and (iii) significant costs incurred in connection with managing foreclosed properties and collection efforts on delinquent loans.

    Tappan Zee faces substantial competition for both the deposits it accepts and the loans it makes. Westchester County has a high density of financial institutions, including branch offices of major commercial banks, all of which compete with Tappan Zee to varying degrees. The Village of Tarrytown has full-service branch offices of the following commercial banks: First Union National Bank, Chase Bank, Fleet Bank, Bank of New York and Union State Bank. Tappan Zee also encounters significant competition for deposits from commercial banks, savings banks and savings and loan associations located in Westchester County, as well as short-term money market securities, money market mutual funds, and corporate and government securities. Due to the size of Tappan Zee relative to its competitors, Tappan Zee offers a more limited product line than many competitors, with an emphasis on product delivery and customer service rather than a very broad product line. Tappan Zee competes for deposits by offering a variety of customer services and deposit accounts at generally competitive interest rates. Tappan Zee's competition for loans comes principally from savings banks, savings and loan associations, commercial banks, mortgage bankers, brokers and other institutional lenders. Tappan Zee competes for loans primarily by emphasizing the quality of its loan services and by charging loan fees and interest rates that are generally competitive within its market area. Changes in the demand for loans relative to the availability of credit may affect the level of competition from financial institutions which may be more willing than Tappan Zee or its competitors to make credit available but which have not generally engaged in lending activities in Tappan Zee's market area in the past. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

LENDING ACTIVITIES

    LOAN PORTFOLIO COMPOSITION. Tappan Zee's loan portfolio consists primarily of conventional first mortgage loans secured by one- to four-family residences. At March 31, 1998, Tappan Zee had total net loans outstanding of $57.6 million (gross loans of $58.8 million less the allowance for loan losses, unearned discounts and net deferred loan fees). A total of $45.1 million, or 78.4% of net loans, were one- to four-family, residential mortgage loans.

    The following table sets forth the composition of Tappan Zee's loan portfolio in dollar amounts and as a percentage of the portfolio at the dates indicated:

                                                                       AT MARCH 31,
                         --------------------------------------------------------------------------------------------------------
                                1998                  1997                  1996                 1995                 1994
                         -------------------   -------------------   ------------------   ------------------   ------------------
                                                                                PERCENT
                                    PERCENT               PERCENT                 OF                PERCENT              PERCENT
                          AMOUNT    OF TOTAL    AMOUNT    OF TOTAL    AMOUNT     TOTAL    AMOUNT    OF TOTAL   AMOUNT    OF TOTAL
                         --------   --------   --------   --------   --------   -------   -------   --------   -------   --------
                                                                  (DOLLARS IN THOUSANDS)
Mortgage loans:
  One-to four-family...  $45,146      78.35%   $43,958      79.76%   $38,762     75.75%   $39,020     77.68%   $36,011     79.98%
  Multi-family.........    1,994       3.46      2,289       4.15      3,287      6.42     3,443       6.85     2,649       5.88
  Commercial...........    4,618       8.01      3,910       7.09      3,561      6.96     4,019       8.00     2,965       6.59
  Construction, net....    3,157       5.48      1,719       3.12      2,462      4.81     1,115       2.22       824       1.83
  Net deferred loan
    fees...............     (266)     (0.46)      (279)     (0.51)      (284)    (0.55)     (324)     (0.64)     (278)     (0.62)
                         --------   --------   --------   --------   --------   -------   -------   --------   -------   --------
    Total mortgage
      loans............   54,649      94.84     51,597      93.61     47,788     93.39    47,273      94.11    42,171      93.66

Commercial loans:
  Commercial business
    loans, net.........    2,447       4.25      2,831       5.14      2,727      5.33     2,415       4.81     2,211       4.91
  Net deferred loan
    fees...............       --         --         (1)        --         (1)       --        (1)        --        (1)        --
                         --------   --------   --------   --------   --------   -------   -------   --------   -------   --------
    Total commercial
      loans............    2,447       4.25      2,830       5.14      2,726      5.33     2,414       4.81     2,210       4.91

Consumer loans:
  Automobile loans.....      683       1.18        781       1.42        724      1.41       603       1.20       415       0.92
  Other consumer
    loans..............      751       1.30        797       1.45        821      1.60       789       1.57     1,003       2.23
  Unearned discounts...     (208)     (0.36)      (239)     (0.43)      (235)    (0.46)     (199)     (0.40)     (236)     (0.52)
  Net deferred loan
    costs..............        3       0.01          4       0.01          4      0.01         3       0.01         3         --
                         --------   --------   --------   --------   --------   -------   -------   --------   -------   --------
    Total consumer
      loans............    1,229       2.13      1,343       2.45      1,314      2.56     1,196       2.38     1,185       2.63

Allowance for loan
  losses...............     (702)     (1.22)      (660)     (1.20)      (654)    (1.28)     (650)     (1.30)     (540)     (1.20)
                         --------   --------   --------   --------   --------   -------   -------   --------   -------   --------
    Total loans, net...  $57,623     100.00%   $55,110     100.00%   $51,174    100.00%   $50,233    100.00%   $45,026    100.00%
                         --------   --------   --------   --------   --------   -------   -------   --------   -------   --------
                         --------   --------   --------   --------   --------   -------   -------   --------   -------   --------

    The types of loans that Tappan Zee may originate are subject to federal and state laws and regulations. Interest rates charged by Tappan Zee on loans are affected by the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are affected by, among other things, economic conditions, monetary policies of the federal government, including the Federal Reserve Board, and legislative tax policies.

    LOAN MATURITY. The following table shows the contractual maturity of Tappan Zee's gross loans at March 31, 1998. The table reflects the entire unpaid principal balance in the maturity period that includes the final loan payment dates and, accordingly, does not give effect to periodic principal repayments or possible prepayments. Principal repayments and prepayments totaled $10.3 million, $7.9 million and $8.2 million for the years ended March 31, 1998, 1997 and 1996, respectively.

                                                                      AT MARCH 31, 1998
                                      ----------------------------------------------------------------------------------
                                       ONE- TO
                                        FOUR-      MULTI-    COMMERCIAL                  COMMERCIAL
                                       FAMILY      FAMILY     MORTGAGE    CONSTRUCTION    BUSINESS    CONSUMER    TOTAL
                                      ---------   --------   ----------   ------------   ----------   --------   -------
                                                                        (IN THOUSANDS)
Contractual maturity:
  One year or less..................  $ 2,025     $  687       $1,017        $3,157        $1,333      $   74    $ 8,293
                                      ---------   --------   ----------      ------      ----------   --------   -------
  After one year:
    More than 1 year to 5 years.....    1,867        892        3,026            --         1,067       1,148      8,000
    More than 5 years...............   41,254        415          575            --            47         212     42,503
                                      ---------   --------   ----------      ------      ----------   --------   -------
    Total after one year............   43,121      1,307        3,601            --         1,114       1,360     50,503
                                      ---------   --------   ----------      ------      ----------   --------   -------
    Total amount due................  $45,146     $1,994       $4,618        $3,157        $2,447      $1,434    $58,796
                                      ---------   --------   ----------      ------      ----------   --------   -------
                                      ---------   --------   ----------      ------      ----------   --------   -------

    The following table sets forth the dollar amounts in each loan category at March 31, 1998 that are contractually due after March 31, 1999, and whether such loans have fixed interest rates or adjustable interest rates.

                                            DUE AFTER MARCH 31, 1999
                                          -----------------------------
                                           FIXED   ADJUSTABLE    TOTAL
                                          -------  ----------   -------
                                                 (IN THOUSANDS)
Mortgage loans (1):
  One- to four-family...................  $32,156   $10,965     $43,121
  Multi-family..........................    1,122       185       1,307
  Commercial............................    3,377       224       3,601
Commercial business loans...............      879       235       1,114
Consumer loans..........................    1,360        --       1,360
                                          -------  ----------   -------
  Total.................................  $38,894   $11,609     $50,503
                                          -------  ----------   -------
                                          -------  ----------   -------

------------------------

(1) There are no construction loans that are contractually due after March 31, 1999.

    ORIGINATION, PURCHASE, SALE AND SERVICING OF LOANS. Tappan Zee's lending activities are conducted through its office. Tappan Zee originates both adjustable-rate mortgage loans and fixed-rate mortgage loans. Loan originations are generally obtained from existing or past customers and members of the local communities. Tappan Zee's ability to originate loans is dependent upon the relative customer demand for fixed-rate or adjustable-rate mortgage loans, which is affected by the current and expected future levels of interest rates. During the fiscal year ended March 31, 1998, a substantial portion of Tappan Zee's loan originations consisted of fixed-rate mortgage loans. Tappan Zee currently holds for its portfolio all loans it originates and, from time to time, may purchase participations in mortgage loans originated by other institutions. The determination to purchase participations in specific loans or pools of loans is based upon criteria substantially similar to Tappan Zee's underwriting policies, such as the financial condition of the borrower, the location of the underlying property and the appraised value of the property, among other factors. Tappan Zee has no current plans to sell loans it originates in the future, but continually reviews the merits of adopting such a program to increase liquidity or reduce interest rate risk. Tappan Zee does not service loans for others and has no current plans to begin such activities.

    The following table sets forth Tappan Zee's loan originations, repayments and other portfolio activity for the periods indicated.

                                                                                    FOR THE YEAR ENDED MARCH 31,
                                                                                  --------------------------------
                                                                                     1998       1997       1996
                                                                                  ----------  ---------  ---------

                                                                                           (IN THOUSANDS)
Unpaid principal balances at beginning of year..................................  $   56,986  $  53,102  $  52,239
  Loans originated:
    Mortgage loans:
      One-to-four-family........................................................       5,893      6,740      4,125
      Multi-family..............................................................          97         --        150
      Commercial................................................................         800      1,085         --
      Construction..............................................................       3,112      1,475      2,580
    Commercial business.........................................................       2,121      1,799      1,471
    Consumer....................................................................         624        790        967
                                                                                  ----------  ---------  ---------
      Total loans originated....................................................      12,647     11,889      9,293
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

  Principal repayments..........................................................     (10,273)    (7,942)    (8,233)
  Charge-offs...................................................................          --        (63)       (86)
  Transfers to real estate owned................................................          --         --       (111)
                                                                                  ----------  ---------  ---------
Unpaid principal balances at end of year........................................      59,360     56,986     53,102

Less:
  Construction loans in process.................................................        (549)      (686)      (738)
  Unearned discounts............................................................        (208)      (239)      (235)
  Unused lines of credit........................................................         (15)       (15)       (20)
  Allowance for loan losses.....................................................        (702)      (660)      (654)
  Net deferred loan fees........................................................        (263)      (276)      (281)
                                                                                  ----------  ---------  ---------
Net loans at end of year........................................................  $   57,623  $  55,110  $  51,174
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

    ONE- TO FOUR-FAMILY MORTGAGE LENDING. Tappan Zee offers both fixed-rate and adjustable-rate mortgage loans, with maturities up to thirty years, which are secured by one- to four-family residences. Substantially all such loans are secured by owner-occupied properties located in Westchester County, New York. At March 31, 1998, $45.1 million, or 78.4% of Tappan Zee's net loans outstanding, were one- to four-family residential mortgage loans. Of the one- to four-family residential mortgage loans outstanding at that date, 75.0%, or $33.9 million, were fixed-rate loans and 25.0%, or $11.2 million, were adjustable-rate loans. The interest rates for the majority of Tappan Zee's adjustable-rate mortgage loans are indexed to the yield on one-year U.S. Treasury securities. Tappan Zee currently offers a number of adjustable-rate mortgage loan programs with interest rates which adjust either every one, three or five years. An adjustable-rate mortgage loan may carry an initial interest rate that is less than the fully-indexed rate for the loan. All adjustable-rate mortgage loans offered have lifetime interest rate caps or ceilings. Generally, adjustable-rate mortgage loans pose credit risks somewhat greater than the credit risk inherent in fixed-rate loans primarily because, as interest rates rise, the underlying payments of the borrowers rise, increasing the potential for default. It is Tappan Zee's policy to underwrite its adjustable-rate mortgage loans based on the fully-indexed rate. Tappan Zee currently has no mortgage loans that are subject to negative amortization.

    In view of its operating strategy, Tappan Zee adheres to its Board approved underwriting guidelines for loan origination, which, though prudent in approach to credit risk and evaluation of collateral, allow management flexibility with respect to documentation of certain matters and certain credit requirements. However, Tappan Zee generally originates loans using guidelines comparable to Federal National Mort-gage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC") underwriting guidelines. Tappan Zee's policy is to originate one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan. Tappan Zee has not offered and currently does not offer products with a higher loan-to-value ratio in conjunction with private mortgage insurance, and has no plans to do so in the future. Mortgage loans originated by Tappan Zee generally include due-on-sale clauses which provide Tappan Zee with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without Tappan Zee's consent. Due-on-sale clauses are an important means of adjusting the rates on Tappan Zee's fixed-rate mortgage loan portfolio and Tappan Zee has generally exercised its rights under these clauses.

    MULTI-FAMILY MORTGAGE LENDING. Tappan Zee originates multi-family mortgage loans generally secured by five- to ten-unit apartment buildings located in Tappan Zee's market area. In reaching its decision on whether to make a multi-family loan, Tappan Zee considers the qualifications of the borrower as well as the underlying property. Some of the factors considered are: the net operating income of the mortgaged premises before debt service and depreciation; the debt service ratio (the ratio of the property's net cash flow to debt service requirements); and the ratio of loan amount to appraised value. When evaluating the qualifications of the borrower for a multi-family mortgage loan, Tappan Zee considers the financial resources and income level of the borrower, the borrower's experience in owning or managing similar properties, and Tappan Zee's lending experience with the borrower. Tappan Zee requires that the borrower be able to demonstrate strong management skills and the ability to maintain the property from current rental income. The borrower is also required to provide evidence of the ability to repay the mortgage and a history of making mortgage payments on a timely basis. In making its assessment of the creditworthiness of the borrower, Tappan Zee generally reviews the financial statements, employment and credit history of the borrower, as well as other related documentation.

    Pursuant to Tappan Zee's underwriting policies, a multi-family mortgage loan may only be made in an amount up to the lesser of (i) 75% of the appraised value of the underlying property or (ii) Tappan Zee's current loans-to-one borrower limit. See "Regulation and Supervision of Tappan Zee and the Savings Bank of Federal Savings Association--Loans to One Borrower." Subsequent declines in the real estate values in Tappan Zee's primary market area have resulted in an increase in the loan-to-value ratios on certain multi-family mortgage loans. Tappan Zee's multi-family mortgage loans are generally fixed-rate loans and may be made with terms up to fifteen years, generally with a five-year balloon maturity and a fifteen-year amortization schedule. Tappan Zee's multi-family mortgage loan portfolio at March 31, 1998 was approximately $2.0 million, or 3.5% of net loans outstanding. Tappan Zee's largest multi-family mortgage loan at March 31, 1998 had an outstanding balance of $263,000 and is secured by a five-unit apartment house.

    Mortgage loans secured by apartment buildings and other multi-family residential properties are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to a greater extent to circumstances outside the borrower's control, including adverse conditions in the real estate market or the economy. Tappan Zee seeks to minimize these risks through its underwriting policies, which require such loans to be qualified at origination on the basis of the property's income and debt service ratio.

    COMMERCIAL REAL ESTATE MORTGAGE LENDING. Tappan Zee originates commercial real estate mortgage loans that are generally secured by a combination of residential and retail facilities and, to a lesser extent, properties used for business purposes, such as small office buildings, located in Tappan Zee's market area. Tappan Zee's underwriting procedures provide that commercial real estate loans may be made in amounts up to the lesser of (i) 75% of the lesser of the appraised value or purchase price of the property or (ii) Tappan Zee's current loans-to-one borrower limit. These loans are generally fixed-rate loans and may be made with terms up to fifteen years, generally with a five-year balloon maturity and a fifteen-year amortization schedule. Tappan Zee's underwriting standards and procedures for these loans are similar to those applicable to its multi-family mortgage loans, whereby Tappan Zee considers factors such as the net operating income of the property and the borrower's expertise, credit history and profitability. At March 31, 1998, Tappan Zee's commercial real estate mortgage portfolio was $4.6 million, or 8.0% of net loans outstanding. The largest commercial real estate loan in Tappan Zee's portfolio at March 31, 1998 was $787,000, which is comprised of a first and second loan secured by the same commercial warehouse building.

    Mortgage loans secured by commercial real estate properties, like multi-family mortgage loans, are generally larger and involve a greater degree of risk than one- to four-family residential mortgage loans. This risk is attributable to the uncertain realization of projected income-producing cash flows which are affected by vacancy rates, the ability to maintain rent levels against competitively-priced properties and the ability to collect rent from tenants on a timely basis. Because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, repayment of such loans may be subject to a greater extent to circumstances outside the borrower's control, including adverse conditions in the real estate market or the economy. Tappan Zee seeks to minimize these risks through its underwriting standards, which require such loans to be qualified at origination on the basis of the property's income and debt service ratio.

    CONSTRUCTION LENDING. Tappan Zee originates loans for the acquisition and development of property to contractors and individuals in its market area. Tappan Zee's construction loans primarily have been made to finance the construction of one- to four-family, owner-occupied residential properties, multi-family properties and other properties. These loans are all fixed-rate loans with maturities of one year or less. Tappan Zee's policies provide that construction loans may be made in amounts up to 80% of the appraised value of the property for construction of one- to four-family residences and multi-family properties, and up to 75% of the appraised value of other types of properties. All construction loans are subject to Tappan Zee's loans-to-one borrower limit. If the borrower is a corporation, Tappan Zee generally requires personal guarantees and a permanent loan commitment from another lender if Tappan Zee will not be making the permanent loan. Loan proceeds are disbursed in increments, subject to inspection by Tappan Zee inspectors as construction progresses. Subject to Tappan Zee's limitation on loans-to-one borrower, during favorable economic conditions, Tappan Zee will consider making up to two residential construction loans to one borrower. If economic conditions are not favorable, Tappan Zee will not make construction loans, unless there is a confirmed permanent mortgage takeout or Tappan Zee has approved the borrower for permanent financing. At March 31, 1998, Tappan Zee had $3.2 million (net of undisbursed loan funds of $549,000) of construction loans which amounted to 5.5% of Tappan Zee's net loans outstanding. The largest construction loan in Tappan Zee's portfolio at March 31, 1998 was $500,000 (all of which had been disbursed) and is secured by retail commercial property.

    Construction lending generally involves additional risks to the lender as compared with residential permanent mortgage lending. These risks are attributable to the fact that loan funds are advanced upon the security of the project under construction, predicated on the present value of the property and the anticipated future value of the property upon completion of construction or development. Moreover, because of the uncertainties inherent in delays resulting from labor problems, materials shortages, weather conditions and other contingencies, it is relatively difficult to evaluate the total funds required to complete a project and to establish the loan-to-value ratio. If Tappan Zee's initial estimate of the property's value at completion is inaccurate, Tappan Zee may be confronted with a project, when completed, having an insufficient value to assure full repayment.

    COMMERCIAL BUSINESS LENDING. Tappan Zee also offers limited types of short-term and medium-term commercial business loans on a secured and unsecured basis to borrowers located in Tappan Zee's market area. These loans include time and demand loans, term loans and lines of credit. At March 31, 1998, Tappan Zee's commercial business loan portfolio amounted to $2.4 million, or 4.3% of net loans outstanding. The largest commercial business loan outstanding at March 31, 1998 was a $325,000 loan secured by marketable securities.

    Tappan Zee's lines of credit are typically established for one year and are subject to renewal upon satisfactory review of the borrower's financial statements and credit history. Secured short-term commercial business loans are usually collateralized by real estate and are generally guaranteed by a principal of the borrower. Interest on these loans is usually payable monthly at rates that fluctuate based on a spread above the prime rate. Tappan Zee offers term loans with terms of up to ten years, although the majority of such loans have terms of five years or less. Typically, term loans have floating interest rates based on a spread above the prime rate. Tappan Zee also offers business loans on a revolving basis, whereby the borrower pays interest only. Interest on such loans fluctuates based on the prime rate. Normally these loans require periodic interest payments during the loan term, with full repayment of principal and interest at maturity.

    Similar to construction loans and commercial mortgage loans, commercial business loans generally carry greater credit risks than residential mortgage loans because their repayment is more dependent on (i) the underlying financial condition of the borrower, (ii) the value of any property or the cash flow from any property securing the loan or the business being financed, and (iii) general and local economic conditions.

    CONSUMER LENDING. Tappan Zee offers various types of secured and unsecured consumer loans, including automobile loans, home improvement loans and personal loans. Tappan Zee's consumer loans have original maturities of not more than five years, with the exception that home improvement loans may have original maturities of up to ten years. Interest rates charged on such loans are set at competitive rates, taking into consideration the type and term of the loan. Consumer loan applications are reviewed and approved in conformance with standards approved by Tappan Zee's Board of Directors. At March 31, 1998, Tappan Zee's consumer loan portfolio totaled $1.2 million, or 2.1% of net loans outstanding.

    LOAN APPROVAL PROCEDURES AND AUTHORITY. The Board of Directors of Tappan Zee establishes the lending policies of Tappan Zee and reviews properties offered as security. The Board of Directors has established the following lending authority: the Vice President may approve mortgage loans in amounts up to $200,000 and commercial business loans in amounts up to $75,000; the President may approve mortgage loans up to $350,000 and commercial business loans up to $150,000; commercial business loans in excess of $150,000 and up to $225,000 must be approved by both the President and Vice President or by the Board of Directors; and mortgage loans above $350,000 and commercial business loans above $225,000 require Board of Directors approval. The foregoing lending limits are reviewed annually and, as needed, revised by the Board of Directors.

    For all loans originated by Tappan Zee, upon receipt of a completed loan application from a prospective borrower, a credit report is ordered and certain other information is verified by an independent credit agency, and, if necessary, additional financial information is required to be submitted by the borrower. An appraisal of any real estate intended to secure the proposed loan is required, which appraisal currently is performed by an independent appraiser designated and approved by Tappan Zee. The Board of Directors annually approves the independent appraisers used by Tappan Zee and approves Tappan Zee's appraisal policy. It is Tappan Zee's policy to require title and hazard insurance on all real estate loans. In connection with a borrower's request for a renewal of a multi-family or commercial mortgage loan with a five-year balloon maturity, Tappan Zee evaluates both the borrower's ability to service the renewed loan applying an interest rate that reflects prevailing market conditions, as well as the value of the underlying collateral property. The evaluation of the property typically involves a letter update of the existing appraisal unless in the appraiser's opinion the original appraisal is no longer substantially relevant, in which case a full appraisal is obtained.

ASSET QUALITY

    NON-PERFORMING LOANS. Loans are considered non-performing if they are in foreclosure or are 90 or more days delinquent. Tappan Zee's management and Board of Directors perform a monthly review of all delinquent loans. The actions taken by Tappan Zee with respect to delinquencies vary depending on the nature of the loan and period of delinquency. Tappan Zee's policies generally provide that delinquent mortgage loans be reviewed and that a written late charge notice be mailed no later than the 15th day of delinquency. Tappan Zee's policies provide that telephone contact be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, Tappan Zee attempts to obtain full payment or work out a repayment schedule with the borrower to avoid foreclosure.

    It is Tappan Zee's general policy to stop the accrual of interest on all loans 90 days or more past due. Certain loans 90 days or more past due may continue to accrue interest based on management's evaluation of the loan, the underlying collateral and the creditworthiness of the borrower. When a loan is placed on non-accrual status, unpaid interest is reversed against interest income of the current period. Thereafter, interest payments received on non-accrual loans are recognized as income unless future collections are doubtful, in which case the payments received are applied as a reduction of principal. A loan remains on non-accrual status until the factors that indicated doubtful collectibility no longer exist or until a loan is determined to be uncollectible and is charged off against the allowance for loan losses.

    The classification of a loan as non-performing does not necessarily indicate that loan principal or interest will not be collected. Historical experience indicates that a portion of non-performing assets will eventually be recovered. When all collection efforts have been exhausted, and management determines that the borrower is unable to repay its obligation, Tappan Zee will commence foreclosure procedures.

    The following table sets forth certain information regarding non-accrual loans, other past due loans and real estate owned. Tappan Zee's prospective adoption of Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan", effective April 1, 1995, had no impact on the comparability of this information. See Note 3 to the Consolidated Financial Statements in Item 8 for information concerning Tappan Zee's impaired loans which are included in the non-accrual loans shown below.

                                                                            AT OR FOR THE YEAR ENDED MARCH 31,
                                                                   -----------------------------------------------------
                                                                     1998       1997       1996       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------

                                                                                  (DOLLARS IN THOUSANDS)
Non-accrual loans:
  Mortgage loans:
    One-to four-family...........................................  $   1,202  $   1,355  $     856  $     523  $     419
    Commercial property..........................................        238        123        126         --         --
    Construction.................................................         --         --         --         --        326
  Commercial business............................................         --         --         --         --         30
                                                                   ---------  ---------  ---------  ---------  ---------
    Total........................................................      1,440      1,478        982        523        775
                                                                   ---------  ---------  ---------  ---------  ---------
  Number of non-accrual loans....................................          6          9          6          2          5

Accruing loans past due ninety days or more:
  Mortgage loans:
    One-to four-family...........................................  $      --  $      --  $     342  $     885  $     760
    Multi-family.................................................         --         --         --        761        171
    Commercial property..........................................         --         72        266        331        180
    Construction.................................................        108        100         --         --         --
  Commercial business and consumer...............................         11          8         42        144         17
                                                                   ---------  ---------  ---------  ---------  ---------
    Total........................................................        119        180        650      2,121      1,128
                                                                   ---------  ---------  ---------  ---------  ---------
  Number of accruing loans past due ninety days or more..........          3          4          7         21         11

Total non-performing loans.......................................  $   1,559  $   1,658  $   1,632  $   2,644  $   1,903
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------
Number of non-performing loans...................................          9         13         13         23         16

Allowance for loan losses........................................  $     702  $     660  $     654  $     650  $     540
Real estate owned, net...........................................  $      --  $     122  $     402  $     455  $     367
Number of real estate owned properties...........................         --          1          2          2          3

Ratios:
  Non-accrual loans to total loans...............................       2.47%      2.65%      1.89%      1.03%      1.70%
  Non-performing loans to total loans............................       2.67       2.97       3.15       5.20       4.18
  Non-performing loans and real estate owned to total assets.....       1.21       1.46       1.77       3.40       2.63
  Allowance for loan losses to:
    Non-accrual loans............................................      48.75      44.65      66.60     124.28      69.68
    Non-performing loans.........................................      45.03      39.81      40.07      24.58      28.38
    Total loans..................................................       1.20       1.18       1.26       1.28       1.19

Contractual interest income that would have been recognized on
  non-accrual loans..............................................  $     133  $      96  $      93  $      18  $      81
Actual interest income recognized................................        142         74         58         --          9
                                                                   ---------  ---------  ---------  ---------  ---------
  Interest income (recognized) not recognized....................  $      (9) $      22  $      35  $      18  $      72
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

    Accrued interest receivable on accruing loans past due by 90 days or more amounted to $0, $1,000, $8,000, $44,000, and $14,000 at March 31, 1998, 1997,
1996, 1995, and 1994, respectively. Accordingly, if Tappan Zee had placed all such loans on non-accrual status at those dates, interest income for the fiscal years ended March 31, 1998, 1997 and 1996 would have been increased by $1,000, $7,000 and $36,000, respectively.

    REAL ESTATE OWNED. Property acquired by Tappan Zee as a result of foreclosure on a mortgage loan is classified as real estate owned ("REO") and is initially recorded fair value, less estimated sales costs, with any resulting writedown charged to the allowance for loan losses. Thereafter, an allowance for losses on REO is established for any further declines in fair value less estimated sales costs. Tappan Zee obtains an appraisal on REO property as soon as practicable after it takes possession of the real property. Tappan Zee will generally reassess the value of REO at least annually thereafter. There was no REO at March 31, 1998.

    CLASSIFIED ASSETS. Federal regulations require that the Savings Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Savings Bank has incorporated the OTS internal asset classifications as a part of its credit monitoring system. The Savings Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered "Substandard" if it is inadequately protected by the current equity and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the insured institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "Doubtful" have all of the weaknesses inherent in those classified "Substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "Loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

    When an insured institution classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish a general valuation allowance for loan losses in an amount deemed prudent by management. General valuation allowances, which is a regulatory term, represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies one or more assets, or portions thereof, as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge-off such amount.

    A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can order the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectability of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

    The Savings Bank's Internal Auditor reviews and classifies the Savings Bank's assets monthly and reports the results to the Examining and Audit Committee of Tappan Zee's Board of Directors on a monthly basis. The Examining and Audit Committee then reviews the report of the Internal Auditor and reports the results of its review to the Board of Directors. Assets are classified in accordance with the management guidelines described above. At March 31, 1998, all of the Savings Bank's classified assets were non-performing loans of which, $436,000 were classsified as Special Mention, $1.1 million were classified as Substandard, a $5,000 loan was classified as Loss and no loans were classified as Doubtful. As of March 31, 1998, loans classified as Substandard included loans totaling $766,000 secured by one- to four-family, owner-occupied residences. These loans are classified as Substandard due to delinquencies or other identifiable weaknesses.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is established through a provision for loan losses based on management's evaluation of the risks inherent in Tappan Zee's loan portfolio. The allowance for loan losses is maintained at an amount management considers adequate to cover loan losses which are deemed probable and estimable. The allowance is based upon a number of factors, including asset classifications, economic trends, industry experience and trends, industry and geographic concentrations, estimated collateral values, historical loan loss experience, and Tappan Zee's underwriting policies. Tappan Zee will continue to monitor and modify its allowance for loan losses as conditions dictate. The OTS, as an integral part of its examination process, periodically reviews Tappan Zee's allowance for loan losses. The OTS may require Tappan Zee to establish additional allowances, based on its judgments of the information available at the time of the examination.

    The following table sets forth Tappan Zee's allowance for loan losses allocated by loan category, the percent of the allocated allowances to the total allowance, and the percent of loans in each category to total loans at the dates indicated.

                                            MORTGAGE LOANS
                                --------------------------------------
                                ONE- TO                                  COMMERCIAL
                                 FOUR-    MULTI-    COM-       CON-      BUSINESS   CONSUMER      UN-
                                FAMILY    FAMILY   MERCIAL   STRUCTION    LOANS      LOANS     ALLOCATED   TOTAL
                                -------   ------   -------   ---------   --------   --------   ---------   -----
                                                             (DOLLARS IN THOUSANDS)
AT MARCH 31, 1998
Allowance amount..............   $212      $ 8       $70       $ 42        $24        $21        $325      $ 702
Percent of:
  Total allowance.............     30%       1%       10%         6%         3%         3%         47%       100%
  Total loans.................     78%       3%        8%         5%         4%         2%         --%       100%
AT MARCH 31, 1997
Allowance amount..............   $211      $ 9       $49       $ 29        $28        $17        $317      $ 660
Percent of:
  Total allowance.............     32%       1%        8%         4%         4%         3%         48%       100%
  Total loans.................     78%       4%        7%         4%         5%         2%         --%       100%
AT MARCH 31, 1996
Allowance amount..............   $184      $13       $56       $ 32        $29        $15        $325      $ 654
Percent of:
  Total allowance.............     28%       2%        9%         5%         4%         2%         50%       100%
  Total loans.................     75%       6%        7%         5%         5%         2%         --%       100%
AT MARCH 31, 1995
Allowance amount..............   $204      $68       $66       $ 19        $24        $15        $254      $ 650
Percent of:
  Total allowance.............     31%      11%       10%         3%         4%         2%         39%       100%
  Total loans.................     76%       7%        8%         2%         5%         2%         --%       100%
AT MARCH 31, 1994
Allowance amount..............   $128      $12       $32       $173        $24        $14        $157      $ 540
Percent of:
  Total allowance.............     24%       2%        6%        32%         4%         3%         29%       100%
  Total loans.................     79%       6%        6%         2%         5%         2%         --%       100%

    The following table sets forth activity in Tappan Zee's allowance for loan losses and the allowance for losses on real estate owned for the periods indicated.

                                                                             FOR THE YEAR ENDED MARCH 31,
                                                                 -----------------------------------------------------
                                                                   1998       1997       1996       1995       1994
                                                                 ---------  ---------  ---------  ---------  ---------

                                                                                (DOLLARS IN THOUSANDS)

ALLOWANCE FOR LOAN LOSSES:
Balance at beginning of year...................................       $660       $654       $650       $540       $482
Provision for losses...........................................         42         69         90        171        151
Charge-offs:
  Mortgage loans:
    One-to four-family.........................................         --        (12)       (48)        --        (23)
    Commercial.................................................         --         --         --         --         --
  Construction loans...........................................         --         --         --        (30)        --
  Commercial business loans....................................         --        (40)       (36)       (31)       (78)
  Consumer loans...............................................         --        (11)        (2)        (2)        (4)
                                                                 ---------  ---------  ---------  ---------  ---------
    Total charge-offs..........................................         --        (63)       (86)       (63)      (105)
Recoveries.....................................................         --         --         --          2         12
                                                                 ---------  ---------  ---------  ---------  ---------
Balance at end of year.........................................       $702       $660       $654       $650       $540
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

Ratio of net charge-offs to average loans outstanding..........         --%      0.11%      0.17%      0.13%      0.20%

ALLOWANCE FOR LOSSES ON REAL ESTATE OWNED:
Balance at beginning of year...................................       $ --       $ 38       $ 60       $ 59       $ 89
Provision for losses...........................................         --         38         --        141         64
Net realized losses............................................         --        (76)       (22)      (140)       (94)
                                                                 ---------  ---------  ---------  ---------  ---------
Balance at end of year.........................................       $ --       $ --       $ 38       $ 60       $ 59
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

INVESTMENT ACTIVITIES

    INVESTMENT POLICIES. The investment policy of Tappan Zee, which is established by the Board of Directors, is based upon Tappan Zee's asset/liability management goals and emphasizes high credit quality and diversified investments while seeking to optimize net interest income within acceptable limits of safety and liquidity. The investment policy is designed to provide and maintain liquidity to meet day-to-day, cyclical and long-term changes in Tappan Zee's asset/liability structure. Tappan Zee's investment goal has been to invest available funds in highly liquid instruments that have adjustable and fixed rates and that generally, at the time of purchase, do not exceed an average life of eight years with respect to collateralized mortgage obligations ("CMOs") and eleven years with respect to other mortgage-backed securities, or that meet specific requirements of Tappan Zee's asset/liability goals. A CMO is a special type of debt security in which the stream of principal and interest payments on the underlying mortgages or mortgage-backed securities is used to create classes with different maturities and, in some cases, amortization schedules as well as a residual interest, with each class possessing different risk characteristics. At March 31, 1998, Tappan Zee's securities portfolio amounted to $58.3 million (amortized cost) with an estimated weighted average remaining life of 5.0 years.

    Tappan Zee's investment policy permits it to invest in U.S. government obligations; certain securities of various government-sponsored agencies, including mortgage-backed securities issued/guaranteed by FNMA, FHLMC and the Government National Mortgage Association ("GNMA"); certificates of deposit of insured banks and savings associations; federal funds; and investment grade corporate debt securities (typically issued by municipalities and utility companies) and commercial paper.

    Tappan Zee's investment policy prohibits investment in certain types of mortgage derivative securities that management considers to be high risk. Tappan Zee generally purchases only short- and medium-term classes of CMOs guaranteed by FNMA or FHLMC. A substantial portion of Tappan Zee's CMOs have consisted of real estate mortgage investment conduits ("REMICs").

    Thrift Bulletin Number 52, the OTS Policy Statement on securities portfolio policies and unsuitable investment practices ("TB-52"), requires that institutions classify mortgage derivative products acquired, including certain tranches of CMOs, as "high-risk mortgage securities" if such products exhibit greater price volatility than a benchmark fixed-rate 30-year mortgage-backed pass-through security. Institutions may only hold high-risk mortgage securities to reduce interest-rate risk in accordance with safe and sound practices and must also follow certain prudent safeguards in the purchase and retention of such securities. At March 31, 1998, Tappan Zee did not have any CMOs that were identified as "high-risk mortgage securities." Tappan Zee has never invested in CMO residual interests or in CMO tranches that met the definition of a high-risk mortgage security at the time of investment.

    MORTGAGE-BACKED SECURITIES. Tappan Zee invests in mortgage-backed securities to complement its mortgage lending activities and supplement such activities at times of low mortgage loan demand. At March 31, 1998, the carrying value of mortgage-backed securities totaled $53.1 million, or 41.0% of total assets. The fair value of all mortgage-backed securities totaled $53.5 million at March 31, 1998. Mortgage-backed securities held in Tappan Zee's available-for-sale portfolio are carried at fair value. Mortgage-backed securities held in Tappan Zee's held-to-maturity portfolio are carried at amortized cost. At March 31, 1998, all securities in Tappan Zee's mortgage-backed securities portfolio were directly insured or guaranteed by GNMA, FNMA or FHLMC, thereby providing the certificateholder a guarantee of timely payments of interest and scheduled principal payments, whether or not they have been collected. At March 31, 1998, all of Tappan Zee's mortgage-backed securities are fixed-rate with a weighted average yield of 7.17% and an estimated weighted average remaining life of 5.33 years. Tappan Zee's mortgage-backed securities portfolio includes CMOs with a fair value at March 31, 1998 of $778,000, a weighted average yield of 6.69% and a weighted average estimated remaining life of 1.6 years.

    Mortgage-backed securities generally yield less than the loans that underlie such securities because of servicing fees and the cost of payment guarantees or other credit enhancements that reduce credit risk. In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings of Tappan Zee. In general, under OTS regulations mortgage-backed securities issued or guaranteed by GNMA, FNMA and FHLMC and certain AAA-rated mortgage-backed pass-through securities are weighted at no more than 20% for risk-based capital purposes, compared to the 50% risk weighting assigned to most non-securitized residential mortgage loans. See "Regulation and Supervision of Tappan Zee and the Savings Bank--Regulation of Federal Savings Association--Capital Requirements."

    While mortgage-backed securities carry a reduced credit risk as compared to whole loans, such securities remain subject to the risk that a fluctuating interest rate environment, along with other factors such as the geographic distribution of the underlying mortgage loans, may alter the prepayment rate of such mortgage loans and so affect both the prepayment speed, and value, of such securities. In contrast to mortgage-backed pass-through securities in which cash flow is received (and, hence, prepayment risk is shared) pro rata by all securities holders, the cash flows from the mortgages or mortgage-backed securities underlying CMOs are segmented and paid in accordance with a predetermined priority to investors holding various tranches of such securities or obligations. A particular tranche of a CMO may therefore carry prepayment risk that differs from that of both the underlying collateral and other tranches. Tappan Zee typically purchases tranches of CMOs that are categorized as "planned amortization classes," "targeted amortization classes" or "very accurately defined maturities" and are intended to produce stable cash flows in different interest rate environments.

    The following table sets forth activity in Tappan Zee's mortgage-backed securities portfolio for the periods indicated.

                                                                FOR THE YEAR ENDED MARCH 31,
                                                               -------------------------------
                                                                 1998       1997       1996
                                                               ---------  ---------  ---------

                                                                       (IN THOUSANDS)
Amortized cost at beginning of year..........................  $  39,357  $  31,559  $  23,935
Purchases....................................................     38,569     22,648     14,137
Sales........................................................    (19,960)   (11,890)    (3,709)
Principal repayments.........................................     (4,980)    (2,985)    (2,812)
Premium and discount amortization, net.......................         (9)        25          8
                                                               ---------  ---------  ---------
Amortized cost at end of year................................  $  52,977  $  39,357  $  31,559
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    At March 31, 1998, Tappan Zee held no securities issued by any one entity with a total carrying value in excess of 10% of Tappan Zee's equity at that date, except for obligations of the U.S. government and government-sponsored agencies and certain mortgage-backed securities which are fully collateralized by mortgages held by single-purpose entities and guaranteed by government-sponsored agencies.

    The following table sets forth the amortized cost and fair value of Tappan Zee's securities, by accounting classification category and by type of security, at the dates indicated:

                                                                                     AT MARCH 31,
                                                        ----------------------------------------------------------------------
                                                                 1998                    1997                    1996
                                                        ----------------------  ----------------------  ----------------------
                                                         AMORTIZED     FAIR      AMORTIZED     FAIR      AMORTIZED     FAIR
                                                           COST        VALUE       COST        VALUE       COST        VALUE
                                                        -----------  ---------  -----------  ---------  -----------  ---------

                                                                                    (IN THOUSANDS)
HELD-TO-MATURITY
Mortgage-backed securities:
  CMOs................................................   $     683   $     690   $     996   $     994   $   1,108   $   1,113
  Pass-through securities.............................      32,450      32,851      14,078      13,881       5,129       5,249
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                            33,133      33,541      15,074      14,875       6,237       6,362
Agency and other debt securities......................       2,398       2,430       3,049       3,014       3,199       3,234
                                                        -----------  ---------  -----------  ---------  -----------  ---------
  Total...............................................      35,531      35,971      18,123      17,889       9,436       9,596
                                                        -----------  ---------  -----------  ---------  -----------  ---------

AVAILABLE-FOR-SALE
Mortgage-backed securities:
  CMOs................................................          85          88       8,329       8,116      17,651      17,555
  Pass-through securities.............................      19,759      19,901      15,954      15,799       7,671       7,622
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                            19,844      19,989      24,283      23,915      25,322      25,177
U.S. Treasury.........................................          --          --          --          --       6,490       6,493
Agency and other debt securities......................          75          79       8,029       7,814       8,616       8,530
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                                75          79       8,029       7,814      15,106      15,023
Mutual fund investments...............................       2,800       2,800       4,655       4,655       1,344       1,344
Net unrealized gain (loss)............................         149          --        (583)         --        (228)         --
                                                        -----------  ---------  -----------  ---------  -----------  ---------
  Total...............................................      22,868      22,868      36,384      36,384      41,544      41,544
                                                        -----------  ---------  -----------  ---------  -----------  ---------
  Total securities, net...............................   $  58,399   $  58,839   $  54,507   $  54,273   $  50,980   $  51,140
                                                        -----------  ---------  -----------  ---------  -----------  ---------
                                                        -----------  ---------  -----------  ---------  -----------  ---------

    The following table sets forth certain information regarding the amortized cost, fair value and weighted average yield of Tappan Zee's debt securities at March 31, 1998, by remaining period to contractual maturity. With respect to mortgage-backed securities, the entire amount is reflected in the maturity period that includes the final security payment date and, accordingly, no effect has been given to periodic repayments or possible prepayments.

                                                                         AT MARCH 31, 1998
                                                --------------------------------------------------------------------
                                                       AVAILABLE-FOR-SALE                  HELD-TO-MATURITY
                                                ---------------------------------  ---------------------------------

                                                                        WEIGHTED                           WEIGHTED
                                                 AMORTIZED     FAIR      AVERAGE    AMORTIZED     FAIR      AVERAGE
                                                   COST        VALUE      YIELD       COST        VALUE      YIELD
                                                -----------  ---------  ---------  -----------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
Mortgage-backed securities due:
  In one year or less.........................   $      --   $      --         --%  $     120   $     121       7.34%
  After one year through five years...........         699         694       5.94         391         391       6.00
  After five years through ten years..........          --          --         --         754         780       7.71
  After ten years.............................      19,145      19,295       7.06      31,868      32,249       7.35
                                                -----------  ---------             -----------  ---------
    Total.....................................   $  19,844   $  19,989       7.02%  $  33,133   $  33,541       7.34%
                                                -----------  ---------             -----------  ---------
                                                -----------  ---------             -----------  ---------

Agency and other debt securities due:
  In one year or less.........................   $      --   $      --         --%  $      --   $      --         --%
  After one year through five years...........          30          32       6.00         500         503       7.20
  After five years through ten years..........          --          --         --       1,699       1,723       7.30
  After ten years.............................          45          47       5.50         199         204       5.75
                                                -----------  ---------             -----------  ---------
    Total.....................................   $      75   $      79       5.70%  $   2,398   $   2,430       7.15%
                                                -----------  ---------             -----------  ---------
                                                -----------  ---------             -----------  ---------

Total due:
  In one year or less.........................   $      --   $      --         --%  $     120   $     121       7.34%
  After one year through five years...........         729         726       5.94         891         894       6.67
  After five years through ten years..........          --          --         --       2,453       2,503       7.43
  After ten years.............................      19,190      19,342       7.06      32,067      32,453       7.34
                                                -----------  ---------             -----------  ---------
    Total.....................................   $  19,919   $  20,068       7.01%  $  35,531   $  35,971       7.33%
                                                -----------  ---------             -----------  ---------
                                                -----------  ---------             -----------  ---------

SOURCES OF FUNDS

    GENERAL. Deposits, loan and security repayments and prepayments, proceeds from sales of available-for-sale securities and cash flows generated from operations are the primary sources of Tappan Zee's funds for use in lending, investing and for other general purposes.

    DEPOSITS. Tappan Zee offers a variety of deposit accounts with a range of interest rates and terms. Tappan Zee's deposits consist of regular (passbook) savings accounts, statement savings accounts, checking accounts, NOW accounts, money market accounts and certificates of deposit. In recent years, Tappan Zee has offered certificates of deposit with maturities of up to 30 months. At March 31, 1998, Tappan Zee's core deposits (which Tappan Zee considers to consist of checking accounts, NOW accounts, money market accounts, regular savings accounts and statement savings accounts) constituted 32.3% of total deposits, compared to 36.1% a year earlier. The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. Tappan Zee's deposits are obtained predominantly from the Village of Tarrytown and its neighboring communities in Westchester County, New York. Tappan Zee relies primarily on customer service and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions significantly affect Tappan Zee's ability to attract and retain deposits. Tappan Zee does not actively solicit certificate accounts in excess of $100,000 or use brokers to obtain deposits.

    The following table presents the deposit activity of Tappan Zee for the periods indicated.

                                                                                      FOR THE YEAR ENDED MARCH 31,
                                                                                     -------------------------------
                                                                                       1998       1997       1996
                                                                                     ---------  ---------  ---------

                                                                                             (IN THOUSANDS)
Deposits...........................................................................  $ 140,571  $ 151,962  $ 147,679
Withdrawals........................................................................    138,612    147,624    143,571
                                                                                     ---------  ---------  ---------
Net cash inflow....................................................................      1,959      4,338      4,108
Interest credited..................................................................      4,707      4,081      3,987
                                                                                     ---------  ---------  ---------
  Net increase in deposits.........................................................  $   6,666  $   8,419  $   8,095
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    At March 31, 1998, Tappan Zee had $9.7 million in certificate accounts in amounts of $100,000 or more maturing as follows:

                                                                                            WEIGHTED
                                                                              AMOUNT      AVERAGE RATE
                                                                            -----------  ---------------
                                                                               (DOLLARS IN THOUSANDS)
Within three months.......................................................   $   1,561           5.49%
After three but within six months.........................................       2,441           5.57
After six but within 12 months............................................       2,518           5.58
After 12 months...........................................................       3,153           5.89
                                                                            -----------           ---
Total.....................................................................   $   9,673           5.66%
                                                                            -----------           ---
                                                                            -----------           ---

    The following table sets forth the distribution of Tappan Zee's deposit accounts and the related weighted average interest rates at the dates indicated.

                                                                         AT MARCH 31,
                                -----------------------------------------------------------------------------------------------
                                            1998                              1997                             1996
                                -----------------------------   --------------------------------   ----------------------------
                                          PERCENT    WEIGHTED              PERCENT      WEIGHTED            PERCENT    WEIGHTED
                                          OF TOTAL   AVERAGE               OF TOTAL     AVERAGE             OF TOTAL   AVERAGE
                                 AMOUNT   DEPOSITS     RATE     AMOUNT     DEPOSITS       RATE     AMOUNT   DEPOSITS     RATE
                                --------  --------   --------   -------  ------------   --------   -------  --------   --------
                                                                     (DOLLARS IN THOUSANDS)
Checking......................  $  2,310     2.20%              $2,771        2.82%                $2,001      2.23%
NOW...........................     3,853     3.67       2.00%    3,756        3.82        2.00%     4,164      4.63      2.00%
Money market..................     2,687     2.56       2.75     3,157        3.21        2.75      3,484      3.88      2.75
Regular savings...............    14,554    13.86       2.75    15,008       15.26        2.75     16,402     18.24      3.10
Statement savings.............    10,533    10.03       2.92    10,757       10.94        2.92     11,563     12.86      3.20
Certificate accounts:
  Less than one year to
  maturity....................    53,403    50.86       5.75    49,026       49.86        5.72     40,448     44.99      5.68
  One to three years to
  maturity....................    17,653    16.82       6.12    13,852       14.09        5.98     11,846     13.17      6.33
                                --------  --------              -------     ------                 -------  --------
    Total certificate
    accounts..................    71,056    67.68       5.84    62,878       63.95        5.78     52,294     58.16      5.83
                                --------  --------              -------     ------                 -------  --------
    Total.....................  $104,993   100.00%      4.77%   $98,327     100.00%       4.60%    $89,908   100.00%     4.57%
                                --------  --------              -------     ------                 -------  --------
                                --------  --------              -------     ------                 -------  --------

    BORROWINGS. As part of its operating strategy, Tappan Zee may obtain advances from the Federal Home Loan Bank ("FHLB") of New York as an alternative to retail deposit funds. FHLB advances may also be used to acquire certain other assets as may be deemed appropriate for investment purposes. These advances would be collateralized primarily by certain of Tappan Zee's mortgage loans and mortgage-backed securities and secondarily by Tappan Zee's investment in capital stock of the FHLB. Such advances may be made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions, including the Savings Bank, fluctuates from time to time in accordance with the policies of the OTS and the FHLB. As of March 31, 1998, the maximum amount of FHLB advances available to Tappan Zee was $18.9 million, based on the Savings Bank's current investment in FHLB stock; Tappan Zee's total FHLB borrowing capacity (including advances), based on 25% of the Savings Bank's assets, was $31.3 million. Tappan Zee did not borrow from the FHLB during fiscal 1998.

SUBSIDIARY ACTIVITIES

    Tappan Zee has two wholly-owned subsidiaries: the Savings Bank and TZPFC, a Delaware corporation established in March, 1998. TZPFC is intended to qualify as a real estate investment trust for tax purposes. The Savings Bank and TZPFC do not have any subsidiaries. At March 31, 1998 TZPFC had assets of $1.1 million.

PERSONNEL

    As of March 31, 1998, Tappan Zee had 14 full-time employees and one part-time employee. Tappan Zee has experienced a very low turnover rate among its employees and, as of March 31, 1998, 11 of Tappan Zee's employees have been with Tappan Zee for more than five years. The employees are not represented by a collective bargaining unit and Tappan Zee considers its relationship with its employees to be good.

                         REGULATION AND SUPERVISION OF
                        TAPPAN ZEE AND THE SAVINGS BANK

GENERAL

    The Savings Bank is subject to extensive regulation, examination and supervision by the OTS, as its chartering agency, and the FDIC, as its deposit insurer. The Savings Bank's deposit accounts are insured up to applicable limits by the SAIF of the FDIC, and it is a member of FHLB of New York. The Savings Bank must file reports with the OTS and the FDIC concerning its activities and financial condition, and it must obtain regulatory approvals prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions. The OTS and the FDIC conduct periodic examinations to assess the Savings Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which a savings association can engage and is intended primarily for the protection of the insurance fund and depositors. Tappan Zee, as a savings association holding company, is also required to file certain reports with, and otherwise comply with, the rules and regulations of the Commission under the federal securities laws.

    The OTS and the FDIC have significant discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies, whether by the OTS, the FDIC or the Congress, could have a material adverse impact on Tappan Zee, the Savings Bank and the operations of both.

    The following discussion is intended to be a summary of the material statutes and regulations applicable to savings associations, and it does not purport to be a comprehensive description of all such statutes and regulations.

REGULATION OF FEDERAL SAVINGS ASSOCIATION

    BUSINESS ACTIVITIES. The Savings Bank derives its lending and investment powers from the HOLA and the regulations of the OTS thereunder. Under these laws and regulations, the Savings Bank may invest in mortgage loans secured by residential and commercial real estate, commercial and consumer loans, certain types of debt securities, and certain other assets. The Savings Bank may also establish service corporations that may engage in activities not otherwise permissible for the Savings Bank, including certain real estate equity investments and securities and insurance brokerage. These investment powers are subject to various limitations, including (a) a prohibition against the acquisition of any corporate debt security that is not rated in one of the four highest rating categories; (b) a limit of 400% of an association's capital on the aggregate amount of loans secured by nonresidential real estate property; (c) a limit of 20% of an association's assets on commercial loans, with the amount of commercial loans in excess of 10% of assets being limited to small business loans; (d) a limit of 35% of an association's assets on the aggregate amount of consumer loans and acquisitions of certain debt securities; (e) a limit of 5% of assets on non-conforming loans (loans in excess of the specific limitations of HOLA); and (f) a limit of the greater of 5% of assets or an association's capital on certain construction loans made for the purpose of financing what is or is expected to become residential property.

    LOANS TO ONE BORROWER. Under HOLA, savings associations are generally subject to the same limits on loans to one borrower as are imposed on national banks. Generally, under these limits, a savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of the association's unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan or extension of credit is fully secured by readily-marketable collateral. Such collateral is defined to include certain debt and equity securities and bullion, but generally does not include real estate. At March 31, 1998, the Savings Bank's limit on loans to one borrower was $2.6 million. At March 31, 1998, the Savings Bank's largest aggregate amount of loans to one borrower was $787,000 and the second largest borrower had an aggregate balance of $616,000.

    QTL TEST. HOLA requires a savings association to meet a qualified thrift lender ("QTL") test. Under the QTL test, a savings association is required to maintain at least 65% of its "portfolio assets" in certain "qualified thrift investments" in at least 9 months of the most recent 12-month period. "Portfolio assets" means, in general, an association's total assets less the sum of (a) specified liquid assets up to 20% of total assets, (b) goodwill and other intangible assets, and (c) the value of property used to conduct the association's business. "Qualified thrift investments" includes various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of an association's portfolio assets. Recent legislation broadened the scope of "qualified thrift investments" to include 100% of an institution's credit card loans, education loans, and small business loans. A savings association may also satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code of 1986. At March 31, 1998, the Savings Bank maintained 93.2% of its portfolio assets in qualified thrift investments. The Savings Bank had also met the QTL test in each of the prior 12 months and, therefore, was a qualified thrift lender.

    A savings association that fails the QTL test must either operate under certain restrictions on its activities or convert to a bank charter. The initial restrictions include prohibitions against (a) engaging in any new activity not permissible for a national bank, (b) paying dividends not permissible under national bank regulations, (c) obtaining new advances from any FHLB, and (d) establishing any new branch office in a location not permissible for a national bank in the association's home state. In addition, within one year of the date a savings association ceases to meet the QTL test, any company controlling the association would have to register under, and become subject to the requirements of, the BHCA. If the savings association does not requalify under the QTL test within the three-year period after it failed the QTL test, it would be required to terminate any activity and to dispose of any investment not permissible for a national bank and would have to repay as promptly as possible any outstanding advances from an FHLB. A savings association that has failed the QTL test may requalify under the QTL test and be free of such limitations, but it may do so only once.

    CAPITAL REQUIREMENTS. The OTS regulations require savings associations to meet four minimum capital standards: a tangible capital ratio requirement of 1.5% of total assets as adjusted under the OTS regulations, a leverage ratio requirement of 4% of Tier I (core) capital to such adjusted total assets, risk-based capital ratio requirement of 4% of Tier I (core) capital to total risk-weighted assets, and a risk-based capital ratio requirement of 8% of total (core and supplementary) capital to total risk-weighted assets. The

OTS and the federal banking regulators have proposed amendments to their minimum capital regulations to provide that the minimum leverage capital ratio for a depository institution that has been assigned the highest composite rating of 1 under the Uniform Financial Institutions Rating System will be 3% and that the minimum leverage capital ratio for any other depository institution will be 4%, unless a higher leverage capital ratio is warranted by the particular circumstances or risk profile of the depository institution. In determining the amount of risk-weighted assets for purposes of the risk-based capital requirement, a savings association must compute its risk-based assets by multiplying its assets and certain off-balance sheet items by risk-weights, which range from 0% for cash and obligations issued by the United States Government or its agencies to 100% for consumer and commercial loans, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset.

    Tangible capital is defined, generally, as common stockholder's equity (including retained earnings), certain noncumulative perpetual preferred stock and related earnings, minority interests in equity accounts of fully consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and investments in and loans to subsidiaries engaged in activities not permissible for a national bank. Core capital is defined similarly to tangible capital, but core capital also includes certain qualifying supervisory goodwill and certain purchased credit card relationships. Supplementary capital currently includes cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, and the allowance for loan and lease losses. The allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets, and the amount of supplementary capital that may be included as total capital cannot exceed the amount of core capital.

    The OTS has adopted regulations to require a savings association to account for interest rate risk when determining its compliance with the risk-based capital requirement. A savings association with "above normal" interest rate risk is required, by these regulations, to deduct a portion of its total capital to account for any "above normal" interest rate risk. A savings association's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) resulting from a hypothetical 2% increase or decrease in market rates of interest, divided by the estimated economic value of the association's assets, as calculated in accordance with guidelines set forth by the OTS. At the times when the 3-month Treasury bond equivalent yield falls below 4%, an association may compute its interest rate risk on the basis of a change equal to one-half of that Treasury rate rather than on the basis of 2%. A savings association whose measured interest rate risk exposure exceeds 2% would be considered to have "above normal" risk. The interest rate risk component is an amount equal to one-half of the difference between the association's measured interest rate risk and 2%, multiplied by the estimated economic value of the association's assets. That dollar amount is deducted from an association's total capital in calculating compliance with its risk-based capital requirement. Any required deduction for interest rate risk becomes effective on the last day of the third quarter following the reporting date of the association's financial data on which the interest rate risk was computed. The regulations do not require a savings association with assets of less than $300 million and a risk-based capital ratio in excess of 12% to comply with the standard reporting requirements for the interest rate risk component, unless the OTS determines otherwise, and the association may provide such selected information as the OTS determines. Currently, the Savings Bank qualifies for this exemption from the filing requirements. The regulations also authorize the Director of the OTS to waive or defer an association's interest rate risk component on a case-by-case basis. The OTS has indefinitely deferred implementation of the interest rate component in the computation of an institution's risk-based capital requirement. The OTS continues to monitor the interest rate risk of individual institutions and retains the right to impose additional capital requirements on individual institutions.

    See note 10 to the consolidated financial statements included elsewhere herein for the Savings Bank's regulatory capital amounts and ratios as of March 31, 1998, compared to the OTS requirements at that date.

    LIMITATION ON CAPITAL DISTRIBUTIONS. OTS regulations currently impose limitations upon capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger, and other distributions charged against capital. At least 30-days written notice must be given to the OTS of a proposed capital distribution by a savings association, and capital distributions in excess of specified earnings or by certain institutions are subject to approval by the OTS. An association that has capital in excess of all regulatory capital requirements before and after a proposed capital distribution and that is not otherwise restricted in making capital distributions, could, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of (a) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (b) 75% of its net earnings for the previous four quarters. Any additional capital distributions would require prior OTS approval. In addition, the OTS can prohibit a proposed capital distribution, otherwise permissible under the regulation, if the OTS has determined that the association is in need of more than normal supervision or if it determines that a proposed distribution by an association would constitute an unsafe or unsound practice. Furthermore, under the OTS prompt corrective action regulations, the Savings Bank would be prohibited from making any capital distribution if, after the distribution, the Savings Bank failed to meet its minimum capital requirements, as described above. See "--Prompt Corrective Regulatory Action."

    The OTS has proposed amendments of its capital distribution regulations to reduce regulatory burdens on savings associations. If adopted as proposed, certain savings associations will be permitted to pay capital distributions within the amounts described above for Tier 1 institutions without notice to, or the approval of, the OTS. However, a savings association subsidiary of a savings and loan holding company, such as the Savings Bank, will continue to file a notice unless the specific capital distribution requires an application.

    LIQUIDITY. The Savings Bank is required to maintain an average daily balance of liquid assets (cash, certain time deposits, certain bankers' acceptances, specified United States Government, state and federal agency obligations, shares of certain mutual funds and certain corporate debt securities and commercial paper) equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the savings flows of member institutions, and is currently 4%. Monetary penalties may be imposed for failure to meet the liquidity requirement. The Savings Bank's average liquidity ratio for the month ended March 31, 1998 was 58.5%, which exceeded the applicable requirement. The Savings Bank has never been subject to monetary penalties for failure to meet its liquidity requirement.

    ASSESSMENTS. Savings associations are required by OTS regulation to pay assessments to the OTS to fund the operations of the OTS. The general assessment, paid on a semi-annual basis, is computed upon the savings association's total assets, including consolidated subsidiaries, as reported in the association's latest quarterly Thrift Financial Report. The assessments paid by the Savings Bank for the fiscal years ended March 31, 1998, 1997 and 1996 totaled $38,000, $35,000 and $31,000, respectively.

    BRANCHING. Subject to certain limitations, HOLA and the OTS regulations permit federally chartered savings associations to establish branches in any state of the United States. The authority to establish such a branch is available (a) in states that expressly authorize branches of savings associations located in another state and (b) to an association that qualifies as a "domestic building and loan association" under the Code, which imposes qualification requirements similar to those for a "qualified thrift lender" under HOLA. See "--QTL Test." The authority for a federal savings association to establish an interstate branch network would facilitate a geographic diversification of the association's activities. This authority under HOLA and the OTS regulations preempts any state law purporting to regulate branching by federal savings associations.

    COMMUNITY REINVESTMENT. Under the Community Reinvestment Act ("CRA"), as implemented by OTS regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with its examination of a savings association, to assess the association's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such association. The CRA also requires all institutions to make public disclosure of their CRA ratings. The Savings Bank received a "Satisfactory" CRA rating in its most recent examination. The OTS's CRA regulations establish an assessment system that bases an association's rating on its actual performance in meeting community needs. In particular, the assessment system focuses on three tests: (a) a lending test, to evaluate the institution's record of making loans in its service areas; (b) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefiting low or moderate income individuals and businesses; and (c) a service test, to evaluate the institution's delivery of services through its branches, ATMs, and other offices. Small savings associations would be assessed pursuant to a streamlined approach focusing on a lesser range of information and performance standards. The term "small savings association" is defined as including associations with less than $250 million in assets or an affiliate of a holding company with banking and thrift assets of less than $1 billion, which would include the Savings Bank.

    TRANSACTIONS WITH RELATED PARTIES. The Savings Bank's authority to engage in transactions with its "affiliates" is limited by the OTS regulations and by Sections 23A and 23B of the Federal Reserve Act ("FRA"). In general, an affiliate of the Savings Bank is any company that controls the Savings Bank or any other company that is controlled by a company that controls the Savings Bank, excluding any Savings Bank subsidiary other than those that are insured depository institutions. The OTS regulations prohibit a savings association (a) from lending to any of its affiliates that is engaged in activities that are not permissible for bank holding companies under Section 4(c) of the BHCA and (b) from purchasing the securities of any affiliate other than a subsidiary. Section 23A limits the aggregate amount of transactions with any individual affiliate to 10% of the capital and surplus of the savings association and also limits the aggregate amount of transactions with all affiliates to 20% of the savings association's capital and surplus. Extensions of credit to affiliates are required to be secured by collateral in an amount and of a type described in
Section 23A, and the purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the association as those prevailing at the time for comparable transactions with nonaffiliated companies. In the absence of comparable transactions, such transactions may only occur under terms and circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies.

    The Savings Bank's authority to extend credit to its directors, executive officers, and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRA and Regulation O of the Federal Reserve Board thereunder. Among other things, these provisions require that extensions of credit to insiders (a) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features and (b) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in

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part, on the amount of the association's capital. In addition, extensions of credit in excess of certain limits must be approved by the association's board of directors.

    ENFORCEMENT. Under the Federal Deposit Insurance Act ("FDI Act"), the OTS has primary enforcement responsibility over savings associations and has the authority to bring enforcement action against all "institution-affiliated parties," including any controlling stockholder or any shareholder, attorney, appraiser and accountant who knowingly or recklessly participates in any violation of applicable law or regulation or breach of fiduciary duty or certain other wrongful actions that causes or is likely to cause more than a minimal loss or other significant adverse effect on an insured savings association. Civil penalties cover a wide range of violations and actions and range from $5,000 for each day during which violations of law, regulations, orders, and certain written agreements and conditions continue, up to $1,000,000 per day for such violations if the person obtained a substantial pecuniary gain as a result of such violation or knowingly or recklessly caused a substantial loss to the institution. Criminal penalties for certain financial institution crimes include fines of up to $1 million and imprisonment for up to 30 years. In addition, regulators have substantial discretion to take enforcement action against an institution that fails to comply with its regulatory requirements, particularly with respect to its capital requirements. Possible enforcement actions range from the types of action that may be taken under the "prompt corrective actions," discussed below under "--Prompt Corrective Regulatory Action" to the termination of deposit insurance. Under the FDI Act, the FDIC has the authority to recommend to the Director of OTS that enforcement action be taken with respect to a particular savings association. If action is not taken by the Director of the OTS, the FDIC has authority to take such action under certain circumstances.

    STANDARDS FOR SAFETY AND SOUNDNESS. Pursuant to the FDI Act, as amended by Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the Riegle Community Development and Regulatory Improvement Act of 1994 ("Community Development Act"), the OTS and the other federal bank regulatory agencies have adopted guidelines prescribing safety and soundness standards. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, earnings, and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal shareholder. In addition, the OTS regulations authorize, but do not require, the OTS to order an institution that has been given notice by the OTS that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an accepted compliance plan, the OTS must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized association is subject under the "prompt corrective action" provisions of FDICIA. If an institution fails to comply with such an order, the OTS may seek to enforce such order in judicial proceedings and to impose civil money penalties.

    PROMPT CORRECTIVE REGULATORY ACTION. FDICIA established a system of prompt corrective action to resolve the problems of undercapitalized depository institutions. Under this system, the federal banking regulators are required to take certain supervisory actions against undercapitalized institutions, the severity of which depends on the institution's degree of capitalization. For this purpose, a savings association would be placed in one of five categories based on the association's capital. Generally, a savings association is treated as "well capitalized" if its ratio of total capital to risk-weighted assets is at least 10.0%, its ratio of core capital to risk-weighted assets is at least 6.0%, its ratio of core capital to total assets is at least 5.0%, and it is not subject to any order or directive by the OTS to meet a specific capital level. A savings association will be treated as "adequately capitalized" if its ratio of total capital to risk-weighted assets is at least 8.0%, its ratio of core capital to risk-weighted assets is at least 4.0%, and its ratio of core capital to

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total assets is at least 4.0% (3.0% if the association receives the highest rating under the Uniform Financial Institutions Rating System). A savings association that has a total risk-based capital of less than 8.0% or a leverage ratio or a Tier 1 capital ratio that is less than 4.0% (3.0% leverage ratio if the association receives the highest rating under the Uniform Financial Institutions Rating System) is considered to be "undercapitalized." A savings association that has a total risk-based capital of less than 6.0% or a Tier 1 risk-based capital ratio or a leverage ratio of less than 3.0% is considered to be "significantly undercapitalized." A savings association that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." The elements of an association's capital for purposes of the prompt corrective action regulations are defined generally as they are under the regulations for minimum capital requirements. See "--Capital Requirements."

    Generally, a capital restoration plan must be filed with the OTS within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." The OTS may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to the five percent of the depository institution's total assets at the time it became "undercapitalized," and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. In the event of a savings and loan holding company's bankruptcy, any commitment by the savings and loan company to a federal bank regulatory agency to maintain the capital of a subsidiary depository institution will be assumed by the bankruptcy trustee and entitled to a priority of payment. If a depository institution fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized."

    An undercapitalized association also becomes immediately subject to various mandatory restrictions, including restrictions on growth of assets and other forms of expansion. The OTS can also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. "Significantly undercapitalized" institutions are subject to more severe restrictions. Generally, subject to a narrow exception, FDICIA requires the OTS to appoint a receiver or conservator for a savings association that is critically undercapitalized. As of March 31, 1998, the Savings Bank was considered "well capitalized" by the OTS.

    Where appropriate, the OTS can impose corrective action by a savings and loan holding company under the "prompt corrective action" provisions of FDICIA.

    INSURANCE OF DEPOSIT ACCOUNTS. Pursuant to FDICIA, the FDIC established a risk-based assessment system for determining the deposit insurance assessments to be paid by insured depository institutions. Under the assessment system, the FDIC assigns an institution to one of three capital categories based on the institution's financial information as of the reporting period ending seven months before the assessment period. The three capital categories consist of (a) well capitalized, (b) adequately capitalized, or (c) undercapitalized. The FDIC also assigns an institution to one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Under the regulation, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates currently range from 0.0% of deposits for an institution in the highest category (i.e., well-capitalized and financially sound, with no more than a few minor weaknesses) to 0.27% of deposits for an institution in the lowest category (i.e., undercapitalized and substantial supervisory concern). The Savings Bank's assessment rate for deposit insurance was 0.0% for 1998 and 1997. The FDIC is authorized to raise

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the assessment rates as necessary to maintain the required reserve ratio of
1.25%; both the BIF and SAIF currently satisfy the reserve ratio requirement.

    The Deposit Insurance Funds Act of 1996 (the "Funds Act") provides that the FDIC cannot assess regular insurance assessments for an insurance fund unless required to maintain or to achieve the designated reserve ratio of 1.25%, except on those of its member institutions that are not classified as "well capitalized" or that have been found to have "moderately severe" or "unsatisfactory" financial, operational or compliance weaknesses. The Savings Bank has not been so classified by the FDIC or the OTS.

    In addition, the Funds Act expanded the assessment base for the payments on the bonds ("FICO bonds") issued in the late 1980s by the Financing Corporation to recapitalize the now defunct Federal Savings and Loan Insurance Corporation. Beginning January 1, 1997, the deposits of both BIF- and SAIF-insured institutions are assessed for the payments on the FICO bonds. Until December 31, 1999, or such earlier date on which the last savings association ceases to exist, the rate of assessment for BIF-assessable deposits shall be one-fifth of the rate imposed on SAIF-assessable deposits. The annual rate of assessment on SAIF-assessable deposits for the payments on the FICO bonds for the semi-annual period beginning January 1, 1997 was 0.0648%, for the semi-annual period beginning on July 1, 1997, the annual rate was 0.063%, and currently the rate of assessment is 0.0622%.

    The Funds Act also provides for the merger of the BIF and SAIF on January 1, 1999, with such merger being conditioned upon the prior elimination of the thrift charter. The Funds Act required the Secretary of the Treasury to conduct a study of relevant factors with respect to the development of a common charter for all insured depository institutions and the abolition of separate charters for banks and thrifts and to report the Secretary's conclusions and the findings to the Congress. The Secretary of the Treasury has recommended that the separate charter for thrifts be eliminated only if other legislation is adopted that permits bank holding companies to engage in certain non-financial activities. Absent legislation permitting such non-financial activity, the Secretary of the Treasury recommended retention of the thrift charter. The Secretary of the Treasury also recommended the merger of the BIF and the SAIF irrespective of whether the thrift charter is eliminated. Other proposed legislation has been introduced in Congress to eliminate the federal thrift charter, but the future of such legislation is uncertain.

    Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Savings Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

    FEDERAL HOME LOAN BANK SYSTEM. The Savings Bank is a member of the FHLB of New York, which is one of the regional FHLBs composing the FHLB System. Each FHLB provides a central credit facility primarily for its member institutions. The Savings Bank, as a member of the FHLB of New York, is required to acquire and hold shares of capital stock in the FHLB of New York in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year or 1/20 of its advances (borrowings) from the FHLB of New York. The Savings Bank was in compliance with this requirement with an investment in FHLB of New York stock at March 31, 1998, of $943,000. Any advances from a FHLB must be secured by specified types of collateral, and all long-term advances may be obtained only for the purpose of providing funds for residential housing finance.

    The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of earnings that the FHLBs can pay as dividends to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the fiscal years ended March 31, 1998, 1997 and 1996, dividends from the FHLB of New York to the Savings Bank amounted to $49,000, $37,000 and $37,000,

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respectively. If dividends were reduced, or interest on future FHLB advances increased, the Savings Bank's net interest income would likely also be reduced.

    FEDERAL RESERVE SYSTEM. The Savings Bank is subject to provisions of the FRA and the FRB's regulations pursuant to which depository institutions may be required to maintain non-interest-earning reserves against their deposit accounts and certain other liabilities. Currently, reserves must be maintained against transaction accounts (primarily NOW and regular checking accounts). The FRB regulations generally require that reserves be maintained in the amount of 3% of the aggregate of transaction accounts up to $47.8 million. The amount of aggregate transaction accounts in excess of $47.8 million are currently subject to a reserve ratio of 10%, which ratio the FRB may adjust between 8% and 12%. The FRB regulations currently exempt $4.7 million of otherwise reservable balances from the reserve requirements, which exemption is adjusted by the FRB at the end of each year. The Savings Bank is in compliance with the foregoing reserve requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a FRB, or a pass-through account as defined by the FRB, the effect of this reserve requirement is to reduce the Savings Bank's interest-earning assets. The balances maintained to meet the reserve requirements imposed by the FRB may be used to satisfy liquidity requirements imposed by the OTS. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but FRB regulations require such institutions to exhaust all FHLB sources before borrowing from a FRB.

HOLDING COMPANY REGULATION

    GENERAL. Tappan Zee is a unitary bank holding company within the meaning of the HOLA. As such, Tappan Zee is required to register with the OTS and is subject to OTS examination, regulation and reporting requirements. The OTS has enforcement authority over Tappan Zee. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the Savings Bank.

    Tappan Zee is required to obtain the prior approval of the OTS to acquire all, or substantially all, of the assets of another savings institution or holding company thereof. Prior OTS approval is required for Tappan Zee to acquire direct or indirect ownership or control of any voting securities of a non-subsidiary savings institution, a non-subsidiary holding company, or a non-subsidiary company engaged in activities other than those permitted by the HOLA, if, after giving effect to such acquisition, Tappan Zee would, directly or indirectly, own or control more than 5% of any class of voting shares of such institution or company.

    INTERSTATE BANKING. The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions: (i) the approval of interstate supervisory acquisitions by savings and loan holding companies, and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. Under New York law, reciprocal interstate acquisitions are authorized for savings and loan holding companies and savings institutions. Certain states do not authorize interstate acquisitions under any circumstances; however, federal law authorizing acquisitions in supervisory cases preempts such state law.

    ACQUISITION OF THE HOLDING COMPANY. Federal law generally provides that no person (including a company), or group acting in concert, directly or indirectly, may acquire 10% or more of a class of the outstanding voting securities of a savings association holding company without giving at least 60 days written notice to the OTS and providing the OTS an opportunity to disapprove the proposed acquisition. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings institution or prejudice the interests of its depositors; or (iii) the competency, experience or integrity of the acquiring person or the proposed management

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personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

    In addition, federal regulations governing conversions of mutual savings institutions to the stock form of organization prohibit the direct or indirect acquisition without OTS approval of more than 10% of any equity security of a savings institution within three years of the savings institution's conversion to stock form. This limitation applies to acquisitions of the stock of Tappan Zee. Such acquisition may be disapproved if it is found, among other things, that the proposed acquisition (i) would frustrate the purposes of the provisions of the regulations regarding conversions, (ii) would be manipulative or deceptive, (iii) would subvert the fairness of the conversion, (iv) would be likely to result in injury to the savings institution, (v) would not be consistent with economical home financing, (vi) would otherwise violate law or regulation, or (vii) would not contribute to the prudent deployment of the savings institution's conversion proceeds.

    FEDERAL SECURITIES LAWS. Tappan Zee's common stock is registered with the Commission under Section 12(g) of the Exchange Act. Tappan Zee is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

FEDERAL TAXATION

    GENERAL. Tappan Zee and the Savings Bank report their income for tax return purposes on a calendar-year basis using the accrual method of accounting and are subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Savings Bank's tax reserves for bad debts discussed below. Tappan Zee and the Savings Bank currently file separate federal income tax returns on a calendar-year basis. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Tappan Zee or the Savings Bank. The Savings Bank was last audited by the IRS for its taxable year ended December 31, 1994.

    RECENT TAX LEGISLATION REGARDING TAX BAD DEBT RESERVES. Prior to the enactment, on August 20, 1996, of the Small Business Job Protection Act of 1996 (the "Small Business Act"), for federal income tax purposes, thrift institutions such as the Savings Bank, which met certain definitional tests primarily relating to their assets and the nature of their business, were permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions could, within specified limitations, be deducted in arriving at their taxable income. The Savings Bank's deduction with respect to "qualifying loans, " which are generally loans secured by certain interests in real property, could be computed using an amount based on a six-year moving average of the Savings Bank's actual loss experience (the "Experience Method"), or a percentage equal to 8.0% of the Savings Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve.

    Under the Small Business Act, the PTI Method was repealed and the Savings Bank, as a "small bank" (one with assets having an adjusted basis of $500 million or less) is required to use the Experience Method of computing additions to its bad debt reserve for taxable years beginning with the Savings Bank's taxable year beginning January 1, 1996. In addition, the Savings Bank is required to recapture (i.e., take into taxable income) over a six-year period, beginning with the Savings Bank's taxable year beginning January 1, 1996, the excess of the balance of its bad debt reserves (other than supplemental reserves) as of December 31, 1995 over the greater of (a) the balance of its "base year reserve," i.e., its reserves as of December 31, 1987 or (b) an amount that would have been the balance of such reserve as of December 31, 1995 had the Savings Bank always computed the additions to its reserves using the Experience Method. However, under the Small Business Act such recapture requirements are suspended for each of the two successive taxable years beginning January 1, 1996 in which the Savings Bank originates a minimum

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amount of certain residential loans during such years that is not less than the average of the principal amounts of such loans made by the Savings Bank during its six taxable years preceding January 1, 1996.

    DISTRIBUTIONS. To the extent that the Savings Bank makes "nondividend distributions" to shareholders, such distributions will be considered to result in distributions from the Savings Bank's base year reserve to the extent thereof and then from its supplemental reserve for losses on loans, and an amount based on the amount distributed will be included in the Savings Bank's taxable income. Nondividend distributions include distributions in excess of the Savings Bank's current and accumulated earnings and profits, distributions in redemption of stock and distributions in partial or complete liquidation. However, dividends paid out of the Savings Bank's current or accumulated earnings and profits, as calculated for federal income tax purposes, will not constitute nondividend distributions and, therefore, will not be included in the Savings Bank's income.

    The amount of additional taxable income created from a nondividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, approximately one and one-half times the nondividend distribution would be includable in gross income for federal income tax purposes, assuming a 34% federal corporate income tax rate.

    CORPORATE ALTERNATIVE MINIMUM TAX. The Code imposes a tax ("AMT") on alternative minimum taxable income ("AMTI") at a rate of 20%. AMTI is increased by certain preference items and is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Only 90% of AMTI can be offset by net operating loss carryovers, of which Tappan Zee currently has none. AMTI is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Thus, Tappan Zee's AMTI is increased by an amount equal to 75% of the amount by which Tappan Zee's adjusted current earnings exceeds its AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In addition, under pending legislative proposals for taxable years beginning after December 31, 1997 and before January 1, 2009, an environmental tax of 0.12% of the excess of AMTI (with certain modifications) over $2.0 million would be imposed on corporations, including the Savings Bank, whether or not an AMT is paid.

    DIVIDENDS RECEIVED DEDUCTION AND OTHER MATTERS. In any taxable period for which Tappan Zee owns more than 80% of the Savings Bank's voting stock, Tappan Zee may exclude from its income 100% of dividends received from the Savings Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which Tappan Zee and the Savings Bank will not file a consolidated tax return, except that if Tappan Zee and the Savings Bank own more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be deducted.

STATE TAXATION

    NEW YORK. Tappan Zee and the Savings Bank are subject to New York State franchise tax on net income or one of several alternative bases, whichever results in the highest tax. "Net income" means federal taxable income with adjustments. The New York State tax rate for the 1997 and 1996 calendar years was 10.53% and 10.755%, respectively (including the Metropolitan Commuter Transportation District Surcharge). In general, Tappan Zee will not be required to pay New York state tax on dividends and interest received from the Savings Bank or on gains realized on the sale of Savings Bank stock.

    In July 1996, New York State enacted legislation to preserve the use of the percentage of taxable income bad debt deduction for thrift institutions such as the Savings Bank. In general, the legislation provides for a deduction equal to 32% of the Savings Bank's New York State taxable income, which is comparable to the deductions permitted under the prior tax law. The legislation also provided for a floating base year, which will allow the Savings Bank to switch from the percentage of taxable income

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method to the experience method without a recapture of any reserve. Previously, the Savings Bank had established a deferred New York State tax liability for the excess of its New York State tax bad debt reserve over the amount of its base-year reserve. Since the new legislation effectively eliminated the excess state reserve for which a deferred tax liability had been recognized, Tappan Zee reduced its deferred tax liability by $166,000, representing a state tax benefit of $252,000 less related federal taxes of $86,000.

    Generally, New York State tax law has requirements similar to federal requirements regarding the recapture of base-year tax bad debt reserves. One notable exception is that, after the recent legislation, New York continues to require that the Savings Bank maintain its thrift institution charter and hold at least 60% of its assets in specified assets (generally, loans secured by residential real estate or deposits, educational loans, cash and certain government obligations). The Savings Bank expects to continue to meet these requirements and does not anticipate engaging in any transactions that would require recaptures of its base-year reserve. Accordingly, it does not maintain a deferred tax liability with respect to such reserve. The Savings Bank's unrecognized deferred state taxes (net of related federal taxes) were approximately $0.6 million at March 31, 1998.

    DELAWARE STATE TAXATION. As a Delaware holding company not earning income in Delaware, Tappan Zee is exempt from Delaware Corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                        DESCRIPTION OF USB COMMON STOCK

    The following is a summary of the material attributes of the USB Common
Stock.

GENERAL

    The Amended Restated Certificate of Incorporation of USB (as amended, the "USB Certificate") authorizes 30,100,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock having a par value of $0.01 per share and 100,000 shares of preferred stock without par value ("USB Preferred Stock"). As of May 31, 1998, 12,503,640 shares of USB Common Stock were outstanding and no shares of USB Preferred Stock were outstanding. The USB Common Stock is quoted on the AMEX. The USB Common Stock is not a savings account, deposit or other obligation of any bank or non-bank subsidiary and is not insured by the FDIC or any other government agency.

VOTING RIGHTS

    Each share of USB Common Stock entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of USB for their consideration. USB shareholders are not entitled to exercise cumulative voting in the election of directors.

    Section 3.3 of the Bylaws of USB (the "USB Bylaws") provides that all elections of directors will be determined by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election. Any other matters submitted to the shareholders of USB for their vote will be decided by a majority of the votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote thereon, except as otherwise required by law, the USB Certificate or the USB Bylaws.

    Article 8 of the USB Certificate provides that for the following transactions, at least eighty percent (80%) of the common shares entitled to vote must approve the transaction where less than sixty-six and two-thirds percent (66 2/3%) of the entire USB Board of Directors approves the transaction. Such transactions include:

        (i) any merger or consolidation of USB or any subsidiary of USB with (a) any Substantial Shareholder or (b) any other corporation which, after such merger or consolidation, would be a Substantial Shareholder regardless of which entity survives;

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        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder of all or substantially all of the assets of USB or any subsidiary of USB, or both;

       (iii) the adoption of any plan or proposal for the liquidation of USB proposed by or on behalf of a Substantial Shareholder; or

        (iv) any transaction involving USB or any of its subsidiaries, including the issuance or transfer of any securities of, any reclassification of securities of, or any recapitalization of, USB or any of its subsidiaries, or any merger or consolidation of USB with any of its subsidiaries (whether or not involving a Substantial Shareholder), if the transaction would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of USB or any subsidiary, of which a Substantial Shareholder is the Beneficial Owner.

    A "Substantial Shareholder" is generally defined in the USB Certificate as any individual, corporation, partnership or other person which together with its Affiliates and Associates (as defined in Rule 12b-2 under the Exchange Act) is the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act) in the aggregate of more than five percent (5%) of the outstanding shares of USB Common Stock entitled to vote generally in an election of directors; and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

    The USB Certificate requires that the affirmative vote of the holders of at least eighty percent (80%) of the shares of USB then entitled to vote in an election of directors shall be required to amend or repeal or to adopt any provision inconsistent with Article 5 (Board of Directors) and Article 8 (Approval of Certain Business Combinations) of the USB Certificate. In addition,
Article 9 (Limitation of Director's Personal Liability) of the USB Certificate provides that any repeal or modification thereof by the shareholders of USB shall be prospective only, and shall not adversely affect any limitation on the personal liability of a USB director existing at the time of such repeal or modifications.

    Article 5 of the USB Certificate provides that the number of directors may be changed by an affirmative vote of at least seventy-five percent (75%) of the shares entitled to vote.

NOMINATION PROCEDURE; NUMBER OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS;
  REMOVAL OF DIRECTORS

    Pursuant to the USB Bylaws, the number of USB directors must be fixed at one or more. The number of directors may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, upon the approval of at least 75% of the voting power of USB entitled to vote thereon. The directors may change the number of directors by the affirmative vote of a majority of the authorized number of directors and may fill any director's office that is created by an increase in the number of directors; however, the directors may not reduce the number of directors to less than one.

    The USB Board of Directors is divided into three classes, each as nearly equal in number as possible; and the election of each class of directors constitutes a separate election. Directors serve for terms of three years and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. As a result of the classification of the USB Board, a minimum of two annual meetings of shareholders will be necessary for a majority of the members of the USB Board to stand for election.

    A director or directors of USB may be removed from office, pursuant to
Article 5, Section 3 of the USB Certificate, without cause, only by the affirmative vote of the holders of at least 80% of the voting power of USB entitling them to elect directors in place of those to be removed. A director or directors of USB may be removed from office, with cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors.

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PRE-EMPTIVE RIGHTS

    Holders of USB Common Stock do not have pre-emptive rights.

DIVIDEND RIGHTS

    Holders of outstanding USB Common Stock are entitled to receive dividends when and if declared by the Board of Directors of USB from funds legally available therefor. A Delaware corporation, such as USB, may pay dividends out of surplus, however created.

    USB and the Bank's ability to pay cash dividends in the future are restricted by various regulatory requirements. USB's ability to pay cash dividends to its shareholders is primarily dependent upon the receipt of dividends from the Bank. The Bank's dividends to USB may not exceed the sum of the Bank's net income for that year and its undistributed net income for the preceding two years, less any required transfers to additional paid-in capital. At December 31, 1997, the Bank could pay dividends to USB of $20.2 million without having to obtain prior regulatory approval.

    USB may not pay dividends on its common stock or preferred stock if it is in default with respect to the junior subordinated debt or trust capital securities issued in February 1997, or if USB elects to defer payment for up to five years as permitted under the terms of such junior subordinated debt and trust capital securities. In addition, USB could not pay dividends on its common stock if it was in default of the terms of its preferred stock, all of which was redeemed in February 1997.

    In December 1993, USB implemented a Dividend Reinvestment Plan (the "DRIP"). The DRIP allows stockholders to invest cash dividends in shares of USB Common Stock at fair value and, in the third quarter of 1994, a stock purchase feature was added to allow stockholders to purchase additional common stock at fair value of up to $2,500 per quarter. The DRIP was suspended for dividends paid after January 1, 1996. As of December 31, 1997, 200,000 shares of common stock had been authorized for issuance in connection with the DRIP, of which 98,020 shares have been issued.

LIQUIDATION RIGHTS

    In the event of liquidation, after payment in full of all amounts required to be paid to creditors or provision for such payment, each holder of USB Common Stock will be entitled to share ratably, according to the number of shares of USB Common Stock held by such shareholder, in all remaining assets legally available for distribution to its shareholders.

ANTITAKEOVER PROVISIONS IN USB CERTIFICATE, USB BYLAWS AND STATE LAW

    Article 8 of the USB Certificate provides that, for certain transactions, at least eighty percent (80%) of the common shares entitled to vote must approve the transaction where less than sixty-six and two-thirds (66 2/3%) of the entire USB Board of Directors approves the transaction. See "-Voting Rights" for a description of the types of transactions covered by Article 8.

    The USB Board of Directors is divided into three classes, each as nearly equal in number as possible; and the election of each class of directors constitutes a separate election. Directors serve for terms of three years and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. As a result of the classification of the USB Board, a minimum of two annual meetings of shareholders will be necessary for a majority of the members of the USB Board to stand for election.

    The USB Certificate also requires the affirmative vote of at least eighty percent (80%) of the shares of USB then entitled to vote in an election of directors to amend or repeal or to adopt any provision inconsistent with Article 5 (Board of Directors) and Article 8 (Approval of Certain Business Combinations) of the USB Certificate.

    The Board of Directors of USB has the authority to provide for the issuance of USB Preferred Stock in one or more series, to establish the number of shares to be included in such series, and to fix the designation, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series, without any further vote or action by shareholders of USB. The USB Preferred Stock may be issued in distinctly designated series, may be converted into USB Common Stock and may rank ahead of the USB Common Stock as to dividend rights, liquidation preferences or both, and may have full or limited voting rights. Accordingly, the issuance of USB Preferred Stock could adversely affect the voting and other rights of holders of USB Common Stock.

    In addition to the provisions contained in the USB Certificate, the DGCL includes certain provisions applicable to Delaware corporations, such as USB, which may be deemed to have an antitakeover effect. Such provisions include requirements relating to certain business combinations.

    Section 203 of the DGCL ("Section 203") imposes certain restrictions on business combinations between USB and large shareholders. Specifically, Section 203 prohibits a "business combination" (as defined in Section 203, generally includes mergers, sales and leases of assets, issuances of securities and similar transactions) between USB or a subsidiary and an "interested shareholder" (as defined pursuant Section 203, generally the beneficial owner of 15% or more of the USB Common Stock) within three years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by USB's Board of Directors, (ii) upon consummation of the transaction in which the interested shareholder became such, the interested shareholder holds at least 85% of the USB Common Stock (excluding shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) the business combination is approved by USB's Board of Directors and by the holders of at least two-thirds of the outstanding USB Common Stock, excluding shares owned by the interested shareholders.

    One of the effects of Section 203 may be to prevent highly leveraged takeovers, which depend upon getting access to the acquired corporation's assets to support or repay acquisition indebtedness and certain coercive acquisition tactics. By requiring approval of the holders of two-thirds of the shares held by disinterested shareholders for business combinations involving an interested shareholder, Section 203 may prevent any interested shareholder from taking advantage of its position as a substantial, if not controlling, shareholder and engaging in transactions with USB that may not be fair to USB's other shareholders or that may otherwise not be in the best interests of USB, its shareholders and other constituencies.

    For similar reasons, however, these provisions may make more difficult or discourage an acquisition of USB, or the acquisition of control of USB by a principal shareholder, and thus the removal of incumbent management. In addition, to the extent that Section 203 discourages takeovers that would result in the change of USB's management, such a change may be less likely to occur.

            COMPARISON OF RIGHTS OF HOLDERS OF USB COMMON STOCK AND
                       HOLDERS OF TAPPAN ZEE COMMON STOCK

GENERAL

    The rights of holders of USB Common Stock are governed by the DGCL, the USB Certificate and USB Bylaws, while the rights of holders of Tappan Zee Common Stock are governed by the DGCL, Tappan Zee's Certificate of Incorporation (the "Tappan Zee Certificate") and Bylaws (the "Tappan Zee Bylaws"). Upon consummation of the Merger, shareholders of Tappan Zee will become shareholders of USB and their rights as shareholders of USB will be governed by the USB Certificate, the USB Bylaws and the DGCL.

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF TAPPAN ZEE'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF

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
SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES. THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE USB CERTIFICATE AND USB BYLAWS, THE TAPPAN ZEE CERTIFICATE AND TAPPAN ZEE BYLAWS AND APPLICABLE LAWS AND REGULATIONS.

AUTHORIZED CAPITAL STOCK

    USB's authorized capital stock consists of 30,000,000 shares of USB Common Stock, of which 12,503,640 shares were outstanding on May 31, 1998 and 100,000 shares of USB Preferred Stock of which no shares were outstanding. The USB Preferred Stock is issuable in series, each series having such rights and preferences as USB's Board of Directors may fix and determine. The USB Common Stock is quoted on the AMEX.

    Tappan Zee's authorized capital stock consists of 5,000,000 shares of Tappan Zee Common Stock, of which 1,478,062 shares were outstanding on May 31, 1998, and 1,000,000 shares of preferred stock, no par value per share ("Tappan Zee Preferred Stock"), of which no shares were issued and outstanding. The Tappan Zee Preferred Stock is issuable in series, each series having such rights and preferences as Tappan Zee's Board of Directors may fix and determine. The shares of Tappan Zee Common Stock are traded on the Nasdaq Stock Market.

BOARD OF DIRECTORS

    GENERAL. The USB Certificate and USB Bylaws provide for a classified Board of Directors consisting of one or more directors, divided into three classes and elected for three-year terms. The number of directors currently is set at seven, but may be changed by the USB Board of Directors by the affirmative vote of a majority of the authorized number of directors or by the affirmative vote of at least seventy-five percent (75%) of the voting power of USB entitled to vote on such change.

    The Tappan Zee Certificate provides for a classified Board of Directors which currently consists of seven directors, divided into three classes as nearly equal in number as possible for three year terms, with one class to be elected annually. The number of directors may be determined by resolution of the Board of Directors, provided such number of directors may not be less than five
(5) nor greater than fifteen (15). In addition, a minimum of three (3) directors shall be persons other than officers or employees of Tappan Zee or its subsidiaries and shall not have a relationship which, in the opinion of the Board (exclusive of such persons), would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No more than two directors shall be officers or employees of Tappan Zee or its subsidiaries.

    NOMINATIONS. Article II, Section 11 ("Section 11") of the Tappan Zee Bylaws govern nominations for election to the Tappan Zee Board of Directors. The Nominating Committee of the Tappan Zee Board shall select nominees for election as directors. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Nominating Committee shall deliver written nominations to the Secretary of Tappan Zee at least sixty (60) days prior to the date of the annual meeting. Provided the Nominating Committee makes such nominations, no nominations for directors except those made by the Nominating Committee shall be voted upon at the annual meeting of shareholders unless other nominations by shareholders are made in accordance with the provisions of Section 11. Section 11 provides that nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of Tappan Zee entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of Tappan Zee as set forth in Section 11. To be timely, a shareholder's notice must be delivered to or received by the Secretary of Tappan Zee not later than the following dates: (i) with respect to an election of directors to be held at an annual meeting of shareholders, sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year's annual meeting, or ninety (90) days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at an

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
annual meeting of shareholders held at a time other than within the time periods set forth in the immediately preceding clause (i), or at a special meeting of shareholders for the election of directors, the close of business on the tenth
(10th) day following the date on which notice of such meeting is first given to shareholders. Such shareholder's notice shall set forth certain information, including as to each person whom the shareholder proposes to nominate for election or re-election as a director, information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission (whether or not Tappan Zee is then subject to such rules) and as to the shareholder giving the notice. At the request of the Tappan Zee Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of Tappan Zee unless nominated in accordance with the procedures set forth in Section 11.

    The chairman of the meeting at which an election of directors of Tappan Zee is to be held, if the facts warrant, shall determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of Section 11 and, if the chairman should so determine, the chairman shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

    The USB Certificate and USB Bylaws do not indicate the manner for nominations of directors.

    MANDATORY RETIREMENT. Article IV, Section 3 of the Tappan Zee Bylaws provides that no director shall serve beyond the end of the annual meeting of Tappan Zee coincident with or immediately following the date on which his or her seventy-third (73rd) birthday occurs.

    There are no similar provisions in either the USB Certificate or USB Bylaws.

    REMOVAL AND FILLING OF VACANCIES. A director or directors of USB may be removed from office, pursuant to Article 5, Section 3 of the USB Certificate, without cause, only by the affirmative vote of the holders of at least 80% of the voting power of USB entitling them to elect directors in place of those to be removed. A director or directors of USB may be removed from office, with cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors. Vacancies in the Board of Directors of USB and any newly-created directorships resulting from an increase in the number of USB directors may be filled by the USB Board, acting by the vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. A director elected to the USB Board to fill a vacancy will hold office for the unexpired portion of the term of the director whose place has been filled. A director elected to the USB Board to fill a newly-created directorship resulting from an increase in the number of directors will hold office until the next election of the class for which the director was elected.

    Directors of Tappan Zee may be removed only with cause at a duly constituted meeting of shareholders called expressly for that purpose upon the vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast by shareholders. Cause for removal exists if the director whose removal is proposed has engaged in the following conduct: (a) conduct as a director of Tappan Zee or any subsidiary of Tappan Zee which conduct involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties, (b) conduct, whether or not as a director of Tappan Zee or a subsidiary of Tappan Zee, which conduct involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law or (c) removal of such person from the Board of Directors of the Savings Bank, if such person is so serving, in accordance with the Federal Stock Charter and Bylaws of the Savings Bank. Any vacancy occurring in the Board of Directors for any reason (including an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the Board of Directors then holding office, though less than a quorum of the Board, and a director appointed to fill a vacancy shall serve until the next succeeding annual election of directors and until his successor has been elected and qualified.

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VOTING RIGHTS

    Each share of USB Common Stock entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of USB for their consideration. USB shareholders are not entitled to exercise cumulative voting in the election of directors.

    Similarly, each share of Tappan Zee Common Stock entitles the holder thereof to one vote for the election of directors and on such other matters submitted to the shareholders of Tappan Zee for their consideration. Tappan Zee shareholders also are not entitled to exercise cumulative voting in the election of directors.

PAYMENT OF DIVIDENDS

    USB can pay dividends on its outstanding Common Stock in accordance with the terms of the DGCL. The DGCL generally provides that USB may declare and pay dividends to its shareholders, either (1) out of its surplus, or (2) in case of no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of USB, computed in accordance with SectionSection154 and 244 of the DGCL, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. Please also see the discussion of the dividend rights of USB shareholders in "DESCRIPTION OF USB COMMON STOCK--Dividend Rights."

    Tappan Zee has similar provisions regarding dividends.

SPECIAL MEETINGS OF SHAREHOLDERS

    Section 2.4 of the USB Bylaws contains a provision pursuant to which special meetings of shareholders may be called by the Board of Directors, Chairman of the Board, the President or the Secretary.

    Article VI, Section 7 of the Tappan Zee Certificate provides that special meetings of the Tappan Zee shareholders, for any purpose or purposes, may be called by the Chairman of the Board or by a resolution of at least three-fourths of the entire Board.

SHAREHOLDER ACTION WITHOUT A MEETING

    Section 2.14 of the USB Bylaws provides that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

    The Tappan Zee Certificate provides that no action may be taken by written consent without a meeting.

PRE-EMPTIVE RIGHTS

    Neither the shareholders of USB nor the shareholders of Tappan Zee have pre-emptive rights.

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AMENDMENT OF CERTIFICATE OF INCORPORATION

    Under the DGCL, an amendment to a certificate of incorporation must be adopted by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on the proposal, or a different proportion, but not less than a majority of the voting power, as provided in such certificate of incorporation and by a majority of the stock of each class entitled to vote thereon as a class. The USB Certificate requires that the affirmative vote of the holders of at least eighty percent (80%) of the shares of USB then entitled to vote in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with Article 5 (Board of Directors) and Article 8 (Approval of Certain Business Combinations) of the USB Certificate. In addition, Article 9 (Limitation of Director's Personal Liability) of the USB Certificate provides that any repeal or modification thereof by the shareholders of USB shall be prospective only, and shall not adversely affect any limitation on the personal liability of a USB director existing at the time of such repeal or modification.

    The Tappan Zee Certificate generally provides that it may be amended as set forth under the DGCL (i.e., generally upon the recommendation of the board of directors and the affirmative vote of a majority of all of the stockholder votes entitled to be cast on the matter), except that any amendment to Section 13 of
Article X (Indemnification), Article V (Limitation on Beneficial Ownership of Stock), Article VI (Board of Directors), Article VII (Action by Shareholders without a Meeting) and Article XI (Amendments) must be approved either (i) by not less than a majority of the authorized number of directors and, if one or more Interested Shareholders (as defined in the Tappan Zee Certificate) exist, by not less than a majority of the Disinterested Directors (as defined in the Tappan Zee Certificate), or (ii) by the affirmative vote of the holders of not less than two-thirds of the total votes eligible to be cast of the then outstanding shares entitled to vote.

    Article X (Certain Business Combinations) of the Tappan Zee Certificate shall be amended by either (i) a majority of the Disinterested Directors, or
(ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock (as defined in the Tappan Zee Certificate), voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof (each as defined in the Tappan Zee Certificate), voting together as a single class.

LIQUIDATION RIGHTS

    In the event of liquidation, after payment in full of all amounts required to be paid to creditors or provision for such payment, each holder of USB Common Stock will be entitled to share ratably, according to the number of shares of USB Common Stock held by such shareholder, in all remaining assets legally available for distribution to its shareholders.

    In the event of any liquidation, dissolution or winding up of the Savings Bank, Tappan Zee, as a holder of the Savings Bank's capital stock (or USB after completion of the Merger), would be entitled to receive, after payment of provision for payment of all debts and liabilities of the Savings Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation accounts established for the benefit of certain account holders of the Savings Bank in connection with its conversion to stock form, all assets of the Savings Bank available for distribution. Upon any liquidation, dissolution or winding up of the affairs of Tappan Zee, whether voluntary or involuntary, holders of Tappan Zee Common Stock shall be entitled to receive pro rata the remaining assets of Tappan Zee after the payment or provision for payment of Tappan Zee's debts and liabilities and after the holders of any class of stock having preference over the Tappan Zee Common Stock have been paid in full any sums to which they may be entitled.

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ANTITAKEOVER PROVISIONS AND STATUTES

    The USB Certificate contains certain provisions which may be deemed to have antitakeover effects. Such provisions include the ability of the USB Board of Directors to issue shares of USB Preferred Stock without further approval by USB shareholders, higher approval requirements of certain business combinations by the USB Board and USB shareholders, classification of the USB Board, the inability of USB shareholders to call special meetings of shareholders and higher approval requirements for the amendment of certain provisions of the USB Certificate. For a discussion of the foregoing provisions, see "Description of USB Common Stock--Antitakeover Provisions in USB Certificate, USB Bylaws and State Law" and "--Special Meeting of Shareholders."

    The Tappan Zee Certificate also contains a number of provisions which may be deemed to have antitakeover effects. Such provisions include the ability of the Tappan Zee Board of Directors to issue shares of Tappan Zee preferred stock without further approval by Tappan Zee shareholders, limitations on the beneficial ownership of Tappan Zee Common Stock, classification of the Tappan Zee Board, the inability of Tappan Zee shareholders to call special meetings of shareholders or to take action without a meeting, and higher voting requirements for certain business combinations and for amendments to certain provisions of the Tappan Zee Certificate. For a discussion of certain of the foregoing provisions, see "-- Mergers and Consolidations," "--Board of Directors--General," "--Special Meetings of Shareholders," "--Shareholder Action Without a Meeting" and "--Amendment of Certificate of Incorporation."

    The Tappan Zee Certificate provides that the Tappan Zee Board of Directors has the authority to issue Tappan Zee preferred stock, without further approval by Tappan Zee shareholders, from time to time in one or more series, and to designate such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Tappan Zee preferred stock may be issued in distinctly designated series, may be convertible into Tappan Zee Common Stock and may rank ahead of Tappan Zee Common Stock as to dividend rights, liquidation preferences or both, and may have full or limited voting rights. Accordingly, the issuance of Tappan Zee preferred stock could adversely affect the voting and other rights of holders of Tappan Zee Common Stock.

    Article V of the Tappan Zee Certificate provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the issued and outstanding voting shares of Tappan Zee. The term "person" is broadly defined to prevent circumvention of this restriction. The foregoing restriction does not apply to (i) any offer with a view toward public resale made exclusively to Tappan Zee by underwriters or a selling group acting on its behalf, in connection with a public offering of the Common Stock; or (ii) any reclassification of securities, or recapitalization of Tappan Zee, or any merger or consolidation of Tappan Zee with any of its subsidiaries. In the event that shares are acquired in violation of Article V, each share beneficially owned by any person in excess of 10% shall be considered an "Excess Share" and shall be entitled to cast one hundredth (1/100) of one vote.

    Article VIII, Section 1 of the Tappan Zee Certificate provides that in addition to any affirmative vote required by law, the Tappan Zee Certificate or by the provisions of any series of Tappan Zee preferred stock that may at the time be outstanding, and except as otherwise expressly provided in Section 2 of
Article VIII, any Business Combination shall require the affirmative vote of not less than eighty percent (80%) (to the extent permitted by law, but in no event less than two-thirds) of the total number of votes eligible to be cast by the holders of all the outstanding shares of Tappan Zee voting stock, voting together as a single class, together with the affirmative vote of at least fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of voting stock not beneficially owned by the Interested Shareholder involved or any Affiliate or Associate thereof (as defined in the Tappan Zee Certificate), voting together as a single class. An Interested Shareholder is generally defined in the Tappan Zee Certificate as a Person (which is broadly defined therein) who is the beneficial owner of ten percent (10%) or more of the voting stock of Tappan Zee.

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    The term "Business Combination" shall mean any transaction that is referred to in any one or more of the following paragraphs (i) through (vi):

        (i) any merger or consolidation of Tappan Zee or any of its subsidiaries (other than a merger pursuant to Section 253 of the DGCL with (A) any Interested Shareholder, or (B) any other entity (whether or not such other entity is itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Shareholder; or

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of Tappan Zee or any of its subsidiaries having an aggregate Fair Market Value equal to five percent (5%) or more of the total assets of Tappan Zee or any of its subsidiaries in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made; or

       (iii) the issuance or transfer by Tappan Zee or any of its subsidiaries (in one transaction or a series of transactions) of any securities of Tappan Zee or any of its subsidiaries to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder other than (A) on a pro rata basis to all holders of voting stock of Tappan Zee, (B) in connection with the exercise or conversion of securities issued pro rata that are exercisable for, or convertible into, securities of Tappan Zee or any of its subsidiaries or (C) the issuance or transfer of such securities having an aggregate Fair Market Value equal to less than one percent (1%) of the aggregate Fair Market Value of all of the outstanding capital stock of Tappan Zee; or

        (iv) the adoption of any plan or proposal for the liquidation or dissolution of Tappan Zee proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

        (v) any reclassification of securities (including any reverse stock split), or recapitalization of Tappan Zee, or any merger or consolidation of Tappan Zee with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of Tappan Zee or any of its subsidiaries that is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class or series of equity or convertible securities; or

        (vi) the acquisition by Tappan Zee or any of its subsidiaries of any securities of any Interested Shareholder or its Affiliates or Associates.

    Such higher vote requirement is not applicable to a particular Business Combination if (i) such transaction shall have been approved by a majority of the Disinterested Directors of Tappan Zee then in office (as defined in the Tappan Zee Certificate) or (ii) if, among other things, certain fair price and form of consideration provisions are met, certain requirements are met as to dividends paid by Tappan Zee and a proxy or information statement containing certain information is distributed to Tappan Zee shareholders.

    In addition to the provisions contained in the USB Certificate and the Tappan Zee Certificate, the DGCL includes certain provisions applicable to Delaware corporations, such as USB and Tappan Zee, which may be deemed to have an antitakeover effect. Such provisions include requirements relating to certain business combinations. See "Description of USB Common Stock -Antitakeover Provisions in USB Certificate, USB Bylaws and State Law."

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

    The USB Bylaws provide that USB will indemnify its directors or officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporter's fees and transcript costs), judgments, fines and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of USB or, at the request of USB, were serving another entity in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of USB. With regard to criminal matters, directors and officers will be similarly indemnified by USB if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of USB and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

    USB will not indemnify any officer or director of USB who was a party to any completed action or suit instituted by (or in the right of) USB for any matter asserted in such action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the best interests of USB or misconduct (other than negligence) in the performance of his or her duty to USB. However, should the court in which the action was brought determine that the officer or director is fairly and reasonably entitled to such indemnity, USB must indemnify such officer or director to the extent permitted by the court.

    Any indemnification not precluded by the USB Bylaws will be made by USB only upon a determination that the director or officer has met the applicable standard of conduct. Such determination may be made only (a) by a majority vote of a quorum of disinterested directors, (b) by a committee of such directors designated by majority vote of disinterested directors, even though less than a quorum, (c) by the shareholders, or (d) if there are no disinterested directors, or if such directors so direct, by independent legal counsel in a written opinion. Expenses incurred in defending any action, suit or proceeding will be paid by USB in advance upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if such director or officer is not entitled to be indemnified by USB.

    The USB Bylaws state that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the USB Bylaws provide that USB may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of USB, or who is or was serving another entity at the request of USB, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not USB would have the obligation or power to indemnify him or her under the USB Bylaws.

    Under Article 9 of the USB Certificate, a director of USB shall not be personally liable to USB or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to USB or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.

    The Tappan Zee Certificate provides that a director of Tappan Zee will not be personally liable to Tappan Zee or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. The Certificate of Incorporation provides that any amendment or repeal of these provisions will not adversely affect any right of a director of Tappan Zee with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    The Tappan Zee Certificate also provides that Tappan Zee shall indemnify and advance expenses to all directors, officers, employees and agents to the fullest extent provided by the law of the State of Delaware, but only if the indemnified party conducted himself in good faith and reasonably believed in the case of conduct in his official capacity, that his conduct was in the best interests of Tappan Zee and in all other cases, that his conduct was at least not opposed to its best interests and, in the case of any criminal proceedings, the indemnified party had no reasonable cause to believe his conduct was unlawful. This indemnity will cover any director, officer, agent or employee made a party, or threatened to be made a party to any threatened, pending or completed, action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of Tappan Zee or any predecessor of Tappan Zee or is or was serving at the request of Tappan Zee against liability and expenses (including court costs and attorney's fees), judgments, fines and/or amounts paid in settlement or compromise and reasonably incurred by such person in connection with such suit or action. The indemnity may continue as to a person who has ceased to be a director, officer, employee or agent of Tappan Zee and may inure to the benefit of his or her legatees, heirs, distributees, executors and administrators. No right of indemnity provided to any person under the Tappan Zee Certificate may be reduced or eliminated by any amendment of the Certificate or Bylaws with respect to any act or omission by such persons before such amendment.

    The indemnification provisions also require Tappan Zee to pay reasonable expenses of any director (and permit Tappan Zee to pay the reasonable expenses of any officer, employee or agent of Tappan Zee) in advance of the final disposition of any action, suit or proceeding as authorized by Tappan Zee's Board of Directors, provided that the indemnified person furnishes Tappan Zee with a written statement of such person's good faith belief that he or she has met the required statutory standard of conduct and undertakes in writing to repay Tappan Zee if it is ultimately determined that such person was not entitled to indemnification. The directors and officers of Tappan Zee have a personal interest in these provisions and may personally benefit from them, even at the potential expense of the stockholders of Tappan Zee.

    The determination of whether to indemnify a director, officer, employee or agent of Tappan Zee or that the indemnification is permissible and the amount, form of indemnification and the authorization of such indemnification shall be made by: (a) the Board of Directors of Tappan Zee by a majority vote of directors, even though less than a quorum, consisting of directors who are not at that time parties to the proceeding; (b) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion; or
(c) by the shareholders of Tappan Zee.

    The rights of indemnification provided in the Tappan Zee Certificate are not exclusive of any other rights which may be available under the Tappan Zee Bylaws, any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise. In addition, the Tappan Zee Certificate authorizes Tappan Zee to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Tappan Zee, whether or not Tappan Zee would have the power to provide indemnification to such person. The rights of indemnification provided to directors, officers, employees and agents of Tappan Zee reduce the likelihood of certain shareholder derivative actions and may discourage other third party claims against the directors or officers, even if such actions otherwise would be beneficial to shareholders of Tappan Zee.

                       CERTAIN REGULATORY CONSIDERATIONS

    USB is a bank holding company subject to supervision, regulation and examination by the Federal Reserve Board under the BHC Act. See USB's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated by reference herein. Tappan Zee is a unitary savings bank holding company subject to supervision, regulation and examination by the OTS under the HOLA. See "Regulation and Supervision of Tappan Zee and the Savings Bank--Holding Company Regulation."

    The Bank, as a New York-chartered commercial bank, is subject to supervision, regulation and examination by the New York State Banking Department and the FDIC. See USB's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated by reference herein. The Savings Bank, as a federally chartered savings bank, is subject to supervision, regulation, and examination by the

OTS, as its chartering agency, and the FDIC, as its deposit insurer. See "Regulation and Supervision of Tappan Zee and the Savings Bank--General;--Regulation of Federal Savings Association." Almost every aspect of the operations and financial condition of the Bank and the Savings Bank is subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law, including requirements governing capital adequacy, earnings, dividends, reserves against deposits, management practices, branching, loans, investments and the provision of services.

    Although Tappan Zee and the Savings Bank are subject to a different set of laws and regulations and are supervised by a different regulatory authority than USB and the Bank, Tappan Zee and the Savings Bank have not engaged in any material activity that would not have been permissible to USB and the Bank, respectively.

    Supervision and regulation of bank holding companies and their subsidiaries is intended primarily for the protection of depositors, the deposit insurance funds administered by the FDIC and the banking system as a whole, not for the protection of bank holding company shareholders or creditors.

    Various legislation, including proposals to overhaul the bank regulatory system, expand the powers of banking institutions and bank holding companies and limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. Such legislation may change banking statutes and the operating environment of USB and its subsidiaries in substantial and unpredictable ways. USB cannot determine the ultimate effect that potential legislation, if enacted, or implementing regulations, would have upon the financial condition or results of operations of USB or its subsidiaries.

                             SHAREHOLDER PROPOSALS

    The Merger may be consummated prior to the 1998 Annual Meeting of shareholders of Tappan Zee, in which event there would be no Tappan Zee 1998 Annual Meeting. If Tappan Zee holds a 1998 Annual Meeting of shareholders, unless such 1998 meeting is delayed, any proposal which a Tappan Zee shareholder wished to have included in the proxy materials of Tappan Zee must have been presented to Tappan Zee not later than March 2, 1998. No such proposal was received prior to March 2, 1998. If the meeting is delayed, any proposal which a Tappan Zee shareholder wishes to have included in the proxy materials of Tappan Zee must be received ten days following the date on which the notice of such meeting is first given to shareholders.

                                 LEGAL MATTERS

    The legality of the of USB Common Stock to be issued in the Merger, certain federal income tax consequences of the Merger and certain other legal matters relating to the Merger are being passed upon for USB by Elias, Matz, Tiernan & Herrick L.L.P, special counsel to USB. Legal matters relating to the Merger are being passed upon for Tappan Zee by Thacher Proffitt & Wood, special counsel to Tappan Zee.

                                    EXPERTS

    The consolidated financial statements of USB at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Proxy Statement/ Prospectus have been audited by Deloitte & Touche L.L.P., independent auditors, as stated in their report thereon incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Tappan Zee as of March 31, 1998, 1997 and 1996, and for each of the years in the three year period ended March 31, 1998, have been included in this Proxy Statement/Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

             INDEX TO TAPPAN ZEE CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                        PAGE
                                                                                                      ---------

Independent Auditors' Report........................................................................        F-1

Consolidated Balance Sheets at March 31, 1998 and 1997..............................................        F-2

Consolidated Statements of Income for the years ended March 31, 1998, 1997 and 1996.................        F-3

Consolidated Statements of Changes in Shareholders' Equity for the years ended
  March 31, 1998, 1997 and 1996.....................................................................        F-4

Consolidated Statements of Cash Flows for the years ended
  March 31, 1998, 1997 and 1996.....................................................................        F-5

Notes to Consolidated Financial Statements..........................................................        F-6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Tappan Zee Financial, Inc.:

    We have audited the accompanying consolidated balance sheets of Tappan Zee Financial, Inc. and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tappan Zee Financial, Inc. and subsidiaries as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1998 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

-------------------------

Short Hills, New Jersey

April 28, 1998

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                  MARCH 31,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
                                          ASSETS
Cash and due from banks...................................................................  $      783  $      912
Interest-bearing deposits.................................................................       2,401       1,438
Federal funds sold........................................................................       6,200       5,900
Securities (note 2):
  Available-for-sale, at fair value (amortized cost of $22,719 in 1998 and $36,967 in
    1997).................................................................................      22,868      36,384
  Held-to-maturity, at amortized cost (fair value of $35,971 in 1998 and $17,889 in
    1997).................................................................................      35,531      18,123
                                                                                            ----------  ----------
    Total securities......................................................................      58,399      54,507
Loans, net (note 3):
  Mortgage loans..........................................................................      54,915      51,876
  Other loans.............................................................................       3,673       4,170
  Allowance for loan losses...............................................................        (702)       (660)
  Net deferred loan fees..................................................................        (263)       (276)
                                                                                            ----------  ----------
    Total loans, net......................................................................      57,623      55,110
Federal Home Loan Bank stock..............................................................         943         674
Real estate owned, net....................................................................          --         122
Other assets (note 4).....................................................................       2,996       3,178
                                                                                            ----------  ----------
    Total assets..........................................................................  $  129,345  $  121,841
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits (note 5).......................................................................  $  104,993  $   98,327
  Other liabilities (note 4)..............................................................       2,552       2,286
                                                                                            ----------  ----------
    Total liabilities.....................................................................     107,545     100,613
                                                                                            ----------  ----------
Shareholders' equity (notes 9 and 10):
  Preferred stock (par value $0.01 per share; 1,000,000 shares authorized; none issued or
    outstanding)..........................................................................          --          --
  Common stock (par value $0.01 per share; 5,000,000 shares authorized; 1,620,062 shares
    issued)...............................................................................          16          16
  Additional paid-in capital..............................................................      15,086      14,942
  Common stock held by employee stock ownership plan ("ESOP").............................        (904)     (1,056)
  Common stock awarded under recognition and retention plans ("RRPs").....................        (401)       (524)
  Treasury stock, at cost (142,000 shares in 1998 and 86,000 shares in 1997)..............      (2,060)     (1,070)
  Retained earnings, substantially restricted.............................................       9,974       9,269
  Net unrealized gain (loss) on available-for-sale securities, net of taxes
    (note 2)..............................................................................          89        (349)
                                                                                            ----------  ----------
    Total shareholders' equity............................................................      21,800      21,228
                                                                                            ----------  ----------
    Total liabilities and shareholders' equity............................................  $  129,345  $  121,841
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          See accompanying notes to consolidated financial statements.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                            YEAR ENDED MARCH 31,
                                                                                       -------------------------------
                                                                                         1998       1997       1996
                                                                                       ---------  ---------  ---------
Interest income:
  Mortgage loans.....................................................................  $   4,609  $   4,331  $   4,098
  Other loans........................................................................        395        390        367
  Securities.........................................................................      3,780      3,513      2,387
  Other earning assets...............................................................        609        357        772
                                                                                       ---------  ---------  ---------
    Total interest income............................................................      9,393      8,591      7,624
                                                                                       ---------  ---------  ---------
Interest expense:
  Deposits...........................................................................      4,721      4,094      4,002
  Federal Home Loan Bank advances....................................................         --         12         --
                                                                                       ---------  ---------  ---------
    Total interest expense...........................................................      4,721      4,106      4,002
                                                                                       ---------  ---------  ---------
    Net interest income..............................................................      4,672      4,485      3,622
Provision for loan losses (note 3)...................................................         42         69         90
                                                                                       ---------  ---------  ---------
    Net interest income after provision for loan losses..............................      4,630      4,416      3,532
                                                                                       ---------  ---------  ---------
Non-interest income:
  Service charges and other fees.....................................................        140        119        109
  Net gain on sales of available-for-sale securities (note 2)........................        109         23         88
  Other..............................................................................         19         10         14
                                                                                       ---------  ---------  ---------
  Total non-interest income..........................................................        268        152        211
                                                                                       ---------  ---------  ---------
Non-interest expense:
  Compensation and benefits (notes 8 and 9)..........................................      1,720      1,477      1,185
  Professional services..............................................................        371        316        149
  Occupancy and equipment............................................................        181        192        220
  Data processing service fees.......................................................        176        159        151
  Federal deposit insurance:
    Regular premiums.................................................................         62        155        202
    Special assessment (note 5)......................................................         --        538         --
  Net cost of real estate owned......................................................          7         60         22
  Other..............................................................................        493        490        368
                                                                                       ---------  ---------  ---------
    Total non-interest expense.......................................................      3,010      3,387      2,297
                                                                                       ---------  ---------  ---------
      Income before income tax expense...............................................      1,888      1,181      1,446
Income tax expense (note 7)..........................................................        791        326        609
                                                                                       ---------  ---------  ---------
      Net income.....................................................................  $   1,097  $     855  $     837
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Basic earnings per share (note 11)...................................................  $    0.80  $    0.60  $    0.31
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Diluted earnings per share (note 11).................................................  $    0.77  $    0.59  $    0.31
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          COMMON
                                                             COMMON        STOCK                                      NET
                                              ADDITIONAL      STOCK       AWARDED                                 UNREALIZED
                                  COMMON        PAID-IN       HELD         UNDER      TREASURY     RETAINED     GAIN (LOSS) ON
                                   STOCK        CAPITAL      BY ESOP       RRPS         STOCK      EARNINGS       SECURITIES
                               -------------  -----------  -----------  -----------  -----------  -----------  -----------------
Balance at March 31, 1995....    $      --     $      --    $      --    $      --    $      --    $   8,047       $    (229)
  Net income.................           --            --           --           --           --          837              --
  Dividends paid ($0.05 per
    share)...................           --            --           --           --           --          (81)             --
  Issuance of 1,620,062
    common shares............           16        14,885           --           --           --           --              --
  Shares purchased by ESOP
    (129,600 shares).........           --            --       (1,296)          --           --           --              --
  ESOP shares committed to be
    released (8,124
    shares)..................           --             8           81           --           --           --              --
  Decrease in net unrealized
    loss on available-for
    sale securities, net of
    taxes....................           --            --           --           --           --           --              92
                                       ---    -----------  -----------       -----   -----------  -----------          -----
Balance at March 31, 1996....           16        14,893       (1,215)          --           --        8,803            (137)
  Net income.................           --            --           --           --           --          855              --
  Dividends paid ($0.20 per
    share)...................           --            --           --           --           --         (291)             --
  Repurchase of 86,000
    treasury shares..........           --            --           --           --       (1,070)          --              --
  Purchase of 52,840 shares
    to fund awards under
    RRP'S....................           --            --           --         (616)          --          (98)             --
  Amortization of RRP
    awards...................           --            --           --           92           --           --              --
  ESOP shares committed to be
    released (15,893
    shares)..................           --            49          159           --           --           --              --
  Increase in net unrealized
    loss on available-for
    sale securities, net of
    taxes....................           --            --           --           --           --           --            (212)
                                       ---    -----------  -----------       -----   -----------  -----------          -----
Balance at March 31, 1997....           16        14,942       (1,056)        (524)      (1,070)       9,269            (349)
  Net income.................           --            --           --           --           --        1,097              --
  Dividends paid ($0.28 per
    share)...................           --            --           --           --           --         (392)             --
  Repurchase of 56,000
    treasury shares..........           --            --           --           --         (990)          --              --
  Amortization of RRP
    awards...................           --            --           --          123           --           --              --
  Tax benefit related to RRP
    awards...................           --            22           --           --           --           --              --
  ESOP shares committed to be
    released (15,225
    shares)..................           --           122          152           --           --           --              --
  Decrease in net unrealized
    loss on available-for
    sale securities, net of
    taxes....................           --            --           --           --           --           --             438
                                       ---    -----------  -----------       -----   -----------  -----------          -----
Balance at March 31, 1998....    $      16     $  15,086    $    (904)   $    (401)   $  (2,060)   $   9,974       $      89
                                       ---    -----------  -----------       -----   -----------  -----------          -----
                                       ---    -----------  -----------       -----   -----------  -----------          -----


                                   TOTAL
                               SHAREHOLDERS'
                                  EQUITY
                               -------------
Balance at March 31, 1995....    $   7,818
  Net income.................          837
  Dividends paid ($0.05 per
    share)...................          (81)
  Issuance of 1,620,062
    common shares............       14,901
  Shares purchased by ESOP
    (129,600 shares).........       (1,296)
  ESOP shares committed to be
    released (8,124
    shares)..................           89
  Decrease in net unrealized
    loss on available-for
    sale securities, net of
    taxes....................           92
                               -------------
Balance at March 31, 1996....       22,360
  Net income.................          855
  Dividends paid ($0.20 per
    share)...................         (291)
  Repurchase of 86,000
    treasury shares..........       (1,070)
  Purchase of 52,840 shares
    to fund awards under
    RRP'S....................         (714)
  Amortization of RRP
    awards...................           92
  ESOP shares committed to be
    released (15,893
    shares)..................          208
  Increase in net unrealized
    loss on available-for
    sale securities, net of
    taxes....................         (212)
                               -------------
Balance at March 31, 1997....       21,228
  Net income.................        1,097
  Dividends paid ($0.28 per
    share)...................         (392)
  Repurchase of 56,000
    treasury shares..........         (990)
  Amortization of RRP
    awards...................          123
  Tax benefit related to RRP
    awards...................           22
  ESOP shares committed to be
    released (15,225
    shares)..................          274
  Decrease in net unrealized
    loss on available-for
    sale securities, net of
    taxes....................          438
                               -------------
Balance at March 31, 1998....    $  21,800
                               -------------
                               -------------

          See accompanying notes to consolidated financial statements.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                         YEAR ENDED MARCH 31,
                                                                                    -------------------------------
                                                                                      1998       1997       1996
                                                                                    ---------  ---------  ---------
Cash flows from operating activities:
  Net income......................................................................  $   1,097  $     855  $     837
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Provision for loan losses.....................................................         42         69         90
    Provision for real estate owned losses........................................         --         38         --
    Depreciation expense..........................................................         56         58         73
    Accretion of net deferred loan fees...........................................        (69)       (44)       (61)
    Net decrease (increase) in accrued interest receivable........................         31        (80)       (63)
    Net gain on sales of securities...............................................       (109)       (23)       (88)
    Noncash ESOP and RRP expense..................................................        397        300         89
    Other adjustments, net........................................................         97       (145)       113
                                                                                    ---------  ---------  ---------
        Net cash provided by operating activities.................................      1,542      1,028        990
                                                                                    ---------  ---------  ---------
Cash flows from investing activities:
  Purchases of securities:
    Available-for-sale............................................................    (20,689)   (19,596)   (28,728)
    Held-to-maturity..............................................................    (21,131)   (10,069)    (5,117)
  Proceeds from principal payments, maturities and calls of securities:
    Available-for-sale............................................................      8,005     10,562      8,304
    Held-to-maturity..............................................................      3,730      1,381      1,424
  Proceeds from sale of available-for-sale securities.............................     27,023     13,861      3,797
  Disbursements for loan originations.............................................    (12,759)   (11,903)    (9,314)
  Principal collections on loans..................................................     10,273      7,942      8,233
  Purchases of FHLB stock.........................................................       (269)      (113)       (57)
  Proceeds from sales of real estate owned........................................        124        249        225
  Other investing cash flows, net.................................................         (8)       (49)       (46)
                                                                                    ---------  ---------  ---------
        Net cash used in investing activities.....................................     (5,701)    (7,735)   (21,279)
                                                                                    ---------  ---------  ---------
Cash flows from financing activities:
  Net increase in deposits........................................................      6,666      8,419      8,095
  Net proceeds from sale of common stock..........................................         --         --     14,901
  Common stock purchased by ESOP..................................................         --         --     (1,296)
  Purchase of common stock for awards under RRP...................................         --       (714)        --
  Purchase of treasury stock......................................................       (990)    (1,070)        --
  Dividends paid..................................................................       (392)      (291)       (81)
  Net increase (decrease) in mortgage escrow funds................................          9         74       (344)
                                                                                    ---------  ---------  ---------
        Net cash provided by financing activities.................................      5,293      6,418     21,275
                                                                                    ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents..............................      1,134       (289)       986
Cash and cash equivalents at beginning of year....................................      8,250      8,539      7,553
                                                                                    ---------  ---------  ---------
Cash and cash equivalents at end of year..........................................  $   9,384  $   8,250  $   8,539
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Supplemental disclosures:
  Interest paid...................................................................  $   4,721  $   4,106  $   4,002
  Income taxes paid...............................................................        742        646        531
  Securities transferred from held-to-maturity to available-for-sale..............         --         --     11,320
  Mortgage loans transferred to real estate owned.................................         --         --        111
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

          See accompanying notes to consolidated financial statements.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    In June 1995, Tarrytown and North Tarrytown Savings and Loan Association converted from a New York State chartered mutual savings and loan association to a federally chartered mutual savings bank under the new name Tarrytowns Bank, FSB (the "Bank"). Tappan Zee Financial, Inc. (the "Registrant") became the holding company for the Bank on October 5, 1995 upon completion of the conversion of the Bank from a mutual savings bank to a stock savings bank (the "Conversion"). In March 1998, the Registrant established TPNZ Preferred Funding Corporation ("TZPFC"), as a wholly owned subsidiary. The purpose of TZPFC is to acquire and manage a portfolio of mortgage loans and mortgage-backed securities. TZPFC is intended to qualify as a Real Estate Investment Trust for tax purposes. Collectively, the Registrant, TZPFC and the Bank are referred to herein as the "Company."

    The Company's primary market area consists of the Village of Tarrytown and its neighboring communities in Westchester County, New York. The Bank is a community-oriented savings institution whose business primarily consists of accepting deposits from customers within its market area and investing those funds in mortgage loans secured by one- to four-family residences. To a significantly lesser extent, funds are invested in multi-family, commercial real estate, construction, commercial business and consumer loans. The Company also invests in mortgage-backed and other securities. Deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation. The Company's primary regulator is the Office of Thrift Supervision ("OTS").

    The following is a summary of the significant accounting policies followed by the Company in the preparation of the consolidated financial statements.

BASIS OF PRESENTATION

    The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. These financial statements include the accounts of the Registrant and its wholly-owned subsidiaries, the Bank and TZPFC. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Prior to the Conversion, the Registrant had no operations other than those of an organizational nature. All financial information included herein for periods prior to the Conversion refers to the Bank.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    Certain reclassifications have been made to prior year amounts to conform to the current year presentation. For purposes of reporting cash flows, cash equivalents consist of overnight federal funds sold.

SECURITIES

    The securities portfolio includes primarily debt securities. These debt securities are principally mortgage-backed securities, consisting of pass-through securities issued by United States government-sponsored entities (Ginnie Mae, Fannie Mae and Freddie Mac) and collateralized mortgage obligations ("CMOs").

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Individual securities are classified as held-to-maturity securities, trading securities, or available-for-sale securities. The held-to-maturity category represents debt securities for which the entity has the positive intent and ability to hold to maturity. Trading securities are debt and equity securities that are bought principally for the purpose of selling them in the near term. All other debt and equity securities are classified as available-for-sale.

    Held-to-maturity securities are carried at amortized cost. Available-for-sale securities are carried at fair value, with unrealized gains and losses excluded from earnings and reported on a net-of-tax basis as a separate component of shareholders' equity. The Company has no trading securities. Federal Home Loan Bank ("FHLB") stock is a non-marketable security held in accordance with certain regulatory requirements and, accordingly, is carried at cost.

    Premiums and discounts on debt securities are amortized to interest income on a level-yield basis over the expected terms of the securities. Realized gains and losses on sales of securities are determined based on the amortized cost of the specific securities sold. Unrealized losses on held-to-maturity and available-for-sale securities are charged to earnings when the decline in fair value of a security is judged to be other than temporary.

ALLOWANCE FOR LOAN LOSSES

    Effective April 1, 1995, the Company prospectively adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. Under SFAS No. 114, a loan is considered to be impaired when, based on current information and events, it is probable that the creditor will be unable to collect all principal and interest contractually due. Creditors are permitted to measure impaired loans based on (i) the present value of expected future cash flows discounted at the loan's effective interest rate, (ii) the loan's observable market price or (iii) the fair value of the collateral if the loan is collateral dependent. If the approach used results in a measurement that is less than an impaired loan's recorded investment, an impairment loss is recognized as part of the allowance for loan losses. SFAS No. 118 allows creditors to continue to use existing methods for recognizing interest income on impaired loans. The Company's adoption of these statements did not affect its overall allowance for loan losses or income recognition practices.

    The allowance for loan losses is increased by provisions for losses charged to operations. Losses on loans (including impaired loans) are charged to the allowance for loan losses when all or a portion of a loan is deemed to be uncollectible. Recoveries of loans previously charged-off are credited to the allowance when realized. Management estimates the allowance for loan losses based on an evaluation of the Company's past loan loss experience, known and inherent risks in the portfolio, estimated value of underlying collateral, and current economic conditions. In management's judgment, the allowance for loan losses is adequate to absorb probable losses in the existing portfolio.

    Establishing the allowance for loan losses involves significant management judgments utilizing the best information available at the time of review. Those judgments are subject to further review by various sources, including the Company's regulators. Future adjustments to the allowance may be necessary based on changes in economic and real estate market conditions, further information obtained regarding known problem loans, the identification of additional problem loans, and other factors.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTEREST AND FEES ON LOANS

    Generally, a loan (including an impaired loan under SFAS No. 114) is placed on non-accrual status when principal or interest payments become ninety days past due, or earlier if the ability of the borrower to meet contractual payment terms is in doubt. When loans are placed on non-accrual status, unpaid interest is reversed against interest income of the current period. Thereafter, interest payments received on non-accrual loans are either applied to reduce unpaid principal balances or reported as interest income, depending on management's judgment as to the likelihood of further collections. Loans are returned to accrual status when collectibility is no longer considered doubtful.

    Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the level-yield method over the contractual life of the related loan. Net deferred fees and costs applicable to prepaid loans are recognized in interest income at the time of prepayment. Discounts on consumer loans are accreted using the level-yield method.

REAL ESTATE OWNED

    Real estate owned consists of properties acquired through foreclosure or deed in lieu of foreclosure. A property is initially recorded at fair value less estimated sales costs, with any resulting writedown charged to the allowance for loan losses. Thereafter, an allowance for losses on real estate owned is established for any further declines in fair value less estimated sales costs. Fair value estimates are based on recent appraisals and other available information. Costs incurred to develop or improve properties are capitalized, while holding costs are charged to expense.

OFFICE PROPERTY AND EQUIPMENT

    Office property and equipment (included in other assets) is comprised of land (carried at cost) and building, furniture, fixtures and equipment (carried at cost less accumulated depreciation). Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Costs incurred to improve or extend the life of existing assets are capitalized. Repairs and maintenance, as well as renewals and replacements of a routine nature are charged to expense.

INCOME TAXES

    Using the asset and liability method, deferred taxes are recognized for the estimated future tax effects attributable to temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A deferred tax liability is recognized for all temporary differences that will result in future taxable income. A deferred tax asset is recognized for all temporary differences that will result in future tax deductions, subject to reduction of the asset by a valuation allowance in certain circumstances. This valuation allowance is recognized if, based on an analysis of available evidence, management determines that it is more likely than not that some portion or all of the deferred tax asset will not be realized.

    Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in income tax expense in the period that includes the enactment date of the change.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
POSTRETIREMENT BENEFIT AND DEFERRED COMPENSATION PLANS

    The Company has a non-contributory defined benefit pension plan which covers substantially all employees. Pension costs are funded on a current basis. In addition, the Company provides for postretirement health care benefits for employees and directors. Costs for these benefits, as well as the Company's directors' retirement plan and directors' deferred compensation plan, are accounted for on an accrual basis as such benefits are earned by active employees.

STOCK-BASED COMPENSATION PLANS

    Compensation expense is recognized in an amount equal to the fair value of ESOP shares that have been committed to be released for allocation to participant accounts. To the extent that the fair value of these shares differs from the original cost, the difference is charged or credited to shareholders' equity (additional paid-in capital). The cost of unallocated ESOP shares not yet committed to be released is reflected as a reduction of shareholders' equity.

    The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation expense is recognized only if the exercise price of the option is less than the fair value of the underlying stock at the grant date. SFAS No. 123, "Accounting for Stock-Based Compensation," encourages entities to recognize the fair value of all stock-based awards on the date of grant as compensation expense over the vesting period. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma disclosures of net income and earnings per share as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.

    The fair value of the RRP shares awarded by the Company, measured as of the grant date, is recognized as unearned compensation (a deduction from shareholders' equity) and amortized to compensation expense as the shares become vested. An excess of the cost to fund purchases of RRP shares over the grant-date fair value is charged to retained earnings.

EARNINGS PER SHARE

    In fiscal 1998, the Company retroactively adopted SFAS No. 128, "Earnings Per Share," which establishes new standards for computing and presenting earnings per share ("EPS") by all entities with complex capital structures. SFAS No. 128 requires the presentation of basic EPS and diluted EPS and the restatement of all prior-period EPS data. Basic EPS excludes dilution and is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Unallocated ESOP shares that have not been committed to be released to participants are excluded from outstanding shares in computing EPS. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (such as the Company's stock options) were exercised or converted into common stock or resulted in the issuance of common stock. Diluted EPS is computed by dividing adjusted net income by the weighted average number of common shares outstanding for the period plus common stock equivalents. EPS is reported for periods following the Conversion. The weighted average number of shares used in the computation of basic EPS and diluted EPS for the year ended March 31, 1998 were 1,372,051 and 1,423,299, respectively.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. However, certain FASB statements require entities to report specific changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, as a separate component of equity in the balance sheet. Such items, along with net income, are components of comprehensive income. SFAS No. 130 requires that all items of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Additionally, SFAS No. 130 requires that the accumulated balance of other comprehensive income be displayed separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

    In June 1997, the FASB also issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. SFAS No. 131 establishes standards for the way public business enterprises report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. SFAS No. 131 also requires descriptive information about the way that the operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used by the enterprise in its general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

    In February 1998, the FASB also issued SFAS No. 132, "Employers' Disclosures about Pension and Other Postretirement Benefits," effective for fiscal years beginning after December 15, 1997. SFAS No. 132 amends the disclosure requirements of SFAS No. 87, "Employers' Accounting for Pensions", SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Retirement Benefits Other Than Pensions." SFAS No. 132 standardizes the disclosure requirements of SFAS Nos. 87 and 106 to the extent practicable and recommends a parallel format for presenting information about pensions and other retirement benefits.

    The Company will adopt these disclosure requirements beginning in the first quarter of fiscal 1999. Management does not anticipate that these standards will have a material impact on the Company's financial statements.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(2) SECURITIES

    The following is a summary of available-for-sale securities and held-to-maturity securities at March 31, 1998:

                                                                                              GROSS UNREALIZED
                                                                              AMORTIZED   ------------------------    FAIR
                                                                                COST         GAINS       LOSSES       VALUE
                                                                             -----------  -----------  -----------  ---------
                                                                                              (IN THOUSANDS)
AVAILABLE-FOR-SALE SECURITIES
Mortgage-backed securities:
  CMOs.....................................................................   $      85    $       3    $      --   $      88
  Pass-through securities..................................................      19,759          167          (25)     19,901
                                                                             -----------       -----        -----   ---------
    Total..................................................................      19,844          170          (25)     19,989
U.S. Agency and other debt securities......................................          75            4           --          79
Mutual fund investments....................................................       2,800           --           --       2,800
                                                                             -----------       -----        -----   ---------
    Total..................................................................   $  22,719    $     174    $     (25)  $  22,868
                                                                             -----------       -----        -----   ---------
                                                                             -----------       -----        -----   ---------
HELD-TO-MATURITY SECURITIES
Mortgage-backed securities:
  CMOs.....................................................................   $     683    $       8    $      (1)  $     690
  Pass-through securities..................................................      32,450          441          (40)     32,851
                                                                             -----------       -----        -----   ---------
    Total..................................................................      33,133          449          (41)     33,541
U.S. Agency and other debt securities......................................       2,398           32           --       2,430
                                                                             -----------       -----        -----   ---------
                                                                             -----------       -----        -----   ---------
    Total..................................................................   $  35,531    $     481    $     (41)  $  35,971
                                                                             -----------       -----        -----   ---------
                                                                             -----------       -----        -----   ---------

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(2) SECURITIES (CONTINUED)
    The following is a summary of available-for-sale securities and held-to-maturity securities at March 31, 1997:

                                                                                            GROSS UNREALIZED
                                                                             AMORTIZED   ----------------------    FAIR
                                                                               COST         GAINS      LOSSES      VALUE
                                                                            -----------  -----------  ---------  ---------
                                                                                             (IN THOUSANDS)
AVAILABLE-FOR-SALE SECURITIES
Mortgage-backed securities:
  CMOs....................................................................   $   8,329    $       2   $    (215) $   8,116
  Pass-through securities.................................................      15,954            6        (161)    15,799
                                                                            -----------       -----   ---------  ---------
    Total.................................................................      24,283            8        (376)    23,915
U.S. Agency and other debt securities.....................................       8,029            2        (217)     7,814
Mutual fund investments...................................................       4,655           --          --      4,655
                                                                            -----------       -----   ---------  ---------
    Total.................................................................   $  36,967    $      10   $    (593) $  36,384
                                                                            -----------       -----   ---------  ---------
                                                                            -----------       -----   ---------  ---------
HELD-TO-MATURITY SECURITIES
Mortgage-backed securities:
  CMOs....................................................................   $     996    $       3   $      (5) $     994
  Pass-through securities.................................................      14,078           85        (282)    13,881
                                                                            -----------       -----   ---------  ---------
    Total.................................................................      15,074           88        (287)    14,875
U.S. Agency and other debt securities.....................................       3,049           14         (49)     3,014
                                                                            -----------       -----   ---------  ---------
    Total.................................................................   $  18,123    $     102   $    (336) $  17,889
                                                                            -----------       -----   ---------  ---------
                                                                            -----------       -----   ---------  ---------

    The net unrealized gain (loss) on available-for-sale securities was $149,000 ($89,000 after taxes) at March 31, 1998 and ($583,000) (($349,000) after taxes)
at March 31, 1997. Changes in unrealized holding gains and losses resulted in after-tax (decreases) increases in shareholders' equity of $438,000 in fiscal 1998, ($212,000) in fiscal 1997 and $92,000 in fiscal 1996. These gains and losses will continue to fluctuate based on changes in the portfolio and market conditions.

    Sales of available-for-sale securities resulted in the following gross realized gains and gross realized losses during the years ended March 31:

                                                                            1998       1997        1996
                                                                          ---------  ---------     -----
                                                                                   (IN THOUSANDS)
Gains...................................................................  $     171  $      89   $      90
Losses..................................................................        (62)       (66)         (2)
                                                                          ---------        ---         ---
  Net...................................................................  $     109  $      23   $      88
                                                                          ---------        ---         ---
                                                                          ---------        ---         ---

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(2) SECURITIES (CONTINUED)
    The following is a summary of the amortized cost and fair value of debt securities, other than mortgage-backed securities, by remaining term to contractual maturity as of March 31, 1998. Actual maturities may differ from these amounts because certain issuers have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                             AVAILABLE-FOR-SALE       HELD-TO-MATURITY
                                                                           ----------------------  ----------------------
                                                                            AMORTIZED     FAIR      AMORTIZED     FAIR
                                                                              COST        VALUE       COST        VALUE
                                                                           -----------  ---------  -----------  ---------

                                                                                            (IN THOUSANDS)
One year or less.........................................................   $      --   $      --   $      --   $      --
More than one year to five years.........................................          30          32         500         503
More than five years to ten years........................................          --          --       1,699       1,723
More than ten years......................................................          45          47         199         204
                                                                                -----   ---------  -----------  ---------
Total....................................................................   $      75   $      79   $   2,398   $   2,430
                                                                                -----   ---------  -----------  ---------
                                                                                -----   ---------  -----------  ---------

(3) LOANS

    Loans are summarized as follows at March 31:

                                                                                                1998       1997
                                                                                              ---------  ---------
                                                                                                 (IN THOUSANDS)
Mortgage loans:
  Residential properties:
    One- to four-family.....................................................................  $  45,146  $  43,958
    Multi- family...........................................................................      1,994      2,289
  Commercial properties.....................................................................      4,618      3,910
  Construction loans........................................................................      3,706      2,405
  Construction loans in process.............................................................       (549)      (686)
                                                                                              ---------  ---------
                                                                                                 54,915     51,876
                                                                                              ---------  ---------
Other loans:
  Commercial business loans.................................................................      2,462      2,846
  Automobile loans..........................................................................        683        781
  Other consumer loans......................................................................        751        797
  Unearned discounts........................................................................       (208)      (239)
  Unused commercial lines of credit.........................................................        (15)       (15)
                                                                                              ---------  ---------
                                                                                                  3,673      4,170
                                                                                              ---------  ---------
    Total loans.............................................................................     58,588     56,046

  Allowance for loan losses.................................................................       (702)      (660)
  Net deferred loan fees....................................................................       (263)      (276)
                                                                                              ---------  ---------
    Total loans, net........................................................................  $  57,623  $  55,110
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(3) LOANS (CONTINUED)
    The loan portfolio at March 31, 1998 consisted of fixed-rate loans of $46.1 million and adjustable-rate loans of $12.5 million with weighted average yields of 8.50% and 8.36%, respectively. At March 31, 1997, fixed-rate loans were $42.4 million and adjustable-rate loans were $13.6 million.

    The Company primarily originates mortgage loans secured by existing single-family residential properties. The Company also originates multi-family and commercial real estate loans, construction loans, commercial business loans and consumer loans. A substantial portion of the loan portfolio is secured by real estate properties located in Westchester County, New York. The ability of the Company's borrowers to make principal and interest payments is dependent upon, among other things, the level of overall economic activity and the real estate market conditions prevailing within the Company's concentrated lending area.

    Loans to directors, executive officers and related parties at March 31, 1998 and 1997 amounted to $1.1 million. During fiscal 1998, there were new loans to such persons of $11,000 and repayments of $19,000.

    The following is a summary of loans on non-accrual status and accruing loans past ninety days or more at March 31:

                                                                                         1998       1997       1996
                                                                                       ---------  ---------  ---------
                                                                                               (IN THOUSANDS)
NON-ACCRUAL LOANS:
  Mortgage loans:
    One-to four-family...............................................................  $   1,202  $   1,355  $     856
    Commercial property..............................................................        238        123        126
                                                                                       ---------  ---------  ---------
                                                                                           1,440      1,478        982
                                                                                       ---------  ---------  ---------
ACCRUING LOANS PAST DUE NINETY DAYS OR MORE:
  Mortgage loans:
    One-to four-family...............................................................         --         --        342
    Commercial property..............................................................         --         72        266
    Construction.....................................................................        108        100         --
  Commercial business and consumer...................................................         11          8         42
                                                                                       ---------  ---------  ---------
    Total                                                                                    119        180        650
                                                                                       ---------  ---------  ---------
Total non-performing loans...........................................................  $   1,559  $   1,658  $   1,632
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    If interest payments on the foregoing non-accrual loans had been made during the respective years in accordance with the loan agreements, interest income would have (decreased) increased by ($9,000), $22,000 and $35,000 in fiscal 1998, 1997 and 1996, respectively.

    SFAS No. 114 applies to loans that are individually evaluated for collectibility in accordance with the Company's normal loan review procedures (principally loans in the multi-family, commercial mortgage and construction loan categories). The standard does not apply to smaller-balance, homogeneous loans such as the Company's one- to four-family residential mortgage loans. The Company's total recorded investment in impaired loans (which related to commercial mortgage loans on non-accrual status) amounted to $238,000 and $123,000 at March 31, 1998 and 1997, respectively. An allowance for loan impairment under SFAS No. 114 was not required for these loans due to the adequacy of the collateral value. The Company's average recorded investment in impaired loans was $126,000 and $125,000 for fiscal 1998 and 1997,

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(3) LOANS (CONTINUED)
respectively. Interest collections and income recognized on impaired loans were insignificant for both years.

    Activity in the allowance for loan losses is summarized as follows for the years ended March 31:

                                                                                              1998       1997       1996
                                                                                            ---------  ---------  ---------
                                                                                                    (IN THOUSANDS)
Balance at beginning of year..............................................................  $     660  $     654  $     650
Provision for losses......................................................................         42         69         90
Charge-offs...............................................................................         --        (63)       (86)
Recoveries................................................................................         --         --         --
                                                                                            ---------  ---------  ---------
Balance at end of year....................................................................  $     702  $     660  $     654
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

(4) OTHER ASSETS AND LIABILITIES

    A summary of other assets and liabilities at March 31 follows:

                                                                                                   1998       1997
                                                                                                 ---------  ---------
                                                                                                    (IN THOUSANDS)
OTHER ASSETS:
  Office property and equipment, net of accumulated depreciation of $380 in 1998 and $365 in
    1997.......................................................................................  $     496  $     544
  Accrued interest receivable..................................................................        747        778
  Deferred income taxes (note 7)...............................................................        734        859
  Intangible asset recognized for directors' deferred compensation plan (note 8)...............        360        510
  Prepaid expenses and other...................................................................        659        487
                                                                                                 ---------  ---------
    Total......................................................................................  $   2,996  $   3,178
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
OTHER LIABILITIES:
  Obligation for directors' deferred compensation plan (note 8)................................  $   1,035  $     928
  Mortgage escrow funds........................................................................        793        784
  Other........................................................................................        724        574
                                                                                                 ---------  ---------
    Total......................................................................................  $   2,552  $   2,286
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(5) DEPOSITS

    Deposit balances and weighted average stated interest rates at March 31 are summarized as follows:

                                                                                      1998                   1997
                                                                              ---------------------  --------------------
                                                                                AMOUNT      RATE      AMOUNT      RATE
                                                                              ----------  ---------  ---------  ---------

                                                                                        (DOLLARS IN THOUSANDS)
Checking....................................................................  $    2,310             $   2,771
NOW.........................................................................       3,853       2.00%     3,756       2.00%
Money market................................................................       2,687       2.75      3,157       2.75
Regular savings.............................................................      14,554       2.75     15,008       2.75
Statement savings...........................................................      10,533       2.92     10,757       2.92
                                                                              ----------             ---------
                                                                                  33,937       2.53     35,449       2.51
                                                                              ----------             ---------
Savings certificates by remaining period to maturity:
Under one year..............................................................      53,403       5.75     49,026       5.72
One to three years..........................................................      17,653       6.12     13,852       5.98
                                                                              ----------             ---------
                                                                                  71,056       5.84     62,878       5.78
                                                                              ----------             ---------
Total.......................................................................  $  104,993       4.77% $  98,327       4.60%
                                                                              ----------             ---------
                                                                              ----------             ---------

    Savings certificates issued in denominations of $100,000 or more totaled $9.7 million and $9.4 million at March 31, 1998 and 1997, respectively.

    The Deposit Insurance Funds Act of 1996 (the "Funds Act") was enacted into law on September 30, 1996. Among other things, the Funds Act required depository institutions to pay a one-time special assessment of 65.7 basis points on their SAIF-assessable deposits held on March 31, 1995, in order to recapitalize the SAIF to the level required by law. The Bank's special assessment of $538,000 was accrued as a charge to non-interest expense for the quarter ended September 30, 1996. The assessment was paid in November 1996.

(6) FEDERAL HOME LOAN BANK ADVANCES

    As a member of the FHLB of New York, the Bank has access to funds in the form of FHLB advances. Based on the level of qualifying collateral available to secure advances at March 31, 1998, the Bank's borrowing capacity was $31.3 million, none of which was used at that date. Advances are secured by the Bank's investment in FHLB stock and by a blanket security agreement. This agreement requires the Bank to maintain as collateral certain qualifying assets (such as securities and single-family residential mortgage loans) with a fair value, as defined, at least equal to 110% of the outstanding advances.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(7) INCOME TAXES

    Income tax expense (benefit) consists of the following for the years ended March 31:

                                                                          1998       1997       1996
                                                                        ---------  ---------  ---------
                                                                                (IN THOUSANDS)
FEDERAL:
  Current.............................................................  $     776  $     432  $     465
  Deferred............................................................       (124)        47        (14)
                                                                        ---------  ---------  ---------
                                                                              652        479        451
                                                                        ---------  ---------  ---------
NEW YORK STATE:
  Current.............................................................        184         94         94
  Deferred............................................................        (45)      (247)        64
                                                                        ---------  ---------  ---------
                                                                              139       (153)       158
                                                                        ---------  ---------  ---------
TOTAL:
  Current.............................................................        960        526        559
  Deferred............................................................       (169)      (200)        50
                                                                        ---------  ---------  ---------
                                                                        $     791  $     326  $     609
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    Total income tax expense differs from the amounts computed by applying the applicable statutory federal income tax rate of 34% to income before income tax expense. A reconciliation of the tax at the statutory rate to the Company's actual tax expense follows for the years ended March 31:

                                                                        1998       1997       1996
                                                                      ---------  ---------  ---------
                                                                          (DOLLARS IN THOUSANDS)
Tax at federal statutory rate.......................................  $     642  $     402  $     492
State tax (benefit) expense, net of federal tax effect..............         92       (101)       104
Other, net..........................................................         57         25         13
                                                                      ---------  ---------  ---------
Actual income tax expense...........................................  $     791  $     326  $     609
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------
Effective income tax rate...........................................       41.9%      27.6%      42.1%
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(7) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to the Company's deferred tax assets and liabilities at March 31 are as follows:

                                                                               1998       1997
                                                                             ---------  ---------
                                                                                (IN THOUSANDS)
DEFERRED TAX ASSETS:
  Allowance for loan losses................................................  $     287  $     270
  Net unrealized loss on available-for-sale securities.....................         --        234
  Loan origination fees....................................................        108        113
  Other....................................................................        406        292
                                                                             ---------  ---------
    Total deferred tax assets..............................................        801        909
                                                                             ---------  ---------
DEFERRED TAX LIABILITIES:
  Net unrealized gain on available-for-sale securities.....................        (60)        --
  Other....................................................................         (7)       (50)
                                                                             ---------  ---------
    Total deferred tax liabilities.........................................        (67)       (50)
                                                                             ---------  ---------
Net deferred tax assets....................................................  $     734  $     859
                                                                             ---------  ---------
                                                                             ---------  ---------

    Based on the Company's historical and anticipated future pre-tax earnings, management believes that it is more likely than not that the Company's deferred tax assets will be realized.

    As a thrift institution, the Bank is subject to special provisions in the federal and New York state tax laws regarding its allowable tax bad debt deductions and related tax bad debt reserves. These deductions historically have been determined using methods based on loss experience or a percentage of taxable income. Tax bad debt reserves represent the excess of allowable deductions over actual bad debt losses and other reserve reductions. These reserves consist of a defined base-year amount, plus additional amounts ("excess reserves") accumulated after the base year. Deferred tax liabilities have been recognized with respect to such excess reserves, as well as any portion of the base-year amount which is expected to become taxable (or "recaptured") in the foreseeable future.

    Certain amendments to the federal and New York state tax laws regarding bad debt deductions were enacted in 1996. The federal amendments include elimination of the percentage-of-taxable-income method for tax years beginning after December 31, 1995 and imposition of a requirement to recapture into taxable income (over a six-year period) the bad debt reserves in excess of the base-year amounts. This recapture requirement had no significant effect on the Bank since its federal bad debt reserves approximated the base-year amounts. The New York State amendments redesignate the Bank's state bad debt reserves at December 31, 1995 as the base-year amount and also provide for future additions to the base-year reserve using the percentage-of-taxable-income method. This change effectively eliminated the excess New York State reserves for which the Company had recognized a deferred tax liability. Accordingly, the Company reduced its deferred tax liability in the quarter ended September 30, 1996, by $166,000, representing a state deferred tax benefit of $252,000 less related deferred federal taxes of $86,000.

    At March 31, 1998, the Bank's federal and state bad debt reserves were $1.2 million and $5.2 million, respectively, which equaled the base-year amounts. Deferred tax liabilities have not been recognized with respect to these reserves since the Company does not expect that such amounts will become taxable in the foreseeable future. Under the tax laws as amended, events that would result in taxation of these reserves

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(7) INCOME TAXES (CONTINUED)
include (i) redemptions of the Bank's stock or certain excess distributions to the Registrant, and (ii) failure of the Bank to maintain a specified qualifying assets ratio or meet other thrift definition tests for New York State tax purposes. At March 31, 1998, the Bank's unrecognized deferred tax liabilities with respect to the federal and state base-year reserves were approximately $0.2 million and $0.6 million, respectively.

(8) POSTRETIREMENT BENEFITS AND DEFERRED COMPENSATION PLANS

    PENSION PLANS AND DEFERRED COMPENSATION PLAN

    All eligible employees are included in a non-contributory, multiple-employer defined benefit pension plan (the "Pension Plan"). The Company's annual contributions to the Pension Plan are based on actuarially determined funding requirements. The Company has also established a non-qualified deferred compensation plan for directors of the Bank or the Registrant, which was adopted in its amended form upon Conversion (the "Deferred Compensation Plan").

    The following is a reconciliation of the funded status of these plans and the assets (liabilities) recognized in the consolidated balance sheets at March 31:

                                                                                                        DEFERRED
                                                                                                   COMPENSATION PLAN
                                                                               PENSION PLAN
                                                                           --------------------  ----------------------
                                                                             1998       1997       1998        1997
                                                                           ---------  ---------  ---------  -----------

                                                                                          (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Accumulated benefit obligation - vested................................  $  (1,173) $  (1,040) $  (1,035)  $    (928)
  Accumulated benefit obligation - non-vested............................         (1)        --         --          --
                                                                           ---------  ---------  ---------       -----
    Total accumulated benefit obligation.................................     (1,174)    (1,040)    (1,035)       (928)
  Effect of projected future compensation levels.........................       (198)      (234)        --          --
                                                                           ---------  ---------  ---------       -----
Projected benefit obligation for service rendered to date................     (1,372)    (1,274)    (1,035)       (928)
Plan assets (insurance contract, at contract value)......................      1,166      1,050         --          --
                                                                           ---------  ---------  ---------       -----
Projected benefit obligation in excess of plan assets....................       (206)      (224)    (1,035)       (928)
Unrecognized prior service cost..........................................         --         --        556         751
Unrecognized net loss (gain) from experience different from that assumed
  and effect of changes in assumptions...................................        128        113       (196)       (241)
Unrecognized net transition obligation...................................         82         90         --          --
Additional minimum liability recognized with a corresponding intangible
  asset (note 4).........................................................         --         --       (360)       (510)
                                                                           ---------  ---------  ---------       -----
    Assets (Liabilities) recognized......................................  $       4  $     (21) $  (1,035)  $    (928)
                                                                           ---------  ---------  ---------       -----
                                                                           ---------  ---------  ---------       -----

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(8) POSTRETIREMENT BENEFITS AND DEFERRED COMPENSATION PLANS (CONTINUED)
    Plan expense consisted of the following components for the years ended March 31:

                                                                                                                DEFERRED
                                                                               PENSION PLAN                COMPENSATION PLAN
                                                                    -----------------------------------  ----------------------
                                                                      1998        1997         1996        1998        1997
                                                                    ---------     -----        -----     ---------  -----------

                                                                                          (IN THOUSANDS)
Service cost (benefits earned during the period)..................  $      31   $      30    $      28   $      29   $      39
Interest cost on projected benefit obligation.....................         91          87           81          72          59
Return on plan assets.............................................       (102)        (80)         (80)         --          --
Net amortization and deferral.....................................         18          13            9         166         158
                                                                          ---         ---          ---   ---------       -----
  Net expense.....................................................  $      38   $      50    $      38   $     267   $     256
                                                                          ---         ---          ---   ---------       -----
                                                                          ---         ---          ---   ---------       -----


                                                                      1996
                                                                    ---------

Service cost (benefits earned during the period)..................  $      23
Interest cost on projected benefit obligation.....................         43
Return on plan assets.............................................         --
Net amortization and deferral.....................................         98
                                                                    ---------
  Net expense.....................................................  $     164
                                                                    ---------
                                                                    ---------

    The actuarial present values of the projected benefit obligations at March 31,1998 were determined for the Pension Plan and the Deferred Compensation Plan based on discount rates of 6.75% and 7.00%, respectively. The discount rate used for both plans at March 31, 1997 was 7.50%. Actuarial amounts for the Pension Plan were also based on rates of increase in future compensation levels of 4.50% in 1998 and 5.5% in 1997, and expected long-term rates of return on plan assets of 8.5% in both years.

    Under the Deferred Compensation Plan, directors may defer all or part of their compensation received for services to the Company (including compensation paid to an officer-director for service as an officer). Deferred amounts are applied to either the purchase of (i) a life insurance policy, in which case the amount of deferred benefits payable is based on the value to the Company of expected death benefit proceeds, or (ii) Company common stock and other investments, in which case the amount of deferred benefits payable is based on the investment performance of the investments made. Deferred benefits are paid in installments over a ten-year period beginning upon termination of service as a director. In the event of a change in control of the Registrant or the Bank, the plan requires full funding of any previously-purchased life insurance contracts. In connection with the Conversion, the Company established a trust fund with an independent fiduciary for the purpose of accumulating funds to be used to satisfy its obligations under the plan.

    For financial reporting purposes the value of the life insurance contracts are not considered plan assets but, instead, are included in the Company's consolidated balance sheet. At March 31, 1998, the cash surrender values of purchased life insurance policies were approximately $299,000. Compensation and benefits expense for fiscal years 1998 and 1997 and for the six-month period ended March 31, 1996 was reduced by $46,000, $91,000 and $60,000, respectively, with respect to the recognition of additional cash surrender values on these policies. The total death benefits payable under the insurance policies amounted to approximately $916,000 at March 31, 1998. Although the Company may be obligated for certain cash payments prior to the receipt of proceeds from the purchased life insurance policies, the Company should ultimately be reimbursed in whole from such life insurance proceeds.

    The Company also has a retirement plan for directors, which is a non-qualified plan that became effective upon the Conversion. Outside directors are participants in this unfunded plan only if they have elected not to participate in the Deferred Compensation Plan described above. Participants in the directors' retirement plan who have attained age 65 and completed ten or more years of service (including past service as a director of the Bank) will receive an annual retirement benefit equal to the aggregate director compensation received (excluding stock compensation) for the final year of board service. Reduced benefits apply for shorter service periods and for early retirement. Pension expense was $16,000

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(8) POSTRETIREMENT BENEFITS AND DEFERRED COMPENSATION PLANS (CONTINUED) for the fiscal years 1998 and 1997 and $8,000 for the six-month period ended March 31, 1996. The actuarial present value of the accumulated and projected benefit obligations both were $78,000 at March 31, 1998 and $65,000 at March 31, 1997.

POSTRETIREMENT HEALTH CARE BENEFITS

    Substantially all employees become eligible for postretirement health care (medical and dental) benefits if they meet certain age and length of service requirements. The cost of postretirement health care benefits is recognized on an accrual basis as such benefits are earned by active employees.

    The following is a reconciliation of the actuarial liabilities for postretirement health care benefits, none of which have been funded, and the liabilities recognized in the consolidated balance sheets at March 31:

                                                                                 1998       1997
                                                                               ---------  ---------
                                                                                  (IN THOUSANDS)
Accumulated benefit obligation:
  Retirees...................................................................  $    (209) $     (62)
  Fully-eligible employees...................................................        (97)       (74)
  Other active participants..................................................       (214)       (57)
                                                                               ---------  ---------
    Total accumulated benefit obligation.....................................       (520)      (193)
Unrecognized net actuarial loss (gain).......................................        280         (9)
                                                                               ---------  ---------
    Liabilities recognized...................................................  $    (240) $    (202)
                                                                               ---------  ---------
                                                                               ---------  ---------

    The net periodic postretirement benefit expense consisted of the following components for the years ended March 31:

                                                                              1998         1997         1996
                                                                              -----        -----        -----
                                                                                      (IN THOUSANDS)
Service cost (benefits earned during the period).........................   $      12    $       3    $       3
Interest cost on accumulated benefit obligation..........................          33           14           18
Net amortization and deferral............................................          10       --                4
                                                                                  ---          ---          ---
    Net expense..........................................................   $      55    $      17    $      25
                                                                                  ---          ---          ---
                                                                                  ---          ---          ---

    The accumulated postretirement benefit obligation was determined using the projected unit credit cost method with a discount rate of 6.75% and 7.25% at March 31, 1998 and 1997, respectively. The assumed rate of increase in future health care costs was 7.0% for 1998, gradually decreasing to 5.0% in the year 2005 and remaining at that level thereafter. A one-percentage-point increase in the assumed health care cost trend rate would increase the accumulated benefit obligation by approximately $91,000 at March 31, 1998 with an insignificant effect on expense recognized for the year then ended.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(9) STOCK-BASED COMPENSATION PLANS

EMPLOYEE STOCK OWNERSHIP PLAN

    In connection with the Conversion, the Company established an Employee Stock Ownership Plan (the "ESOP") for eligible employees. The ESOP borrowed approximately $1.3 million from the Registrant and used the funds to purchase 129,600 shares of the Registrant's common stock sold in the offering. The Bank makes monthly contributions to the ESOP sufficient to fund the debt service requirements over the ten-year term of the loan from the Registrant.

    Shares purchased by the ESOP are held in a suspense account by the plan trustee for allocation to participants as the loan is repaid. Shares released from the suspense account are allocated to participants on the basis of their relative compensation. Participants become vested in the shares allocated to their respective accounts over a period not to exceed five years. Any forfeited shares are allocated to other participants in the same proportion as contributions. Shares allocated to participants or committed for release to participants totaled 15,225 in fiscal 1998, 15,893 in fiscal 1997 and 8,124 in the six-month period ended March 31, 1996. Expense recognized with respect to such shares amounted to $274,000 in fiscal 1998, $208,000 in fiscal 1997 and $89,000 in the six-month period ended March 31, 1996, based on the average fair value of the Registrant's common stock for each period. The cost of the 90,358 shares which have not yet been committed to be released to participant accounts at March 31, 1998 is reflected as a reduction of shareholders' equity in the amount of $904,000. The fair value of these shares was approximately $1.8 million at that date.

STOCK OPTION PLANS

    On July 10, 1996, the Company's shareholders approved the Tappan Zee Financial, Inc. 1996 Stock Option Plan for Officers and Employees ("Stock Option Plan") and the Tappan Zee Financial, Inc. 1996 Stock Option Plan for Outside Directors ("Directors' Stock Option Plan").

    Under the Stock Option Plan, 113,400 shares of authorized but unissued Registrant stock are reserved for issuance upon option exercises. Options under this plan may be either non-qualified stock options or incentive stock options. Each option entitles the holder to purchase one share of common stock at an exercise price equal to the fair market value on the date of grant. Options expire no later than ten years following the date of grant.

    Under the Directors' Stock Option Plan, 48,600 shares of authorized but unissued Registrant stock are reserved for issuance to outside directors upon option exercises. Options granted under this plan are non-qualified options. Other option terms and conditions are similar to those under the Stock Option Plan.

    Effective July 10, 1996, initial option grants were made under the Stock Option Plan and the Directors' Stock Option Plan for 81,000 shares and 40,500 shares, respectively, at an exercise price of $11.625 per share. These options have a ten-year term and vest ratably over five years from the date of grant. Each option, however, becomes fully exercisable upon a change in control of the Registrant or the Bank, or upon the death, disability or retirement of the option holder. No options were granted during the year ended March 31, 1998. All options granted in July 1996 were outstanding at March 31, 1998 with a remaining life of 8.3 years; 24,300 options were exercisable at that date. At March 31, 1998, shares available for future grants totaled 32,400 for the Stock Option Plan and 8,100 for the Directors' Stock Option Plan.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(9) STOCK-BASED COMPENSATION PLANS (CONTINUED)
    Options were granted at an exercise price equal to the fair value of the common stock at the grant date. Therefore, in accordance with the provisions of APB Opinion No. 25 related to fixed stock options, no compensation expense is recognized with respect to options granted or exercised. Had the Company applied the fair-value-based method of SFAS No. 123 to the options granted, using the Black-Scholes option-pricing model, net income and earnings per share for the years ended March 31, 1998 and 1997 would have been reduced to the pro forma amounts indicated below:

                                                                                1998       1997
                                                                              ---------  ---------
                                                                                  (DOLLARS IN
                                                                                   THOUSANDS)
NET INCOME:
  As reported...............................................................  $   1,097  $     855
  Pro forma (1).............................................................  $   1,012  $     795

BASIC EPS:
  As reported...............................................................  $    0.80  $    0.60
  Pro forma (1).............................................................  $    0.74  $    0.56

DILUTED EPS:
  As reported...............................................................  $    0.77  $    0.59
  Pro forma (1).............................................................  $    0.71  $    0.58

------------------------

(1) The estimated per-share fair value of options granted in July 1996 was $4.06, using the following assumptions: dividend yield of 2.0%; expected volatility of 25.3%; risk-free interest rate of 7.1%; and expected option life of 7 years. There were no options granted in fiscal 1998.

RECOGNITION AND RETENTION PLANS

    On July 10, 1996, the Company's shareholders approved the Tappan Zee Financial, Inc. Recognition and Retention Plan for Officers and Employees ("Employees' Plan") and the Tappan Zee Financial, Inc. Recognition and Retention Plan for Outside Directors ("Directors' Plan"). The purpose of these plans is to provide officers and non-employee directors of the Company with a proprietary interest in the Company in a manner designed to encourage their retention. Total shares authorized are 45,360 for the Employees' Plan and 19,440 for the Directors' Plan.

    Effective July 10, 1996, initial stock awards were made under the Employees' Plan and the Directors' Plan for 32,400 shares and 19,440 shares, respectively. These awards vest ratably over five years from the date of grant; however, immediate vesting occurs upon a change in control of the Registrant or the Bank, or upon the death, disability or retirement of the participant. An additional grant of 1,000 shares was made under the Employees' Plan later in fiscal 1997. The fair value of the shares awarded under the plans, totaling $616,000 at the grant dates, is being amortized to compensation expense on a straight-line basis over the five-year vesting periods. Compensation expense of $123,000 and $92,000 was recognized in fiscal 1998 and 1997. Unearned compensation cost of $401,000 is reflected as a reduction of shareholders' equity at March 31, 1998.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(10) SHAREHOLDERS' EQUITY

LIQUIDATION ACCOUNT

    In accordance with regulatory requirements, the Bank established a liquidation account at the time of the Conversion in the amount of $7.8 million, equal to its equity at March 31, 1995. The liquidation account is maintained for the benefit of eligible account holders who continue to maintain their accounts at the Bank after the Conversion. The liquidation account is reduced annually to the extent that eligible account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases do not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation of the Bank, each eligible account holder and supplemental eligible account holder will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held.

CAPITAL DISTRIBUTIONS

    The Bank may not declare or pay cash dividends on or repurchase any of its shares of common stock if the effect thereof would cause equity to be reduced below applicable regulatory capital requirements or the amount required to be maintained for the liquidation account. The OTS capital distribution regulations applicable to savings institutions (such as the Bank) that meet their regulatory capital requirements, generally limit dividend payments in any year to the greater of (i) 100% of year-to-date net income plus an amount that would reduce surplus capital by one-half or (ii) 75% of net income for the most recent four quarters. Surplus capital is the excess of actual capital at the beginning of the year over the institution's minimum regulatory capital requirement. The cash dividends paid by the Bank to the Registrant in fiscal 1998, 1997 and 1996 were not affected by this limitation.

    Unlike the Bank, the Registrant is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders. The Registrant is subject, however, to Delaware law which generally limits dividends to an amount equal to the excess of the net assets of the Registrant (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.

    To date, the Registrant has repurchased 142,000 shares of its common stock (or approximately 8.8% of its common stock issued) for the treasury, in open market transactions, at a total cost of $2.1 million or $14.51 per share.

REGULATORY CAPITAL REQUIREMENTS

    OTS regulations require savings institutions to maintain a minimum ratio of tangible capital to total adjusted assets of 1.5%; a minimum ratio of Tier I
(core) capital to total adjusted assets of 4.0% (3.0% at March 31, 1997); a minimum ratio of Tier I (core) capital to risk-weighted assets of 4.0% (no requirement at March 31, 1997); and a minimum ratio of total (core and supplementary) capital to risk-weighted assets of 8.0%.

    Under its prompt corrective action regulations, the OTS is required to take certain supervisory actions (and may take additional discretionary actions) with respect to an undercapitalized institution. Such actions could have a direct material effect on the institution's financial statements. The regulations establish a framework for the classification of savings institutions into five categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(10) SHAREHOLDERS' EQUITY (CONTINUED)
Generally, an institution is considered well capitalized if it has a Tier I
(core) capital ratio of at least 5.0%; a Tier I risk-based capital ratio of at least 6.0%; and a total risk-based capital ratio of at least 10.0%.

    The foregoing capital ratios are based in part on specific quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the OTS about capital components, risk weightings and other factors. These capital requirements, which are applicable to the Bank only, do not consider additional capital at the holding company level.

    Management believes that, as of March 31, 1998 and 1997, the Bank met all capital adequacy requirements to which it is subject. Further, the most recent OTS notification categorized the Bank as a well-capitalized institution under the prompt corrective action regulations. There have been no conditions or events since that notification that management believes have changed the Bank's capital classification.

    The following is a summary of the Bank's actual capital amounts and ratios as of March 31, 1998 and 1997, compared to the OTS requirements for classification as a well-capitalized institution and for minimum capital adequacy:

                                                                               FOR CLASSIFICATION AS
                                                                                                          MINIMUM CAPITAL
                                                            BANK ACTUAL           WELL CAPITALIZED            ADEQUACY
                                                       ----------------------  ----------------------  ----------------------
                                                        AMOUNT       RATIO      AMOUNT       RATIO      AMOUNT       RATIO
                                                       ---------     -----     ---------     -----     ---------     -----

                                                                               (DOLLARS IN THOUSANDS)
MARCH 31, 1998
Tangible Capital.....................................  $  17,292        13.8%        N/A         N/A   $   1,878         1.5%
Tier I (core) Capital................................     17,292        13.8   $   6,259         5.0%      5,007         4.0
Risk-based Capital:
  Tier I.............................................     17,292        43.3       2,394         6.0       1,596         4.0
  Total..............................................     17,793        44.6       3,989        10.0       3,191         8.0

MARCH 31, 1997
Tangible Capital.....................................  $  16,607        14.1%        N/A         N/A   $   1,763         1.5%
Tier I (core) Capital................................     16,607        14.1   $   5,876         5.0%      3,526         3.0
Risk-based Capital:
  Tier I.............................................     16,607        38.2       2,606         6.0         N/A         N/A
  Total..............................................     17,151        39.5       4,344        10.0       3,475         8.0

(11) EARNINGS PER SHARE

    As discussed in note 1, the Company has adopted SFAS No. 128, "Earnings Per Share" and restated its EPS data for all periods to present basic EPS and diluted EPS in accordance with the new requirements. The following is an analysis of the Company's EPS computations under SFAS No. 128 for the years

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(11) EARNINGS PER SHARE (CONTINUED)
ended March 31, 1998 and 1997 and the period from October 5, 1995 (the Conversion date) to March 31, 1996:

                                                            1998        1997        1996
                                                         ----------  ----------  ----------
                                                         (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                    SHARE DATA)
BASIC EPS:
  Net income available to common shareholders..........  $    1,097  $      855  $      470
                                                         ----------  ----------  ----------
  Weighted average common shares outstanding...........   1,372,051   1,426,735   1,495,086
                                                         ----------  ----------  ----------
  Basic EPS............................................  $     0.80  $     0.60  $     0.31
                                                         ----------  ----------  ----------
                                                         ----------  ----------  ----------
DILUTED EPS:
  Net income...........................................  $    1,097  $      855  $      470
                                                         ----------  ----------  ----------
  Weighted average common shares outstanding...........   1,372,051   1,426,735   1,495,086
  Dilutive common stock equivalents:
    Common stock equivalents due to the dilutive effect
      of stock options under the treasury stock
      method...........................................      37,319      12,125          --
    Common stock equivalents due to the dilutive effect
      of RRP awards under the treasury stock method....      13,929      10,540          --
                                                         ----------  ----------  ----------
  Total weighted average diluted shares................   1,423,299   1,449,400   1,495,086
                                                         ----------  ----------  ----------
  Diluted EPS..........................................  $     0.77  $     0.59  $     0.31
                                                         ----------  ----------  ----------
                                                         ----------  ----------  ----------

(12) COMMITMENTS AND CONTINGENCIES

    OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

    The Company's off-balance sheet financial instruments at March 31, 1998 and 1997 were limited to fixed-rate mortgage loan origination commitments with total contractual amounts of $965,000 and $1.5 million, respectively, and weighted average interest rates of 7.49% and 8.61%, respectively. These instruments involve elements of credit risk and interest rate risk in addition to the amounts recognized in the consolidated balance sheets. The contractual amounts represent the Company's maximum potential exposure to credit loss, but do not necessarily represent future cash requirements since certain commitments may expire without being funded. Loan commitments generally have fixed expiration dates or other termination clauses and may require the payment of a fee by the customer. Commitments are subject to the credit approval process applied in the Company's general lending activities, including a case-by-case evaluation of the customer's creditworthiness and related collateral requirements.

    LEGAL PROCEEDINGS

    In the normal course of business, the Company is involved in various outstanding legal proceedings. Management has discussed the nature of these proceedings with legal counsel. In the opinion of

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(12) COMMITMENTS AND CONTINGENCIES (CONTINUED) management, the financial position of the Company will not be materially affected as a result of the outcome of such legal proceedings.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107 requires the Company to disclose fair value information about financial instruments for which it is practicable to estimate fair value, whether or not such financial instruments are recognized on the balance sheet. Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

    Quoted market prices are used to estimate fair values when those prices are available. However, active markets do not exist for many types of financial instruments. Consequently, fair values for these instruments must be estimated by management using techniques such as discounted cash flow analysis and comparison to similar instruments. Estimates developed using these methods are highly subjective and require judgments regarding significant matters, such as the amount and timing of future cash flows and the selection of discount rates that appropriately reflect market and credit risks. Changes in these judgments often have a material effect on the fair value estimates. In addition, since these estimates are made as of a specific point in time, they are susceptible to material near-term changes. Fair values disclosed in accordance with SFAS No. 107 do not reflect any premium or discount that could result from the sale of a large volume of a particular financial instrument, nor do they reflect possible tax ramifications or estimated transaction costs.

    The following is a summary of the carrying values and estimated fair values of the Company's financial assets and liabilities (none of which were held for trading purposes) at March 31:

                                                                    MARCH 31,
                                                --------------------------------------------------
                                                          1998                      1997
                                                ------------------------  ------------------------

                                                 CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                                   VALUE     FAIR VALUE      VALUE     FAIR VALUE
                                                -----------  -----------  -----------  -----------
                                                                  (IN THOUSANDS)
FINANCIAL ASSETS:
  Cash and due from banks.....................   $     783    $     783    $     912    $     912
  Interest-bearing deposits...................       2,401        2,401        1,438        1,438
  Federal funds sold..........................       6,200        6,200        5,900        5,900
  Securities..................................      58,399       58,839       54,507       54,273
  Loans, net..................................      57,623       58,812       55,110       54,909
  FHLB stock..................................         943          943          674          674
  Accrued interest receivable.................         747          747          778          778

FINANCIAL LIABILITIES:
  Savings certificate accounts................      71,056       71,173       62,878       62,816
  Other deposit accounts......................      33,937       33,937       35,449       35,449

    The following is a description of the principal valuation methods used by the Company to estimate the fair values of its financial instruments:

    SECURITIES. Fair values were determined by published market prices or securities dealers' estimated prices.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    LOANS. Fair values were estimated by portfolio, for loans with similar financial characteristics. Loans were segregated by type, such as one-to four-family residential, multi-family residential, commercial real estate, consumer and commercial loans. Each loan category was further segmented into fixed and adjustable-rate categories, and by performing and non-performing categories. The pricing methodology for performing one- to four-family residential mortgage loans was determined based on the zero-coupon yield curve plus the option-adjusted spread for fixed-rate mortgages. The fair values for performing loans in other portfolio categories were estimated by discounting the expected cash flows using current market rates for loans with similar terms to borrowers of similar credit quality. The fair values of non-performing loans were based on management's analysis of estimated cash flows discounted at rates commensurate with the credit risk involved.

    DEPOSIT LIABILITIES. The fair value of savings certificate accounts represents contractual cash flows discounted using interest rates currently offered on accounts with similar characteristics and remaining maturities. In accordance with SFAS No. 107, the fair values of other deposit accounts (those with no stated maturity such as savings accounts) are equal to the carrying amounts payable on demand. In accordance with SFAS No. 107, these fair values do not include the value of core deposit relationships which comprise a significant portion of the Company's deposit base. Management believes that the Company's core deposit relationships provide a relatively stable, low-cost funding source which has a substantial unrecognized value separate from the deposit balances.

    OTHER FINANCIAL INSTRUMENTS. The other financial assets and liabilities listed in the preceding table have fair values that approximate the respective carrying values because the instruments are payable on demand or have short-term maturities, and present relatively low credit risk and interest rate risk. Fair values of the loan origination commitments described in note 12 were estimated based on an analysis of the interest rates and fees currently charged to enter into similar transactions, considering the remaining terms of the instruments and the creditworthiness of the potential borrowers. At March 31, 1998 and 1997, the fair values of these commitments approximated the related carrying values which were not significant.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(14) PARENT COMPANY CONDENSED FINANCIAL INFORMATION

    Set forth below are the condensed balance sheets of Tappan Zee Financial, Inc. as of March 31, 1998 and 1997, and its condensed statements of income and cash flows for the years ended March 31, 1998 and 1997 and the period from October 5, 1995 (the Conversion date) to March 31, 1996:

                                                                               MARCH 31,
                                                                          --------------------
CONDENSED BALANCE SHEETS                                                    1998       1997
                                                                          ---------  ---------

                                                                             (IN THOUSANDS)
                                                                          --------------------
ASSETS
  Cash..................................................................  $     238  $     271
  Securities and interest-bearing deposits..............................      2,820      4,662
  Investment in subsidiaries............................................     18,520     16,298
  Other assets..........................................................        241          8
                                                                          ---------  ---------
    Total assets........................................................  $  21,819  $  21,239
                                                                          ---------  ---------
                                                                          ---------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
  Accrued expenses......................................................  $      19  $      11
  Shareholders' equity..................................................     21,800     21,228
                                                                          ---------  ---------
    Total liabilities and shareholders' equity..........................  $  21,819  $  21,239
                                                                          ---------  ---------
                                                                          ---------  ---------

                                                                                              PERIOD ENDED MARCH 31,
                                                                                          -------------------------------
CONDENSED STATEMENTS OF INCOME                                                              1998       1997       1996*
                                                                                          ---------  ---------  ---------

                                                                                                  (IN THOUSANDS)
Dividends from subsidiaries.............................................................  $     400  $     360  $      90
Interest income.........................................................................        203        255         78
Non-interest expense....................................................................       (182)      (152)       (22)
                                                                                          ---------  ---------  ---------
  Income before income tax expense and equity in undistributed earnings of
    subsidiaries........................................................................        421        463        146
Income tax expense......................................................................          8         38         33
                                                                                          ---------  ---------  ---------
  Income before equity in undistributed earnings of subsidiaries........................        413        425        113
Equity in undistributed earnings of subsidiaries........................................        684        430        357
                                                                                          ---------  ---------  ---------
    Net income..........................................................................  $   1,097  $     855  $     470
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

------------------------

*   From the date of Conversion, October 5, 1995

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(14) PARENT COMPANY CONDENSED FINANCIAL INFORMATION (CONTINUED)

                                                                                           PERIOD ENDED MARCH 31,
                                                                                       -------------------------------
CONDENSED STATEMENTS OF CASH FLOWS                                                       1998       1997       1996*
                                                                                       ---------  ---------  ---------

                                                                                               (IN THOUSANDS)
Cash flows from operating activities:
  Net income.........................................................................  $   1,097  $     855  $     470
  Adjustments to reconcile net income to net cash provided by operating activities:
    Equity in undistributed earnings of subsidiaries.................................       (684)      (430)      (357)
    Other adjustments, net...........................................................        194        297          6
                                                                                       ---------  ---------  ---------
      Net cash provided by operating activities......................................        607        722        119
                                                                                       ---------  ---------  ---------
Cash flows from investing activities:
  Purchase of common stock of subsidiaries...........................................     (1,100)        --     (7,357)
                                                                                       ---------  ---------  ---------
Cash flows from financing activities:
  Net proceeds from sale of common stock, exclusive of ESOP shares...................         --         --     13,605
  Purchase of common stock for awards under RRP......................................         --       (714)        --
  Purchase of treasury stock.........................................................       (990)    (1,070)        --
  Dividends paid.....................................................................       (392)      (291)       (81)
                                                                                       ---------  ---------  ---------
    Net cash provided (used in) by financing activities..............................     (1,382)    (2,075)    13,524
(Decrease) increase in cash and cash equivalents.....................................     (1,875)    (1,353)     6,286
Cash and cash equivalents at beginning of period.....................................      4,933      6,286         --
                                                                                       ---------  ---------  ---------
Cash and cash equivalents at end of period...........................................  $   3,058  $   4,933  $   6,286
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

------------------------
*   From the date of Conversion, October 5, 1995

(15) MERGER AGREEMENT

    On March 6, 1998, the Registrant entered into a definitive agreement ("Merger Agreement") pursuant to which the Registrant will merge with and into U.S.B. Holding Co., Inc. ("USB"), a registered bank holding company and parent company of Union State Bank, a New York State chartered commercial bank. The Bank will operate as a wholly-owned subsidiary of USB.

    Under the terms of the Merger Agreement, each shareholder of the Registrant will receive USB common stock that is anticipated to have a value of $22.00 per share for each share of the Registrant. The exchange ratio will be fixed upon receipt of all regulatory approvals. The minimum exchange ratio will be 0.88 shares of USB common stock for each share of the Registrant's common stock, if USB's common stock has a value of $25.00 per share, or higher, and subject to the exception below, the maximum exchange ratio will be 1.24 shares of USB common stock for each share of Registrant common stock if USB's common stock has a value of $17.75, or lower. If USB's common stock has a value of between $17.75 and $25.00 per share, the Exchange Ratio will be established to provide a value to the Registrant's shareholders of $22.00 per share. If USB's common stock falls below $15.00 per share, the Registrant will have the right to terminate the transaction subject to USB's right to adjust the Exchange Ratio so as to assure the Registrant's shareholders receive a value of $18.60 per Registrant share.

    The transaction is intended to be a tax free exchange of common shares and will be accounted for as a pooling of interests. The transaction is subject to receipt of regulatory approvals and the approval of the Registrant's shareholders. The transaction will be presented for approval at a special meeting of the Registrant's shareholders.

                  TAPPAN ZEE FINANCIAL, INC. AND SUBSIDIARIES

(15) MERGER AGREEMENT (CONTINUED)
    In connection with the Merger Agreement, the Registrant and USB also entered into a Stock Option Agreement which, under certain defined circumstances, would enable USB to purchase up to 294,134, or 19.9%, of the Registrant's issued and outstanding common stock at a price of $18.50 per share.

(16) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

    Summarized quarterly financial data for fiscal 1998 and 1997 is shown below:

                                                               THREE MONTHS ENDED
                                              ----------------------------------------------------
                                               JUNE 30   SEPTEMBER 30    DECEMBER 31    MARCH 31
                                              ---------  -------------  -------------  -----------

                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 1998
Interest income.............................  $   2,265    $   2,327      $   2,348     $   2,453
Interest expense............................      1,132        1,179          1,201         1,209
                                              ---------       ------         ------    -----------
  Net interest income.......................      1,133        1,148          1,147         1,244
Provision for loan losses...................         11           10             11            10
Non-interest income.........................         50           48             79            91
Non-interest expense........................        714          766            778           752
                                              ---------       ------         ------    -----------
  Income before income tax expense..........        458          420            437           573
Income tax expense..........................        193          176            183           239
                                              ---------       ------         ------    -----------
  Net income................................  $     265    $     244      $     254     $     334
                                              ---------       ------         ------    -----------
                                              ---------       ------         ------    -----------
  Basic earnings per share..................  $    0.19    $    0.18      $    0.19     $    0.24
                                              ---------       ------         ------    -----------
                                              ---------       ------         ------    -----------
  Diluted earnings per share................  $    0.19    $    0.17      $    0.18     $    0.23
                                              ---------       ------         ------    -----------
                                              ---------       ------         ------    -----------
FISCAL 1997
Interest income.............................  $   2,088    $   2,155      $   2,152     $   2,196
Interest expense............................      1,004        1,018          1,022         1,062
                                              ---------       ------         ------    -----------
  Net interest income.......................      1,084        1,137          1,130         1,134
Provision for loan losses...................          6           20             20            23
Non-interest income.........................         40           34             31            47
Non-interest expense (1)....................        677        1,306            708           696
                                              ---------       ------         ------    -----------
  Income (loss) before income tax expense...        441         (155)           433           462
Income tax expense (benefit) (1)............        187         (229)           175           193
                                              ---------       ------         ------    -----------
  Net income................................  $     254    $      74      $     258     $     269
                                              ---------       ------         ------    -----------
                                              ---------       ------         ------    -----------
  Basic earnings per share..................  $    0.17    $    0.05      $    0.18     $    0.19
                                              ---------       ------         ------    -----------
                                              ---------       ------         ------    -----------
  Diluted earnings per share................  $    0.17    $    0.05      $    0.18     $    0.19
                                              ---------       ------         ------    -----------
                                              ---------       ------         ------    -----------

------------------------

(1) For the quarter ended September 30, non-interest expense includes the SAIF special assessment of $538,000 and income tax benefit includes $166,000 attributable to a change in state tax law. See notes 5 and 7.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                            U.S.B. HOLDING CO., INC.

                                      AND

                           TAPPAN ZEE FINANCIAL, INC.

                           DATED AS OF MARCH 6, 1998

                          AGREEMENT AND PLAN OF MERGER

    Agreement and Plan of Merger (the "Agreement"), dated as of March 6, 1998, by and between U.S.B. Holding Co., Inc. (the "Acquiror"), a Delaware corporation, and Tappan Zee Financial, Inc. (the "Company"), a Delaware corporation.

                              W I T N E S S E T H:

    WHEREAS, the Board of Directors of each of the Acquiror and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein, including the merger of the Company with and into the Acquiror, subject to the terms and conditions set forth herein; and

    WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

    WHEREAS, as a condition and inducement to the Acquiror's willingness to enter into this Agreement, (i) the Company is concurrently entering into a Stock Option Agreement with the Acquiror (the "Company Stock Option Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which the Company is granting to the Acquiror the option to purchase shares of Company Common Stock (as defined herein) under certain circumstances, (ii) the directors and certain officers of the Company are concurrently entering into an agreement with the Acquiror (the "Company Affiliate Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which, among other things, each such stockholder agrees to vote his or her shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby and (iii) Messrs. Stephen C. Byelick and Harry G. Murphy are concurrently entering into letter agreements, in substantially the forms attached hereto as Exhibits C and D, respectively; and

    WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, the directors and certain officers of the Acquiror are concurrently entering into an agreement with the Company (the "Acquiror Affiliate Agreement"), in substantially the form attached hereto as Exhibit E; and

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

    "Acquiror Common Stock" shall mean the common stock, par value $5.00 per share, of the Acquiror.

    "Acquiror Employee Stock Benefit Plans" shall mean the following employee benefit plans of the Acquiror, as amended and in effect from time to time: 1984 Incentive Stock Option Plan, 1993 Incentive Stock Option Plan, 1997 Employee Stock Option Plan, U.S.B. Holding Co., Inc. Employee Stock Ownership Plan (with 401(k) Provision), Dividend Reinvestment and Stock Purchase Plan, Director Stock Option Plan and Key Employees' Supplemental Investment Plan for Salaried Employees.

    "Acquiror Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of the Acquiror as of December 31, 1996, 1995 and 1994 and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror for each of the three years ended December 31, 1996, 1995 and 1994 as filed by the Acquiror in its Securities Documents, and (ii) the consolidated statements of condition of the Acquiror (including related notes and schedules, if any) and the consolidated statements of income, shareholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror included in the Securities Documents filed by the Acquiror with respect to the quarterly and annual periods ended subsequent to December 31, 1996.

    "Acquiror Bank" shall mean Union State Bank, a New York chartered bank and a wholly-owned subsidiary of the Acquiror.

    "Acquiror Preferred Stock" shall mean the shares of preferred stock, no par value per share, of the Acquiror.

    "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

    "Average Closing Price" shall mean the average of the last reported sale prices for the Acquiror Common Stock for the 20 consecutive AMEX Trading Days ending with (and including) the date on which the last of the regulatory approvals discussed in Section 6.1(b) required for consummation of the Merger is obtained. "AMEX Trading Day" shall mean a full trading day for the American Stock Exchange.

    "Bank" shall mean Tarrytowns Bank, FSB, a federally-chartered savings bank and a wholly-owned subsidiary of the Company.

    "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

    "BIF" means the Bank Insurance Fund administered by the FDIC or any successor thereto.

    "Closing" shall have the meaning set forth in Section 2.2 hereof.

    "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

    "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

    "Code" shall mean the Internal Revenue Code of 1986, as amended.

    "Commission" shall mean the Securities and Exchange Commission.

    "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

    "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof and shall include the Company ESOP.

    "Company ESOP" shall mean the Employee Stock Ownership Plan of Tappan Zee Financial, Inc. and Affiliates.

    "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of March 31, 1997, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended March 31, 1997, 1996 and 1995 as filed by the Company in its Securities Documents, and
(ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of operations, shareholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the quarterly and annual periods ended subsequent to March 31, 1997.

    "Company Options" shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Stock Option Plans.

    "Company Preferred Stock" shall mean the shares of preferred stock, par value $0.01 per share, of the Company.

    "Company Stock Option Plans" shall mean the Company's 1996 Stock Option Plan for Officers and Employees, as amended, and the Company's 1996 Stock Option Plan for Outside Directors, as amended, each as in effect as of the date hereof.

    "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended.

    "DOJ" shall mean the United States Department of Justice.

    "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

    "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

    "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. Section7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. Section9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section1101, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. Section300f, ET SEQ; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Exchange Ratio" shall have the meaning set forth in Section 2.3(b) hereof.

    "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

    "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

    "FHLB" shall mean Federal Home Loan Bank.

    "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by the Acquiror in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

    "FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.

    "GAAP" means generally accepted accounting principles.

    "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

    "HOLA" shall mean the Home Owners' Loan Act, as amended.

    "Material Adverse Effect" shall mean, with respect to the Acquiror or the Company, respectively, any effect that (i) is material and adverse to the financial condition, results of operations or business of the Acquiror and its Subsidiaries taken as whole or the Company and its Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of the Company, on the one hand, or the Acquiror, on the other hand, to consummate the transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in GAAP that are generally applicable to the banking or savings industries, (c) expenses incurred in connection with the transactions contemplated hereby or (d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby.

    "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

    "Merger" shall mean the merger of the Company with and into the Acquiror pursuant to the terms hereof.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NYSBD" shall mean the New York State Banking Department.

    "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

    "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

    "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.13 hereof.

    "Proxy Statement" shall mean the prospectus/proxy statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

    "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

    "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

    "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

    "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

    "Severance Plan" shall mean the Severance Plan of Tarrytowns Bank, FSB.

    "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

    Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1 THE MERGER

    (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into the Acquiror (the "Merger") in accordance with the provisions of Section 251 of the DGCL. The Acquiror shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be "U.S.B. Holding Co., Inc." Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

    (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

    (c) The Certificate of Incorporation and Bylaws of the Acquiror, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

    (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Certificate of Incorporation of the Acquiror immediately prior to the Effective Time.

    (e) The directors and officers of the Acquiror immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, subject to the provisions of Section 5.10 hereof, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

2.2 EFFECTIVE TIME; CLOSING

    The Merger shall become effective upon the occurrence of the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the principal executive offices of the Acquiror in Orangeburg, New York, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to the Acquiror and the Company the opinions, certificates and other documents required to be delivered under Article VI hereof. Subject to the fulfillment or waiver at or prior to the Closing of the conditions to its obligations set forth in Article VI, at the Closing each party shall execute and deliver a Certificate of Merger for filing with the Secretary of State of the State of Delaware.

2.3 TREATMENT OF CAPITAL STOCK

    Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

    (a) each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding; and

    (b) subject to Section 2.6 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares held, otherwise than in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted, by the Acquiror or any of its Subsidiaries, which shares shall be cancelled and retired) shall become and be converted into the right to receive that number of shares of Acquiror Common Stock equal to (i) if the Average Closing Price is greater than or equal to $17.75 and less than or equal to $25.00, the quotient (rounded to the nearest hundredth) determined by dividing (A) $22.00 by (B) the Average Closing Price,
(ii) if the Average Closing Price is less than $17.75, 1.24 shares or (iii) if the Average Closing Price is greater than $25.00, 0.88 shares (subject to possible adjustment as set forth in Sections 2.8 and 7.1(f) hereof, the "Exchange Ratio").

2.4 SHAREHOLDER RIGHTS; STOCK TRANSFERS

    At the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled against delivery of certificates for whole shares of Acquiror Common Stock (plus cash in lieu of any fractional share interest) as herein provided.

2.5 DISSENTING SHARES

    Holders of shares of Company Common Stock will not have the right to dissent under the DGCL and demand payment of the fair market value of such shares of Company Common Stock.

2.6 FRACTIONAL SHARES

    Notwithstanding any other provision hereof, no fractional shares of Acquiror Common Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Acquiror Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the product arrived at by multiplying such fraction of a share of Acquiror Common Stock by $22.00. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share interest.

2.7 EXCHANGE PROCEDURES

    (a) On the Closing Date, the Acquiror shall issue to an agent, duly appointed by the Acquiror and reasonably acceptable to the Company (the "Exchange Agent"), the number of shares of Acquiror Common Stock issuable and the amount of cash payable to holders of Company Common Stock pursuant to
Section 2.6 hereof (which shall be held by the Exchange Agent in trust for such holders of Company Common Stock). Promptly after the Effective Time, the Exchange Agent shall distribute Acquiror Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Acquiror Common Stock held by it from time to time hereunder.

    (b) At or after the Effective Time, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Company Common Stock (except as provided in Section 2.3(b) hereof), upon surrender of the same to the Exchange Agent, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Acquiror Common Stock into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted (plus cash in lieu of any fractional share interest), as provided in Section 2.3 hereof. As promptly as practicable after the Effective Time, and in no event later than ten days thereafter, the Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Time evidenced shares of Company Common Stock, and which is to be exchanged for Acquiror Common Stock (plus cash in lieu of any fractional share interest), as provided in Section 2.3 hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Acquiror Common Stock (plus cash in lieu of any fractional share interest). The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.

    (c) Each outstanding certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of whole shares of Acquiror Common Stock (plus cash in lieu of any fractional share interest) into which such Company Common Stock shall have been converted by virtue of the Merger.

    (d) No holder of a certificate theretofore representing shares of Company Common Stock shall be entitled to receive any dividends in respect of the Acquiror Common Stock into which such shares shall have been converted by virtue of the Merger until the certificate representing such shares is surrendered in exchange for a certificate or certificates representing whole shares of Acquiror Common Stock (plus cash in lieu of any fractional share interest). In the event that dividends are declared and paid by the Acquiror in respect of Acquiror Common Stock after the Effective Time but prior to any holder's surrender of certificates representing shares of Company Common Stock, dividends payable to such holder in respect of whole shares of Acquiror Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Company Common Stock.

    (e) The Acquiror shall not be obligated to deliver a certificate or certificates representing whole shares of Acquiror Common Stock (plus cash in lieu of any fractional share interest) to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by the Acquiror. If any certificate evidencing shares of Acquiror Common Stock is to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (f) Any portion of the shares of Acquiror Common Stock and cash delivered to the Exchange Agent by the Acquiror pursuant to Section 2.7(a) hereof that remains unclaimed by the shareholders of the Company by the second anniversary of the Effective Time shall be delivered by the Exchange Agent to the Acquiror. Any shareholders of the Company who have not theretofore complied with Section 2.7(b) hereof shall thereafter look only to the Acquiror for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the second anniversary of the Effective Time (the "Old Certificates"), the Acquiror may at any time thereafter, with or without notice to the holders of record of the Old Certificates which were converted into whole shares of Acquiror Common Stock (plus cash in lieu of any fractional share interest) pursuant to the terms of this Agreement, sell for the accounts of such holders any or all of the shares of Acquiror Common Stock which such holders are entitled to receive under Section 2.3(b) hereof (the "Unclaimed Shares"), provided, however, that the Acquiror shall not be obligated to make any sale of Unclaimed Shares (even if notice of sale of the Unclaimed Shares has been given) and instead may issue to the holder of any Old Certificates properly delivered to the Acquiror in accordance with the terms thereof a certificate evidencing the number of whole shares of Acquiror Common Stock (plus cash in lieu of any fractional share interest) to which such holder is entitled by virtue of Section 2.3(b) hereof. In the event that the Acquiror elects to sell Unclaimed Shares, it may do so in a registered public offering under the Securities Act and applicable state securities laws, by private sale or by sale at any broker's board or in any securities exchange, in each case in such manner and at such times as the Acquiror shall determine. The net proceeds of any such sale of Unclaimed Shares shall be held for the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold, to be paid to them upon surrender of their Old Certificates. From and after any such sale, the sole right of the holders of the unsurrendered Old Certificates whose Unclaimed Shares have been sold shall be the right to collect the net sale proceeds held by the Acquiror for their respective accounts, and such holders shall not be entitled to receive any interest on such net sale proceeds held by the Acquiror.

    (g) The Acquiror and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, the Acquiror and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.8 ANTI-DILUTION PROVISIONS

    If after the date of this Agreement and prior to the Effective Time the number of outstanding shares of Acquiror Common Stock or Company Common Stock shall have been increased or decreased by reason of a dividend payable in shares of common stock or a split or combination of outstanding shares, then (a) in the case of any such event involving the Acquiror Common Stock the number of shares of Acquiror Common Stock to be delivered to Company shareholders who are entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock shall be adjusted so that each Company shareholder shall be entitled to receive such number of shares of Acquiror Common Stock as such shareholder would have been entitled to receive if the Effective Time had occurred prior to the happening of such event and (b) in the case of any such event involving the Company Common Stock the Exchange Ratio shall be adjusted by multiplying the Exchange Ratio by a fraction the numerator of which shall be the number of shares of Company Common Stock issued and outstanding immediately prior to such event and the denominator of which shall be the number of shares of Company Common Stock issued and outstanding immediately after such event. The Exchange Ratio also shall be appropriately adjusted to reflect any capital reorganization involving the reclassification of the Acquiror Common Stock or the Company Common Stock subsequent to the date of this Agreement and prior to the Effective Time. Similar adjustments shall be made to the amount payable in lieu of fractional share interests.

2.9 COMPANY OPTIONS

    (a) At the Effective Time, and except as may be contemplated by Section 5.11 hereof, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Acquiror Common Stock, and the Acquiror shall assume each Company Option, in accordance with the terms of the Company Stock Option Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) the Acquiror and its Board of Directors or a duly authorized committee thereof shall be substituted for the Company and the Company's Board of Directors or duly authorized committee thereof administering the Company Stock Option Plan, (ii) each Company Option assumed by the Acquiror may be exercised solely for shares of Acquiror Common Stock, (iii) the number of shares of Acquiror Common Stock subject to such Company Options shall be equal to the number of shares of Company Common Stock subject to such Company Options immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Acquiror Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code, and all Company Options shall be adjusted, if necessary, so as not to impair the eligibility of the Merger for pooling of interests accounting treatment. The Acquiror and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 2.9(a).

    (b) As soon as practicable after the Effective Time, the Acquiror shall deliver to each participant in the Company Stock Option Plans an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to the Company Stock Option Plans shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 2.9(a)(iii) hereof after giving effect to the Merger. Within 30 days after the Effective Time, the Acquiror shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Acquiror Common Stock subject to such Options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such Options remain outstanding.

2.10 ADDITIONAL ACTIONS

    If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to the Acquiror as follows:

3.1 CAPITAL STRUCTURE

    The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. As of the date hereof, 1,478,062 shares of Company Common Stock are issued and outstanding, 142,000 shares of Company Common Stock are directly or indirectly held by the Company as treasury stock and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for the Company Stock Option Agreement and for Company Options to acquire not more than 121,500 shares of Company Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2 ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY

    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a unitary savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Company has heretofore delivered to the Acquiror true and complete copies of the Certificate of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3 OWNERSHIP OF THE COMPANY SUBSIDIARIES

    The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary and identified the Bank as its only Significant Subsidiary. Except for (x) capital stock of the Company Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4 ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY SUBSIDIARIES

    Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the United States or the jurisdiction in which it is organized. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA. The Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered or made available to the Acquiror true and complete copies of the Articles of Incorporation, Charter, Bylaws and other governing documents of each Company Subsidiary as in effect as of the date hereof.

3.5 AUTHORIZED AND EFFECTIVE AGREEMENT

    (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Acquiror, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or, except as Previously Disclosed, the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

    (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB and the OTS, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) the approval of this Agreement by the requisite vote of the shareholders of the Company, (iv) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger and (v) review of the Merger by the DOJ under federal antitrust laws, and except for such filings, registrations, consents or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or the Bank in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

    (d) As of the date hereof, the Company is not aware of any facts or circumstances relating to the Company or the Bank (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

3.6 SECURITIES DOCUMENTS AND REGULATORY REPORTS

    (a) Since June 30, 1995, the Company has timely filed with the Commission (and the NASD to the extent specifically required by the rules and regulations thereof) all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) Since June 30, 1995, each of the Company and the Bank has duly filed with the OTS, the FDIC and any other applicable federal or state banking authority, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete, accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company or the Bank by the OTS or the FDIC, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on the Company.

3.7 FINANCIAL STATEMENTS

    (a) The Company has previously delivered or made available to the Acquiror accurate and complete copies of the Company Financial Statements which, in the case of the consolidated statements of financial condition of the Company as of March 31, 1997, 1996 and 1995 and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years ended March 31, 1997, 1996 and 1995, are accompanied by the audit reports of KPMG Peat Marwick LLP, independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, shareholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

    (b) Each of the Company Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

    (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of December 31, 1997 (including related notes) and (ii) of liabilities incurred since December 31, 1997 in the ordinary course of business (including without limitation liabilities assumed or incurred in connection with actions by the Company consistent with the terms of Section 5.6(a) hereof), neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8 MATERIAL ADVERSE CHANGE

    Since December 31, 1997, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

3.9 ENVIRONMENTAL MATTERS

    (a) To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance with all Environmental Laws except to the extent any non-compliance would not have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary has received any communication alleging that the Company or a Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

    (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary or properties which secure or otherwise act as collateral for loans or other extensions of credit made by the Company or any Company Subsidiary has been or is in violation of or liable under any Environmental Law except to the extent any violation or liability would not have a Material Adverse Effect on the Company.

    (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any material liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law or with respect to any of the properties owned, leased or operated by the Company or a Company Subsidiary or properties which secure or otherwise act as collateral for loans or other extensions of credit made by the Company or any Company Subsidiary.

    (d) Except as Previously Disclosed, the Company has not conducted any environmental studies during the past five years with respect to any properties owned or leased by it or a Company Subsidiary or which secures or otherwise acts as collateral for a loan or other extension of credit held by the Company or a Company Subsidiary as of the date hereof.

3.10 TAX MATTERS

    (a) The Company and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor a Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

    (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and its Subsidiaries are complete and accurate in all material respects. Neither the Company nor a Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or, except as Previously Disclosed, has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Company and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or a Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

    (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11 LEGAL PROCEEDINGS

    Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or a Company Subsidiary or against any asset, interest or right of the Company or a Company Subsidiary, or against any officer, director or employee of any of them that individually or in the aggregate, if decided adversely, would have a Material Adverse Effect on the Company. Except as Previously Disclosed, neither the Company nor a Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12 COMPLIANCE WITH LAWS

    (a) Each of the Company and the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

    (b) Neither the Company nor a Company Subsidiary is in violation of its respective Certificate of Incorporation, Charter or other organizational document or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor a Company Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Company or a Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations or savings and loan holding companies issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

3.13 CERTAIN INFORMATION

    None of the information relating to the Company and its Subsidiaries supplied or to be supplied in writing by the Company or representatives or agents thereof for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of the Company and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.14 EMPLOYEE BENEFIT PLANS

    (a) The Company has Previously Disclosed all stock option, stock grant, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), whether written or oral, and the Company has previously furnished or made available to the Acquiror accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

    (b) None of the Company, any Company Subsidiary, any Company Employee Plan constituting an "employee benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") or, to the best of the Company's knowledge, any fiduciary of such Company Pension Plan, has incurred any direct or indirect material liability to the PBGC, the Internal Revenue Service or any present or former employees of the Company or a Company Subsidiary with respect to any such Company Pension Plan. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such Company Pension Plan.

    (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

    (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Pension Plan which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under
Section 401 of the Code and the trust associated with such Company Pension Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. Neither the Company nor any Company Subsidiary has any liability under any such Company Pension Plan that is not reflected on the consolidated statement of financial condition of the Company at December 31, 1997 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

    (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

    (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

    (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the terms of the operative plan documents and the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

    (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

3.15 CERTAIN CONTRACTS

    (a) Except as Previously Disclosed, neither the Company nor a Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or a Company Subsidiary (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or a Company Subsidiary of any obligation, other than by the Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or a Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or a Company Subsidiary; (v) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed or (viii) any other agreement, arrangement or understanding which, if entered into after the date hereof, would require the consent of the Acquiror under Section 5.6(a) hereof.

    (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16 BROKERS AND FINDERS

    Except as Previously Disclosed, neither the Company nor any Company Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17 INSURANCE

    Each of the Company and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with commercially reasonable business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18 PROPERTIES

    All real and personal property owned by the Company or its Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and its Subsidiaries in the ordinary course of business consistent with their past practices. The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties, real and personal, reflected on the consolidated statement of financial condition of the Company as of December 31, 1997 included in the Company Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of December 31, 1997 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19 ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses reflected, and to be reflected, in the Company's reports referred to in Section 3.6(b) hereof, and shown, and to be shown, on the balance sheets contained in the Company Financial Statements have been, and will be, established in accordance with the requirements of, and was and will be adequate under, GAAP and all applicable regulatory criteria.

3.20 RELATED PARTY TRANSACTIONS

    Except as (i) Previously Disclosed, (ii) disclosed in the Company's proxy statement dated June 30, 1997 or (iii) disclosed in the footnotes to the Company Financial Statements, the Company is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of the Company (except a Company Subsidiary); and all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as Previously Disclosed, no loan or credit accommodation to any Affiliate of the Company is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither the Company nor the Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by the Bank is inappropriate.

3.21 LOANS

    Each loan reflected as an asset in the Company Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on the Company.

3.22 ACCOUNTING FOR THE MERGER; REORGANIZATION

    As of the date hereof, the Company, after consultation with KPMG Peat Marwick LLP, does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under GAAP, or (ii) as a reorganization under Section 368(a) of the Code.

3.23 FAIRNESS OPINION

    The Company has received a written opinion from Sandler O'Neill & Partners L.P. to the effect that, as of the date hereof, the consideration to be received by shareholders of the Company pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.24 LABOR

    No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor a Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which could have a Material Adverse

Effect on the Company. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or any of the Company Subsidiaries during the past five years.

3.25 REQUIRED VOTE; INAPPLICABILITY OF ANTITAKOVER STATUTES

    (a) Assuming the accuracy of the representation and warranty of the Acquiror contained in Section 4.18 hereof, the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

    (b) A majority of the Disinterested Directors of the Company (as defined in Section 3(g) of Article VIII of the Certificate of Incorporation of the Company) have approved the Merger and this Agreement such that the provisions of Section 1 of Article VIII of the Certificate of Incorporation of the Company are inapplicable to this Agreement and the transactions contemplated hereby.

    (c) Assuming the accuracy of the representation and warranty of the Acquiror contained in Section 4.18 hereof, the Acquiror is not an "interested stockholder," as defined in Section 203(c)(5) of the DGCL and, as a result, the provisions of Section 203 of the DGCL do not apply to the Merger and the other transactions contemplated hereby.

3.26 OWNERSHIP OF ACQUIROR COMMON STOCK

    As of the date hereof, neither the Company nor, to its best knowledge, any of its Affiliates or associates, (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Acquiror Common Stock which in the aggregate represent 5% or more of the outstanding shares of Acquiror Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties and shares taken in consideration of debts previously contracted).

3.27 DISCLOSURES

    The representations and warranties of the Company made pursuant to this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

    The Acquiror represents and warrants to the Company as follows:

4.1 CAPITAL STRUCTURE

    The authorized capital stock of the Acquiror consists of 20,000,000 shares of Acquiror Common Stock and 100,000 shares of Acquiror Preferred Stock. As of the date hereof, there were 12,441,000 shares of Acquiror Common Stock issued and outstanding, 128,122 shares of Acquiror Common Stock were held as treasury stock and not outstanding and there were no shares of Acquiror Preferred Stock issued and outstanding. All outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Acquiror Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror, except for (i) shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans, a schedule of which has been Previously Disclosed, and (ii) by virtue of this Agreement.

4.2 ORGANIZATION, STANDING AND AUTHORITY OF THE ACQUIROR

    The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Acquiror. The Acquiror is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder. The Acquiror has heretofore delivered to the Company true and complete copies of the Certificate of Incorporation and Bylaws of the Acquiror as in effect as of the date hereof.

4.3 OWNERSHIP OF THE ACQUIROR SUBSIDIARIES

    The Acquiror has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Acquiror Subsidiary and identified the Acquiror Bank as its only Significant Subsidiary. The outstanding shares of capital stock or other ownership interest of each of the Acquiror Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except as Previously Disclosed, are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Acquiror Subsidiary and there are no agreements, understandings or commitments relating to the right of the Acquiror to vote or to dispose of such capital stock or other ownership interests.

4.4 ORGANIZATION, STANDING AND AUTHORITY OF THE ACQUIROR SUBSIDIARIES

    Each Acquiror Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Acquiror Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Acquiror. The deposit accounts of the Acquiror Bank are insured by the BIF to the maximum extent permitted by the FDIA, and the Acquiror Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder. The Acquiror has heretofore delivered or made available to the Company true and complete copies of the Articles of Incorporation, Charter, Bylaws and other governing documents of each Acquiror Subsidiary as in effect as of the date hereof.

4.5 AUTHORIZED AND EFFECTIVE AGREEMENT

    (a) The Acquiror has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Acquiror. This Agreement has been duly and validly executed and delivered by the Acquiror and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Acquiror which is enforceable against the Acquiror in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger) nor compliance by the Acquiror with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of the Acquiror or the equivalent documents of any Acquiror Subsidiary,
(ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default

(or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Acquiror or any Acquiror Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Acquiror or any Acquiror Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror or any Acquiror Subsidiary.

    (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the FRB and the OTS (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the filing of a Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger and (v) review of the Merger by the DOJ under federal antitrust laws, and except for such filings, registrations, consents or approvals as are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Acquiror or Acquiror Bank in connection with the execution and delivery by the Acquiror of this Agreement and the consummation by the Acquiror of the transactions contemplated hereby.

    (d) As of the date hereof, the Acquiror is not aware of any reasons relating to the Acquiror or any of its Subsidiaries (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for consummation of the transactions contemplated by this Agreement.

4.6 SECURITIES DOCUMENTS AND REGULATORY REPORTS

    (a) Since January 1, 1995, the Acquiror has timely filed with the Commission (and since April 1997 the AMEX to the extent specifically required by the rules and regulations thereof) all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respect with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (b) Since January 1, 1995, the Acquiror and the Acquiror Bank has duly filed with the FRB, the FDIC, the NYSBD and any other applicable federal or state banking authority, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Acquiror or the Acquiror Bank by the FRB, the FDIC or the NYSBD, as the case may be, neither the Acquiror nor the Acquiror Bank was required to correct or change any action, procedure or proceeding which the Acquiror or the Acquiror Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on the Acquiror.

4.7 FINANCIAL STATEMENTS

    (a) The Acquiror has previously delivered or made available to the Company accurate and complete copies of the Acquiror Financial Statements which, in the case of the consolidated statements of condition of the Acquiror as of December 31, 1996, 1995 and 1994 and the consolidated statements of income, shareholders' equity and cash flows for each of the three years ended December 31, 1996, 1995 and 1994, are accompanied by the audit reports of Deloitte & Touche, LLP, independent public accountants with respect to the Acquiror. The Acquiror Financial Statements referred to herein, as well as the Acquiror Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated condition of the Acquiror as of the respective dates set forth therein, and the consolidated income, shareholders' equity and cash flows of the Acquiror for the respective periods or as of the respective dates set forth therein.

    (b) Each of the Acquiror Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with GAAP consistently applied during the periods involved, except as stated therein. The audits of the Acquiror and the Acquiror Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Acquiror and the Acquiror Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Acquiror and the Acquiror Subsidiaries.

    (c) Except and to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Acquiror as of September 30, 1997 (including related notes) and (ii) of liabilities incurred since September 30, 1997 in the ordinary course of business (including without limitation liabilities assumed or incurred in connection with actions by the Acquiror consistent with the terms of Section 5.6(b) hereof), neither the Acquiror nor any Acquiror Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Acquiror on a consolidated basis.

4.8 MATERIAL ADVERSE CHANGE

    Since September 30, 1997, (i) the Acquiror and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Acquiror.

4.9 ENVIRONMENTAL MATTERS

    (a) To the best of the Acquiror's knowledge, the Acquiror and its Subsidiaries are in compliance with all Environmental Laws except to the extent any non-compliance would not have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor an Acquiror Subsidiary has received any communication alleging that the Acquiror or an Acquiror Subsidiary is not in such compliance and, to the best knowledge of the Acquiror, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

    (b) To the best of the Acquiror's knowledge, none of the properties owned, leased or operated by the Acquiror or an Acquiror Subsidiary or properties which secure or otherwise act as collateral for loans or other extensions of credit made by the Acquiror or any Acquiror Subsidiary has been or is in violation of or liable under any Environmental Law except to the extent any violation or liability would not have a Material Adverse Effect on the Acquiror.

    (c) To the best of the Acquiror's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any material liability arising under any Environmental Law against the Acquiror or an Acquiror Subsidiary or against any person or entity whose liability for any Environmental Claim the Acquiror or an Acquiror Subsidiary has or may have retained or assumed either contractually or by operation of law or with respect to any of the properties owned, leased or operated by the Acquiror or an Acquiror Subsidiary or properties which secure or otherwise act as collateral for loans or other extensions of credit made by the Acquiror or any Acquiror Subsidiary.

    (d) Except as Previously Disclosed, the Acquiror has not conducted any environmental studies during the past five years with respect to any properties owned or leased by it or an Acquiror Subsidiary or which secures or otherwise acts as collateral for a loan or other extension of credit held by the Acquiror or an Acquiror Subsidiary as of the date hereof.

4.10 TAX MATTERS

    (a) The Acquiror and the Acquiror Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all material taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Acquiror nor any of the Acquiror Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

    (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Acquiror and its Subsidiaries are complete and accurate in all material respects. Neither the Acquiror nor an Acquiror Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or, except as Previously Disclosed, has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Acquiror and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Acquiror or any Acquiror Subsidiary as a result of such examinations or otherwise which have not been settled and paid. Except as Previously Disclosed, there are currently no agreements in effect with respect to the Acquiror or an Acquiror Subsidiary to extend the period of limitations for the assessment or collection of any tax. Except as Previously Disclosed, as of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Acquiror's knowledge, threatened.

    (c) Except as Previously Disclosed, neither the Acquiror nor any Acquiror Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Acquiror or an Acquiror Subsidiary (nor does the Acquiror have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11 LEGAL PROCEEDINGS

    There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Acquiror threatened against the Acquiror or any Acquiror Subsidiary or against any asset, interest or right of the Acquiror or any Acquiror Subsidiary, or against any officer, director or employee of any of them that individually or in the aggregate, if decided adversely, would have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any of the Acquiror Subsidiaries is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Acquiror.

4.12 COMPLIANCE WITH LAWS

    (a) The Acquiror and each of the Acquiror Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Acquiror; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Acquiror, no suspension or cancellation of any of the same is threatened.

    (b) Neither the Acquiror nor any of the Acquiror Subsidiaries is in violation of its respective Certificate of Incorporation, Charter or other organizational document or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including without limitation all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Acquiror; and neither the Acquiror nor any Acquiror Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Acquiror or any Acquiror Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Acquiror. Neither the Acquiror nor any Acquiror Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all banks or holding companies thereof, as applicable, issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.13 CERTAIN INFORMATION

    None of the information relating to the Acquiror and the Acquiror Subsidiaries to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date such Proxy Statement is mailed to shareholders of the Company and up to and including the date of the meeting of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

4.14 EMPLOYEE BENEFIT PLANS

    (a) The Acquiror has Previously Disclosed all stock option, stock grant, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Acquiror or any Acquiror Subsidiary (the "Acquiror Employee Plans"), whether written or oral, and the Acquiror has previously furnished or made available to the Company accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

    (b) To the best of the Acquiror's knowledge, the Acquiror Employee Plans have been operated in compliance in all material respects with the terms of the operative plan documents and the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

4.15 CERTAIN CONTRACTS

    (a) Except as Previously Disclosed, neither the Acquiror nor an Acquiror Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Acquiror or an Acquiror Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (ii) any agreement, arrangement or understanding pursuant to which the Acquiror or an Acquiror Subsidiary is obligated to indemnify any director, officer, employee or agent of the Acquiror or an Acquiror Subsidiary, (iii) any agreement, arrangement or understanding to which the Acquiror or an Acquiror Subsidiary is a party or by which any of the same is bound which limits the freedom of the Acquiror or an Acquiror Subsidiary to compete in any line of business or with any person, (iv) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the FRB, the FDIC, the NYSBD or any other regulatory agency,
(v) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Acquiror's Annual Report on Form 10-K under the Exchange Act and which has not been so filed or (vi) any other agreement, arrangement or understanding which, if entered into after the date hereof, would require the consent of the Company under Section 5.6(b) hereof.

    (b) Neither the Acquiror nor any Acquiror Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Acquiror, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16 BROKERS AND FINDERS

    Except as Previously Disclosed, neither the Acquiror nor any Acquiror Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17 INSURANCE

    The Acquiror and each Acquiror Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with commercially reasonable business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18 ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses reflected, and to be reflected, in the Acquiror's reports referred to in Section 4.6(b) hereof, and shown, and to be shown, on the balance sheets contained in the Acquiror Financial Statements have been, and will be, established in accordance with the requirements of, and was and will be adequate under, GAAP and all applicable regulatory criteria.

4.19 LOANS

    Each loan reflected as an asset in the Acquiror Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on the Acquiror.

4.20 ACCOUNTING FOR THE MERGER; REORGANIZATION

    As of the date hereof, the Acquiror, after consultation with Deloitte & Touche LLP, does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP, or (ii) as a reorganization under Section 368(a) of the Code.

4.21 FAIRNESS OPINION

    The Acquiror has received a written opinion from Keefe, Bruyette & Woods, Inc. to the effect that, as of the date hereof, the consideration to be paid pursaunt to Article II hereof is fair, from a financial point of view, to the shareholders of the Acquiror.

4.22 LABOR

    No work stoppage involving the Acquiror or an Acquiror Subsidiary is pending or, to the best knowledge of the Acquiror, threatened. Neither the Acquiror nor an Acquiror Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Acquiror or an Acquiror Subsidiary which could have a Material Adverse Effect on the Acquiror. Employees of the Acquiror and the Acquiror Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Acquiror's knowledge, there have been no efforts to unionize or organize any employees of the Acquiror or any of the Acquiror Subsidiaries during the past five years.

4.23 OWNERSHIP OF COMPANY COMMON STOCK

    As of the date hereof, neither the Acquiror nor, to its best knowledge, any of its Affiliates or associates, (i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock which in the aggregate represent 5% or more of the outstanding shares of Company Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties, shares taken in consideration of debts previously contracted or in the case of the Acquiror shares which may be acquired pursuant to the Company Stock Option Agreement).

4.24 DISCLOSURES

    The representations and warranties of the Acquiror made pursuant to this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                   ARTICLE V
                                   COVENANTS

5.1 REASONABLE BEST EFFORTS

    Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger as promptly as reasonably practicable, and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party hereto to that end.

5.2 SHAREHOLDER MEETING

    The Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Company will recommend that the shareholders of the Company approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3 REGULATORY MATTERS

    (a) The parties hereto shall cooperate with each other in the preparation of, and the prompt filing of the Form S-4, including the Proxy Statement. Each of the Acquiror and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Company shall thereafter promptly mail the Proxy Statement to its shareholders. The Acquiror also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Acquiror Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

    (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to prepare and, within 60 days of the date hereof, file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

    (d) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4 INVESTIGATION AND CONFIDENTIALITY

    (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

    (b) The Acquiror may request, within 45 days from the date hereof, the Company to conduct at the Acquiror's expense environmental audits by an independent qualified environmental engineer or consultant (the "Environmental Consultant") of any parcel or parcels of real property owned by the Company. The Environmental Consultant shall conduct any audits or other investigations pursuant to this Section 5.4(b) with reasonable care and subject to customary practices among environmental consultants and engineers, including without limitation, following completion thereof the restoration of any site to the extent practicable to its condition prior to such audit or investigation and the removal of all monitoring wells.

    (c) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof and shall cooperate with the other party so that the other party may seek an appropriate protective order.

5.5 PRESS RELEASES

    The Acquiror and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6 BUSINESS OF THE PARTIES

    (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Acquiror, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, the Company also will use all commercially reasonable efforts to (x) preserve its business organization and that of the Bank intact, (y) keep available to itself and the Acquiror the present services of the employees of the Company and the Bank and (z) preserve for itself and the Acquiror the goodwill of the customers of the Company and the Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Acquiror or as expressly contemplated hereby, between the date hereof and the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to:

        (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $0.07 per share, which shall be declared and paid at approximately the same time as dividends on the Acquiror Common Stock, it being the intention of the parties that the shareholders of the Company receive dividends for any particular calendar quarter on either the Company Common Stock or the Acquiror Common Stock acquired in exchange therefor pursuant to the terms of this Agreement but not both, provided, however, that nothing contained herein shall be deemed to affect the ability of a Company Subsidiary to pay dividends on its capital stock to the Company;

        (ii) issue any shares of its capital stock, other than in the case of the Company pursuant to the Company Stock Option Agreement and upon exercise of the Company Options referred to in Section 3.1 hereof, or issue, grant, modify or authorize any Rights, other than the Company Stock Option Agreement; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

        (iii) amend its Certificate of Incorporation, Charter, Bylaws or similar organizational documents; impose, or knowingly suffer the imposition, on any share of stock or other ownership interest held by the Company in a Company Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

        (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as Previously Disclosed, (ii) as may be required pursuant to binding commitments existing on the date hereof, (iii) as may be required by law and (iv) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities;

        (v) except as Previously Disclosed, enter into or, except as may be required by law, modify any pension, retirement, stock option, restricted stock, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; make any contributions to the Company Pension Plan, except as required by the presently existing terms of the Company Pension Plan or the policies under which it is operated as of the date hereof; or make any contributions to the Company ESOP, other than necessary to enable the Company ESOP to make required payments on its indebtedness as of the date hereof;

        (vi) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or a Company Subsidiary or guarantee by the Company or any Company Subsidiary of any such obligation, except in the case of the Bank for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that the Company and the Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by the Company or the Bank at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

        (vii) change its method of accounting in effect for the fiscal year ended March 31, 1997, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the fiscal year ended March 31, 1997, except as required by changes in laws or regulations;

        (viii) make any capital expenditures in excess of $10,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair; or enter into as lessee any new lease of real property or any new lease of personal property providing for annual payments in excess of $5,000;

        (ix) file any applications or make any contract with respect to branching or site location or relocation;

        (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 2% of the outstanding shares of any class;

        (xi) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest (other than forward commitments to sell loans in the ordinary course of business);

        (xii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

        (xiii) change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

        (xiv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under GAAP or
    (B) as a reorganization within the meaning of Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of the Company to comply with its obligations under the Company Stock Option Agreement;

        (xv) take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time;

        (xvi) terminate the employment of Mr. Byelick or Mr. Murphy without cause; or

        (xvii) agree to do any of the foregoing.

    (b) During the period from the date of this Agreement and continuing until the Effective Time, the Acquiror shall continue to conduct its business and the business of the Acquiror Subsidiaries in the ordinary course consistent with past practice. During such period, the Acquiror also will use all commercially reasonable efforts to (x) preserve its business organization and that of the Acquiror Bank intact, (y) keep available to itself the present services of the employees of the Acquiror and the Acquiror Bank and
(z) preserve for itself the goodwill of the customers of the Acquiror and the Acquiror Bank and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, the Acquiror shall not, and shall cause each Acquiror Subsidiary not to:

        (i) amend its Certificate of Incorporation or Bylaws in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby; or impose, or knowingly suffer the imposition, on any share of stock or other ownership interest held by the Acquiror in an Acquiror Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist;

        (ii) make any acquisition or take any other action that individually or in the aggregate could materially adversely affect the ability of the Acquiror to consummate the transactions contemplated hereby, or enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which the Acquiror or any surviving corporation may be required not to consummate the Merger or any of the other transactions contemplated hereby in accordance with the terms of this Agreement;

        (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Acquiror Common Stock, except for regular quarterly cash dividends in an amount determined by the Board of Directors in the ordinary course of business and consistent with past practice, provided, however, that nothing contained herein shall be deemed to affect the ability of (x) an Acquiror Subsidiary to pay dividends on its capital stock to the Acquiror or (y) the Acquiror to repurchase shares of Acquiror Common Stock, unless otherwise prohibited by clause (iv) below;

        (iv) take any action that would prevent or impede the Merger from qualifying (A) for pooling-of-interests accounting treatment under GAAP or
    (B) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of the Acquiror to exercise its rights under the Company Stock Option Agreement;

        (v) take any action that would result in any of the representations and warranties of the Acquiror contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

        (vi) enter into an agreement with respect to an Acquisition Transaction with a third party which is conditioned (explicitly or implicitly) on the Acquiror not completing the Merger; provided, that the foregoing shall not prevent the Acquiror or any Acquiror Subsidiary from acquiring any other assets or businesses or from discontinuing or disposing of any of its assets or business if such action is, in the reasonable judgment of the Acquiror, desirable in the conduct of the business of the Acquiror and the Acquiror Subsidiaries and would not, in the reasonable judgment of the Acquiror, likely delay the Effective Time to a date subsequent to the date set forth in Section 7.1(e) of this Agreement. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Acquiror, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Acquiror or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of the Acquiror.

        (vii) agree to do any of the foregoing.

5.7 CERTAIN ACTIONS

    The Company shall not, and shall cause each Company Subsidiary not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, the Company or a Company Subsidiary (other than with the Acquiror or an Affiliate thereof), provided, however, that the Board of Directors of the Company may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable law. The Company will promptly inform the Acquiror orally and in writing of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.7. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than the Acquiror with respect to any of the foregoing.

5.8 CURRENT INFORMATION

    During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31 in the case of the Acquiror and March 31 in the case of the Company), the Company and the Acquiror will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ending December 31 in the case of the Acquiror and March 31 in the case of the Company, the Company and the Acquiror will deliver to the other party its Annual Report on Form 10-K. Within 35 days after the end of each month, the Company and the Acquiror will deliver to the other party a consolidated balance sheet and a consolidated statement of operations, without related notes, for such month prepared in accordance with GAAP.

5.9 INDEMNIFICATION; INSURANCE

    (a) From and after the Effective Time through the sixth anniversary of the Effective Time, the Acquiror, in the case of an indemnification obligation of the Company, or the applicable Company Subsidiary or its successor by merger, in the case of an indemnification obligation of a Company Subsidiary (the Acquiror or such Company Subsidiary, as applicable, being referred to herein as the "Indemnifying Party") shall provide indemnification (including advancement of expenses, if applicable) to each present and former director, officer or employee of the Company or a Company Subsidiary and each officer or employee of the Company or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at the Company's request or direction, in each case determined as of the Effective Time (the "Indemnified Parties"), with respect to any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, (including the transactions contemplated by this Agreement, including the entering into of the Company Stock Option Agreement), if first asserted or claimed prior to the date hereof and Previously Disclosed, if first asserted or claimed between the date hereof and the Effective Time and disclosed pursuant to Section 5.13 hereof or if first asserted or claimed after the Effective Time, to the fullest extent, if any, that such Indemnified Party, would have been entitled to indemnification or the advancement of expenses by the Company under Article X of its Certificate of Incorporation on the one hand or by the Bank under Article XII of its Bylaws on the other hand ("the

Indemnification Rights"), as in effect on the date hereof and Previously Disclosed, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and provided, further, that nothing contained herein shall enlarge the rights to indemnification contained in the Indemnification Rights or extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification. Without limiting the foregoing, the Acquiror also agrees that all limitations of liability existing in favor of the Indemnified Parties in Article IX of the Certificate of Incorporation of the Company, as in effect on the date hereof and Previously Disclosed, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.

    (b) Any Indemnified Party wishing to claim indemnification under Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) in accordance with the obligations set forth in
Section 5.9(a) hereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

    (c) The Acquiror shall maintain the Company's existing directors' and officers' liability insurance policy (or purchase an insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of six years following the Effective Time, provided, however, that in no event shall the Acquiror be required to expend on an annual basis more than 125% of the amount paid by the Company as of the date hereof for such insurance coverage (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if the Acquiror is unable to maintain or obtain the insurance called for hereby, the Acquiror shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. At the request of the Acquiror, the Company shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time on the terms set forth in such sentence.

    (d) In the event that the Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.10 DIRECTORS

    The Acquiror agrees to take all action necessary to appoint or elect, effective as of the Effective Time, one director of the Company as of the date hereof selected by the Acquiror as a director of the Acquiror, to serve as a Class II director (as described in the Acquiror's most recent proxy statement) and until his successor is elected and qualified. Further, the Acquiror agrees to take all action necessary to appoint or elect, effective as of the Effective Time, those directors of the Company as of the date hereof who so desire, other than the director who becomes a member of the Acquiror's Board of Directors, to serve on the Acquiror's Chairman's Council. Each such person shall serve at the discretion of the Chairman of the Board of the Acquiror.

5.11 BENEFIT PLANS AND ARRANGEMENTS

    (a) As soon as administratively practicable after the Effective Time, and at the discretion of the Acquiror, the Acquiror will take all reasonable action so that employees of the Company and its Subsidiaries will be entitled to participate in the Acquiror Employee Plans of general applicability, and until such time the Company Employee Plans shall remain in effect, provided that no employee of the Company or a Company Subsidiary who becomes an employee of the Acquiror and subject to the Acquiror's medical insurance plans shall be excluded from coverage thereunder on the basis of a preexisting condition that was not also excluded under the Company's medical insurance plans, except to the extent such preexisting condition was excluded from coverage under the Company's medical insurance plans, in which case this Section 5.11(a) shall not require coverage for such preexisting condition. For purposes of determining eligibility to participate in and the vesting of benefits (but not for purposes of benefit accrual) under the Acquiror Employee Plans, the Acquiror shall recognize years of service with the Company and a Company Subsidiary prior to the Effective Time.

    (b) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of the Acquiror or an Acquiror Subsidiary as of the Effective Time, provided that the Acquiror or an Acquiror Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Company or any Company Subsidiary a right to continuing employment with the Acquiror or an Acquiror Subsidiary after the Effective Time. To the extent that the employment of any employee of the Company or any Company Subsidiary (other than any employee who is party to an employment agreement, employee retention agreement as Previously Disclosed) is involuntarily terminated within one year of the Effective Time, such employee will be entitled to receive severance and other benefits, in accordance with, and to the extent provided by the Company's Severance Plan, which has been Previously Disclosed. For purposes of determining benefits under the Company's Severance Plan, the Acquiror shall recognize years of service and unused vacation with the Company and a Company Subsidiary prior to the Effective Time.

    (c) Following the Merger, the Surviving Corporation and the Bank shall honor in accordance with their terms the agreements to be entered into, as of the Effective Time, by Mr. Byelick and Mr. Murphy and the Bank, in the forms as attached hereto as Exhibits F and G, respectively. These agreements will replace and supersede the employment agreements entered into by Mr. Byelick and the Company and the Bank and Mr. Murphy and the Company and the Bank, all as Previously Disclosed. Following the Merger, the Surviving Corporation shall, or shall cause the Bank to, honor in accordance with their terms the Company or Bank employee retention agreements which have been Previously Disclosed. The provisions of this Section 5.11(c) are intended to be for the benefit of, and shall be enforceable by, each party to, or beneficiary of, the foregoing agreements or arrangements, and his or her representatives.

5.12 RESERVES AND MERGER-RELATED COSTS

    On or before the Closing Date, and at the written request of the Acquiror, the Company shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of the Company to those of the

Acquiror (as such practices and methods are to be applied to the Company from and after the Effective Time) and Acquiror's plans with respect to the conduct of the business of the Company following the Merger and otherwise to reflect Merger-related expenses and costs incurred by the Company, provided, however, that the Company shall not be required to take such action (a) more than five business days prior to the Closing Date; and (b) unless the Acquiror agrees in advance in writing that all conditions to closing set forth in Sections 6.1 and
6.3 have been satisfied or waived (except for the expiration of any applicable waiting periods). No accrual or reserve made by the Company or any Company Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.1(b) hereof.

5.13 DISCLOSURE SUPPLEMENTS

    From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.14 FAILURE TO FULFILL CONDITIONS

    In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger.

5.15 AFFILIATES

    Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, the Company shall deliver to the Acquiror (a) a letter identifying all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of the Company and (b) copies of letter agreements, each substantially in the form of Exhibit B, executed by each such person so identified as an affiliate of the Company agreeing to comply with Rule 145 and to refrain from transferring shares of either Company Common Stock or Acquiror Common Stock, as the case may be, as required by the pooling-of-interests accounting rules. The Acquiror agrees to publish as soon as possible, but in no event later than 60 days following the consummation of the Merger, combined revenues and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1 CONDITIONS PRECEDENT--THE ACQUIROR AND THE COMPANY

    The respective obligations of the Acquiror and the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

    (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger shall have been duly and validly taken by the Acquiror and the Company, including approval by the requisite vote of the shareholders of the Company of this Agreement.

    (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger shall have been received, without the imposition of any term or condition that could have a Material Adverse Effect on the Acquiror upon completion of the Merger, and all statutory waiting periods in respect thereof shall have expired; and the Acquiror and the Company shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger.

    (c) None of the Acquiror, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger.

    (d) The Form S-4 shall have become effective under the Securities Act, and the Acquiror shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Acquiror Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

    (e) The shares of Acquiror Common Stock to be issued in connection with the Merger shall have been approved for listing on the American Stock Exchange.

    (f) The Acquiror and the Company shall have received the written opinion of either the Acquiror's independent public accountants or counsel to the Acquiror which is reasonably satisfactory to the Company, which opinion shall be addressed to each of the Acquiror and the Company and reasonably satisfactory to it, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that (i) except for cash received in lieu of fractional share interests, holders of Company Common Stock who exchange such stock for Acquiror Common Stock in the Merger will not recognize income, gain or loss for federal income tax purposes, (ii) the basis of such Acquiror Common Stock will equal the basis of the Company Common Stock for which it is exchanged and (iii) the holding period of such Acquiror Common Stock will include the holding period of the Company Common Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time. Such opinion shall be based on such written representations from the Acquiror, the Company and others as such independent public accountants or counsel shall reasonably request as to factual matters.

    (g) KPMG Peat Marwick LLP shall have issued a letter dated as of the Effective Time to the Company and Deloitte & Touche LLP shall have issued a letter dated as of the Effective Time to the Acquiror, to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances then known to it, the Merger shall be accounted for as a pooling-of-interests under GAAP, and the Acquiror and the Company shall have received from the Affiliates of the Company and the Acquiror the agreements attached hereto as Exhibits B and E, respectively, to the extent necessary to ensure in the reasonable judgment of the Acquiror and the Company that the Merger shall be accounted for in such manner.

6.2 CONDITIONS PRECEDENT--THE COMPANY

    The obligations of the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

    (a) The representations and warranties of the Acquiror set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that a representation and warranty specifically relates to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date.

    (b) The Acquiror shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

    (c) The Acquiror shall have delivered to the Company a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

    (d) No order, injunction or decree shall have been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

    (e) The Company shall have received an opinion of Elias, Matz, Tiernan & Herrick LLP, counsel to the Acquiror, dated the Closing Date, in form and substance reasonably satisfactory to the Company and its counsel to the effect set forth in Exhibit H attached hereto.

    (f) The Acquiror shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to the Acquiror as the Company may reasonably request.

6.3 CONDITIONS PRECEDENT--THE ACQUIROR

    The obligations of the Acquiror to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Acquiror pursuant to Section 7.4 hereof.

    (a) The representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that a representation and warranty specifically relates to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date.

    (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

    (c) The Company shall have delivered to the Acquiror a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

    (d) No order, injunction or decree shall have been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

    (e) The Acquiror shall have received an opinion of Thacher Proffitt & Wood, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Acquiror and its counsel to the effect set forth on Exhibit I attached hereto.

    (f) The Company shall have furnished the Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as the Acquiror may reasonably request.

                                  ARTICLE VII
                       TERMINATION, WAIVER AND AMENDMENT

7.1 TERMINATION

    This Agreement may be terminated:

    (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto, if the Board of Directors of each so determines by vote of a majority thereof;

    (b) at any time on or prior to the Effective Time, by the Acquiror or the Company in writing, if its Board of Directors so determine by vote of a majority thereof, if the other party has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, in any case if such breach would have a Material Adverse Effect on the party and has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

    (c) at any time, by either party hereto in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the twenty-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

    (d) at any time, by either party hereto in writing, if the shareholders of the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

    (e) by either the Company or the Acquiror in writing if the Effective Time has not occurred by the close of business on December 31, 1998, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date;

    (f) by the Company if the Average Closing Price is less than $15.00, subject to the next three sentences. If the Company elects to exercise its termination right pursuant to this Section 7.1(f), it shall give written notice to the Acquiror (provided that such notice of election to terminate may be withdrawn at any time). During the five-day period commencing with its receipt of such notice, the Acquiror shall have the option to increase the consideration to be received by the holders of the Company Common Stock hereunder by adjusting the Exchange Ratio to equal a number (calculated to the nearest one-hundredth) obtained by dividing (A) $18.60 by (B) the Average Closing Price. If the Acquiror so elects within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

7.2 EFFECT OF TERMINATION

    In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality, expenses and termination fee set forth in Section 5.4(c) and Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b),
(c), (d) or (e) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

    All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9, 5.10 and 5.11 hereof), provided that the covenant of the Acquiror contained in Section 5.6(b)(iv) hereof shall survive and be applicable following the Effective Time, and further provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Acquiror or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either the Acquiror or the Company.

7.4 WAIVER

    Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5 AMENDMENT OR SUPPLEMENT

    This Agreement may be amended or supplemented at any time by mutual agreement of the Acquiror and the Company, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Boards of Directors.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1 EXPENSES; TERMINATION FEE

    (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that (i) expenses of printing the Form S-4 and the registration fee to be paid to the Commission in connection therewith shall be shared equally between the Company and the Acquiror and (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Acquiror nor the Company shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

    (b) In the event that this Agreement is terminated by the Acquiror pursuant to Section 7.1(b), and no Purchase Event or Preliminary Purchase Event, as defined in the Company Stock Option Agreement, shall have occurred, the Company shall pay to the Acquiror within five business days of any such termination by the Acquiror, in immediately available funds, the sum of $500,000. In the event that a Purchase Event, as defined in the Company Stock Option Agreement, shall have occurred during the 12 month period referred to in Section 3(a)(C) of the Company Stock Option Agreement and the Acquiror shall elect to exercise its right to exercise the Option granted to it pursuant to the Company Stock Option Agreement, then the Acquiror shall, concurrently with such Option exercise return to the Company the $500,000 received pursuant to the prior sentence, together with interest earned thereon at the federal funds rate from the date of receipt to the date of repayment. In the event that this Agreement is terminated by the Company pursuant to Section 7.1(b), the Acquiror shall pay to the Company within five business days of any such termination by the Company, in immediately available funds, the sum of $250,000.

8.2 ENTIRE AGREEMENT

    This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and 5.11(b) and (c) hereof.

8.3 NO ASSIGNMENT

    None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4 NOTICES

    All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

    If to the Acquiror:

       U.S.B. Holding Co., Inc.
       100 Dutch Hill Road

       Orangeburg, New York 10962

       Attn: Steven T. Sabatini

       Senior Executive Vice President and Chief

       Financial Officer

       Fax: (914) 365-4695

    With a required copy to:

       Elias, Matz, Tiernan & Herrick L.L.P.
       12th Floor

       734 15th Street, N.W.

       Washington, D.C. 20005

       Attn: Daniel P. Weitzel, Esq.

       Fax: (202) 347-2172

    If to the Company:

       Tappan Zee Financial, Inc.
       75 North Broadway

       Tarrytown, New York 10591

       Attn: Stephen C. Byelick

       President and Chief Executive Officer

       Fax: (914) 631-0344

    With a required copy to:

       Thacher Proffitt & Wood
       Two World Trade Center, 39th Floor

       New York, New York 10048

       Attn: Robert C. Azarow, Esq.

       Fax: (212) 432-2898

8.5 ALTERNATIVE STRUCTURE

    Notwithstanding any provision of this Agreement to the contrary, the Acquiror may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof,
(ii) the transaction will still be accounted for as a pooling-of-interests under GAAP, (iii) consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iv) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of the Acquiror set forth in Sections 6.1 and 6.3 hereof.

8.6 INTERPRETATION

    The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7 COUNTERPARTS

    This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8 GOVERNING LAW

    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed within such jurisdiction.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                                U.S.B. HOLDING CO., INC.
Attest:

/s/ MICHAEL H. FURY                             By:  /s/ THOMAS E. HALES
------------------------------------------      --------------------------------------------
Name:      Michael H. Fury                      Name:      Thomas E. Hales
Title:     Secretary                            Title:     President and Chief
                                                           Executive Officer

                                                TAPPAN ZEE FINANCIAL, INC.
Attest:

/s/ HARRY G. MURPHY                             By:  /s/ STEPHEN C. BYELICK
------------------------------------------      --------------------------------------------
Name:      Harry G. Murphy                      Name:      Stephen C. Byelick
Title:     Vice President and Secretary         Title:     President and Chief
                                                           Executive Officer

                                                                      APPENDIX B

                       THE TRANSFER OF THIS AGREEMENT IS
                    SUBJECT TO CERTAIN PROVISIONS CONTAINED
                     HEREIN AND MAY BE SUBJECT TO TRANSFER
                               RESTRICTIONS UNDER
                             FEDERAL AND STATE LAW

                             STOCK OPTION AGREEMENT

    Stock Option Agreement, dated as of March 6, 1998 (the "Agreement"), between Tappan Zee Financial, Inc., a Delaware corporation ("Issuer"), and U.S.B. Holding Co., Inc., a Delaware corporation ("Grantee").

                                  WITNESSETH:

    WHEREAS, Issuer and Grantee have entered into an Agreement and Plan of Merger, dated as of March 6, 1998 (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"), with Grantee as the surviving corporation; and

    WHEREAS, as a condition and inducement to Grantee's execution of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined);

    NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

    1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

    2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 294,134 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $0.01 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") of $18.50, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

    3. EXERCISE OF OPTION.

    (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger,
(B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b) thereof (a "Default Termination"), (C) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (D) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the Home Owners' Loan Act, as amended ("HOLA"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

    (b) As used herein, a "Purchase Event" means any of the following events:

        (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect
    (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

        (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of Issuer Common Stock.

    (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

        (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
    Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

        (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction,
    (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the BHCA, the HOLA, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

        (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

    As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

    (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

    (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"), provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified and, provided further, that if prior notification to or approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision ("OTS") or any other Governmental Entity is required in connection with such purchase, Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the three business day and 15 business day period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    4. PAYMENT AND DELIVERY OF CERTIFICATES.

    (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

    (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

    (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

        THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
    PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF MARCH       ,
    1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

    It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

    (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable Purchase Price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

    (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

    5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

    (a) DUE AUTHORIZATION. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

    (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

    (c) AUTHORIZED STOCK. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever and not subject to any preemptive rights.

    6. REPRESENTATIONS AND WARRANTIES OF GRANTEE. Grantee hereby represents and warrants to Issuer as follows:

    (a) DUE AUTHORIZATION. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

    (b) NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Grantee with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Grantee is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Grantee or any of its properties or assets.

    7. ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

    (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

    (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer assets representing more than 50% of the consolidated assets of Issuer and its subsidiaries to any person, other than Grantee or one of its subsidiaries, then, and in each such case (but at the election of the Holder in the case of clause
(iii)), the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or (z) in the case of a merger described in clause
(ii), Issuer (such person being referred to as "Substitute Option Issuer").

    (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction of which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

    (e) The following terms have the meanings indicated:

        (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of assets representing more than 50% of the consolidated assets of Issuer and its subsidiaries.

        (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

        (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of assets representing more than 50% of the consolidated assets of Issuer and its subsidiaries or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

        (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

    (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

    (g) Issuer shall not enter into any transaction described in Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

    8. REPURCHASE AT THE OPTION OF HOLDER.

    (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

        (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

        (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

        (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

    (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve Board, the OTS or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten-day period referred to in the first sentence of this Section 8(b) shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. If the Federal Reserve Board, the OTS or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the Federal Reserve Board, the OTS or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the Federal Reserve Board, the OTS or other Governmental Entity, determine whether the repurchase should apply to the Option and/or

Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

    Notwithstanding anything herein to the contrary, all of Grantee's rights under this Section 8 shall terminate on the date of termination of the Option pursuant to Section 3(a).

    (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded, as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

    (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) shall be consummated.

    9. REGISTRATION RIGHTS.

    (a)  DEMAND REGISTRATION RIGHTS.  Issuer shall, subject to the conditions of
Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

    (b) ADDITIONAL REGISTRATION RIGHTS. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

    (c) CONDITIONS TO REQUIRED REGISTRATION. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

        (i) prior to the earliest of (A) termination of the Plan pursuant to
    Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase
    Event;

        (ii) on more than one occasion during any calendar year and on more than two occasions in total;

        (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

        (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

    In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

    (d) EXPENSES. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b); provided, however, that underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

    (e) INDEMNIFICATION. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

    Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

    If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

    In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

    (f) MISCELLANEOUS REPORTING. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the e x t e n t permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

    (g) ISSUE TAXES. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

    10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

    11. DIVISION OF OPTION. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    12. MISCELLANEOUS.

    (a) EXPENSES. Except as otherwise provided in Section 9, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    (b) WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision by written instrument signed by a duly authorized executive officer of such party. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    (c) ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; SEVERABILITY. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section
7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

    (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law rules.

    (e) DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

    (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

    If to Grantee: U.S.B. Holding Co., Inc.
       100 Dutch Hill Road
       Orangeburg, New York 10962
       Attn: Steven T. Sabatini
            Senior Executive Vice President and
            Chief Financial Officer
            Fax: (914) 365-4695

    With a required copy to: Elias, Matz, Tiernan & Herrick L.L.P.
       734 15th Street, N.W., 11th Floor
       Washington, D.C. 20005
       Attn: Daniel P. Weitzel, Esq.
       Fax: (202) 347-2172

    If to Issuer: Tappan Zee Financial, Inc.
       75 North Broadway
       Tarrytown, New York 10591-0187
       Attn: Stephen C. Byelick
            President and Chief Executive Officer
            Fax: (914) 631-0344

    With a required copy to: Thacher Proffitt & Wood
       Two World Trade Center, 39th Floor
       New York, New York 10048
       Attn: Robert C. Azarow, Esq.
       Fax: (212) 432-2898

    (g) COUNTERPARTS. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

    (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    (i) FURTHER ASSURANCES. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

    IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                                U.S.B. HOLDING CO., INC.
Attest:

/s/ MICHAEL H. FURY                             By:  /s/ THOMAS E. HALES
------------------------------------------      --------------------------------------------
Name:      Michael H. Fury                      Name:      Thomas E. Hales
Title:     Secretary                            Title:     President and Chief
                                                           Executive Officer

                                                TAPPAN ZEE FINANCIAL, INC.
Attest:

/s/ HARRY G. MURPHY                             By:  /s/ STEPHEN C. BYELICK
------------------------------------------      --------------------------------------------
Name:      Harry G. Murphy                      Name:      Stephen C. Byelick
Title:     Vice President and Secretary         Title:     President and Chief
                                                           Executive Officer

                 [Sandler O'Neill & Partners, L.P. Letterhead]

                                                                      APPENDIX C

July 15, 1998

Board of Directors
Tappan Zee Financial, Inc.
75 North Broadway
Tarrytown, NY 10691

Gentlemen:

    Tappan Zee Financial, Inc. ("Tappan Zee") and U.S.B. Holding Co., Inc. ("USB") have entered into an Agreement and Plan of Merger, dated as of March 6, 1998 (the "Agreement"), pursuant to which Tappan Zee will be merged with and into USB (the "Merger"). Upon consummation of the Merger, each share of Tappan Zee common stock, par value $0.01 per share, issued and outstanding immediately prior to the Merger (the "Tappan Zee Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive that number of shares of USB common stock, par value $5.00 per share (the "USB Common Stock"), equal to the quotient of $22.00 divided by the Average Closing Price (as defined in the Agreement) of USB Common Stock, subject to a maximum of 1.24 shares and a minimum of 0.88 shares (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Tappan Zee Shares.

    Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of March 6, 1998, by and between Tappan Zee and USB; (iii) Tappan Zee's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its Annual Reports on Form 10-K for the years ended March 31, 1997 and 1998; (iv) USB's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its Annual Reports on Form 10-K for the years ended December 31, 1996 and 1997; (v) Tappan Zee's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1997, respectively; (vi) USB's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (vii) certain financial analyses and forecasts of Tappan Zee prepared by and reviewed with management of Tappan Zee and the views of senior management of Tappan Zee regarding Tappan Zee's past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of USB prepared by and reviewed with management of USB and the views of senior management of USB regarding USB's past and current business operations, results thereof, financial condition and future prospects; (ix) the pro forma impact of the Merger on USB; (x) the publicly reported historical price and trading activity for Tappan Zee's and USB's common stock, including a comparison of certain financial and stock market information for Tappan Zee and USB with similar publicly available information for certain other companies the securities of which are publicly traded; (xi) the financial terms of recent business combinations in the savings institution industry, to the extent publicly available; (xii) the current market environment generally and the banking environment in particular; and

Board of Directors
Tappan Zee Financial, Inc.
July 15, 1998
Page 2
(xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Tappan Zee or USB or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Tappan Zee and USB). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Tappan Zee and USB and that such performances will be achieved, and we express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in Tappan Zee's or USB's assets, financial condition, results of operations, business or prospects since March 31, 1998, the date of the last financial statements noted above. We have assumed in all respects material to our analysis that Tappan Zee and USB will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived. We have also assumed that the Merger will be accounted for as a pooling of interests.

    Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of USB common stock will be when issued to Tappan Zee's shareholders pursuant to the Agreement or the prices at which Tappan Zee's or USB's common stock will trade at any time.

    We have acted as Tappan Zee's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We have also received a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for Tappan Zee and have received compensation for such services.

    In the ordinary course of our business, we may actively trade the equity securities of Tappan Zee and USB for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion is directed to the Board of Directors of Tappan Zee in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Tappan Zee as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; PROVIDED, HOWEVER, that we hereby consent to the inclusion of this opinion as an appendix to Tappan Zee's and USB's Joint Proxy Statement/Prospectus dated the date hereof and to the references to this opinion therein.

Board of Directors
Tappan Zee Financial, Inc.
July 15, 1998
Page 3

    Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration is fair, from a financial point of view, to the holders of Tappan Zee Shares.

                                          Very truly yours,

                                          /s/ Sandler O'Neill & Partners, L.P.

                                          ------------------------------------

                                          Sandler O'Neill & Partners, L.P.